                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             --------------------

                        HEFTEL BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        4832                   99-0113417
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     OF INCORPORATION OR       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
        ORGANIZATION)

                     6767 WEST TROPICANA AVENUE, SUITE 102
                            LAS VEGAS, NEVADA 89103
                                 (702) 367-3322
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             --------------------

                                 L. LOWRY MAYS
                        HEFTEL BROADCASTING CORPORATION
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          200 CONCORD PLAZA, SUITE 600
                            SAN ANTONIO, TEXAS 78216
                                 (210) 822-2828
       (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO:

            STEPHEN C. MOUNT                             MICHAEL D. WORTLEY
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.              VINSON & ELKINS L.L.P.
         1500 NATIONSBANK PLAZA                      3700 TRAMMELL CROW CENTER
           300 CONVENT STREET                             2001 ROSS AVENUE
        SAN ANTONIO, TEXAS 78205                        DALLAS, TEXAS 75201

                             --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS.

     IF ANY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                               PROPOSED
                                               AMOUNT          MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF EACH CLASS OF                TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
       SECURITIES TO BE REGISTERED          REGISTERED(1)    PER SHARE(2)   OFFERING PRICE (2)     FEE (3)
------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value         5,559,464         $1.98          $11,007,739         $3,336
============================================================================================================

(1) Based on the maximum number of shares of Class A Common Stock of the Registrant to be issued in connection with the merger (the "Merger") of a wholly owned subsidiary of the Registrant into Tichenor Media System, Inc. ("Tichenor").
(2) Estimated solely for the purpose of calculating the registration fee based upon the book value of the outstanding Common Stock and Common Stock equivalents of Tichenor as of September 30, 1996 in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933, as amended.
(3) Pursuant to Section 14(g)(1)(B) of the Securities Exchange Act of 1934, as amended, the fee of $47,902 paid by the Registrant in connection with the filing on October 18, 1996 of its preliminary proxy material relating to the Merger has been credited against the registration fee payable in connection with this offering.

                             --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        HEFTEL BROADCASTING CORPORATION
                     6767 West Tropicana Avenue, Suite 102
                            Las Vegas, Nevada 89103

                                                                January 15, 1997
Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Heftel Meeting") of Heftel Broadcasting Corporation ("Heftel") to be held on Friday, February 14, 1997 at 9:00 a.m., local time at 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103.

     At the Heftel Meeting, you will be asked to approve certain matters related to the proposed acquisition by Heftel of Tichenor Media System, Inc. ("Tichenor") pursuant to an Amended and Restated Agreement and Plan of Merger dated October 10, 1996, by and between Clear Channel Communications, Inc. ("Clear Channel") and Tichenor, which Amended and Restated Agreement and Plan of Merger has been assigned to Heftel by Clear Channel (as so assigned, the "Merger Agreement").

     The Merger Agreement provides for the merger of a newly-formed wholly-owned subsidiary of Heftel with and into Tichenor (the "Merger"). As a result of the Merger, Tichenor will become a wholly-owned subsidiary of Heftel.

     In connection with the Merger, you are being asked to consider and vote on the following proposals:

     1. To approve the issuance of up to (i) 5,559,464 shares of Class A Common Stock, par value $.001 per share ("Heftel Class A Common Stock"), of Heftel to the holders of common stock, junior preferred stock and a warrant of Tichenor in accordance with the Merger Agreement, (ii) 7,078,235 shares of a new Class B Common Stock, par value $.001 per share ("Heftel New Class B Common Stock"), of Heftel that will have voting rights only with respect to certain matters, will be convertible into shares of Heftel Class A Common Stock, and will be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for shares of common stock of Tichenor owned by Clear Channel or its affiliates and shares of Heftel Class A Common Stock owned by Clear Channel or its affiliates, and
         (iii) 7,078,235 shares of Heftel Class A Common Stock issuable upon conversion of shares of Heftel New Class B Common Stock (the "Share Issuance").

     2. Subject to approval of the Share Issuance, to approve the amendment and restatement of Heftel's Restated Certificate of Incorporation to, among other things, provide for the Heftel New Class B Common Stock and increase the amount of authorized shares of Heftel Class A Common Stock (the "Charter Amendment").

     Holders of record of shares of Heftel Class A Common Stock at the close of business on January 6, 1997, the record date for the Heftel Meeting, are entitled to notice of and to vote at the Heftel Meeting. The affirmative vote of a majority of the outstanding shares of Heftel Class A Common Stock entitled to vote at the Heftel Meeting is required to approve the Charter Amendment. The affirmative vote of a majority of the outstanding shares of Heftel Class A Common Stock present, in person or by proxy, and entitled to vote at the Heftel Meeting is required to approve the Stock Issuance. Clear Channel and its affiliates, which currently own approximately 63% of the outstanding shares of Heftel Class A Common Stock, intend to vote in favor of the Charter Amendment and the Stock Issuance.

     You are urged to review carefully the attached Joint Proxy
Statement/Prospectus. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Annex A.

     THE BOARD OF DIRECTORS OF HEFTEL HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF HEFTEL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF HEFTEL HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT HEFTEL'S STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCE AND CHARTER AMENDMENT AT THE HEFTEL MEETING.

     Whether or not you plan to attend the Heftel Meeting, we hope you will complete, sign, and date your proxy and return it promptly in the enclosed envelope that has been provided for your convenience. This will not limit your right to vote in person or to attend the Heftel Meeting. You may revoke your proxy by following the procedures set forth in the accompanying Joint Proxy Statement/Prospectus.

                                        Sincerely yours,


                                        L. LOWRY MAYS
                                        President and Chief Executive Officer
                                        Heftel Broadcasting Corporation

                        HEFTEL BROADCASTING CORPORATION
                     6767 WEST TROPICANA AVENUE, SUITE 102
                            LAS VEGAS, NEVADA 89103

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 14, 1997

To the Stockholders of Heftel Broadcasting Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Heftel Meeting) of Heftel Broadcasting Corporation, a Delaware corporation ("Heftel"), will be held on Friday, February 14, 1997, commencing at 9:00 a.m. local time, at Heftel's corporate offices, at 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103, to consider and vote upon the following proposals in connection with the proposed acquisition by Heftel of Tichenor Media System, Inc., a Texas corporation ("Tichenor"), pursuant to an Amended and Restated Agreement and Plan of Merger dated October 10, 1996, by and between Clear Channel Communications, Inc. ("Clear Channel") and Tichenor, which Amended and Restated Agreement and Plan of Merger has been assigned to Heftel by Clear Channel (as so assigned, the "Merger Agreement"):

     1. To approve the issuance of up to (i) 5,559,464 shares of Class A Common Stock, par value $.001 per share ("Heftel Class A Common Stock"), of Heftel to the holders of common stock, junior preferred stock and a warrant of Tichenor, (ii) 7,078,235 shares of a new Class B Common Stock, par value $.001 per share ("Heftel New Class B Common Stock"), of Heftel that will have voting rights only with respect to certain matters, will be convertible into shares of Heftel Class A Common Stock, and will be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for shares of common stock of Tichenor owned by Clear Channel or its affiliates and shares of Heftel Class A Common Stock owned by Clear Channel or its affiliates, and (iii) 7,078,235 shares of Heftel Class A Common Stock issuable upon conversion of shares of Heftel New Class B Common Stock (the "Share Issuance").

     2. Subject to the approval of the Share Issuance, to approve the amendment and restatement of Heftel's Restated Certificate of Incorporation to, among other things, provide for the Heftel New Class B Common Stock and increase the amount of authorized shares of Heftel Class A Common Stock (the "Charter Amendment").

     3. To consider and act upon such other business as may properly be brought before the Heftel Meeting or any adjournment or postponement thereof.


     The close of business on January 6, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Heftel Meeting and any adjournment or postponement thereof. Holders of Heftel Class A Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law in respect of the Merger.

     When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on the returned proxy, the shares represented thereby will be voted FOR approval of the Share Issuance and FOR approval of the Charter Amendment. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by filing, with the Secretary of Heftel, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the Heftel Meeting and voting in person.

                                      By Order of the Board of Directors
                                      HEFTEL BROADCASTING CORPORATION



January 15, 1997                      L. Lowry Mays
                                      President and Chief Executive Officer





TO ASSURE YOUR REPRESENTATION AT THE HEFTEL MEETING, PLEASE DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HEFTEL, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IT IMMEDIATELY.

                          TICHENOR MEDIA SYSTEM, INC.
                         100 CRESCENT COURT, SUITE 1777
                              DALLAS, TEXAS  75201


                                January 15, 1997


Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Tichenor Meeting") of Tichenor Media System, Inc. ("Tichenor") on Friday, February 14, 1997. The Tichenor Meeting will begin at 9:00 a.m. local time at Tichenor's corporate offices at 100 Crescent Court, Suite 1777, Dallas, Texas 75201.

     The Tichenor Meeting has been called to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated October 10, 1996 by and between Clear Channel Communications, Inc. ("Clear Channel") and Tichenor, which Amended and Restated Agreement and Plan of Merger has been assigned to Heftel Broadcasting Corporation ("Heftel") by Clear Channel (as so assigned, the "Merger Agreement"). Pursuant to the Merger Agreement, a wholly-owned subsidiary of Heftel will be merged with and into Tichenor and (i) each outstanding share of Common Stock, par value $1.00 per share, of Tichenor (other than shares owned by Clear Channel or its affiliates) will be converted into 7.8261 shares of Heftel Class A Common Stock, (ii) each outstanding share of Junior Preferred Stock, par value $10.00 per share, of Tichenor will be converted into 4.3478 shares of Heftel Class A Common Stock,
(iii) each outstanding share of 14% Senior Redeemable Cumulative Preferred Stock, par value $1,000 per share, of Tichenor will be converted into the right to receive $1,000 in cash, plus all accrued and unpaid dividends through December 31, 1995, and (iv) a warrant to acquire shares of Tichenor Common Stock will be converted into 180,000 shares of Heftel Class A Common Stock. As a result of the Merger, Tichenor will become a wholly-owned subsidiary of Heftel.

     Information regarding each of the matters to be voted upon at the Tichenor Meeting is contained in the attached Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus"). We urge you to read the Joint Proxy Statement/Prospectus carefully. The Joint Proxy Statement/Prospectus is being mailed to all Tichenor shareholders on or about January 15, 1997.

     THE BOARD OF DIRECTORS OF TICHENOR HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF TICHENOR AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF TICHENOR HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a shareholder of record and do attend the Tichenor Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

     We look forward to seeing you in Dallas on February 14, 1997.


                                        Very truly yours,

                                        McHenry T. Tichenor, Jr.
                                        President and Chief Executive Officer


                 PLEASE READ, SIGN, DATE AND RETURN YOUR PROXY

                          TICHENOR MEDIA SYSTEM, INC.
                         100 CRESCENT COURT, SUITE 1777
                              DALLAS, TEXAS  75201

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 14, 1997

TO THE SHAREHOLDERS OF TICHENOR MEDIA SYSTEM, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Tichenor Meeting") of Tichenor Media System, Inc., a Texas corporation ("Tichenor"), will be held on Friday, February 14, 1997, at Tichenor's corporate offices at 100 Crescent Court, Suite 1777, Dallas, Texas 75201, at 9:00 a.m. local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

     1. To consider and vote on a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated October 10, 1996, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A, by and between Clear Channel Communications, Inc. ("Clear Channel") and Tichenor, which Amended and Restated Agreement and Plan of Merger has been assigned to Heftel Broadcasting Corporation ("Heftel") by Clear Channel (as so assigned, the "Merger Agreement"), pursuant to which, among other things, a wholly-owned subsidiary of Heftel will be merged with and into Tichenor, with Tichenor becoming a wholly-owned subsidiary of Heftel (the "Merger"). Pursuant to the Merger Agreement,
         (i) each outstanding share of Common Stock, par value $1.00 par share ("Tichenor Common Stock"), of Tichenor (other than shares owned by Clear Channel or its affiliates) will be converted into 7.8261 shares of Heftel Class A Common Stock, (ii) each outstanding share of Junior Preferred Stock, par value $10.00 per share ("Tichenor Junior Preferred Stock), of Tichenor will be converted into 4.3478 shares of Heftel Class A Common Stock, (iii) each outstanding share of 14% Senior Redeemable Cumulative Preferred Stock, par value $1,000 per share ("Tichenor Senior Preferred Stock"), of Tichenor will be converted into the right to receive $1,000 in cash, plus all accrued and unpaid dividends through December 31, 1995, and (iv) a warrant to acquire shares of Tichenor Common Stock (the "Tichenor Warrant") will be converted into 180,000 shares of Heftel Class A Common Stock.

     2. To transact such other business as may properly come before the Tichenor Meeting.

     The Board of Directors of Tichenor has fixed the close of business on January 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Tichenor Meeting, and only shareholders of record at such time will be entitled to notice of and to vote at the Tichenor Meeting. A list of Tichenor shareholders entitled to vote at the Tichenor Meeting will be available for examination, during ordinary business hours, at Tichenor's offices for ten days prior to the Tichenor Meeting.

     You are cordially invited and urged to attend the Tichenor Meeting in person. The affirmative vote of each of (i) a majority of the outstanding shares of Tichenor Common Stock voting as a single class, (ii) a majority of the outstanding shares of the Tichenor Senior Preferred Stock voting as a single class, (iii) a majority of the outstanding shares of Tichenor Junior Preferred Stock voting as a single class and (iv) a majority of the outstanding Tichenor Common Stock and Junior Preferred Stock voting together as a single class pursuant to the Articles of Incorporation of Tichenor is required to approve and adopt the Merger Agreement.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE TICHENOR MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO TICHENOR.


                                        TICHENOR MEDIA SYSTEM, INC.

                                        David D. Lykes
                                        Secretary
January 15, 1997

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment.    *
*  A registration statement relating to these securities has been filed   *
*  with the Securities and Exchange Commission.  These securities may     *
*  not be sold nor may offers to buy be accepted prior to the time the    *
*  registration statement becomes effective.  This prospectus shall not   *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                                        SUBJECT TO COMPLETION.  JANUARY 14, 1997


HEFTEL BROADCASTING                                               TICHENOR MEDIA
CORPORATION                                                         SYSTEM, INC.

                        JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to holders of Class A Common Stock, par value $.001 per share ("Heftel Class A Common Stock"), of Heftel Broadcasting Corporation, a Delaware corporation ("Heftel"), in connection with the solicitation of proxies by the Board of Directors of Heftel (the "Heftel Board") for use at a special meeting of stockholders of Heftel (the "Heftel Meeting") to be held on Friday, February 14, 1997, at Heftel's corporate offices at 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103, commencing at 9:00 a.m. local time, and at any adjournment or postponement thereof. This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, par value $1.00 per share ("Tichenor Common Stock"), and Junior Preferred Stock, par value $10.00 per share ("Tichenor Junior Preferred Stock"), of Tichenor Media System, Inc., a Texas corporation ("Tichenor"), for use at a special meeting of shareholders of Tichenor (the "Tichenor Meeting" and together with the Heftel Meeting, the "Special Meetings") to be held on Friday, February 14, 1997, at Tichenor's corporate offices at 100 Crescent Court, Suite 1777, Dallas, Texas 75201, commencing at 9:00 a.m. local time, and at any adjournment or postponement thereof.

     The Tichenor Meeting has been called to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated October 10, 1996 by and between Clear Channel Communications, Inc. ("Clear Channel") and Tichenor, which Amended and Restated Agreement and Plan of Merger has been assigned to Heftel by Clear Channel (as so assigned, the "Merger Agreement"). Pursuant to the Merger Agreement, a wholly-owned subsidiary of Heftel will be merged with and into Tichenor and (i) each outstanding share of Tichenor Common Stock, other than shares owned by Clear Channel or its affiliates, will be converted into 7.8261 shares of Heftel Class A Common Stock, (ii) each outstanding share of Tichenor Junior Preferred Stock will be converted into 4.3478 shares of Heftel Class A Common Stock, (iii) each outstanding share of 14% Senior Redeemable Cumulative Preferred Stock, par value $1,000 per share ("Tichenor Senior Preferred Stock"), of Tichenor will be converted into the right to receive $1,000 in cash, plus all accrued and unpaid dividends through December 31, 1995, and (iv) a warrant to acquire shares of Tichenor Common Stock (the "Tichenor Warrant") will be converted into 180,000 shares of Heftel Class A Common Stock. As a result of the Merger, Tichenor will become a wholly-owned subsidiary of Heftel.

     The Heftel Meeting has been called to consider and vote upon the following proposals in connection with the Merger Agreement:

     (i) To approve the issuance of up to (a) 5,559,464 shares of Heftel Class A Common Stock to the holders of Tichenor Common Stock, Tichenor Junior Preferred Stock, and the Tichenor Warrant in accordance with the Merger Agreement, (b) 7,078,235 shares of a new Class B Common Stock, par value $.001 per share ("Heftel New Class B Common Stock") of Heftel that will have voting rights only with respect to certain matters, will be convertible into shares of Heftel Class A Common Stock, and will be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for shares of Tichenor Common Stock owned by Clear Channel or its affiliates and shares of Heftel Class A Common Stock owned by Clear Channel or its affiliates, and (c) 7,078,235 shares of Heftel Class A Common Stock issuable upon conversion of shares of Heftel New Class B Common Stock (the "Share Issuance"); and

     (ii) Subject to approval of the Share Issuance, to approve the amendment and restatement of Heftel's Restated Certificate of Incorporation to, among other things, (a) increase the amount of authorized shares and replace the terms of the currently authorized Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of Heftel with the terms of the Heftel New Class B Common Stock and (b) increase the amount of authorized shares of Heftel Class A Common Stock (the "Charter Amendment"). See "Description of Heftel Capital Stock--Charter Amendment."





                                                        (continued on next page)

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Heftel with respect to shares of Heftel Class A Common Stock to be issued in the Merger in exchange for outstanding shares of Tichenor Common Stock and Tichenor Junior Preferred Stock and the Tichenor Warrant.

     An aggregate of approximately 5,559,464 shares of Heftel Class A Common Stock are expected to be issued to former holders of Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant upon consummation of the Merger (assuming no Tichenor shareholders perfect their dissenters' appraisal rights). In addition, an aggregate of 7,078,235 shares of Heftel New Class B Common Stock are expected to be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for 16,664 shares of Tichenor Common Stock acquired by Clear Channel from certain stockholders of Tichenor and 6,947,821 shares of Heftel Class A Common Stock currently owned by Clear Channel or its affiliates.

     Heftel intends to apply for listing of the shares of Heftel Class A Common Stock offered hereby on the Nasdaq National Market.

     This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to stockholders of Heftel and Tichenor on or about January 15, 1997.

     FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESS AND OPERATIONS OF HEFTEL AND TICHENOR THAT SHOULD BE EVALUATED BY HEFTEL STOCKHOLDERS AND TICHENOR SHAREHOLDERS, SEE "RISK FACTORS" BEGINNING ON PAGE 26.

                             --------------------

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

     The date of this Joint Proxy Statement/Prospectus is January 15, 1997.

                             AVAILABLE INFORMATION

     Heftel is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, information statements and other information filed by Heftel with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Chicago Regional Office, Citicorp Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and Los Angeles Regional Office, Suite 1100, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Heftel Class A Common Stock is traded as a "national market security" on the Nasdaq National Market. Reports, proxy and information statements and other information relating to Heftel can be inspected and copied at the offices of the Nasdaq National Market, Report Section at 1735 K Street, N.W., Washington, D.C. 20006.

     Heftel has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Heftel Class A Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Heftel pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. Heftel's Annual Report on Form 10-K for the fiscal year ended September 30, 1996; and

         2. The description of Heftel's Common Stock contained in the section entitled "Description of Capital Stock" contained in the Registration Statement on Form S-1 of Heftel, as amended, filed with the Commission on April 29, 1994 (No. 33-78370) and incorporated by reference into the Registration Statement on Form 8-A filed by Heftel with the Commission on July 8, 1994, and the Registration Statement on Form S-3 of Heftel, as amended, filed with the Commission on February 26, 1996 (No. 333-1060).

     All documents subsequently filed by Heftel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO JOHN T. KENDRICK, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HEFTEL BROADCASTING CORPORATION, 6767 WEST TROPICANA AVENUE, SUITE 102, LAS VEGAS, NEVADA 89103, TELEPHONE NUMBER (702) 367-3322. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY REQUESTS SHOULD BE MADE BY FEBRUARY 4, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HEFTEL, TICHENOR OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . .    3

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    The Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    Recent Developments Concerning Heftel   . . . . . . . . . . . . . . . .    7
    The Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .    8
    The Merger and Related Matters  . . . . . . . . . . . . . . . . . . . .   10
    Heftel Summary Historical Consolidated Financial Data   . . . . . . . .   20
    Tichenor Summary Historical Consolidated Financial Data   . . . . . . .   22
    Summary Unaudited Pro Forma Condensed Consolidated Financial Data   . .   24
    Comparative Per Share Information   . . . . . . . . . . . . . . . . . .   25

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Risks Relating to the Merger  . . . . . . . . . . . . . . . . . . . . . . .   26
    Integration of the Business of Heftel and Tichenor  . . . . . . . . . .   26
    Control by the Tichenor Family  . . . . . . . . . . . . . . . . . . . .   26
    Exchange Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .   27

Risks Relating to Heftel  . . . . . . . . . . . . . . . . . . . . . . . . .   27
    No Assurance of Completion of Offering  . . . . . . . . . . . . . . . .   27
    Recent Change of Control  . . . . . . . . . . . . . . . . . . . . . . .   27
    Concentration of Cash Flow from Los Angeles Stations  . . . . . . . . .   28
    Financial Leverage; Pledge of Assets  . . . . . . . . . . . . . . . . .   28
    Growth Through Future Acquisitions; Capital Requirements  . . . . . . .   28
    Government Regulation of Broadcasting Industry  . . . . . . . . . . . .   29
    Competition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    New Technologies  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
    Uncertainty as to Market Price of the Heftel Class A Common Stock   . .   30
    Relationship Between Clear Channel and Heftel   . . . . . . . . . . . .   30
    Forward-Looking Statements  . . . . . . . . . . . . . . . . . . . . . .   32

THE SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    Times and Places; Purposes  . . . . . . . . . . . . . . . . . . . . . .   32
    Voting; Votes Required for Approval   . . . . . . . . . . . . . . . . .   33
    Proxies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . .   37
    Recommendation of the Heftel Special Committee and the Heftel Board;
         Heftel's Reasons for the Merger  . . . . . . . . . . . . . . . . .   40
    Opinion of Heftel's Investment Banker   . . . . . . . . . . . . . . . .   41
    Recommendation of the Tichenor Board and Tichenor's Reasons for the
         Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    Potential Effects of the Merger   . . . . . . . . . . . . . . . . . . .   47
    Interests of Certain Persons in the Merger  . . . . . . . . . . . . . .   47
    Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . .   49
    Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .   49
    Certain Federal Income Tax Consequences   . . . . . . . . . . . . . . .   51
    Exchange of Stock Certificates  . . . . . . . . . . . . . . . . . . . .   53
    Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    Stock Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    Federal Securities Laws Consequences  . . . . . . . . . . . . . . . . .   53
    Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   54

THE MERGER AGREEMENT AND RELATED AGREEMENTS . . . . . . . . . . . . . . . .   56
    Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . .   56
    Manner and Basis of Converting Shares   . . . . . . . . . . . . . . . .   56
    Conditions of the Merger  . . . . . . . . . . . . . . . . . . . . . . .   57
    Representations and Warranties of Heftel and Tichenor   . . . . . . . .   58
    Access to Assets, Personnel and Information   . . . . . . . . . . . . .   59
    No Solicitation of Competing Transactions   . . . . . . . . . . . . . .   59
    Conduct of Business of Heftel and Tichenor Prior to the Merger  . . . .   60
    Management of Heftel Following the Merger   . . . . . . . . . . . . . .   62
    Indemnification and Insurance   . . . . . . . . . . . . . . . . . . . .   62
    Termination or Amendment of Merger Agreement  . . . . . . . . . . . . .   63
    The Registration Rights Agreements  . . . . . . . . . . . . . . . . . .   63
    The Stockholders Agreement  . . . . . . . . . . . . . . . . . . . . . .   64

BUSINESS OF HEFTEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    Spanish Language Radio  . . . . . . . . . . . . . . . . . . . . . . . .   65
    Programming   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    Radio Stations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
    Management of Heftel  . . . . . . . . . . . . . . . . . . . . . . . . .   69
    Recent Change of Control  . . . . . . . . . . . . . . . . . . . . . . .   70
    Ownership of Heftel Common Stock by Management and Certain Beneficial
         Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

BUSINESS OF TICHENOR  . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    Tichenor Stations   . . . . . . . . . . . . . . . . . . . . . . . . . .   73

POST-MERGER PROFILE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    Business of Heftel After the Merger   . . . . . . . . . . . . . . . . .   74
    Management of Heftel Following the Merger   . . . . . . . . . . . . . .   75

UNAUDITED PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . .   76
    Heftel Summary Historical Consolidated Financial Data   . . . . . . . .   82
    Tichenor Summary Historical Consolidated Financial Data   . . . . . . .   84

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS OF TICHENOR  . . . . . . . . . . . . . . . . . . . . . . . .   85
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
    The nine months ended September 30, 1996 compared to the nine months
         ended September 30, 1995 . . . . . . . . . . . . . . . . . . . . .   86
    Comparison of 1994 versus 1995  . . . . . . . . . . . . . . . . . . . .   87
    Comparison of 1993 versus 1994  . . . . . . . . . . . . . . . . . . . .   88
    Liquidity and Capital Resources   . . . . . . . . . . . . . . . . . . .   89

DESCRIPTION OF HEFTEL CAPITAL STOCK . . . . . . . . . . . . . . . . . . . .   90
    Current Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . .   90
    Charter Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . .   91
    Certain Antitakeover Effects of Charter Amendment and Delaware Law  . .   93
    Alien Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
    Transfer Agent and Registrar  . . . . . . . . . . . . . . . . . . . . .   94

COMPARISON OF RIGHTS OF HOLDERS OF TICHENOR STOCK AND HEFTEL
    CLASS A COMMON
    STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
    Authorized Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
    Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
    Required Vote for Certain Transactions  . . . . . . . . . . . . . . . .   94
    Appraisal Rights of Dissenting Stockholders   . . . . . . . . . . . . .   95
    Stockholder Consent to Action without Meeting   . . . . . . . . . . . .   96
    Special Meetings of Stockholders  . . . . . . . . . . . . . . . . . . .   96
    Vacancies on Board of Directors   . . . . . . . . . . . . . . . . . . .   96
    Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .   97
    Amendment of Charter  . . . . . . . . . . . . . . . . . . . . . . . . .   97
    Amendment of Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . .   97
    Indemnification of Directors and Officers   . . . . . . . . . . . . . .   98
    Limited Liability of Directors  . . . . . . . . . . . . . . . . . . . .   99
    Delaware Anti-Takeover Statute  . . . . . . . . . . . . . . . . . . . .  100

FUTURE STOCKHOLDER PROPOSALS  . . . . . . . . . . . . . . . . . . . . . . .  100

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  F-1

ANNEX A - MERGER AGREEMENT
ANNEX B - OPINIONS OF ALEX. BROWN
ANNEX C - ARTICLE 5.12 OF THE TBCA
ANNEX D - ADDITIONAL INFORMATION PURSUANT TO RULE 14f-1

                                    SUMMARY

     The following is only a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the attached Annexes and in documents incorporated herein by reference. As used in this Joint Proxy Statement/Prospectus, the terms "Heftel" and "Tichenor" refer to such corporations, respectively, and, except where the context otherwise requires, their respective predecessors and subsidiaries. All information concerning Heftel included in this Joint Proxy Statement/Prospectus has been furnished by Heftel, and all information concerning Tichenor included in this Joint Proxy Statement/Prospectus has been furnished by Tichenor. Unless the context indicates otherwise, all references herein to "Clear Channel" shall mean Clear Channel and its consolidated subsidiaries. Stockholders of Heftel and Tichenor are urged to read this Joint Proxy Statement/Prospectus and the Annexes attached hereto in their entirety.

                                  THE PARTIES

HEFTEL BROADCASTING CORPORATION

     Heftel Broadcasting Corporation, a Delaware corporation ("Heftel), is the largest Spanish language radio broadcasting company in the United States. Heftel currently owns or programs 17 radio stations, 16 of which serve five of the ten largest Hispanic markets in the United States, including Los Angeles, New York, Miami, Chicago and Dallas/Fort Worth.

     Heftel was incorporated in Delaware in 1992 as the successor to a radio broadcasting company which began operations in 1974. Heftel is 63%-owned by Clear Channel Communications, Inc., a Texas corporation, based in San Antonio, Texas. Heftel's principal executive offices are located at 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103 (telephone number (702) 367-3322). See "Business of Heftel."

HEFTEL SUB

     Heftel Merger Sub, Inc., a Texas corporation ("Heftel Sub"), is a wholly-owned subsidiary of Heftel that was formed to facilitate the consummation of the Merger and has conducted no activities other than in connection with the Merger and the Merger Agreement. The principal offices of Heftel Sub are located at 200 Concord Plaza, Suite 600, San Antonio, Texas 78216 and its telephone number is (210) 822-2828.

TICHENOR MEDIA SYSTEM, INC.

     Tichenor Media System, Inc., a Texas corporation ("Tichenor"), is a national radio broadcasting company engaged in the business of acquiring, developing and programming Spanish language radio stations in major Hispanic markets in the United States. Currently, Tichenor owns or programs 20 radio stations which serve six of the ten largest Hispanic markets in the United States, including San Francisco/San Jose, Chicago, Houston, San Antonio, McAllen/Brownsville/Harlingen and El Paso.

     Tichenor was incorporated in Texas in 1982. Tichenor's principal executive offices are located at 100 Crescent Court, Suite 1777, Dallas, Texas 75201 (telephone number (214) 855-8882). See "Business of Tichenor."

CLEAR CHANNEL COMMUNICATIONS, INC.

     Clear Channel Communications, Inc., a Texas corporation, along with its subsidiaries other than Heftel ("Clear Channel"), is a diversified broadcasting company that currently owns or programs 103 radio stations and 18 television stations in 33 markets excluding those radio stations owned or operated by Heftel. In addition, Clear Channel owns a 63% equity interest in Heftel, a 50% equity interest in the Australian Radio Network Pty. Ltd. which operates ten radio stations in Australia, and a 33% equity interest in the New Zealand Radio Network which operates 41 radio stations in New Zealand.


                     RECENT DEVELOPMENTS CONCERNING HEFTEL

RECENT CHANGE OF CONTROL

     On August 5, 1996, Clear Channel completed a tender offer and related private purchase of stock from existing stockholders of Heftel (collectively, the "Tender Offer"). As a result of the Tender Offer, Clear Channel currently owns approximately 63% of the outstanding Heftel Class A Common Stock. Following the completion of the Tender Offer, the previous Heftel Board was replaced by persons designated by Clear Channel, and L. Lowry Mays, who is the President and Chief Executive Officer of Clear Channel, became the President and Chief Executive Officer of Heftel. See "Business of Heftel--Recent Change of Control."

FINANCIAL MATTERS

     As a result of and in connection with the completion of the Tender Offer and certain other events and transactions, Heftel incurred certain one-time restructuring charges and recognized other losses during the quarter ended September 30, 1996 totaling approximately $44.6 million, before tax benefits, including $16.2 million of non-cash charges. Such charges, each of which was effective as of August 5, 1996, consist of approximately $25.1 million relating to the Tender Offer (including $18.8 million incurred in connection with employment contract settlements with former senior executives of Heftel), $7.5 million relating to Heftel's refinancing of its credit agreement and $8.1 million relating to the discontinued operations of the radio network owned by Spanish Coast-to-Coast, Ltd., a wholly-owned subsidiary of Heftel doing business as Cadena Radio Centro ("CRC"). The remainder of the charges relate to the cost to close and dispose of duplicate facilities and severance payments.

PROPOSED OFFERING

     Heftel has filed a registration statement with the Securities and Exchange Commission relating to a proposed underwritten public offering of 3,850,000 shares (plus an additional 525,000 shares subject to an underwriters' over-allotment option to be granted by Heftel) of Heftel Class A Common Stock, of which 3,500,000 shares will be issued and sold by Heftel and 350,000 shares will be sold by Clear Channel (the "Offering"). Heftel plans to use the net proceeds to Heftel from the Offering to reduce borrowings under its Credit Agreement (as defined herein). The approval of the Merger by the Federal Communications Commission ("FCC") was conditioned upon Clear Channel, at the time of the consummation of the Merger or within six months thereafter, owning no more than 33 1/3% of the total outstanding Common Stock of Heftel. See "The Merger--Regulatory Approvals." Unless otherwise indicated, references to the "Offering" assume that Clear Channel sells 350,000 shares of Heftel Class A Common Stock in the Offering, that the Offering occurs prior to the Merger and that the underwriters' over-allotment option is not exercised. There can be no assurance that the Offering will be completed.

KSCA OPTION

     Heftel has acquired an option to purchase all of the assets used in connection with the operation of KSCA (FM), Glendale, California. The option, which is exercisable only upon the death of Gene Autry, the indirect principal stockholder of the seller, has an initial term which expires on December 31, 1997, but is renewable for additional one-year terms upon payment by Heftel of $3.0 million on or before the then scheduled expiration date of the option. In addition, the option will terminate if Heftel fails to pay the seller $10.0 million within five business days after termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). All such payments will be credited against the purchase price for the KSCA assets if the option is exercised; in certain circumstances, the seller is obligated to refund to Heftel a portion of the foregoing payments if the sale is not consummated.

     The purchase price for the KSCA assets is the greater of (a) $112.5 million, or (b) the sum of (i) $105.0 million, plus (ii) an amount equal to $13,698.63 per day during the term of the KSCA time brokerage agreement described below (the "KSCA Time Brokerage Agreement"), which daily amount is subject to reduction if Heftel is unable to broadcast its programming on KSCA under the KSCA Time Brokerage Agreement. Consummation of the purchase will be subject to a number of conditions, including approval by the FCC of the transfer of the FCC licenses for the station to Heftel.

     In connection with the acquisition of the option, Heftel acquired rights under the KSCA Time Brokerage Agreement, pursuant to which Heftel will begin providing programming no later than 14 days after the $10.0 million payment under the option is due. The required filings under the HSR Act were made on January 6, 1997. See "Business of Heftel--Radio Stations--KSCA Option."


                              THE SPECIAL MEETINGS

HEFTEL MEETING

     The Heftel Meeting will be held on February 14, 1997, at Heftel's corporate offices, 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103, at 9:00 a.m. local time. At the Heftel Meeting, holders of Heftel Class A Common Stock will be asked to approve the Share Issuance and the Charter Amendment.

     Share Issuance. Heftel stockholders are being asked to approve the issuance of certain shares of capital stock of Heftel in connection with the Merger. Specifically, Heftel stockholders are being asked to approve the issuance of up to (i) 5,559,464 shares of Heftel Class A Common Stock to the holders of Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant, (ii) 7,078,235 shares of Heftel New Class B Common Stock that will be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for shares of Tichenor Common Stock owned by Clear Channel or its affiliates and shares of Heftel Class A Common Stock owned by Clear Channel or its affiliates, and (iii) 7,078,235 shares of Heftel Class A Common Stock issuable upon conversion of shares of Heftel New Class B Common Stock. For a more complete description of the terms of the Merger and the Share Issuance, see "The Merger" and "The Merger Agreement and Related Agreements."

     Charter Amendment. Heftel stockholders are also being asked, subject to approval of the Share Issuance, to approve the amendment and restatement of Heftel's existing Restated Certificate of Incorporation (the "Current Charter"). The proposed form of the Second Amended and Restated Certificate of Incorporation (the "Charter Amendment") that Heftel stockholders are being asked to approve is attached as Exhibit 1.1(a) to the Merger Agreement, which is included in this Joint Proxy Statement/Prospectus as Annex A. The Charter Amendment principally (a) increases the amount of authorized shares and replaces the terms of the Heftel Class B Common Stock as currently authorized (of which there are no shares outstanding) with the terms of the Heftel New Class B Common Stock and (b) increases the amount of authorized shares of Heftel Class A Common Stock. For a more complete comparison of the Current Charter and the Charter Amendment, see "Description of Heftel Capital Stock."

     The Heftel Board has established January 6, 1997 as the record date (the "Heftel Record Date") for the determination of Heftel stockholders entitled to notice of and to vote at the Heftel Meeting. Each share of Heftel Class A Common Stock is entitled to one vote. On the Record Date, there were 11,278,422 shares of Heftel Class A Common Stock outstanding.

     Because the Merger and related transactions may involve the issuance of Heftel Class A Common Stock in an amount in excess of 20% of the aggregate number of shares of Heftel Class A Common Stock outstanding, the National Association of Securities Dealers, Inc. (the "NASD") requires that Heftel obtain the affirmative vote of the holders of a majority of the outstanding shares of Heftel Class A Common Stock entitled to vote and present, in person or by proxy, at the Heftel Meeting to approve the Share Issuance. Because a subsidiary of Heftel, and not Heftel itself, is a party to the Merger, the approval of Heftel's stockholders is not required under the Delaware General Corporation Law ("DGCL") to approve and adopt the Merger Agreement or the Merger. Under the DGCL, the affirmative vote of the holders of a majority of the issued and outstanding shares of Heftel Class A Common Stock is required to approve and adopt the Charter Amendment. Clear Channel and its affiliates, who currently own approximately 63% of the outstanding Heftel Class A Common Stock, have indicated to Heftel that they intend to vote all of such shares in favor of both the Share Issuance and the Charter Amendment. See "The Special Meetings."

TICHENOR MEETING

     The Tichenor Meeting will be held on February 14, 1997, at Tichenor's corporate offices at 100 Crescent Court, Suite 1777, Dallas, Texas 75201, at 9:00 a.m. local time. At the Tichenor Meeting, holders of Tichenor Common Stock and Tichenor Junior Preferred Stock will be asked to approve and adopt the Merger Agreement.

     The Tichenor Board has established January 14, 1997 as the record date ("Tichenor Record Date") for the determination of Tichenor shareholders entitled to notice of and to vote at the Tichenor Meeting. Voting rights for Tichenor are vested in the holders of Tichenor Common Stock and Tichenor Junior Preferred Stock, with (i) the holders of the Tichenor Common Stock having aggregate voting rights equal in the aggregate to 55% of the voting rights of all outstanding voting shares and (ii) the holders of the Tichenor Junior Preferred Stock having aggregate voting rights equal in the aggregate to 45% of the voting rights of all outstanding voting shares on each matter coming before the Tichenor shareholders. On the Tichenor Record Date, there were 684,168.93 shares of Tichenor Common Stock outstanding which were held by approximately 43 holders of record and 35,772.48 shares of Tichenor Junior Preferred Stock outstanding held by nine holders of record. In addition, pursuant to the Texas Business Corporation Act (the "TBCA"), holders of Tichenor Common Stock, Tichenor Junior Preferred Stock and Tichenor Senior Preferred Stock each shall be entitled to vote separately as a class on the approval and adoption of the Merger Agreement.

     Pursuant to Tichenor's Articles of Incorporation, as amended, and the TBCA, the affirmative vote of the holders of at least a majority of the outstanding shares of (a) the Tichenor Common Stock and the Tichenor Junior Preferred Stock voting together as a single class and (b) each of the Tichenor Common Stock, the Tichenor Junior Preferred Stock and the Tichenor Senior Preferred Stock voting separately is required for the





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


approval and adoption of the Merger Agreement. Pursuant to a Voting Agreement with Heftel, certain Tichenor family members, including McHenry Tichenor, Sr. and McHenry Tichenor, Jr. (the "Tichenor Voting Parties"), have agreed to vote all of the shares of Tichenor Common Stock and Tichenor Junior Preferred Stock held by the Tichenor Voting Parties and with respect to which the Tichenor Voting Parties have or will have the authority to direct the vote in favor of the approval and adoption of the Merger Agreement and the Merger. Pursuant to a separate voting agreement among certain members of the Tichenor family with respect to certain shares of Tichenor Common Stock and Tichenor Junior Preferred Stock held by them, the Tichenor Voting Parties, as holders of a majority of the shares of each class subject to such separate voting agreement, have the contractual right to direct the vote of the 549,745 shares of Tichenor Common Stock (approximately 80% of the shares outstanding), and 30,348 shares of Tichenor Junior Preferred Stock (approximately 85% of the shares outstanding) subject to such separate voting agreement. See "--The Merger and Related Matters--Management and Ownership of Heftel Following the Merger." Alta Subordinated Debt Partners III, L.P. ("Alta Partners"), the sole holder of Tichenor Senior Preferred Stock, voted to approve the Merger Agreement by written consent on October 10, 1996. As a result, the approval and adoption of the Merger Agreement by the Tichenor shareholders is assured.

                         THE MERGER AND RELATED MATTERS

THE MERGER AGREEMENT

     On July 9, 1996, Clear Channel and Tichenor entered into the Merger Agreement which, subject to the terms and conditions thereof, provides for the acquisition of Tichenor by Heftel. At the time the Merger Agreement was executed, Clear Channel, which then owned approximately 21.3% of Heftel's outstanding Common Stock, had commenced but not completed the Tender Offer.
The then existing management and directors of Heftel were not involved in the negotiations concerning the acquisition of Tichenor. The Merger Agreement contemplated that following completion of the Tender Offer, Clear Channel would, subject to the consent of the Heftel Board, assign the Merger Agreement to Heftel. Following the closing of the Tender Offer on August 5, 1996 (pursuant to which Clear Channel acquired an additional 41.7% of Heftel's outstanding Common Stock), Clear Channel offered to assign the Merger Agreement to Heftel in accordance with the Merger Agreement. On October 10, 1996, Clear Channel and Tichenor amended and restated the Merger Agreement to satisfy certain requirements of the FCC. On October 10, 1996, the Heftel Board agreed to the assignment of the Merger Agreement to Heftel, and adopted and approved the Merger Agreement, the Merger, the Share Issuance, and the Charter Amendment. See "The Merger--Background of the Merger."

CONVERSION OF TICHENOR COMMON STOCK, TICHENOR PREFERRED STOCK, TICHENOR WARRANT AND CERTAIN HEFTEL CLASS A COMMON STOCK

     Pursuant to the Merger Agreement, Heftel Sub will be merged with and into Tichenor and Tichenor will become a wholly-owned subsidiary of Heftel.
Pursuant to the Merger Agreement, (i) each outstanding share of Tichenor Common Stock not owned by Clear Channel or its affiliates will be converted into
7.8261 shares of Heftel Class A Common Stock, (ii) each outstanding share of Tichenor Junior Preferred Stock will be converted into 4.3478 shares of Heftel Class A Common Stock, (iii) each outstanding share of Tichenor Senior Preferred Stock will be converted into the right to receive $1,000 in cash, plus all accrued and unpaid dividends through December 31, 1995, and (iv) the Tichenor Warrant, or the shares received upon exercise thereof if the Tichenor Warrant is exercised prior to Effective Time (as hereinafter defined), will be converted into 180,000 shares of Heftel Class A Common Stock.

     Prior to consummation of the Merger, Clear Channel will purchase 16,664 shares of Tichenor Common Stock from certain stockholders of Tichenor for approximately $3.0 million. See "The Merger--Interests of Certain Persons in the Merger--Tichenor." At the Effective Time, each share of Tichenor Common Stock owned by Clear Channel or its affiliates will be converted into 7.8261 shares of Heftel New Class B Common Stock and each share of Heftel Class A Common Stock owned by Clear Channel or its affiliates will be converted into one share of Heftel New Class B Common Stock.

     No fractional shares of Heftel Common Stock will be issued. In lieu of any fractional shares, a stockholder otherwise entitled to a fractional share will receive cash in an amount determined by multiplying such fractional share amount by the closing sales price of the Heftel Class A Common Stock on the Nasdaq National Market on the trading day immediately preceding the closing date of the Merger. For additional information on the conversion of shares of Tichenor Common Stock, the Tichenor Warrant, Tichenor Junior Preferred Stock and Tichenor Senior Preferred Stock (the Tichenor Junior and Tichenor Senior Preferred Stock referred to collectively as the "Tichenor Preferred Stock"), see "The Merger Agreement and Related Agreements--Manner and Basis of Converting Shares."

     An aggregate of approximately 5,559,464 shares of Heftel Class A Common Stock are expected to be issued to former holders of Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant upon consummation of the Merger (assuming no holders of Tichenor Common Stock perfect their dissenters' appraisal rights). In addition, an aggregate of 7,078,235 shares of Heftel New Class B Common Stock are expected to be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for 16,664 shares of Tichenor Common Stock acquired by Clear Channel from certain stockholders of Tichenor and 6,947,821 shares of Heftel Class A Common Stock that will be owned by Clear Channel or its affiliates following the Offering.

MANAGEMENT AND OWNERSHIP OF HEFTEL FOLLOWING THE MERGER

     At or prior to the Effective Time, Heftel will enter into an employment agreement with McHenry T. Tichenor, Jr., pursuant to which Mr. Tichenor will serve as President and Chief Executive Officer of Heftel for a five year term. See "Post-Merger Profile--Management of Heftel Following the Merger--Chief Executive Officer." Mr. Tichenor is currently the President and Chief Executive Officer of Tichenor. Also, immediately after the Effective Time, Heftel will take such actions necessary such that five designees of Tichenor shall constitute the entire Heftel Board. Tichenor has designated McHenry T. Tichenor, Jr., McHenry T. Tichenor, Sr., Robert W. Hughes, James M. Raines and Ernesto Cruz as its designees for the Board of Directors. Messrs. Raines and Cruz currently serve on the Heftel Board. For more information on the Tichenor nominees, see "Post-Merger Profile--Management of Heftel Following the Merger--Directors."

     Immediately after the Merger, the former stock and warrant holders of Tichenor will own approximately 5,559,464 shares of the Heftel Class A Common Stock, representing approximately 27% of the then total outstanding Heftel Common Stock after giving effect to the Offering. In addition, Clear Channel and its affiliates will own approximately 7,078,235 outstanding shares of Heftel New Class B Common Stock, representing approximately 34% of the total outstanding Common Stock of Heftel at such time, and the other stockholders of Heftel will own the remaining 8,099,910 outstanding shares of Heftel Class A Common Stock. There are currently no outstanding shares of Heftel Class B Common Stock. As used herein, the term "Common Stock" of Heftel prior to consummation of the Merger shall mean the Heftel Class A Common Stock and the Heftel Class B Common Stock, as currently authorized, and, upon consummation of the Merger, shall mean the Heftel Class A Common Stock and the Heftel New Class B Common Stock.

     The Merger requires the approval of the FCC, which was obtained on January 7, 1997. In order to comply with the FCC's cross-interest policy, the FCC's approval was conditioned upon Clear Channel owning no more than 33 1/3% of the total outstanding Heftel Common Stock within six months following consummation of the Merger (the "FCC Approval Condition"). The FCC's cross-interest policy bars a party which holds an attributable interest in one or more radio stations in a market from having a "meaningful relationship" with another radio station in that market. A "meaningful relationship" is construed by the FCC to include a non-voting equity position in excess of 33 1/3% of the total outstanding Heftel Common Stock. After consummation of the Merger and the Offering, Clear Channel will own approximately 34% of the total outstanding Common Stock of Heftel (approximately 33% if the underwriters' over-allotment option is exercised in full).

     Immediately after the Merger, certain members of the Tichenor family (collectively, the "Tichenor Family") will own an aggregate of approximately 4,556,486 shares of Heftel Class A Common Stock (representing approximately 33% of the then outstanding Heftel Class A Common Stock after giving effect to the Offering) and may have the ability, if they act together as a group, to control Heftel. The members of the Tichenor Family have entered into a Voting Agreement pursuant to which the majority of the shares of Tichenor Common Stock and Junior Preferred Stock currently held by them, as well as the approximately 4,345,718 shares of Heftel Class A Common Stock to be received in exchange therefor in the Merger, shall be voted in accordance with the instructions of the holders of a majority of such shares. Clear Channel and its affiliates will own only Heftel New Class B Common Stock as a result of the Merger and thus will not have the right to vote for the election of directors of Heftel, although Clear Channel and its affiliates will have certain class voting rights discussed in more detail below.

     The Heftel New Class B Common Stock that Clear Channel and its affiliates will receive in the Merger will convert into Heftel Class A Common Stock automatically upon sale or transfer to a person or entity other than Clear Channel or an affiliate of Clear Channel. Each share of the Heftel New Class B Common Stock will be convertible into Heftel Class A Common Stock at the option of its holder, subject to any required FCC consents. In addition, Clear Channel and its affiliates may convert shares of Heftel Class A Common Stock held by them into shares of Heftel New Class B Common Stock at their option.

     Holders of the Heftel New Class B Common Stock will in certain circumstances have certain voting rights. Specifically, so long as Clear Channel and its affiliates own at least 20% of Heftel's Common Stock then outstanding, Heftel shall not, and shall not permit any subsidiary to, without the vote or consent by the holders of a majority of the Heftel New Class B Common Stock voting as a single class, take any of the following actions: (i) effect the sale, lease or other transfer of all or substantially all of the assets of Heftel, or effect any merger or consolidation involving Heftel where the stockholders of Heftel immediately prior to such transaction would not own at least 50% of the capital stock of the surviving entity, or any reclassification, recapitalization, dissolution, liquidation or winding up of Heftel; (ii) authorize, issue or obligate itself to issue any shares of Preferred Stock; (iii) make or permit any amendment to Heftel's Certificate of Incorporation that adversely affects the rights of the holders of Heftel New Class B Common Stock; (iv) declare or pay any non-cash dividends on or make any other non-cash distribution on its Common Stock; or (v) make or permit any amendment or modification to Heftel's Certificate of Incorporation concerning Heftel's capital stock.

RECOMMENDATION OF THE HEFTEL BOARD; HEFTEL'S REASONS FOR THE MERGER

     The Heftel Board has determined that the Merger is fair to and in the best interests of Heftel and its stockholders and recommends that the Heftel stockholders approve the Share Issuance and Charter Amendment. The decision of the Heftel Board to approve the Merger Agreement and to recommend that Heftel stockholders vote in favor of the Share Issuance and Charter Amendment is based on its evaluation of a number of factors including, among others, the opinion of Alex. Brown & Sons Incorporated ("Alex. Brown"), that the consideration to be paid by Heftel pursuant to the Merger Agreement is fair to Heftel from a financial point of view. See "The Merger--Recommendation of the Heftel Special Committee and the Heftel Board; Heftel's Reasons for the Merger" and "--Opinion of Heftel's Investment Banker."

RECOMMENDATION OF THE TICHENOR BOARD; TICHENOR'S REASONS FOR THE MERGER

     The Tichenor Board has determined that the terms of the Merger are fair to and in the best interests of Tichenor and its shareholders. The Tichenor Board has approved the Merger Agreement and the Merger and recommends that the Tichenor shareholders vote for approval and adoption of the Merger Agreement. See "The Merger--Recommendation of the Tichenor Board; Tichenor's Reasons for the Merger."

OPINION OF HEFTEL'S INVESTMENT BANKER

     Heftel has engaged Alex. Brown to render its opinion as to the fairness, from a financial point of view, to Heftel of the consideration to be paid by Heftel pursuant to the Merger Agreement.

     On September 9, 1996 and October 17, 1996 Alex. Brown delivered written opinions to the Heftel Board or Special Committee that the consideration to be paid by Heftel pursuant to the Merger Agreement is fair to Heftel, from a financial point of view, as of such respective dates. In connection with the opinion dated October 17, 1996, Alex. Brown did not update its analysis as of September 9, 1996, other than to take into consideration the revised structure of the transaction reflected in the Amended and Restated Merger Agreement. See "The Merger - Background of the Merger." The full text of Alex. Brown's opinions, which set forth the assumptions made, matters considered and limitations on the review undertaken by Alex. Brown, are attached as Annex B to this Joint Proxy Statement/Prospectus. Heftel stockholders are urged to read these opinions in their entirety. See "The Merger--Opinion of Heftel's Investment Banker."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Heftel. In considering the recommendation of the Heftel Board with respect to the Share Issuance and Charter Amendment, Heftel stockholders should be aware that Clear Channel and certain officers and directors of Heftel have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of Heftel generally.

     Prior to consummation of the Merger, Clear Channel will purchase 16,664 shares of Tichenor Common Stock from certain stockholders of Tichenor for approximately $3.0 million. At the Effective Time, each share of Tichenor Common Stock owned by Clear Channel or its affiliates will be converted into
7.8261 shares of Heftel New Class B Common Stock and each share of Heftel Class A Common Stock owned by Clear Channel or its affiliates will be converted into one share of Heftel New Class B Common Stock. Pursuant to the Merger Agreement, Heftel will also enter into a Stockholders Agreement with Clear Channel. See "The Merger Agreement and Related Agreements--Stockholders Agreement."

     Concurrently with the execution of the Merger Agreement, Clear Channel and a subsidiary of Tichenor entered into a Loan Agreement (the "Loan Agreement") pursuant to which Clear Channel loaned $40.0 million to the Tichenor subsidiary to finance the subsidiary's acquisition of two FM radio stations and related assets serving the San Francisco/San Jose market. The loan is secured by all of the outstanding stock of a subsidiary of the borrower which holds the licenses for the two radio stations. The loan is guaranteed by Tichenor and the guaranty is secured by all of the outstanding stock of the borrower. The loan and the guaranty will remain respective obligations of the Tichenor subsidiary and Tichenor following the acquisition of Tichenor by Heftel pursuant to the Merger. The loan becomes due on January 1, 1998 and must be repaid in full at that time. The loan has no penalty for early repayment and carries a market rate of interest.

     At the Effective Time, Heftel and Clear Channel will enter into a Registration Rights Agreement (the "Clear Channel Registration Rights Agreement") pursuant to which Heftel will grant Clear Channel certain demand and piggyback registration rights with respect to shares of Heftel Common Stock that may be held by Heftel and its affiliates from time to time. See "The Merger Agreement and Related Agreements -- The Registration Rights Agreements -- Clear Channel Registration Rights Agreement."

     Mr. L. Lowry Mays, who serves as the President, Chief Executive Officer and director of Heftel, also serves in such capacities for Clear Channel. In addition, Messrs. B.J. McCombs and John H. Williams currently serve as directors of both Heftel and Clear Channel.

     The Merger Agreement provides that Heftel shall use its reasonable best efforts to maintain the director and officer liability insurance policy for directors and officers of Heftel as in effect on July 9, 1996 or that such other policy containing terms and coverage reasonably acceptable to Tichenor and Heftel, and such policy shall remain in effect immediately following the Effective Time. In addition, Heftel has entered into indemnification agreements with each of the current directors of Heftel.

     Tichenor. In considering the recommendation of the Tichenor Board with respect to the approval of the Merger Agreement and the Merger, Tichenor shareholders should be aware that certain officers and directors of Tichenor and certain Tichenor shareholders have certain interests in the Merger that are different from, or in addition to, the interests of shareholders of Tichenor generally.

     Pursuant to the Merger Agreement, Clear Channel will, prior to consummation of the Merger, purchase 16,664 shares of Tichenor Common Stock from certain shareholders of Tichenor for an aggregate price of approximately $3.0 million, or $180 per share. The Tichenor shareholders participating in such sale and the number of shares of Tichenor Common Stock being sold by each are as follows: Jean Russell, 4,166; William Tichenor, 4,166; Warren W. Tichenor, 3,333; McHenry T. Tichenor, Jr., 3,333; and McHenry T. Tichenor, Sr., 1,666. McHenry T. Tichenor, Jr. is the President, Chief Executive Officer and a director of Tichenor. McHenry T. Tichenor, Sr. is the Chairman and a director of Tichenor and Warren W. Tichenor is a director of Tichenor.

     Upon consummation of the Merger, Heftel will enter into a five year employment agreement with McHenry T. Tichenor, Jr. to serve as the President and Chief Executive Officer of Heftel at an annual salary of $260,000. See "Post-Merger Profile--Management of Heftel Following the Merger--Chief Executive Officer."

     Pursuant to the Merger Agreement, Tichenor has the right to designate five persons to constitute the entire Heftel Board immediately following the Merger. The Tichenor designees include McHenry T. Tichenor, Jr., McHenry T. Tichenor, Sr. and Robert W. Hughes. Mr. Hughes is a Tichenor advisory director.

     At the Effective Time, Heftel and certain Tichenor shareholders (the "Major Tichenor Stockholders") will enter into a Registration Rights Agreement (the "Tichenor Registration Rights Agreement") pursuant to which Heftel will grant the Major Tichenor Stockholders certain demand and piggyback registration rights with respect to the shares of Heftel Class A Common Stock received by such persons in the Merger. See "The Merger Agreement and Related Agreements--The Registration Rights Agreements--Tichenor Registration Rights Agreement."

     At the Effective Time, Clear Channel, the Major Tichenor Stockholders and Heftel will enter into a Stockholders Agreement (the "Stockholders Agreement") whereby such stockholders will agree to certain restrictions on the transfer of their respective shares of Heftel Common Stock by such stockholders. The

Stockholders Agreement also provides that certain of the stockholders parties thereto will be granted certain "tag-along" rights and rights of first refusal in connection with sales of Heftel Common Stock by such stockholders. See "The Merger Agreement and Related Agreements--The Stockholders Agreement."

     Pursuant to the terms of the Merger Agreement, Heftel will cause the surviving corporation in the Merger to maintain a six year director and officer liability insurance run-off policy for the benefit of the directors and officers of Tichenor. In addition, Heftel will enter into indemnification agreements with each of the individuals designated by Tichenor to serve as directors of Heftel upon the completion of the Merger. See "The Merger Agreement and Related Agreements--Indemnification and Insurance."

     See "The Merger -- Interests of Certain Persons in the Merger."

REGULATORY APPROVALS

     The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("the "FTC") and the requisite waiting period has expired or is terminated. Clear Channel (as the ultimate parent of Heftel as defined in the HSR rules) and Tichenor filed the required information and materials with the Antitrust Division and the FTC on October 4, 1996. The Antitrust Division commenced an investigation of the Merger but declined to pursue any enforcement action. By letter from the FTC dated December 4, 1996, the FTC informed Heftel that Heftel had been granted early termination of the applicable waiting period for the Merger under the HSR Act.

     The Merger is also subject to the requirements of the Communications Act of 1934 and the rules, regulations and policies thereunder (collectively, the "Communications Act"), which provide that the transfer of control of an entity that holds radio broadcast and certain other communications licenses, requires the prior approval of the FCC. Heftel and Tichenor filed the required application for transfer of control with the FCC and the FCC granted its approval on January 7, 1997. In order to comply with the FCC's cross-interest policy, the FCC's approval was conditioned upon Clear Channel, owning no more than 33 1/3% of the total outstanding Heftel Common Stock within six months following consummation of the Merger. The FCC's cross-interest policy bars a party which holds an attributable interest in one or more radio stations in a market from having a "meaningful relationship" with another radio station in that market. A "meaningful relationship" is construed by the FCC to include a non-voting equity position in excess of 33 1/3% of the total outstanding Heftel Common Stock. After consummation of the Merger and the Offering, Clear Channel will own approximately 34% of the total outstanding Common Stock of Heftel (approximately 33% if the underwriters' over-allotment option is exercised in full). The FCC's approval is also subject to the outcome of a broadcast attribution rulemaking in which the FCC is considering the circumstances under which it might attribute otherwise nonattributable equity interests in a licensee.

     A party wishing to contest the FCC's approval may do so during a thirty day period commencing on the date public notice is given of the approval. The FCC may reconsider its approval on its own motion for an additional ten days thereafter. Public notice is expected shortly. The Merger may be consummated during these periods unless the FCC stays the effectiveness of its approval. A formal petition to deny the Merger was denied by the FCC on January 7, 1997. See "Risk Factors--Risk Factors Relating to Heftel--Government Regulation of Broadcasting Industry"; "The Merger -- Regulatory Approvals--FCC."

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to a number of conditions, including approval of the Merger Agreement by the stockholders of Heftel and the shareholders of Tichenor; expiration or termination of the applicable waiting period under the HSR Act (which has occurred); effectiveness under the Securities Act of 1933, as amended, of a registration statement relating to the securities of Heftel to be issued in the Merger (which has occurred); no material adverse event occurring with respect to Tichenor or Heftel; the receipt and finalization of all required FCC approvals, licenses and authorizations (which have, subject to the discussion above, been obtained); and the expiration of a period of at least six months and one day following the closing of the Tender Offer pursuant to which Clear Channel acquired control of Heftel. See "The Merger -- Conditions to the Merger."

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective immediately upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"). Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as promptly following the Special Meetings as practicable.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase by Heftel in accordance with generally accepted accounting principles. For a discussion of the effect of the application of purchase accounting to the Merger, see "The
Merger--Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In connection with the Merger, Tichenor will receive an opinion of its counsel, Vinson & Elkins L.L.P., to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If so treated, no gain or loss will be recognized by holders of Tichenor Common Stock or Tichenor Junior Preferred Stock upon the receipt of Heftel Class A Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share. Even if the Merger is treated as a reorganization, holders of Tichenor Senior Preferred Stock receiving cash in the Merger, holders of Tichenor Warrants receiving Heftel Class A Common Stock in the Merger, and holders of Tichenor Common Stock selling shares to Clear Channel prior to the Merger will recognize taxable gain or loss upon such exchange. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger-Certain Federal Income Tax Consequences".

DISSENTERS' RIGHTS

     Under the DGCL, Heftel stockholders are not entitled to dissenters' appraisal rights in respect of the Merger. Holders of Tichenor Common Stock, Tichenor Junior Preferred or Tichenor Senior Preferred Stock who do not vote in favor of the Merger and who have otherwise properly complied with the applicable provisions of the TBCA will be entitled to dissenters' appraisal rights in respect of the Merger. See "The Merger--Dissenters' Rights."

CERTAIN OTHER AGREEMENTS

     The Merger Agreement provides that Heftel will grant certain demand and "piggyback" registration rights to the Major Tichenor Stockholders who will own an aggregate of 5,180,827 shares of Heftel Class A Common Stock immediately following the Merger, and will grant certain demand and piggyback registration rights to Clear Channel with respect to any shares of Heftel Common Stock that may be held from time to time by Clear Channel and its affiliates following the Merger. The Merger Agreement also provides that Clear Channel and the Major Tichenor Stockholders shall enter into a Stockholders Agreement with Heftel whereby such stockholders will agree to certain restrictions on the transfer of their shares of Common Stock of Heftel and will grant certain rights of first refusal and "tag-along" rights with respect to certain sales of such shares. See "The Merger Agreement and Related Agreements -- Stockholders Agreement" and "--Registration Rights Agreements."

MARKET AND MARKET PRICES OF HEFTEL CLASS A COMMON STOCK; HEFTEL DIVIDEND POLICY

     The Heftel Class A Common Stock is traded on the Nasdaq National Market under the symbol "HBCCA". The following table sets forth for each of the quarters in Heftel's fiscal years ended September 30, 1995 and 1996 and the first and second quarters of fiscal 1997 the high and low sales prices per share as reported on the Nasdaq National Market. Following the Merger, the Heftel Class A Common Stock will continue to be traded on the Nasdaq National Market.

                                                                        CLASS A COMMON STOCK
                                                                        --------------------
                                                                         High           Low
                                                                         ----           ---
Fiscal Year Ended September 30, 1995
  First Quarter   . . . . . . . . . . . . . . . . . . . . .            $16.00          $ 9.50
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .             13.88           10.00
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .             15.75           10.13
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .             21.75           15.25

Fiscal Year Ended September 30, 1996
  First Quarter   . . . . . . . . . . . . . . . . . . . . .            $19.50          $14.75
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .             21.00           15.25
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .             29.88           19.50
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .             43.63           28.25

Fiscal Year 1997
  First Quarter . . . . . . . . . . . . . . . . . . . . . .             47.75           30.75
  Second Quarter (through January 10, 1997) . . . . . . . .             37.25           31.75

     On July 8, 1996, the last full trading day prior to the public announcement of the Merger, the last sale price per share for the Heftel Class A Common Stock was $31.63.

     STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HEFTEL CLASS A COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF THE HEFTEL CLASS A COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE MERGER IS CONSUMMATED. THE MARKET PRICE OF THE HEFTEL CLASS A COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE EFFECTIVE TIME AND THEREAFTER.

     Heftel has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Heftel intends to retain any earnings for use in the growth of its business. Heftel currently is prohibited from paying any cash dividends on its capital stock under its Credit Agreement.

RISK FACTORS

     Stockholders of Heftel and shareholders of Tichenor should refer to the information under "Risk Factors" for a discussion of certain matters that should be considered in connection with an evaluation of the proposals to be considered at the Special Meetings.

RELATIONSHIP BETWEEN CLEAR CHANNEL AND HEFTEL

     Upon completion of the Merger and the Offering, Clear Channel will own approximately 34% of the outstanding Common Stock of Heftel (approximately 33% if the underwriters' over-allotment option is exercised in full). If the underwriters' over-allotment option is not exercised in full, Clear Channel would be required to sell up to 165,699 shares of Heftel Common Stock within six months of the consummation of the Merger to comply with the FCC Approval Condition. Any sale of shares of Heftel Common Stock owned by Clear Channel could adversely affect the market price for the Heftel Class A Common Stock and could impair the ability of Heftel to raise money in the equity markets. Clear Channel has indicated to Heftel that it does not currently intend to sell any of its shares of Heftel Common Stock, except as may be necessary to comply with the FCC Approval Condition. In addition, pursuant to the Stockholders Agreement, Clear Channel will agree not to sell any shares of Heftel Common Stock for 180 days from the Effective Time, except as may be necessary to comply with the FCC Approval Condition, and if the Offering is consummated, Clear Channel will agree with the underwriters of the Offering not to sell any shares of Heftel Common Stock for 90 days from the closing of the Offering. However, there can be no assurances that Clear Channel will not sell any of such shares in the future or that any such contractual restrictions will not be waived. In addition, Heftel will grant Clear Channel certain demand and piggyback registration rights. See "Risk Factors--Relationship Between Clear Channel and Heftel--Future Sales of Common Stock" and "The Merger Agreement and Related Agreements -- The Registration Rights Agreements" and "-- Stockholders Agreement."

      Although Clear Channel will own no shares of Heftel Class A Common Stock and thus will not be entitled to vote in the election of Heftel's directors, Clear Channel will own all of the outstanding shares of Heftel New Class B Common Stock, the holders of which will have a class vote on certain matters, including the sale of all or substantially all of the assets of Heftel, any merger or consolidation involving Heftel where the stockholders of Heftel immediately prior to the transaction would not own at least 50% of the capital stock of the surviving entity, any reclassification, capitalization, dissolution, liquidation or winding up of Heftel, the issuance of any shares of Preferred Stock by Heftel, the amendment of Heftel's Certificate of Incorporation in a manner that adversely affects the rights of the holders of Heftel New Class B Common Stock, the declaration or payment of any non-cash dividends on Heftel Common Stock or any amendment to Heftel's Certificate of Incorporation concerning the capital stock of Heftel. See "Risk Factors--Relationship Between Clear Channel and Heftel--Ownership of Heftel New Class B Common Stock."

     Pursuant to the Loan Agreement entered into concurrently with the execution of the Merger Agreement, Clear Channel loaned a Tichenor subsidiary $40.0 million, which will remain an obligation of the Tichenor subsidiary following the acquisition of Tichenor by Heftel pursuant to the Merger. See "Risk Factors--Relationship Between Clear Channel and Heftel--Loan Agreement."

     The nature of the respective businesses of Heftel and Clear Channel gives rise to potential conflicts of interest between the two companies. See "Risk Factors -- Relationship Between Clear Channel and Heftel--Potential Conflicts of Interest."

FORWARD-LOOKING STATEMENTS

     CERTAIN STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT BASED ON HISTORICAL FACTS, BUT ARE FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON NUMEROUS ASSUMPTIONS ABOUT FUTURE CONDITIONS THAT MAY ULTIMATELY PROVE TO BE INACCURATE. ACTUAL EVENTS AND RESULTS MAY MATERIALLY DIFFER FROM ANTICIPATED RESULTS DESCRIBED IN SUCH STATEMENTS. HEFTEL'S ABILITY TO ACHIEVE SUCH RESULTS IS SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED AVAILABILITY OF CAPITAL AND FINANCING, AMOUNT OF OTHER FINANCING AND OTHER FACTORS AFFECTING HEFTEL'S BUSINESS THAT MAY BE BEYOND HEFTEL'S CONTROL, INCLUDING, BUT NOT LIMITED TO, THE MATTERS DESCRIBED IN "RISK FACTORS."

             HEFTEL SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain summary historical consolidated financial data for Heftel. The summary financial data for the five year period ended September 30, 1996 are derived from Heftel's consolidated financial statements incorporated by reference into this Joint Proxy
Statement/Prospectus.

                                                                             Year ended September 30,
                                                  --------------------------------------------------------------------------
                                                     1992           1993             1994(1)        1995(2)        1996(2)
                                                 ------------   ------------      ------------   ------------   ------------
                                                                 (dollars in thousands, except per share data)
  STATEMENT OF OPERATIONS DATA:
  Net broadcasting revenues ...................  $     19,134   $     20,932      $     27,433   $     64,160   $     71,732
  Revenues relating to Mi CASA ................           581            399              --             --             --
                                                 ------------   ------------      ------------   ------------   ------------
   Total net revenues .........................        19,715         21,331            27,433         64,160         71,732
  Station operating expenses ..................        10,520         10,479            15,345         43,643         48,896
  Expenses relating to Mi CASA ................           768          1,470              --             --             --
  Corporate expenses ..........................         3,671          2,530             3,454          4,720          5,072
  Depreciation and amortization ...............         2,050          1,760             1,906          3,344          5,140
                                                 ------------   ------------      ------------   ------------   ------------
   Total operating expenses ...................        17,009         16,239            20,705         51,707         59,108
                                                 ------------   ------------      ------------   ------------   ------------
  Operating income ............................         2,706          5,092             6,728         12,453         12,624
  Other income (expense):
   Interest expense, net ......................        (2,192)        (2,312)           (2,997)        (6,389)       (11,034)
   Income (loss) in equity of joint venture(3)           (991)           746               616           --             --
   Loss on retirement of debt .................        (1,936)          --              (1,738)          --           (7,461)
   Restructuring charges ......................          --             --                --             --          (29,011)
   Other expenses, net ........................          (921)          (533)           (1,407)          (428)        (1,671)
                                                 ------------   ------------      ------------   ------------   ------------
   Total other income (expense) ...............        (6,040)        (2,099)           (5,526)        (6,817)       (49,177)
                                                 ------------   ------------      ------------   ------------   ------------
  Income (loss) before minority interest
   and provision for income taxes .............        (3,334)         2,993             1,202          5,636        (36,553)

  Minority interest in Viva Media(3) ..........          --             --                (351)        (1,167)          --

  Provision for income tax ....................          --             (272)             (100)          (150)           (65)
                                                 ------------   ------------      ------------   ------------   ------------
  Income (loss) from continuing operations ....        (3,334)         2,721               751          4,319        (36,618)

   Loss from discontinued operations(4) .......          --             --                (285)          (626)        (9,988)
                                                 ------------   ------------      ------------   ------------   ------------
   Net income (loss) ..........................  $     (3,334)  $      2,721      $        466   $      3,693   $    (46,606)
                                                 ============   ============      ============   ============   ============
  Income (loss) from continuing operations per
   common and common equivalent share .........  $       (.90)  $        .65      $        .14   $        .40   $      (3.56)
                                                 ============   ============      ============   ============   ============
  Net income (loss) per common share and common
   equivalent share ...........................  $       (.90)  $        .55      $        .05   $        .34   $      (4.53)
                                                 ============   ============      ============   ============   ============
  Weighted average common shares and common
   share equivalents outstanding ..............  $  4,046,360      4,638,019         5,384,678     10,805,346     10,294,967
                                                 ============   ============      ============   ============   ============

OTHER OPERATING DATA:
  Broadcast cash flow(5) ......................  $      8,614   $     10,453      $     12,088   $     20,517   $     22,836


                                                                    September 30,
                                           ------------------------------------------------------------
                                              1992         1993         1994        1995        1996
                                           ----------   ----------   ----------  ----------  ----------
                                                                (dollars in thousands)

BALANCE SHEET DATA:
  Working capital .......................  $     (716)  $      715   $   18,366  $   14,967  $    7,168
  Net intangible assets .................      10,387        8,727       70,528     109,253     121,742
  Total assets ..........................      23,347       25,770      113,353     151,637     165,751
  Long-term debt, less current portion(6)      24,995       25,779       58,472      95,937     136,126
  Stockholders' equity (deficiency) .....     (11,018)     (10,164)      44,436      43,581      12,101


(1) During August 1994, Heftel completed three separate business acquisitions and began consolidating its previously unconsolidated investment in Viva Media Group, a Florida general partnership ("Viva Media"). Total net revenues and net income (loss), adjusted for interest expense on retired debt, relating to these acquisitions and transaction from the respective dates of these transactions to September 30, 1994 were approximately $5,488,000 and $(80,000), respectively.

(2) During fiscal 1995, the Company completed several radio station acquisitions. Due to the financial effects of these transactions, the results of operations for 1996 reflect a full fiscal year of operations for these radio stations compared to a partial fiscal year in 1995. Consequently, the results of operations for the years ended September 30, 1995 and 1996 are not entirely comparable.

(3) Effective August 20, 1994, Heftel began accounting for its 49% interest in Viva Media on a consolidated basis. Accordingly Viva Media's results of operations are included in the consolidated financial statements for the period from August 20, 1994 through September 30, 1994 and for the fiscal years ended September 30, 1995 and September 30, 1996. Prior to August 20, 1994, the accounts and results of operations of Viva Media were accounted for using the equity method of accounting.

(4) Heftel's Board of Directors approved a plan to discontinue the operations of the radio network owned by CRC, effective August 5, 1996. The total loss relating to the discontinued operations of CRC for fiscal 1996 was approximately $10 million, and has been accounted for as discontinued operations. Accordingly, the results of operations for CRC for prior years have been reclassified to conform to the current year presentation. CRC intends to fulfill its contractual program obligations and is expected to cease operating by early 1997.

(5) Data on station operating income excluding corporate expenses, depreciation and amortization (commonly referred to as "broadcast cash flow"), although not calculated in accordance with generally accepted accounting principles, is widely used in the broadcast industry as a measure of a broadcast company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measures for determining Heftel's operating performance or liquidity, which are calculated in accordance with generally accepted accounting principles.

(6) Long-term debt, less current portion, excludes other non-current obligations of Heftel ($1,533,000 at September 30, 1996).

            TICHENOR SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain summary historical consolidated financial data for Tichenor. The summary financial data for the five year period ended December 31, 1995 are derived from Tichenor's consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. The summary consolidated balance sheet data as of September 30, 1996 and the consolidated statements of operations data for the nine months ended September 30, 1996 and 1995 have been derived from Tichenor's unaudited consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus, which, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of financial conditions and results of operations. Operating results for the nine months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                                                                                                    Nine months
                                                  Year Ended December 31,                        ended September 30,
                                   ---------------------------------------------------------   ---------------------
                                      1991        1992      1993(2)      1994       1995(3)      1995        1996
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                   (dollars in thousands, except per share data)
RESULTS OF OPERATIONS DATA:
Net revenues ....................  $  20,772   $  22,071   $  31,799   $  36,861   $  41,601   $  30,246   $  33,112
Station operating expenses ......     16,766      18,834      23,783      27,842      29,744      21,117      23,789
Corporate expenses ..............      1,206       1,454       2,238       2,484       2,686       1,852       2,745
Depreciation and amortization ...      1,787       1,412       1,931       2,368       2,467       1,821       2,372
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total operating expenses ......     19,759      21,700      27,952      32,694      34,897      24,790      28,906
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating income ................      1,013         371       3,847       4,167       6,704       5,456       4,206
Other income (expense):
  Interest expense ..............     (1,624)     (1,286)     (2,146)     (2,594)     (2,230)     (1,426)     (2,450)
  Other income (expense), net(1)      (8,197)       (417)        (86)      2,422         229         180         (55)
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total other income (expense)      (9,821)     (1,703)     (2,232)       (172)     (2,001)     (1,246)     (2,505)
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before income taxes
  and extraordinary loss ........     (8,808)     (1,332)      1,615       3,995       4,703       4,210       1,701
Income taxes ....................       --           (21)        125       1,293       2,780       1,664       1,341
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before
  extraordinary loss ............     (8,808)     (1,353)      1,490       2,702       1,923       2,546         360
Extraordinary loss ..............       --          --          --          (382)       --          --          --
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) ...............     (8,808)     (1,353)      1,490       2,320       1,923       2,546         360
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Preferred stock dividends .......       --          --           229         431         439         329        --
Accretion of stock warrant to
  redemption value ..............       --          --         1,516         715       1,434         414         311
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) applicable
  to common shareholders ........  $  (8,808)  $  (1,353)  $    (255)  $   1,174   $      50   $   1,803   $      49
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) per
  common share ..................  $  (13.43)  $   (2.08)  $   (0.39)  $    1.51   $    0.07   $    2.44   $    0.07
                                   =========   =========   =========   =========   =========   =========   =========
Weighted average common
  and common equivalent
  shares outstanding ............    654,856     650,777     654,651     778,211     740,150     738,431     747,523
                                   =========   =========   =========   =========   =========   =========   =========

OTHER OPERATING DATA:
  Broadcast cash flow ...........  $   4,005   $   3,237   $   8,016   $   9,019   $  11,857   $   9,129   $   9,323


                                                     December 31,
                                  ------------------------------------------------ September 30,
                                    1991      1992      1993      1994      1995      1996
                                  --------  --------  --------  --------  -------- ------------
BALANCE SHEET DATA:
  Working capital ..............  $  5,034  $  3,326  $  3,003  $  5,315  $  7,487  $  8,906
  Total assets .................    30,361    29,603    46,860    49,710    52,971   101,513
  Long-term debt, less
    current portion ............    15,656    14,249    23,472    18,541    25,382    71,251
  Senior redeemable cumulative
    preferred stock ............      --        --       3,229     3,360     3,379     3,379
  Stockholders' equity (deficit)    12,450    11,092    10,575    11,789    11,959    12,045

---------------

(1) In 1991, Tichenor had investments in Spanish Radio Network ("SRN") which owned and operated radio stations and an investment in a manufacturer of canned Mexican food. Tichenor valued its investments in SRN and the food manufacturer at zero due to permanent declines in value. SRN and the food manufacturer had not sustained an earnings capacity which justified the carrying amount of the investments using the equity and cost methods, respectively. Included in other income (expense) net in 1991 are losses from SRN of $3,565 using the equity method and losses from the valuation of the investments in SRN and the food manufacturer of $4,418.

(2) On June 15 and June 16, 1993, the assets of radio stations KSRR-FM and KZVE-AM/KXTN-FM were acquired for $3,800,000 and $9,000,000, respectively. A four year non-competition agreement with the seller of KZVE-AM/KXTN-FM was purchased for $2,000,000. The intangible assets acquired are amortized using the straight line method over 4 to 40 years. The call letters for these stations were subsequently changed to KROM-FM and KXTN-AM/FM, respectively. To effect the KSRR-FM acquisition, Tichenor issued 3,000 shares of senior preferred stock, $1,000 par value, for $2,678,164 in cash net of issuance costs. The KZVE-AM/KXTN-FM acquisition was financed by increased borrowings obtained as a result of amending and restating Tichenor's senior credit facility.
(3) See Note 2 to Tichenor's consolidated financial statements included elsewhere herein for a description of acquisitions of certain radio stations.

       SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The summary unaudited pro forma condensed consolidated financial data have been derived from the unaudited pro forma condensed consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Financial Information." The following information is presented for illustrative purposes only and does not purport to present the actual results of operations or financial position of Heftel had the Transactions (as defined herein) and the Tender Offer actually occurred at the beginning of the period presented or on the date indicated, nor is it necessarily indicative of the future operating results or financial position of Heftel.

                                                                    Year ended
                                                                September 30, 1996
                                                            ---------------------------
                                                                              Heftel
                                                              Heftel         pro forma
                                                            pro forma(1)   as adjusted(2)
                                                            ------------   ------------
                                                               (dollars in thousands)
STATEMENT OF OPERATIONS DATA:
   Net broadcasting revenues .............................  $    119,747   $    119,747
   Operating income ......................................        11,380         11,380
   Income (loss) from continuing operations ..............       (41,471)       (32,774)
   Income (loss) from continuing operations per common and
       common equivalent share ...........................  $      (2.59)  $      (1.68)
                                                            ============   ============




                                                                September 30, 1996
                                                            ---------------------------
                                                                              Heftel
                                                              Heftel         pro forma
                                                            pro forma(3)   as adjusted(4)
                                                            ------------   ------------
                                                               (dollars in thousands)
BALANCE SHEET DATA:
Total assets .............................................       485,470       485,470
Long-term debt, less
   current portion(5) ....................................       207,377        98,659
Stockholders' equity .....................................       200,274       308,992

--------------

(1) Assumes the following occurred on October 1, 1995: (i) the Tichenor Acquisitions (as defined herein), (ii) the Merger, and (iii) the Tender Offer.

(2) Assumes the Tender Offer and the following transactions (collectively, the "Transactions") occurred on October 1, 1995: (i) the Tichenor Acquisitions, (ii) the Merger and (iii) the Offering (at an assumed offering price of $32.625 per share) and application of the estimated net proceeds therefrom to pay down outstanding long-term debt.

(3) Assumes the following occurred on the date specified: (a) the Tichenor Acquisitions and (c) the Merger.

(4)  Assumes the Transactions occurred on the date specified.

(5) Long-term debt, less current portion, excludes other non-current obligations of Heftel ($1,533,000 at September 30, 1996).

                       COMPARATIVE PER SHARE INFORMATION
                                  (unaudited)

     The following unaudited comparative per share information presents certain historical, pro forma, and pro forma as adjusted per share data of Heftel for the year ended September 30, 1996 and certain historical, equivalent pro forma and equivalent pro forma as adjusted per share information of Tichenor for the year ended December 31, 1995. This information is presented as if each of the following transactions, as applicable, had been completed at the beginning of the respective periods presented: (i) the Tichenor Acquisitions; (ii) the Merger; (iii) the Offering (at an assumed offering price of $32.625 per share); and (iv) the Tender Offer. The comparative data per share information should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma condensed consolidated financial statements, the Heftel consolidated financial statements and related notes and the Tichenor consolidated financial statements and related notes as included herein or incorporated herein by reference.

                                                                      Year ended September 30, 1996
                                                                 --------------------------------------------
                                                                                                 Pro forma
                                                                 Historical   Pro forma(1)     as adjusted(2)
                                                                 ----------   ------------     --------------
HEFTEL
   Income (loss) from continuing operations per common
       and common equivalent share (3) .......................   $(3.56)      $ (2.59)             $(1.68)
   Cash dividends declared per share (4) .....................       --            --                  --
   Stockholders' equity (book value) per share (5) ...........     1.05         11.62               14.90

                                                                       Year ended December 31, 1995
                                                                 --------------------------------------------
                                                                                                 Equivalent
                                                                                Equivalent       pro forma,
                                                                 Historical    pro forma(6)    as adjusted(7)
                                                                 ----------   -------------    --------------
TICHENOR
   Income (loss) from continuing operations per common
       and common equivalent share (3) .......................   $ 0.07       $ (19.84)             $(12.87)
   Cash dividends declared per share (4) .....................       --             --                   --
   Stockholders' equity (book value) per share (5) ...........    17.47          88.98               114.11

--------------

(1) The pro forma per share information gives effect to (i) the Tichenor Acquisitions, (ii) the Merger; and (iii) the Tender Offer.
(2) The pro forma as adjusted per share information gives effect to (i) the Tichenor Acquisitions; (ii) the Merger; (iii) the Offering (at an assumed offering price of $32.625 per share); and (iv) the Tender Offer.
(3) Income (loss) from continuing operations per share is computed by dividing income (loss) from continuing operations by the number of weighted average common and common equivalent shares outstanding during the period presented.
(4) Neither Heftel nor Tichenor declared a cash dividend on its common stock during the periods presented.
(5) The historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at September 30, 1996 for Heftel and at December 31, 1995 for Tichenor, as shown on the face of each company's statement of financial position included herein or incorporated herein by reference.
(6) Equivalent pro forma per share information gives effect to (i) the Tichenor Acquisitions; and (ii) the Merger, and is computed by multiplying Heftel's pro forma income (loss) from continuing operations per share and the pro forma book value per share, as applicable, for the respective periods presented, by the average exchange ratio of 7.6586. This average ratio is based on (i) the issuance of 7.8261 shares of Heftel Class A Common Stock in the Merger for each share of Tichenor Common Stock outstanding prior to the Merger; (ii) the issuance of 7.8261 shares of Heftel Class A Common Stock for each of the 23,000 shares of Tichenor Common Stock represented by the Tichenor Warrant; and (iii) the issuance of 4.3478 shares of Heftel Class A Common Stock for each share of Tichenor Junior Preferred Stock outstanding prior to the Merger.
(7)  Equivalent pro forma, as adjusted, per share information gives effect to
     (i) the Tichenor Acquisitions; (ii) the Merger; and (iii) the Offering (at an assumed offering price of $32.625 per share), and is computed as described in Note 6 above.





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
                                  RISK FACTORS

     In addition to the other information in this Joint Proxy
Statement/Prospectus, the following factors should be considered carefully in evaluating the proposals to be voted upon at the Special Meetings and the acquisition of the securities offered hereby.

                          RISKS RELATING TO THE MERGER

INTEGRATION OF THE BUSINESS OF HEFTEL AND TICHENOR

     The Merger involves the integration of two companies that have previously operated independently. As soon as practicable following the Merger, Heftel intends to integrate certain aspects of the operations of Tichenor. However, there can be no assurance that Heftel will successfully integrate the operations of Tichenor with those of Heftel or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on Heftel's business, operating results or financial position. Additionally, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that Heftel or Tichenor will not experience the loss of key personnel. Furthermore, upon consummation of the Merger, a new management team of Heftel will be formed, with McHenry T. Tichenor, Jr. serving as Chairman, President and Chief Executive Officer of Heftel and Tichenor designees constituting the entire Heftel Board. The new management team may have different operating and strategic philosophies which may take time to integrate into the existing business. There can be no assurance that such integration will not adversely affect the operations of Heftel. See "Post-Merger Profile--Management of Heftel Following the Merger."

CONTROL BY THE TICHENOR FAMILY

     Immediately following the Effective Time of the Merger, the Tichenor Family will have voting control over approximately 33% of the outstanding shares of Heftel Class A Common Stock after giving effect to the Offering. This will enable the Tichenor Family to exert significant influence in electing the Heftel Board and over other management decisions. In any event, pursuant to the Merger Agreement, upon consummation of the Merger, designees of Tichenor will constitute the entire Heftel Board. See "Post Merger Profile -- Management of Heftel following the Merger."

EXCHANGE RATES

     The ratios at which Heftel Class A Common Stock will be exchanged for shares of Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant pursuant to the Merger Agreement were determined in July 1996 in arms-length negotiations between Clear Channel and Tichenor. On July 8, 1996, the last full trading day prior to the announcement of the Merger, the last sale price per share for the Heftel Class A Common Stock was $31.63. On January 9, 1996, the last sale price per share for the Heftel Class A Common Stock was $35.75. The price of Heftel Class A Common Stock at the Effective Time, as well as the prices at the date of this Joint Prospectus/Proxy Statement and at the date of the Special Meetings, may vary as a result of changes in the business, operations or prospects of Heftel, market assessments of the likelihood the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. Because the exchange ratios are fixed ratios in the Merger Agreement, they will not be adjusted in the event of an increase or decrease in the market price of Heftel or in the event of changes in the operations or prospects of Heftel or Tichenor.

DILUTION

     In connection with the Merger, former Tichenor stockholders will be issued approximately 5,559,464 shares of Heftel Class A Common Stock and will hold approximately 27% of Heftel's outstanding Common Stock as of the Effective Time after giving effect to the Offering.

TAX CONSIDERATIONS

     If the Merger is consummated, but fails to qualify as a reorganization under Section 368(a) of the Code, (i) Tichenor would be treated as if it had sold all of its assets to Heftel Sub in a taxable transaction and would recognize taxable gain or loss equal to the difference between Tichenor's adjusted tax basis in its assets and the fair market value of the Heftel Class A Common Stock delivered in the Merger plus the total amount of cash received by the Tichenor shareholders (including cash received in lieu of fractional shares); (ii) Heftel Sub would be treated as if it sold the Heftel Class A Common Stock delivered to Tichenor in the Merger for an amount equal to the fair market value of such Heftel Class A Common Stock and would recognize taxable gain equal to the fair market value of the Heftel Class A Common Stock issued in connection with the Merger; and (iii) the Tichenor shareholders would be treated as if all of their Tichenor Common Stock and Tichenor Junior Preferred Stock was redeemed in a fully taxable liquidation of Tichenor, and each Tichenor shareholder would recognize taxable gain or loss in an amount equal to the difference between such holder's adjusted tax basis in such Tichenor stock and the fair market value of the Heftel Class A Common Stock plus the amount of cash received in exchange therefor. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger--Certain Federal Income Tax Consequences."


                            RISKS RELATING TO HEFTEL

NO ASSURANCE OF COMPLETION OF OFFERING

     There can be no assurance that the Offering will be completed or that it will be completed at an offering price comparable to current trading prices for the Heftel Class A Common Stock.

RECENT CHANGE OF CONTROL

     On August 5, 1996, Clear Channel acquired a controlling interest in Heftel and replaced the previous Heftel Board with its own slate of directors. The new management team of Heftel may have different operating and strategic philosophies which may take time to integrate into the existing business.
There can be no assurance that such integration will not adversely affect the operations of Heftel.

ANTITRUST MATTERS

     An important element of Heftel's growth strategy involves the acquisition of additional radio stations, most of which are likely to require preacquisition antitrust review by the FTC and the Antitrust Division. Following passage of the Telecommunications Act of 1996 (the "1996 Act"), the Antitrust Division has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks, particularly in instances where the proposed acquiror already owns one or more radio stations in a particular market and the acquisition involves another radio station in the same market. Recently, the Antitrust Division has obtained consent decrees requiring an acquiror to dispose of at least one radio station in a particular market where the acquisition otherwise would have resulted in a concentration of market share by the acquiror. Although the Antitrust Division reviewed the antitrust implications of the Merger and decided not to undertake any enforcement action, there can be no assurance that the Antitrust Division or the FTC will not seek to bar Heftel from acquiring additional radio stations in a market where Heftel's existing stations already have a significant market share.


CONCENTRATION OF CASH FLOW FROM LOS ANGELES STATIONS

     Broadcast cash flow generated by Heftel's Los Angeles stations accounted for approximately 68% of Heftel's broadcast cash flow for the year ended September 30, 1996. On a pro forma basis, assuming the Merger had occurred on October 1, 1995, Heftel's Los Angeles stations would have accounted for 46% of Heftel's broadcast cash flow for the year ended September 30, 1996. Increased competition for advertising dollars with other radio stations and communications media in the Los Angeles metropolitan area, both generally and relative to the broadcasting industry, increased competition from a new format competitor and other economic factors could cause a decline in revenue from Heftel's Los Angeles stations. A significant decline in the revenue of the Los Angeles stations could have a material adverse effect on Heftel's overall results of operations and broadcast cash flow.

FINANCIAL LEVERAGE; PLEDGE OF ASSETS

     As of September 30, 1996, Heftel's total debt, excluding other non-current obligations, was approximately $136.1 million. On a pro forma basis, assuming consummation of the Merger on September 30, 1996, Heftel's total long-term debt, excluding other non-current obligations, as of such date would have increased to $207.4 million. On a pro forma basis, however, assuming consummation of both the Merger and the Offering (at an assumed offering price of $32.625 per share) and the application of the estimated net proceeds of the Offering on September 30, 1996, Heftel's total long-term debt, excluding other non-current obligations, as of such date would have been approximately $98.7 million.
There can be no assurance Heftel will have sufficient cash flow to satisfy its future debt service requirements, particularly if there is a downturn in the operating performance of its radio stations or in economic conditions.

     Stock and partnership interests of Heftel's subsidiaries are pledged to secure the performance of Heftel under the Credit Agreement dated August 5, 1996, as amended, among Heftel, the lenders signatory thereto and NationsBank of Texas, N.A., as agent (the "Credit Agreement"). The Credit Agreement contains certain financial and operational covenants and other restrictions with which Heftel must comply, including, among others, limitations on capital expenditures, and the incurrence of additional indebtedness, prohibitions on the payment of cash dividends and the redemption or repurchase of capital stock
of Heftel and restrictions on the use of borrowings.   The Credit Agreement may
adversely affect Heftel's ability to pursue its strategy of further growth through acquisitions. After giving effect to the Merger and application of the estimated net proceeds from the Offering, Heftel will have approximately $56.3 million available under the Credit Agreement for future borrowings.

GROWTH THROUGH FUTURE ACQUISITIONS; CAPITAL REQUIREMENTS

     One of Heftel's growth strategies is to acquire additional radio stations. There can be no assurance that Heftel will be able to complete any further acquisitions or, if completed, that such acquired radio stations can be operated profitably or assimilated into Heftel's business structure in the manner desired by Heftel's management. Entities acquired by Heftel may have liabilities for which Heftel may become responsible. Additional debt or equity financing may be required in order to complete future acquisitions, and there can be no assurance that Heftel will be able to obtain such financing. Heftel may acquire stations that have not previously broadcast Spanish language programming. In converting these stations to a Spanish language format, revenue and cash flow from station operations generated prior to the conversion may not be indicative of future financial performance. Furthermore, such conversions may result in significant operating losses for an undetermined period of time.

GOVERNMENT REGULATION OF BROADCASTING INDUSTRY

     The domestic broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties Heftel may acquire. The 1996 Act, which became law on February 8, 1996, creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the 1996 Act.

     Heftel's business will continue to be dependent upon acquiring and maintaining broadcasting licenses issued by the FCC, which are currently issued for a term of seven years (the 1996 Act authorizes the FCC to extend the license term to eight years, but this provision has not yet been implemented). There can be no assurance that pending or future renewal applications will be approved, or that renewals will not include conditions or qualifications that could adversely affect Heftel's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Heftel's business, financial position and results of operations.

     In addition, the FTC and the Antitrust Division have been reviewing media acquisitions, including radio station acquisitions, to determine whether they are in compliance with antitrust laws, even in situations in which the acquisition conforms with the ownership restrictions of the 1996 Act. See "--Risks Relating to Heftel--Antitrust Matters."

COMPETITION

     Broadcasting is a highly competitive business. Heftel's radio stations compete for audiences and advertising revenues with other radio stations of all formats, as well as with other media, such as newspapers, magazines, television, cable television, outdoor advertising and direct mail, within their respective markets. Audience ratings and market shares are subject to change and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. Future operations are further subject to many variables which could have an adverse effect upon Heftel's financial performance. These variables include economic conditions, both general and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies, including the FCC. Although Heftel believes that each of its stations is able to compete effectively in their respective markets, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues. Radio stations can quickly change formats. Any radio station currently broadcasting in either English or Spanish could shift its format to duplicate the format of any of Heftel's stations. If a station converted its programming to a format similar to that of a station owned by Heftel, the ratings and broadcast cash flow of Heftel's station could be adversely affected.

NEW TECHNOLOGIES

     The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting and the standardization of available technologies which significantly enhance the sound quality of AM broadcasts. Heftel is unable to predict the effect any such new technology will have on Heftel's financial condition or results of operations. In addition, cable television operators are introducing a new service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information and direct satellite broadcast television companies are supplying subscribers with several high quality music channels.

UNCERTAINTY AS TO MARKET PRICE OF THE HEFTEL CLASS A COMMON STOCK

     Because the market price of the Heftel Class A Common Stock is subject to fluctuation, the market value of the shares of the Heftel Class A Common Stock may increase or decrease prior to and following the consummation of the Offering and/or the Merger. There can be no assurance that at or after the consummation of the Offering or the Merger, the shares of the Heftel Class A Common Stock will trade at the prices at which such shares have traded in the past. The prices at which the Heftel Class A Common Stock trades after the consummation of the Offering or the Merger may be influenced by many factors, including the liquidity of the Heftel Class A Common Stock, investor perceptions of Heftel and the radio broadcasting industry, the operating results of Heftel, Heftel's dividend policy, possible future changes in regulation of the radio broadcasting industry and general economic and market conditions.

RELATIONSHIP BETWEEN CLEAR CHANNEL AND HEFTEL

Future Sales of Common Stock

     Upon completion of the Merger and the Offering, Clear Channel will own approximately 34% of the outstanding Common Stock of Heftel (approximately 33% if the underwriters' over-allotment option is exercised in full). If the underwriters' over-allotment option is not exercised in full, Clear Channel would be required to sell up to 165,699 shares of Heftel Common Stock within six months of the Effective Time to comply with the FCC Approval Condition.
Any sale of shares of Heftel Common Stock owned by Clear Channel could adversely affect the market price for the Heftel Class A Common Stock and could impair the ability of Heftel to raise money in the equity markets. Clear Channel has indicated to Heftel that it does not currently intend to sell any of its shares of Heftel Common Stock, except as may be necessary to comply with the FCC Approval Condition. In addition, pursuant to the Stockholders Agreement, Clear Channel will agree not to sell any shares of Heftel Common Stock for 180 days from the Effective Time, except as may be necessary to comply with the FCC Approval Condition, and if the Offering is completed, Clear Channel will agree with the underwriters for the Offering that it will not sell any shares of Heftel Common Stock for 90 days from the closing of the Offering. There can be no assurances that Clear Channel will not sell any of such shares in the future or that any such contractual restrictions will not be waived. In addition, pursuant to a Registration Statement on Form S-3 filed by Heftel and declared effective by the Commission on February 9, 1996, Clear Channel may sell 2,156,799 shares of Heftel Class A Common Stock that it currently owns.

Ownership of Heftel New Class B Common Stock

     Following consummation of the Merger, Clear Channel will own no shares of Heftel Class A Common Stock and thus will not be entitled to vote in the election of Heftel's directors. Clear Channel will, nevertheless, own all of the outstanding shares of Heftel New Class B Common Stock, which will have a class vote on certain matters, including the sale of all or substantially all of the assets of Heftel, any merger or consolidation involving Heftel where the stockholders of Heftel immediately prior to the transaction would not own at least 50% of the capital stock of the surviving entity, any reclassification, capitalization, dissolution, liquidation or winding up of Heftel, the issuance of any shares of Preferred Stock by Heftel, the amendment of Heftel's Certificate of Incorporation in a manner that adversely affects the rights of the holders of Heftel New Class B Common Stock, the declaration or payment of any non-cash dividends on Heftel Common Stock or any amendment to Heftel's Certificate of Incorporation concerning the capital stock of Heftel. Furthermore, shares of Heftel New Class B Common Stock will be readily convertible into shares of Heftel Class A Common Stock, subject to any necessary FCC consents. These provisions relating to the Heftel New Class B Common Stock could have the effect of delaying or preventing a change in control of Heftel, thereby possibly having the effect of depriving stockholders of the opportunity to receive a premium for their shares. Such provisions could also have the effect of making Heftel less attractive to a potential acquirer and could result in holders of Heftel Class A Common Stock receiving less for their shares than might otherwise be available in the event of a takeover attempt. See "Description of Heftel Capital Stock."

Loan Agreement

     Concurrently with the execution of the Merger Agreement, Clear Channel and a subsidiary of Tichenor entered into the Loan Agreement, pursuant to which Clear Channel loaned the Tichenor subsidiary $40.0 million to finance the acquisition of two FM radio stations and related assets serving the San Francisco/San Jose market. The loan is secured by all of the outstanding stock of a subsidiary of the borrower which holds the licenses for the two radio stations. The loan is guaranteed by Tichenor and the guaranty is secured by all of the outstanding stock of the borrower. The loan and the guaranty will remain respective obligations of the Tichenor subsidiary and Tichenor following the acquisition of Tichenor by Heftel pursuant to the Merger. The loan becomes due on January 1, 1998 and must be repaid in full at that time. The loan has no penalty for early repayment and carries a market rate of interest. Although Heftel will not assume or otherwise have any obligations with respect to the loan or the guaranty, potential conflicts of interest could arise between Heftel, as the indirect sole stockholder of the Tichenor subsidiary, and Clear Channel, as a creditor. Following the Merger, Heftel may refinance all or a part of its consolidated indebtedness, including the loan to the Tichenor subsidiary. There can be no assurance, however, that any such refinancing will be consummated, or if consummated, that the terms thereof will be as favorable as those of the loan from Clear Channel.

Potential Conflicts of Interest

     The nature of the respective businesses of Clear Channel and Heftel gives rise to potential conflicts of interest between the two companies. Heftel and Clear Channel are each engaged in the radio broadcasting business in Miami, and as a result, they are competing with each other for advertising revenues. Upon consummation of the Merger, Heftel and Clear Channel will begin competing with each other in additional markets. In addition, conflicts could arise with respect to transactions involving the purchase or sale of radio broadcasting companies, particularly Spanish language radio broadcasting companies, the issuance of additional shares of Heftel Common Stock, or the payment of dividends by Heftel.

     Clear Channel has advised Heftel that it does not currently intend to engage in the Spanish language radio broadcasting business, other than through its ownership of shares in Heftel. However, circumstances could arise that would cause Clear Channel to engage in the Spanish language broadcasting business. For example, opportunities could arise which would require greater financial resources than those available to Heftel or which are located in areas in which Heftel does not intend to operate. Thus, although Clear Channel has no current intention to do so, there can be no assurance that it will not engage in the Spanish language broadcasting business. In addition, as part of Clear Channel's overall acquisition strategy, Clear Channel may from time to time acquire Spanish language radio broadcasting companies individually or as part of a larger group and thereafter engage in the Spanish language radio broadcasting business.
Such activities could directly or indirectly, compete with Heftel's business.

FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "The Merger," "Business of Heftel," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Tichenor," "Post--Merger Profile," as well as within the Joint Proxy Statement/Prospectus generally. In addition, when used in this Joint Proxy Statement/Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth herein and the matters set forth in the Prospectus generally. Heftel undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Heftel cautions the reader, however, that this list of risk factors may not be exhaustive.


                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies (i) from the holders of Heftel Class A Common Stock by the Heftel Board for use at the Heftel Meeting and (ii) from the holders of Tichenor Common Stock and Tichenor Junior Preferred Stock by the Tichenor Board for use at the Tichenor Meeting.

TIMES AND PLACES; PURPOSES

Heftel

     The Heftel Meeting will be held at Heftel's corporate offices, 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103, commencing at 9:00 a.m. local time on February 14, 1997. At the Heftel Meeting, holders of Heftel Class A Common Stock will consider and vote upon the Share Issuance and the Charter Amendment. No other business will be presented at the Heftel Meeting other than those matters incidental to the conduct of the Heftel Meeting.

     Share Issuance. Heftel stockholders are being asked to approve the issuance of certain shares of capital stock of Heftel in connection with the Merger. Specifically, Heftel stockholders are being asked to approve the issuance of up to (i) 5,559,464 shares of Heftel Class A Common Stock to the holders of Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant, (ii) 7,078,235 shares of Heftel New Class B Common Stock that will be issued to Clear Channel or its affiliates in accordance with the Merger Agreement in exchange for shares of Tichenor Common Stock owned by Clear Channel or its affiliates and shares of Heftel Class A Common Stock owned by Clear Channel or its affiliates, (iii) 7,078,235 shares of Heftel Class A Common Stock issuable upon conversion of shares of Heftel New Class B Common Stock. For a more complete description of the terms of the Merger and the Share Issuance, see "The Merger" and "The Merger Agreement and Related Agreements."





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
     Charter Amendment. Heftel stockholders are also being asked, subject to approval of the Share Issuance, to approve the amendment and restatement of Heftel's Current Charter. The proposed form of the Charter Amendment that Heftel stockholders are being asked to approve is attached as Exhibit 1.1(a) to the Merger Agreement, which is included in this Joint Proxy Statement/Prospectus as Annex A. The Charter Amendment principally (a) increases the amount of authorized shares and replaces the terms of the Heftel Class B Common Stock as currently authorized (of which there are no shares outstanding), with the terms of the Heftel New Class B Common Stock and (b) increases the amount of authorized shares of Heftel Class A Common Stock. For a more complete comparison of the Current Charter and the Charter Amendment, see "Description of Heftel Capital Stock."

     It is a condition to the consummation of the Merger that the Charter Amendment and the Share Issuance be approved. Therefore, unless both proposals are approved by the Heftel stockholders, the Merger will not be consummated.

Tichenor

     The Tichenor Meeting will be held at Tichenor's corporate offices at 100 Crescent Court, Suite 1777, Dallas, Texas 75201 commencing at 9:00 a.m. local time on February 14, 1997. At the Tichenor Meeting, holders of Tichenor Common Stock and Tichenor Junior Preferred Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement. No other business will be presented at the Tichenor Meeting other than those matters incidental to the conduct of the Tichenor Meeting.

VOTING; VOTES REQUIRED FOR APPROVAL

Heftel

     The Heftel Board has established January 6, 1997, as the Record Date for the determination of Heftel Stockholders entitled to notice of and to vote at the Heftel Meeting. Only holders of record of Heftel Class A Common Stock at the close of business on such date are entitled to vote at the Heftel Meeting. On the Record Date, Heftel had outstanding and entitled to vote 11,278,422 shares of Heftel Class A Common Stock.

     The presence, either in person or by proxy, of the holders of at least a majority of the outstanding shares of Heftel Class A Common Stock entitled to vote is necessary to constitute a quorum at the Heftel Meeting.

     Because the Merger and related transactions will involve the issuance of Heftel Class A Common Stock in an amount in excess of 20% of the aggregate number of shares of Heftel Class A Common Stock outstanding, the NASD requires that Heftel obtain the affirmative vote of the holders of a majority of the outstanding shares of Heftel Class A Common Stock entitled to vote and present, in person or by proxy, at the Heftel Meeting to approve the Share Issuance. Because a subsidiary of Heftel, and not Heftel itself, is a party to the Merger, the approval of Heftel's stockholders is not required under the DGCL to approve and adopt the Merger Agreement or the Merger. Under the DGCL, the affirmative vote of the holders of a majority of the issued and outstanding shares of Heftel Class A Common Stock is required to approve and adopt the Charter Amendment. Clear Channel and its affiliates, who currently own approximately 63% of the outstanding Heftel Class A Common Stock, have indicated to Heftel that they intend to vote all of such shares in favor of both the Share Issuance and the Charter Amendment.

     The holder of each outstanding share of Heftel Class A Common Stock is entitled to one vote per share on each proposal considered at the Heftel Meeting. On all matters considered at the Heftel Meeting, broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present. In addition, abstentions are considered in determining the number of votes required to attain a majority of the shares present or represented at the Heftel Meeting and entitled to vote.
Accordingly, an abstention from voting on the Share Issuance by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the Share Issuance because it represents a share present or represented at the Heftel Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the Share Issuance.

Tichenor

     The Tichenor Board has fixed the close of business on January 14, 1997 as the Tichenor Record Date for the determination of Tichenor shareholders entitled to notice of and to vote at the Tichenor Special Meeting and at any adjournments or postponements thereof.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of each class of Tichenor Common Stock and Tichenor Junior Preferred Stock entitled to vote at the Tichenor Special Meeting is necessary to constitute a quorum at the Tichenor Special Meeting.

     Pursuant to Tichenor's Articles of Incorporation, as amended, and the TBCA, the affirmative vote of the holders of a majority of each of (a) the outstanding shares of Tichenor Common Stock and Tichenor Junior Preferred Stock voting as together as a single class, and (b) the outstanding shares of the Tichenor Common Stock, Tichenor Junior Preferred Stock and Tichenor Senior Preferred Stock, voting as separate classes, is required to approve and adopt the Merger Agreement. The 3,000 shares of Tichenor Senior Preferred Stock outstanding were all voted in favor of the Merger Agreement by written consent on October 10, 1996. Voting rights for Tichenor are vested in the holders of Tichenor Common Stock and Tichenor Junior Preferred Stock, with the holders of the Tichenor Common Stock having aggregate voting rights equal in the aggregate to 55% of the voting rights of all outstanding voting shares and the holders of the Tichenor Junior Preferred Stock having aggregate voting rights equal in the aggregate to 45% of the voting rights of all outstanding voting shares on each matter concerning before the shareholders.

     On the Tichenor Record Date, there were 684,168.93 shares of Tichenor Common Stock outstanding held by 43 shareholders of record and 35,772.48 shares of Tichenor Junior Preferred Stock outstanding held by nine shareholders of record. In addition, the 3,000 shares of Tichenor Senior Preferred Stock outstanding that are held by a single shareholder were voted in favor of the Merger and the Merger Agreement by written consent on October 10, 1996. Pursuant to a Voting Agreement with Heftel, the Tichenor Voting Parties have agreed to vote all of the shares of Tichenor Common Stock and Tichenor Junior Preferred Stock held by the Tichenor Voting Parties and with respect to which the Tichenor Voting Parties have or will have the authority to direct the vote in favor of the approval and adoption of the Merger Agreement. Pursuant to a separate voting agreement among certain members of the Tichenor family with respect to certain shares of Tichenor Common Stock and Tichenor Junior Preferred Stock held by them, the Tichenor Voting Parties, as the holders of a majority of the shares of each class subject to such separate voting agreement, have the contractual right to direct the vote of the 549,745 shares of Tichenor Common Stock (approximately 80% of the shares outstanding) and 30,345 shares of Tichenor Junior Preferred Stock (approximately 85% percent of the shares outstanding) subject to such separate voting agreement. As a result of the affirmative vote of the shares of each of such class held or controlled by the Tichenor Voting Parties, the approval and adoption of the Merger Agreement and the Merger by the Tichenor shareholders is assured.





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
PROXIES

Heftel

     All shares of Heftel Class A Common Stock represented by properly executed proxies will be voted at the Heftel Meeting in accordance with the directions indicated on the respective proxies unless the proxies have been previously revoked. Unless contrary direction is given, all Heftel Class A Common Stock represented by proxies will be voted FOR approval of the Share Issuance, FOR approval of the Charter Amendment and in the proxy holder's discretion as to such other matters incident to the conduct of the Heftel Meeting. If any other matters are properly presented at the Heftel Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

     All holders of Heftel Class A Common Stock are requested to complete, sign, date and promptly return the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that their shares are voted. A Heftel stockholder executing and returning a proxy has the power to revoke the proxy at any time before it is voted. A Heftel stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Heftel prior to the vote at the Heftel Meeting or by appearing in person at the Heftel Meeting and voting in person the shares to which the proxy relates. Any written notice revoking the Heftel proxy should be sent to Heftel Broadcasting Corporation, 6767 West Tropicana Avenue, Suite 102, Las Vegas, Nevada 89103, Attention:
Secretary.

Tichenor

     If a shareholder attends the Tichenor Meeting, such shareholder may vote by ballot. However, many of Tichenor's shareholders may be unable to attend the Tichenor Meeting. Therefore, the Tichenor Board is soliciting proxies so that each holder of Tichenor Common Stock and Tichenor Junior Preferred Stock on the Tichenor Record Date has the opportunity to vote on the proposal to be considered at the Tichenor Meeting. When a proxy is returned properly signed and dated, the shares represented thereby will be voted according to the instructions on the proxy. If a Tichenor shareholder does not return a signed proxy, such shareholder's shares will not be voted. Shareholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. If a Tichenor shareholder returns a signed proxy, but does not indicate how such shareholder's shares are to be voted, the shares represented by the proxy will be voted FOR approval of the Merger Agreement. The proxy also confers discretionary authority on the individuals appointed by the Tichenor Board and named on the proxy to vote the shares represented thereby on any other matter that may properly arise at the Tichenor Meeting. As of the date of this Joint Proxy Statement/Prospectus, the Tichenor Board does not know of any other matters to be presented for action by Tichenor shareholders at the Tichenor Meeting. If, however, any other matters not now known are properly brought before the Tichenor Meeting, including a question of adjourning the meeting from time to time, the Tichenor proxy holders will vote upon the same according to their discretion and best judgment.

     Any Tichenor shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying in writing the secretary of Tichenor at 100 Crescent Court, Suite 1777, Dallas, Texas 75201, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Tichenor Meeting. Attendance at the Tichenor Meeting by itself will not constitute revocation of a proxy.

SOLICITATION

     Heftel and Tichenor will each bear its own expenses in connection with this solicitation, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Heftel or Tichenor, as the case may be, in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Heftel or Tichenor, as the case may be, will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                                   THE MERGER

GENERAL

     Upon consummation of the Merger, Tichenor will become a wholly-owned subsidiary of Heftel. Tichenor shareholders (other than Clear Channel or its affiliates) will receive approximately 5,559,464 shares of Heftel Class A Common Stock in exchange for all the issued and outstanding shares of Tichenor Common Stock and Tichenor Junior Preferred Stock and $3.0 million in cash (plus accrued and unpaid dividends through December 31, 1995 of approximately $379,000) in exchange for all the issued and outstanding shares of Tichenor Senior Preferred Stock. In addition, Clear Channel will receive 130,414 shares of Heftel New Class B Common Stock in exchange for 16,664 shares of Tichenor Common Stock acquired by it prior to the Merger and the shares of Heftel Class A Common Stock owned by Clear Channel will be converted into an equal number of shares of Heftel New Class B Common Stock. On January 10, 1997, the aggregate market value of Heftel Common Stock to be received by Tichenor stockholders (including Clear Channel) was approximately $203.4 million (based on a closing price per share of Heftel Class A Common Stock of $35.75 on January 9, 1997 and assuming that the market value per share of Heftel New Class B Common Stock is the same as that of the Heftel Class A Common Stock), and the aggregate market value of the outstanding Heftel Class A Common Stock on such date was approximately $488.3 million (based on a closing price per share of Heftel Class A Common Stock of $35.75 on January 9, 1997). The price of the Heftel Class A Common Stock between the date of this Joint Proxy Statement/Prospectus and the Effective Time will fluctuate and no assurance can be given concerning the market price of the Heftel Class A Common Stock at the time of the Merger.
See "Risk Factors--Risks Relating to the Merger--Exchange Rates."   The Merger
will be effective after satisfaction or waiver of all conditions contained in the Merger Agreement, including the approval of the Merger by the stockholders of Heftel and the shareholders of Tichenor.

     Immediately after the Merger, the former shareholders and warrant holders of Tichenor will own approximately 5,559,464 shares of Heftel Class A Common Stock, representing approximately 27% of the then total outstanding Common Stock of Heftel after giving effect to the Offering. In addition, (i) Clear Channel and its affiliates will own approximately 7,078,235 shares of Heftel New Class B Common Stock, representing approximately 34% of the total outstanding Common Stock of Heftel, and (ii) the other stockholders of Heftel will own the remaining 8,099,910 outstanding shares of Heftel Class A Common Stock, representing approximately 39% of the total outstanding Common Stock of Heftel.

     Immediately after the Merger, the Tichenor Family will own an aggregate of approximately 4,556,486 shares of Heftel Class A Common Stock (representing approximately 33% of the then outstanding Heftel Class A Common Stock after giving effect to the Offering) and may have the ability, if they act together as a group, to control Heftel. The members of the Tichenor Family have entered into a Voting Agreement pursuant to which the majority of the shares of Tichenor Common Stock and Junior Preferred Stock currently held by them, as well as the approximately 4,345,718 shares of Heftel Class A Common Stock to be received in exchange therefor in the Merger, shall be voted in accordance with the instructions of the holders of a majority of such shares. Pursuant to the Merger Agreement, McHenry T. Tichenor, Jr. will enter into an employment agreement with Heftel pursuant to which Mr. Tichenor will serve as President and Chief Executive Officer of Heftel for a five year term. Immediately after the Merger, five designees of Tichenor will constitute the entire Heftel Board. Clear Channel and its affiliates will own only Heftel New Class B Common Stock as a result of the Merger and thus will not have the right to vote for the election of directors of Heftel, although Clear Channel and its affiliates will have certain class voting rights discussed in more detail below.

     The Heftel New Class B Common Stock that Clear Channel and its affiliates will receive in the Merger will convert into Heftel Class A Common Stock automatically upon sale or transfer to a person or entity other than Clear Channel or an affiliate of Clear Channel. Each share of the Heftel New Class B Common Stock will also be convertible into Heftel Class A Common Stock at the option of its holder, subject to any required FCC consents. In addition, Clear Channel and its affiliates may convert shares of Heftel Class A Common Stock held by them into shares of Heftel New Class B Common Stock at their option.

     Holders of the Heftel New Class B Common Stock will in certain circumstances have certain voting rights. Specifically, so long as Clear Channel and its affiliates own at least 20% of Heftel Common Stock then outstanding, Heftel shall not, and shall not permit any subsidiary to, without the vote or consent by the holders of a majority of the Heftel New Class B Common Stock voting as a single class, take any of the following actions: (i) effect the sale, lease or other transfer of all or substantially all of the assets of Heftel, or any merger or consolidation involving Heftel where the stockholders of Heftel immediately prior to such transaction would not own at least 50% of the capital stock of the surviving entity, or any reclassification, recapitalization, dissolution, liquidation or winding up of Heftel; (ii) authorize, issue or obligate itself to issue any shares of Preferred Stock; (iii) make or permit any amendment to Heftel's Certificate of Incorporation that adversely affects the rights of the holders of Heftel New Class B Common Stock; (iv) declare or pay any non-cash dividends on or make any other non-cash distribution on Heftel Common Stock; or (v) make or permit any amendment or modification to Heftel's Certificate of Incorporation concerning the capital stock of Heftel.

BACKGROUND OF THE MERGER

     In the Fall of 1995, Mr. L. Lowry Mays, President and Chief Executive Officer of Clear Channel, informally inquired of Cecil Heftel whether Heftel would have any interest in a possible acquisition by Clear Channel. Mr. Heftel informed Mr. Mays that Heftel was not interested in an acquisition at that time, and Clear Channel did not pursue the matter further. Also in the Fall of 1995, Clear Channel entered into confidential discussions with representatives of Tichenor to explore the possibility of Clear Channel's acquisition of Tichenor, but the representatives of Tichenor were not interested in an outright sale at that time.

     Between February and May 1996, representatives of Clear Channel and representatives of Tichenor held numerous discussions exploring possible business combinations involving Tichenor, including the possible acquisition of Tichenor, or an equity interest in Tichenor, by Clear Channel, a possible joint bid by Clear Channel and Tichenor for Heftel, and a possible merger of Tichenor with Heftel. The parties, however, were not able to reach a mutually satisfactory agreement for any such transaction.

     On June 1, 1996, a Clear Channel subsidiary entered into the Tender Offer Agreement with Heftel and the related stock purchase agreement pursuant to which Clear Channel would acquire control of Heftel. Pursuant to such agreements, the Clear Channel subsidiary promptly commenced a tender offer for all outstanding shares of common stock of Heftel.

     On June 3, 1996, Clear Channel resumed discussions with Tichenor during which Clear Channel expressed an interest in effecting a merger between Heftel and Tichenor if Clear Channel obtained control of Heftel, and on such date, Tichenor representatives traveled to Clear Channel's offices in San Antonio, Texas to discuss a possible merger in more detail. Tichenor also expressed a similar interest over the course of numerous telephone conversations between Clear Channel and Tichenor between June 4 and June 18, 1996.

     On June 19, 1996, Clear Channel representatives traveled to Tichenor's offices in Dallas to make a formal presentation of a plan of merger to the Tichenor Board.

     From June 19, 1996 to July 9, 1996, Clear Channel, Tichenor and their representatives engaged in extensive negotiations concerning the potential merger of Heftel and Tichenor following the consummation of Clear Channel's tender offer for Heftel and the parties negotiated the Merger Agreement and related agreements.

     On July 9, 1996, Clear Channel and Tichenor entered into the original Merger Agreement (the "Original Merger Agreement") which, subject to the terms and conditions thereof, provided for the merger of Tichenor into a wholly-owned subsidiary of Heftel following assignment of the Merger Agreement by Clear Channel to Heftel. Concurrently with the execution of the Original Merger Agreement, Clear Channel and a Tichenor subsidiary entered into the Loan Agreement pursuant to which Clear Channel loaned the Tichenor subsidiary $40.0 million.

     On August 5, 1996, the Clear Channel subsidiary closed the Tender Offer, acquiring an additional 5,141,022 shares of Heftel Class A Common Stock and giving Clear Channel a total of 7,297,821 shares of Heftel Class A Common Stock or 63.2% of the outstanding Heftel Class A Common Stock. Immediately after the closing of the Tender Offer, the Heftel Board was replaced with the five current directors, all of whom were designated by Clear Channel.

     On August 14, 1996, Clear Channel submitted to Heftel for consideration by the Heftel Board an Assignment Agreement pursuant to which Heftel would assume all of the rights and obligations relating to it under the Merger Agreement.

     On August 27, 1996 the Heftel Board met to consider the Merger. Mr. Randall T. Mays, Vice President and Treasurer of Clear Channel, provided the members of the Heftel Board with a detailed review of the financial terms of the Merger Agreement. After its discussion of such terms, the Heftel Board determined to engage Alex. Brown to provide advice with respect to the fairness of the Merger to Heftel from a financial point of view.

     On September 9, 1996, the Heftel Board met again to consider further the proposed Merger. Jenkens & Gilchrist, A Professional Corporation ("Jenkens & Gilchrist"), Special Counsel to Heftel, made a presentation regarding the duties and responsibilities of the Heftel Board in the context of a merger. The Board appointed a Special Committee, consisting of Mr. James M. Raines and Mr. Ernesto Cruz, to further consider whether Heftel should enter into the Merger Agreement. At the request of the Heftel Board, Mr. Lowry Mays reviewed with the Heftel Board possible alternative acquisitions or business combinations. Representatives of Alex. Brown made a presentation to the Board regarding the proposed Merger, including the anticipated impact of the Merger on the Heftel stock price, the performance of Tichenor in the two preceding and current fiscal years, the possible benefits to Heftel from access to Tichenor management following the Merger, the anticipated impact of the proposed Merger on market diversification and coverage in the major markets, and Tichenor's anticipated contribution to the revenue and broadcast cash flows of the combined entity following the Merger.

     On September 12, 1996, the Special Committee wrote a letter to Alex. Brown requesting that, in addition to the matters discussed at the September 9, 1996 meeting, the following matters be analyzed in connection with the fairness opinion relating to the Merger between Heftel and Tichenor:

     o Further analysis of both revenue and broadcast cash flow for each of Heftel, Tichenor and the combined entity to demonstrate the impact of the proposed Merger on diversification of projected revenue and broadcast cash flow based on assumptions made by the Special Committee.

     o Analysis of other recent business combinations in the radio broadcasting industry involving a stock exchange and the possible relationship in financial terms of such transactions to the proposed Merger.

     o Adjustment of the discounted cash flow analysis to include reductions in corporate overhead that would reflect the incremental corporate overhead anticipated by the Heftel Board associated with the Merger.

     o Expansion of the discounted cash flow analysis to reflect possible increased revenue growth anticipated by the Heftel Board in the Spanish radio market.

     On September 25, 1996, the Special Committee met and considered the additional information which had been provided by Alex. Brown. The Special Committee reviewed the fairness opinion of Alex. Brown dated as of September 9, 1996 (the "September 9 Alex. Brown Opinion") and heard a presentation by Alex. Brown which included, among other matters, a comparison of the Merger with two other recent broadcasting company mergers, a summary contribution analysis and several discounted cash flow analyses. The Special Committee also discussed and assessed available alternatives to the Merger. The Special Committee ratified the engagement of Alex. Brown as independent financial advisors to the Special Committee and the engagement of Jenkens & Gilchrist as independent legal advisors to the Special Committee.

     On October 10, 1996, Clear Channel and Tichenor entered into an Amended and Restated Merger Agreement. The Amended and Restated Merger Agreement eliminates certain provisions of the original Merger Agreement in response to FCC comments but does not change the basic economic terms of the Merger.

     On October 10, 1996, the Special Committee met to receive and discuss a report from Mr. Randall T. Mays regarding certain due diligence items discussed with KPMG Peat Marwick with respect to its audit of the books and records of Tichenor. The Special Committee also reviewed the Amended and Restated Merger Agreement. The Special Committee then discussed the September 9 and September 25 presentations made by Alex. Brown and the September 9 Alex. Brown Opinion. After a review of this information, the Amended and Restated Merger Agreement, and all of the information presented at the prior meetings, the Special Committee unanimously determined that it would recommend to the full Heftel Board that Heftel approve and adopt the Merger Agreement and cause Heftel to become a party thereto.

     On October 10, 1996, following the meeting of the Special Committee, the Heftel Board met and received the report of the Special Committee. After a full review of the findings of the Special Committee, the Board approved the Merger Agreement, the Merger, the Share Issuance and the Charter Amendment and determined that it would recommend that the Heftel stockholders approve the Share Issuance and the Charter Amendment.

     On October 17, 1996, the Special Committee requested that Alex. Brown update its September 9, 1996 fairness opinion to October 10, 1996 solely with respect to the consideration payable by Heftel pursuant to the Amended and Restated Merger Agreement.

     On October 17, 1996, Alex. Brown issued its written fairness opinion to the effect that as of October 10, 1996 the consideration to be paid by Heftel pursuant to the Amended and Restated Merger Agreement is fair, from a financial point of view, to Heftel.

RECOMMENDATION OF THE HEFTEL SPECIAL COMMITTEE AND THE HEFTEL BOARD; HEFTEL'S REASONS FOR THE MERGER

The Special Committee

     The Special Committee believes that the terms of the Merger Agreement are fair to and in the best interests of Heftel and its stockholders. Accordingly, the Special Committee has unanimously approved the Merger Agreement and recommends that Heftel stockholders vote FOR approval of the Share Issuance and FOR approval of the Charter Amendment. In reaching its determination, the Special Committee consulted with Heftel management, as well as the Special Committee's financial and legal advisors, and considered a number of factors, including, without limitation, the following:

         (i) The Merger provides Heftel with the opportunity to combine with a company having a portfolio of 20 radio stations in six metropolitan markets which are complementary to the markets in which Heftel is currently operating, significantly advancing Heftel's strategy of owning and operating top performing radio stations in the ten largest Spanish language radio markets in the United States and achieving multiple station ownership in the same geographic markets.

         (ii) Significant opportunities exist for the management of Tichenor, which has a successful track record in Spanish language radio, to improve the profitability of Heftel's stations in its existing markets.

         (iii) The market capitalization of the combined entity will be considerably larger than Heftel's current market capitalization, providing Heftel stockholders with enhanced liquidity.

         (iv) The Merger will provide opportunities for economies of scale and other operating efficiencies and synergies, particularly in terms of the integration of office facilities and the combined market share of Heftel and Tichenor.

         (v) Of Heftel's strategic alternatives, including remaining a separate company or combining with other companies that operate Spanish language radio stations, the Merger appears to provide significant enhanced benefit to Heftel and its stockholders.

         (vi) The combined entity would have greater competitive strengths, financial resources, and opportunities for further expansion. It will be the only company with Spanish language radio stations in each of the top 10 Spanish language markets, reaching 63% of Hispanics in the United States and creating an attractive vehicle for national advertisers.

         (vii) The combined entity diversifies revenue and broadcast cash flow across a larger number of geographic markets, thereby reducing its reliance on any individual market.

         (viii) The combined entity increases the growth potential of Heftel, and allows Heftel to enter the San Antonio, San Francisco/San Jose and Houston markets.

         (ix) The trading history of Heftel stock from July 8, 1996, the date before the Merger Agreement was announced (at which time Heftel Class A Common Stock traded for $31.63 per share), to the date of this Joint Proxy Statement/Prospectus, indicates that the share value will be enhanced by the Merger.

         (x) The opinion of Alex. Brown that the consideration to be paid by Heftel pursuant to the Merger Agreement is fair to Heftel, from a financial point of view.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     As noted above, the Special Committee considered as an important element of its assessment, among other factors described above, the analyses of its financial advisor as to the fairness to Heftel of the consideration to be paid by Heftel pursuant to the Merger Agreement. The Special Committee relied upon the fairness opinion of Alex. Brown for its analysis and the Special Committee expressly adopted the conclusion and analysis of Alex. Brown as its own.

Heftel Board

     The Heftel Board has concluded that the terms of the Merger Agreement are fair to and in the best interests of Heftel and its stockholders. Accordingly, the Heftel Board has approved the Merger Agreement and recommends that Heftel stockholders vote FOR approval of the Share Issuance and FOR approval of the Charter Amendment. In reaching its determination, the Heftel Board considered a number of factors, including the following:

         (i) the factors referred to above as having been taken into account by the Special Committee, which the Board of Directors adopts as its own;

         (ii)  the conclusions and recommendations of the Special Committee;

         (iii) the opinion of the Special Committee's financial advisor to the effect that the consideration to be paid by Heftel pursuant to the Merger Agreement is fair to Heftel; and

         (iv) the fact that the Merger Agreement was the result of arms-length negotiations between Clear Channel and Tichenor.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Heftel Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

OPINION OF HEFTEL'S INVESTMENT BANKER

     Heftel and the Special Committee retained Alex. Brown as their exclusive financial advisor in connection with the Special Committee's consideration of the Merger. Alex. Brown rendered its opinion to the Board of Directors as to the fairness, from a financial point of view, of the consideration to be paid by Heftel pursuant to the Merger.

     At the September 9, 1996 meeting of the Heftel Board, representatives of Alex. Brown made a presentation with respect to the Original Merger Agreement and rendered to the Board its oral opinion, subsequently confirmed in writing as of the same date, that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the consideration to be paid by Heftel pursuant to the Original Merger Agreement was fair, from a financial point of view, to Heftel. The opinion was updated solely to take into consideration the revised structure of the transaction in the Amended and Restated Merger Agreement, by delivery of a written opinion dated October 17, 1996. No limitations were imposed by Heftel's Board of Directors or the Special Committee with respect to the investigations made or procedures followed.

     THE FULL TEXT OF ALEX. BROWN'S WRITTEN OPINIONS DATED SEPTEMBER 9, 1996 AND OCTOBER 17, 1996, (COLLECTIVELY, THE "ALEX. BROWN OPINION") WHICH SET FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED, LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN AND PROCEDURES FOLLOWED BY ALEX. BROWN IN RENDERING SUCH OPINIONS ARE ATTACHED HERETO AS ANNEX B, AND ARE INCORPORATED HEREIN BY REFERENCE. HEFTEL URGES ITS STOCKHOLDERS TO READ BOTH OPINION LETTERS IN THEIR ENTIRETY. THE SUMMARY OF THE ALEX. BROWN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION LETTERS. ALEX. BROWN HAS CONSENTED TO THE INCLUSION OF ITS OPINION LETTERS IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE ALEX. BROWN OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID BY HEFTEL PURSUANT TO THE MERGER. THE OPINION IS BASED ON MARKET, ECONOMIC AND OTHER CONDITIONS AS THEY EXISTED AND COULD BE EVALUATED AS OF SEPTEMBER 9, 1996, AND IS BASED ON THE STRUCTURE OF THE MERGER AS OF OCTOBER 17, 1996. ALEX. BROWN DID NOT MAKE ANY INDEPENDENT EVALUATION OR MAKE OR SEEK TO OBTAIN AN APPRAISAL OF THE ASSETS OF HEFTEL OR TICHENOR NOR WAS ALEX. BROWN FURNISHED WITH ANY SUCH APPRAISALS. ALEX. BROWN WAS NOT ASKED TO CONSIDER, NOR DID IT EXPRESS ANY OPINION WITH RESPECT TO, THE FAIRNESS OF ANY OTHER TRANSACTION NOR DID IT RENDER ANY OTHER SERVICES IN CONNECTION WITH THE MERGER. IN CONNECTION WITH THE UPDATED OPINION DATED OCTOBER 17, 1996, ALEX. BROWN DID NOT UPDATE ITS ANALYSES AS OF SEPTEMBER 9, 1996, OTHER THAN TO TAKE INTO CONSIDERATION THE REVISED STRUCTURE OF THE TRANSACTION IN THE AMENDED AND RESTATED MERGER AGREEMENT. THE ALEX. BROWN OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETINGS.

     It should be understood that, although subsequent developments may affect the Alex. Brown Opinion, Alex. Brown does not have any obligation to update, revise or reaffirm its opinion and Heftel's obligation to consummate the Merger is not conditioned upon an update of the Alex. Brown Opinion. All information and analyses, other than the Amended and Restated Merger Agreement, considered by Alex. Brown in rendering the Alex. Brown Opinion, and presented to the Special Committee and the Heftel Board, were as of September 9, 1996.

     Alex. Brown was selected and retained by Heftel to render its opinion to the Heftel Board and will receive a fee for its services. Alex. Brown was selected on the basis of its expertise, its relationship to Heftel (specifically Alex. Brown's management of Heftel's initial public offering in 1994 and its participation since 1995 in the identification and analysis of Heftel's strategic alternatives, which assignment concluded with the Tender Offer by Clear Channel), its knowledge of the radio broadcasting business and its reputation. As part of its advisory and investment banking business, Alex. Brown is regularly engaged in the valuation of businesses and their securities for corporate, estate and other purposes. Alex. Brown has also rendered in the past services to Clear Channel.

     In connection with the Alex. Brown Opinion, Alex. Brown reviewed and analyzed, among other things, (i) certain publicly available information concerning Heftel including annual reports on Form 10-K of Heftel for each of the fiscal years since Heftel's initial public offering in 1994; (ii) the quarterly report on Form 10-Q of Heftel for the quarter ended June 30, 1996;
(iii) information concerning Tichenor's historical and current operating and financial performance, including Tichenor's audited financial statements for the years ended December 31, 1994 and 1995 and unaudited financial statements for the seven months ended July 31, 1996; (iv) certain other internal information, primarily financial in nature, including unaudited pro forma estimated financial data for the years ending December 31, 1996 and 1997 prepared by Clear Channel management, Tichenor management or Heftel management concerning the business and operations of Tichenor or Heftel, as the case may be; (v) certain publicly available information concerning the reported prices and trading activity for Heftel Class A Common Stock; (vi) the Original Merger Agreement and the Amended and Restated Merger Agreement; (vii) publicly available information concerning the nature and terms of certain recent business combinations in the radio broadcasting industry that Alex. Brown considered relevant to its inquiry. In addition, representatives of Alex. Brown discussed with certain officers and employees of Clear Channel, Tichenor and Heftel the past and current business operations, financial condition and prospects of Tichenor and Heftel, as well as the joint prospects of the combined company, and considered such other matters that they reasonably believed to be appropriate. Alex. Brown also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. The Alex. Brown Opinion is necessarily based upon conditions as they existed and could be evaluated on September 9, 1996, except for the structure of the Merger as described in the Amended and Restated Merger Agreement.

     The Alex. Brown Opinion states that in the course of its review and analysis and in arriving at said opinion, Alex. Brown assumed and relied upon the accuracy and completeness of all the financial and other information provided to Alex. Brown or publicly available, and did not independently verify any such information. With respect to the information relating to financial forecasts or projections and the prospects of Heftel and Tichenor, Alex. Brown assumed that such information reflected the best available estimates and judgments of the managements of Clear Channel, Heftel and Tichenor at September 9, 1996 as to the likely future financial performance of Heftel and Tichenor and the combined company.

     In accordance with recognized professional standards as generally practiced in the valuation industry, the fee for Alex. Brown's services is not contingent upon Alex. Brown's conclusions. Alex. Brown determined to the best of its knowledge and in good faith, that neither it nor any of its agents or employees has a material financial interest in Tichenor or Heftel.

     General. Alex. Brown considered the fact that a portion of the value of both Tichenor and Heftel is represented by non-cash flow producing radio stations and other assets ("Hidden Value"). Therefore, valuing Tichenor and Heftel requires certain assumptions with respect to their non-cash flow producing assets. The following is a summary of the material factors considered and principal financial analyses performed by Alex. Brown to arrive at the Alex. Brown Opinion.

     Contribution Analysis. Alex. Brown reviewed with the Special Committee the contribution of each of Heftel and Tichenor to certain income statement and balance sheet categories of the pro forma combined company, including calendar 1996 and 1997 estimated pro forma revenues, broadcast cash flow and adjusted broadcast cash flow (broadcast cash flow adjusted for Hidden Value). This contribution analysis was then compared to the pro forma ownership percentages of Heftel and Tichenor stockholders in the combined company. Alex. Brown observed that Tichenor stockholders were expected to receive approximately 33.0% of the relative total equity value and 33.4% of the relative total enterprise value, assuming a transaction value of $35.50 per Heftel share (the closing price per share of Heftel Class A Common Stock on the Nasdaq





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
National Market on September 5, 1996). Alex. Brown noted that for the twelve months ending December 31, 1996, it was estimated that Tichenor and Heftel will contribute 35.6% and 64.4%, respectively, of the combined pro forma revenues, 33.4% and 66.6%, respectively, of the combined pro forma broadcast cash flow and 36.5% and 63.6%, respectively, of the combined pro forma adjusted broadcast cash flow. In addition, Alex. Brown noted that it was estimated that for the twelve months ending December 31, 1997, Tichenor and Heftel will contribute 40.4% and 59.6%, respectively, of the pro forma combined revenues, and 40.0% and 60.0%, respectively, of the pro forma combined broadcast cash flow.

     Alex. Brown also reviewed with the Special Committee the increased diversification of calendar 1996 and 1997 estimated pro forma revenue and calendar 1997 estimated pro forma broadcast cash flow of the combined Heftel and Tichenor versus Heftel or Tichenor alone. The analysis indicated that the combined Heftel and Tichenor would rely on each current market to a lesser extent than Heftel or Tichenor alone.

     Analysis of Certain Publicly Traded Companies. Alex. Brown reviewed with the Special Committee the operating data, projections and ratios of Heftel and the combined Heftel and Tichenor as well as ten publicly owned radio broadcasting companies, including American Radio Systems, Clear Channel Communications, Emmis Broadcasting, Evergreen Media, EZ Communications, Infinity Broadcasting, Jacor Communications, Osborn Communications, Saga Communications and SFX Broadcasting. For each of its analyses of such selected companies, Alex. Brown used the closing share prices as of September 5, 1996. None of such selected companies rely significantly on Spanish language radio stations, if at all.

     The comparison and analysis of Heftel (for calendar 1996) and the merged Heftel and Tichenor (for calendar 1997) and each of the selected companies included: (i) the ratio of total pro forma market capitalization of common stock plus estimated pro forma net debt ("Adjusted Market Value") to the (a) estimated pro forma revenue and broadcast cash flow for calendar 1996; and (b) estimated pro forma broadcast cash flow for calendar 1997; (ii) the ratio of September 5, 1996 common stock price to the estimated pro forma calendar 1996 after-tax cash flow per share; (iii) the ratio of estimated pro forma net indebtedness to the estimated pro forma calendar 1996 broadcast cash flow; (iv) the one-year revenue and broadcast cash flow growth rates (from 1994 to 1995);
(v) the three-year compounded annual revenue growth rate from 1992 to 1995; and
(vi) the annual broadcast cash flow margins for the years 1993, 1994 and 1995.

     Analysis of Selected Recent Radio Broadcasting Mergers and Acquisitions. Alex. Brown reviewed with the Special Committee certain radio broadcasting company acquisitions which were announced and/or completed during 1995 and 1996 in terms of the acquisition price and the multiple of broadcast cash flow. For such acquisitions, for the period from January 1, 1996 to September 9, 1996, the lowest multiple of broadcast cash flow for all transactions was 6.9x, the mean average multiple was 13.9x, the median multiple was 13.0x and the highest multiple was 36.7x. In 1995, the lowest multiple of broadcast cash flow for all transactions was 8.2x, the mean average multiple was 10.1x, the median multiple was 9.0x and the highest multiple was 17.2x.

     Alex. Brown also performed comparisons of the Merger with the announced acquisition of EZ Communications by American Radio Systems and the announced acquisition of Infinity Broadcasting by Westinghouse. These acquisitions were announced within one month of the announcement of the Merger and also involve the issuance of stock by the acquiror and featured leading companies in the radio broadcasting industry. The comparisons and analysis of the data and contributions of Heftel and Tichenor and the two other selected transactions included (i) the ratio of Adjusted Market Value to (a) estimated pro forma revenue for calendar 1996 and (b) estimated pro forma broadcast cash flow for calendar 1996 and 1997; and (ii) the contribution by the acquired company of
(a) pro forma equity ownership, (b) pro forma total enterprise value,





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
(c) calendar 1996 estimated pro forma revenue and (d) calendar 1996 and 1997 estimated pro forma broadcast cash flow.

     Discounted Cash Flow Analysis. Alex. Brown discussed with the Special Committee its discounted cash flow analysis of Tichenor, which involved estimating the present value of Tichenor by discounting its projected free cash flow over a five-year period. The analysis was based upon projections made available to Alex. Brown by the managements of Clear Channel, Tichenor and Heftel and was based upon discount rates ranging from 10.0% to 13.0% and terminal broadcast cash flow multiples ranging from 12.0 to 14.0 times, which were based upon the trading multiples of comparable companies and upon various industry analysts' estimates. Alex. Brown added the present value of the discounted free cash flows to the present value of the terminal value to arrive at a range of enterprise values of Tichenor. Alex. Brown then deducted long-term debt and added cash to the enterprise values of Tichenor to arrive at a range of equity values of Tichenor. Based on the assumptions given, this analysis generated a range of equity values for Tichenor from a low of $165.8 million to a high of $273.1 million.

     The summary set forth above is not a complete description of the analyses performed by Alex. Brown. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such opinion is not susceptible to summary description. No company or transaction utilized as a comparison is necessarily comparable to Heftel or Tichenor or to the Merger.

     No single analytical methodology used by Alex. Brown was critical to its overall conclusion, as each analytical technique has its inherent strengths and weaknesses. The nature of available information may further affect the value of any particular methodology or technique. Alex. Brown's conclusion was based upon all the analyses and factors that it considered taken as a whole and also upon the application of Alex. Brown's experience and judgment. Its conclusion involved significant elements of subjective judgment and qualitative analyses. Accordingly, Alex. Brown believes that its analyses must be considered as a whole and that to focus upon specific portions of such analyses and factors would create an incomplete and misleading view of the process underlying the preparation of the Alex. Brown Opinion. Alex. Brown's analyses and opinion were based upon the forecasts and projections of future results which are not necessarily indicative of actual past or future results. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold and are inherently subject to uncertainty. In addition, the matters considered by Alex. Brown in arriving at its opinion are based on numerous assumptions with respect to industry performance, general business conditions and economic conditions and other matters, which are beyond Heftel's or Tichenor's control. Each of the analyses may be subject to change depending on the availability of any new information which may affect the valuations.

     Alex. Brown's Fee Arrangement. Alex. Brown will receive a fee of $100,000 in connection with rendering of the Alex. Brown Opinion and will be reimbursed for all reasonable out-of-pocket expenses it incurred in connection therewith. The terms of the fee arrangement with Alex. Brown, which are customary in transactions of this nature, were negotiated at arms length between the Heftel Special Committee and Alex. Brown and, at the time it received the Alex. Brown Opinion, the Heftel Board was aware of such fee arrangement.

     In connection with the retention of Alex. Brown by Heftel, Heftel has agreed to indemnify Alex. Brown and its directors, officers, employees, agents and stockholders against certain claims and potential liabilities to which it may be subject arising out of the performance of its services under the retention agreement between Alex. Brown and the Heftel Board and the Special Committee.

     As discussed above, Alex. Brown acted as financial advisor to the Heftel Board in connection with the Tender Offer by Clear Channel, and plans to act as managing underwriter of the Offering by Heftel. In connection with services rendered to Heftel in connection with the Tender Offer, including the rendering of a fairness opinion, Alex. Brown received a fee of $3,350,000. In addition, Alex. Brown has acted as a manager of public offerings of Heftel Class A Common Stock in July 1994 and common stock of Clear Channel in September 1993 and July 1996. With respect to the July 1996 offering by Clear Channel, for which Alex. Brown acted as a manager, total underwriting commissions were $12,276,250. Alex. Brown also regularly publishes reports regarding Clear Channel, Heftel, the broadcasting industry and the business and securities of publicly owned companies in the broadcasting industry. In its ordinary course of business, Alex. Brown actively trades the securities of Heftel and Clear Channel for its own account and that of its customers, and may at any time hold a long or short position in securities of Clear Channel or Heftel.

RECOMMENDATION OF THE TICHENOR BOARD AND TICHENOR'S REASONS FOR THE MERGER

     The Tichenor Board believes that the terms of the Merger Agreement are fair to and in the best interests of Tichenor and its shareholders. Accordingly, the Tichenor Board has approved the Merger Agreement and recommends approval thereof by the shareholders of Tichenor. In reaching its determination, the Tichenor Board consulted with Tichenor management, as well as its financial and legal advisors, and considered a number of factors, including without limitation, the following:

     (i) The Merger will provide opportunities for economies of scale and other operating efficiencies and synergies, particularly in terms of the integration of office facilities and the combined market share of Heftel and Tichenor.

     (ii) Of Tichenor's strategic alternatives, including remaining a separate company or combining with other companies that operate Spanish language radio stations, the Merger appears to provide significant enhanced benefit to Tichenor and its shareholders.

     (iii) The combined entity would have greater competitive strengths, financial resources, and opportunities for further expansion, it will be the only company with Spanish language radio stations in each of the top 10 Spanish language markets, reaching 63% of Hispanics in the United States and creating an attractive vehicle for national advertisers.

     (iv) The combined entity diversifies revenue and broadcast cash flow across a larger number of geographic markets, reducing reliance on any individual market.

     (v) The combined entity has increased growth potential compared to Tichenor as a separate company.

     (vi) The consideration to be received by the Tichenor shareholders in the Merger.

     (vii) Heftel Common Stock is publicly traded on the Nasdaq National Market and will provide Tichenor shareholders with enhanced liquidity.

     (viii) The terms of the Merger Agreement.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Tichenor Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.





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
POTENTIAL EFFECTS OF THE MERGER

     Heftel. Heftel believes that the Merger will have a number of material beneficial effects on Heftel and its stockholders, including the factors considered by the Special Committee and set forth above under "--Recommendation of the Heftel Special Committee and the Heftel Board; Heftel's Reasons for the Merger." While Heftel believes that the Merger will have numerous material beneficial effects, the Merger may also have certain potential material adverse effects on Heftel and its stockholders, including the risk factors set forth under "Risk Factors--Risks Relating to the Merger." In addition, as discussed more fully under "Risk Factors--Risks Relating to Heftel--Financial Leverage; Pledge of Assets," Heftel's debt will increase as a result of the Merger. On a pro forma basis, assuming consummation of the Merger on September 30, 1996, Heftel's total long-term debt, excluding other non-current obligations, as of such date would increase from $136.1 million to $207.4 million. On a pro forma basis, however, assuming consummation of both the Merger and the Offering (at an assumed offering price of $32.625 per share) and the application of the estimated net proceeds of the Offering on September 30, 1996, Heftel's total long-term debt, excluding other non-current obligations, as of such date would have been approximately $98.7 million. Moreover, as discussed more fully under "Risk Factors--Risks Relating to Heftel--Relationship between Clear Channel and Heftel," the provisions of the Heftel New Class B Common Stock may have the effect of delaying or preventing a change in control of Heftel that could be beneficial to stockholders.

     The Merger will have several material effects on Clear Channel, including the following. Immediately following the Merger, all of the current directors of Heftel, who are designees of Clear Channel, will be replaced by designees of Tichenor. In addition, Heftel's current President and Chief Executive Officer, who is also the President and Chief Executive Officer of Clear Channel, will be replaced by McHenry T. Tichenor, Jr. In the Merger, all of the shares of Heftel Class A Common Stock owned by Clear Channel and its affiliates will be converted into shares of Heftel New Class B Common Stock. While the Heftel New Class B Common Stock is not entitled to vote in the election of directors, it does have a class vote on certain matters and is readily convertible into shares of Heftel Class A Common Stock, subject to any necessary FCC consents. In addition, as a result of the Merger, Clear Channel's percentage ownership of the outstanding Common Stock of Heftel will be reduced from approximately 63% to 34% after giving effect to the Offering. In addition, Clear Channel is required, pursuant to the FCC Approval Condition, to reduce its percentage ownership of the outstanding Heftel Common Stock to no more than 33 1/3% within six months following consummation of the Merger.

     Tichenor. Tichenor believes that the Merger will have a number of material beneficial effects on its stockholders, including the factors considered by the Tichenor Board of Directors in approving the Merger. See "--Recommendation of the Tichenor Board and Tichenor's Reasons for the Merger." While Tichenor believes that the Merger will have certain beneficial effects, the Merger may also have certain material adverse effects on its stockholders, including the factors set forth under "Risk Factors," and, in their capacity as Heftel stockholders after the Merger, the factors set forth above that are applicable to other Heftel stockholders. See "Risk Factors."

     While each of Heftel and Tichenor believes that the Merger is in the best interests of its respective stockholders, there can be no assurance that the expected material benefits of the Merger will be achieved.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Heftel. Clear Channel and certain officers and directors of Heftel have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of Heftel generally.

     Prior to consummation of the Merger, Clear Channel will purchase 16,664 shares of Tichenor Common Stock from certain stockholders of Tichenor for approximately $3.0 million. At the effective time of the Merger (the "Effective Time"), each share of Tichenor Common Stock owned by Clear Channel or its affiliates will be converted into the right to receive, and will become exchangeable for, 7.8261 shares of Heftel New Class B Common Stock and each share of Heftel Class A Common Stock owned by Clear Channel or its affiliates will be converted into the right to receive, and will become exchangeable for, one share of Heftel New Class B Common Stock. Pursuant to the Merger Agreement, Heftel will also enter into the Stockholders Agreement with Clear Channel. See "The Merger Agreement and Related Agreements--Stockholders Agreement."

     Concurrently with the execution of the Merger Agreement, Clear Channel and a subsidiary of Tichenor entered into the Loan Agreement, pursuant to which Clear Channel loaned the Tichenor subsidiary $40.0 million to finance the subsidiary's acquisition of two FM radio stations and related assets serving the San Francisco/San Jose market. The loan is secured by all of the outstanding stock of a subsidiary of the borrower which holds the licenses for the two radio stations. The loan is guaranteed by Tichenor and the guaranty is secured by all of the outstanding stock of the borrower. The loan becomes due on January 1, 1998 and must be repaid in full at that time. The loan has no penalty for early repayment and carries a market rate of interest. The loan and the guaranty will remain respective obligations of the Tichenor subsidiary and Tichenor following the acquisition of Tichenor by Heftel pursuant to the Merger.

     At the Effective Time, Heftel and Clear Channel will enter into the Clear Channel Registration Rights Agreement pursuant to which Heftel will grant Clear Channel certain demand and piggyback registration rights with respect to shares of Heftel Common Stock that may be held by Heftel and its affiliates from time to time. See "The Merger Agreement and Related Agreements -- The Registration Rights Agreements -- Clear Channel Registration Rights Agreement."

     Mr. L. Lowry Mays serves as the President, Chief Executive Officer and director of both Heftel and Clear Channel. In addition, Messrs. B.J. McCombs and John H. Williams serve as directors of both Heftel and Clear Channel.

     The Merger Agreement provides that Heftel shall use its reasonable best efforts to maintain the director and officer liability insurance policy for directors and officers of Heftel as in effect on July 9, 1996 or that such other policy containing terms and coverage reasonably acceptable to Tichenor and Heftel, and such policy shall remain in effect immediately following the Effective Time. In addition, Heftel has entered into indemnification agreements with each of the current directors of Heftel.

     Tichenor. In considering the recommendation of the Tichenor Board with respect to the approval of the Merger Agreement and the Merger, Tichenor shareholders should be aware that certain officers and directors of Tichenor and certain Tichenor shareholders have certain interests in the Merger that are different from, or in addition to, the interests of shareholders of Tichenor generally.

     Pursuant to the Merger Agreement, Clear Channel will, prior to consummation of the Merger, purchase 16,664 shares of Tichenor Common Stock from certain shareholders of Tichenor for an aggregate price of approximately $3.0 million, or $180 per share. The Tichenor shareholders participating in such sale and the number of shares of Tichenor Common Stock being sold by each are as follows: Jean Russell, 4,166; William Tichenor, 4,166; Warren W. Tichenor, 3,333; McHenry T. Tichenor, Jr., 3,333; and McHenry T. Tichenor, Sr., 1,666. McHenry T. Tichenor, Jr. is the President, Chief Executive Officer and a director of Tichenor. McHenry T. Tichenor, Sr. is the Chairman and a director of Tichenor, and Warren W. Tichenor is a director of Tichenor.





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
     Upon consummation of the Merger, Heftel will enter into a five year employment agreement with McHenry T. Tichenor, Jr. to serve as the President and Chief Executive Officer of Heftel at an annual salary of $260,000. See "Post-Merger Profile--Management of Heftel Following the Merger--Chief Executive Officer."

     At the Effective Time, Heftel and the Major Tichenor Stockholders will enter into the Tichenor Registration Rights Agreement pursuant to which Heftel will grant the Major Tichenor Stockholders certain demand and piggyback registration rights with respect to the shares of Heftel Class A Common Stock received by such persons in the Merger. See "The Merger Agreement and Related Agreements--The Registration Rights Agreements--Tichenor Registration Rights Agreement."

     Pursuant to the Merger Agreement, Tichenor has the right to designate the entire Heftel Board immediately following the Merger. The Tichenor designees include McHenry T. Tichenor, Jr., McHenry T. Tichenor, Sr. and Robert W. Hughes. Mr. Hughes is a Tichenor advisory director.

     At the Effective Time, Clear Channel, the Major Tichenor Stockholders and Heftel will enter into the Stockholders Agreement whereby such stockholders will agree to certain restrictions on the transfer of their respective shares of Heftel Common Stock by such stockholders. The Stockholders Agreement also provides that certain of the stockholders parties thereto will be granted certain "tag-along" rights and rights of first refusal in connection with sales of Heftel Common Stock by such stockholders. See "The Merger Agreement and Related Agreements--The Stockholders Agreement."

     Pursuant to the terms of the Merger Agreement, Heftel will cause the surviving corporation in the Merger to maintain a six year director and officer liability insurance run-off policy for the benefit of the directors and officers of Tichenor. In addition, Heftel will enter into indemnification agreements with each of the individuals designated by Tichenor to serve as directors of Heftel upon the completion of the Merger. See "The Merger Agreement and Related Agreements--Indemnification and Insurance."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase in accordance with generally accepted accounting principles. After the Effective Time, the results of operations of Tichenor will be included in the consolidated financial statements of Heftel. As of the Effective Time, the cost of Tichenor to Heftel, which is the sum of (i) the cash exchanged for shares of Tichenor Senior Preferred Stock; (ii) the value of shares of Heftel Class A Common Stock exchanged for Tichenor Common Stock, Tichenor Junior Preferred Stock and the Tichenor Warrant at the time of the consummation of the Merger; and (iii) costs incurred by Heftel related to the Merger, will be allocated to the net assets of Tichenor acquired based upon their respective estimated fair market values at that time.

REGULATORY APPROVALS

Antitrust

     Under the HSR Act and the rules that have been promulgated thereunder (the "HSR Rules") by the FTC, certain merger transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain applicable waiting periods have expired. The Merger is subject to the requirements of the HSR Act and the HSR Rules.

     Pursuant to the requirements of the HSR Act, Clear Channel, as the ultimate parent (as defined under the HSR Rules) of Heftel, filed a Notification and Report Form with respect to the Merger with the Antitrust Division and the FTC on October 4, 1996. Tichenor also filed a Notification and Report Form with respect to the Merger on such date. A request was made on behalf of Heftel and Tichenor pursuant to the HSR Act for early termination of the waiting period applicable to the Merger. The Antitrust Division commenced an investigation of the Merger but declined to pursue any enforcement action. By letter dated December 4, 1996, the FTC informed Heftel that Heftel had been granted early termination of the applicable waiting period for the Merger under the HSR Act.

     At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of Tichenor by Heftel following consummation of the Merger. Private parties (including individual states) may also bring legal actions under the antitrust laws. Neither Heftel nor Tichenor believes that the consummation of the Merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

FCC

     The broadcasting industry, and all of the radio stations owned by Heftel and Tichenor, are subject to extensive governmental regulation. The FCC has jurisdiction over the licensing of radio stations pursuant to the Communications Act.

     Under the Communications Act, any change in the control of Tichenor and its licensee subsidiaries, as will occur with respect to Tichenor pursuant to the Merger, requires the prior approval of the FCC. The FCC is obligated under the Communications Act to review the legal, financial and technical qualifications of Heftel to determine whether Heftel should be allowed to acquire control of Tichenor and the radio stations licensed to its subsidiaries. The Communications Act requires that Tichenor and Heftel jointly file a transfer application for each licensed company, detailing the terms of the proposed transfer of control through the proposed Merger, and to provide details with respect to the qualifications of both the proposed transferor and the proposed transferee.

     Heftel and Tichenor filed the transfer application, and FCC approval was obtained on January 7, 1997. In order to comply with the FCC's cross-interest policy, the FCC's approval was conditioned upon Clear Channel, owning no more than 33 1/3% of the total outstanding Heftel Common Stock within six months following consummation of the Merger. The FCC's cross-interest policy bars a party which holds an attributable interest in one or more radio stations in a market from having a "meaningful relationship" with another radio station in that market. A "meaningful relationship" is construed by the FCC to include a non-voting equity position in excess of 33 1/3% of the total outstanding Common Stock. After consummation of the the Merger and the Offering, Clear Channel will own approximately 34% of the outstanding Heftel Common Stock (approximately 33% if the underwriters' over-allotment option is exercised in full). The FCC's approval is also subject to the outcome of a broadcast attribution rulemaking in which the FCC is considering the circumstances under which it might attribute otherwise nonattributable equity interests in a licensee.

     A party wishing to contest the FCC's approval may do so during a thirty day period commencing on the date public notice is given of the approval. The FCC may reconsider its approval on its own motion for an additional ten days thereafter. Public notice is expected shortly. The Merger may be consummated during these periods unless the FCC stays the effectiveness of its approval. A formal petition to deny the Merger was denied by the FCC on January 7, 1997.





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
CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences of the Merger and the tax opinion to be received by Tichenor in connection with the Merger. This discussion is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly retroactively. No attempt has been made to comment on all Federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. Tichenor shareholders are advised and expected to consult their own tax advisers regarding the Federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     No ruling from the IRS has been or will be requested in connection with the Merger. Tichenor will receive an opinion of its counsel, Vinson & Elkins L.L.P., that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Such opinion will be subject to certain assumptions and based on certain representations of Tichenor, Heftel and certain stockholders of Tichenor, including a representation by each of Tichenor and certain of its stockholders that the historic shareholders of Tichenor will retain a significant continuing equity interest in Heftel and representations by both Heftel and Tichenor that substantially all of the assets of Tichenor and Heftel Sub will be retained by Heftel. Shareholders of Tichenor should be aware that such opinion is not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that any such IRS position would not be sustained by a court.

     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following Federal income tax consequences will occur:

     (i) no gain or loss will be recognized by Heftel, Heftel Sub or Tichenor in connection with the Merger;

     (ii) no gain or loss will be recognized by a holder of Tichenor Common Stock or Tichenor Junior Preferred Stock upon the exchange of such holder's shares of Tichenor Common Stock or Tichenor Junior Preferred Stock solely for shares of Heftel Class A Common Stock in the Merger;

     (iii) a holder of Tichenor Senior Preferred Stock will recognize gain or loss equal to the difference, if any, between such holder's basis in the Tichenor Senior Preferred Stock and the amount of cash received that is not attributable to accrued and unpaid dividends on the Tichenor Senior Preferred Stock (which dividends would be taxed as ordinary income); any gain or loss attributed to Tichenor Senior Preferred Stock held in excess of twelve months will be treated as long-term capital gain or loss, provided that such shares of Tichenor Senior Preferred Stock are held as capital assets at the Effective Time;

     (iv) a holder of Tichenor Warrants will recognize gain or loss equal to the difference between the fair market value of the Heftel Class A Common Stock received in the Merger in exchange for the Tichenor Warrants and such holder's adjusted tax basis in the Tichenor Warrants;

     (v) the aggregate tax basis of the shares of Heftel Class A Common Stock received by a Tichenor shareholder in the Merger (including any fractional share deemed received) in exchange for Tichenor Common Stock and/or Tichenor Junior Preferred Stock will be the same as the aggregate tax basis of the shares of Tichenor Common Stock and/or Tichenor Junior Preferred Stock surrendered in exchange therefor;

     (vi) the holding period of the shares of Heftel Class A Common Stock received by a Tichenor shareholder in exchange for Tichenor Common Stock and/or Tichenor Junior Preferred Stock in the Merger will include the holding period of the shares of Tichenor Common Stock or Tichenor Junior Preferred Stock surrendered in exchange therefor, provided that such shares of Tichenor Common Stock and/or Tichenor Junior Preferred Stock are held as capital assets at the Effective Time;

     (vii) the holding period of the shares of Heftel Class A Common Stock received in the Merger by a holder of Tichenor Warrants will commence on the day after the Effective Date;

     (viii) a shareholder of Tichenor who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in the fractional share (as described in paragraph (v) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Tichenor Common Stock or Tichenor Junior Preferred Stock is held by such stockholder as a capital asset at the Effective Time; and

     (ix) a holder of Tichenor Common Stock selling such shares to Clear Channel prior to the Merger will recognize gain or loss equal to the difference, if any, between such holder's basis in the Tichenor Common Stock and the amount of cash received; any gain or loss attributed to Tichenor Common Stock held in excess of twelve months will be treated as long term capital gain or loss, provided that such shares of Tichenor Common Stock are held as capital assets at the Effective Time.

     On December 20, 1996, the Internal Revenue Service issued proposed regulations under Sections 354, 355 and 356 of the Code which provide that the term "securities" includes "rights to acquire stock" issued by a corporation that is a party to a reorganization and treat such rights as securities that have no principal amount. Under these proposed regulations, a taxpayer would not be required to recognize any gain upon the exchange of a right to acquire stock from one corporation that is a party to a reorganization for stock of another corporation that is a party to the same reorganization. Accordingly, under these proposed regulations, the exchange of the Tichenor Warrant for Heftel Class A Common Stock would not be a taxable event. However, these regulations are not effective until sixty days after Treasury adopts these rules as final regulations. Accordingly, they cannot be relied upon in their current state.

     If the Merger failed to qualify as a reorganization under Section 368(a) of the Code, the following Federal income tax consequences would result:

     (i) Tichenor would be treated as if it sold all of its assets to Heftel Sub in a taxable transaction. Tichenor would recognize taxable gain or loss equal to the difference between: (a) Tichenor's adjusted tax basis in its assets and (b) the fair market value of the Heftel Class A Common Stock delivered in the Merger and the total amount of cash received by the Tichenor shareholders (including cash received in lieu of a fractional share);

     (ii) Heftel Sub would be treated as if it sold the Heftel Class A Common Stock delivered in the Merger for an amount equal to the fair market value of such Heftel Class A Common Stock and would recognize taxable gain equal to the fair market value of the Heftel Class A Common Stock issued in connection with the Merger;

     (iii) the Tichenor shareholders would be treated as if all of their Tichenor Common Stock and Tichenor Junior Preferred Stock canceled in the Merger was redeemed in a fully taxable liquidation of Tichenor. Each Tichenor shareholder would recognize taxable gain or loss in an amount equal to the difference between: (a) such holder's adjusted tax basis in such Tichenor stock and (b) the fair market value of the Heftel Class A Common Stock and the total amount of cash received in exchange therefor (including cash received in lieu of a fractional share);

     (iv) the gain or loss recognized by each Tichenor shareholder would be capital gain or loss if the Tichenor Common Stock or Tichenor Junior Preferred Stock surrendered in the Merger are held as capital assets as of the Effective Date;

     (v) the tax basis of the Heftel Class A Common Stock received by the Tichenor shareholders on the Effective Date would equal the fair market value of such Heftel Class A Common Stock on the Effective Date; and

     (vi) the holding period of the Heftel Class A Common Stock received by the Tichenor shareholders would commence on the day after the Effective Date.

EXCHANGE OF STOCK CERTIFICATES

     As soon as reasonably practicable after the Effective Time, Heftel will mail to each holder of record of shares of Tichenor Common Stock, Tichenor Junior Preferred Stock, the Tichenor Warrant, if outstanding as of the Effective Time, and Tichenor Senior Preferred Stock a letter of transmittal to be used to effect the exchange of stock certificates, along with instructions for using such letter of transmittal to effect such exchange.

     As soon as reasonably practicable after the Effective Time, Heftel will mail to Clear Channel and its affiliates that hold Tichenor Common Stock and Heftel Class A Common Stock converted into the right to receive shares of Heftel New Class B Common Stock a letter of transmittal to be used to effect the exchange of such Tichenor Common Stock and Heftel Class A Common Stock, along with instructions for using such letter of transmittal to effect such exchange.

FRACTIONAL SHARES

     No fractional shares of Heftel Common Stock will be issued. In lieu of any fractional shares, a stockholder otherwise entitled to a fractional share will receive cash in an amount determined by multiplying such fractional share amount by the closing sale price of the Heftel Class A Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time.

STOCK LISTING

     Heftel intends to apply for listing of the shares of Heftel Class A Common Stock to be issued in the Merger on the Nasdaq National Market.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Heftel Class A Common Stock received or held by Tichenor shareholders in connection with the Merger will be freely transferable under the federal securities laws, except that shares of Heftel Class A Common Stock received or held by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Tichenor or Heftel prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Heftel) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Heftel or Tichenor generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Tichenor to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any shares of Heftel Class A Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

DISSENTERS' RIGHTS

     The DGCL does not require that holders of Heftel Class A Common Stock who object to the Merger and who vote against or abstain from voting in favor of the Merger be afforded any appraisal rights or the right to receive cash for their shares of Heftel Class A Common Stock, and Heftel does not intend to make available any such rights to its stockholders.

     Tichenor shareholders who follow the procedures in Article 5.12 of the TBCA ("Article 5.12") will be entitled to receive payment of the "fair value" of their Tichenor Common Stock or Tichenor Junior Preferred Stock, as applicable. For purposes of Article 5.12, the fair value of the Tichenor Common Stock or Tichenor Junior Preferred Stock shall be the value thereof as of the day before the vote on the Merger is to be taken, excluding any appreciation or depreciation in anticipation of the Merger.

     The following summary of the provisions of Article 5.12 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference thereto, the full text of which is attached hereto as Annex C.

     A Tichenor shareholder electing to exercise dissenters' rights must deliver to Tichenor, before the taking of the vote on the Merger Agreement, a written objection to the Merger, setting out that his right to dissent will be exercised if such action is effective and giving his or her address, to which notice thereof is to be delivered or mailed in such event. Such written objection must be in addition to and separate from any proxy or vote against the Merger Agreement.

     A TICHENOR SHAREHOLDER ELECTING TO EXERCISE DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT. BECAUSE A PROXY LEFT BLANK WILL, UNLESS REVOKED, BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT, A TICHENOR SHAREHOLDER ELECTING TO EXERCISE DISSENTERS' RIGHTS WHO VOTES BY PROXY MUST NOT LEAVE THE PROXY BLANK BUT MUST (1) VOTE "AGAINST" ADOPTION OF THE MERGER AGREEMENT OR (2) "ABSTAIN" FROM VOTING FOR OR AGAINST ADOPTION OF THE MERGER AGREEMENT. NEITHER A VOTE AGAINST THE MERGER AGREEMENT NOR A PROXY DIRECTING SUCH VOTE NOR AN ABSTENTION WILL SATISFY THE REQUIREMENT THAT A WRITTEN OBJECTION BE DELIVERED TO TICHENOR BEFORE THE VOTE UPON THE MERGER AGREEMENT.

     If the Merger is effected and such shareholder has not voted in favor thereof, Tichenor must, within 10 days after the Merger is effected, deliver or mail to such shareholder written notice thereof, and the dissenting shareholder must, within 10 days from the delivery or mailing of such notice, make written demand on Tichenor for payment of the fair value of his or her shares. Such demand must state the number and class of the shares owned by the dissenting shareholder and the fair value of such shares as estimated by such shareholder.

     A shareholder may not dissent as to less than all of the Tichenor Common Stock and Tichenor Junior Preferred Stock that he owns beneficially and holds of record. A nominee or fiduciary may not dissent on behalf of any beneficial owners as to less than all of the Tichenor Common Stock and Tichenor Junior Preferred Stock of such owner held of record by such nominee or fiduciary.

     Only a holder of record of Tichenor Common Stock or Tichenor Junior Preferred Stock is entitled to assert dissenters' rights for the shares registered in that holder's name. The written demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. A record holder, such as a broker, who holds Tichenor Common Stock or Tichenor Junior Preferred Stock as nominee for the beneficial owner may exercise his dissenters' rights with respect to the shares held for one or more beneficial owners while not exercising such rights for other beneficial owners. In such case, the written demand should set forth the number of shares covered by it. Where no number of shares of Tichenor Common Stock or Tichenor Junior Preferred stock is expressly mentioned, the demand will be presumed to cover all Tichenor Common Stock and Tichenor Junior Preferred Stock standing in the name of the record owners.

     Within 20 days of the receipt by Tichenor of the written demand, Tichenor must deliver to the dissenting shareholder a written notice which shall either set out that Tichenor accepts the amount claimed in such demand and agrees to pay such amount within 90 days after the Effective Time or contain an estimate by Tichenor of the fair value of such shares, together with an offer to pay the amount of such estimate within 90 days after the Effective Time, upon receipt of notice within 60 days after the Effective Time from such shareholder that he or she agrees to accept such amount.

     If, within 60 days after the Effective Time, the value of such shares is agreed upon between the dissenting shareholder and Tichenor, payment therefor must be made within 90 days after the Effective Time upon surrender of the certificates representing the Tichenor Common Stock and/or Tichenor Junior Preferred Stock duly endorsed. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in Tichenor.

     If, within 60 days after the Effective Time, the shareholder and Tichenor do not so agree, then the dissenting shareholder or Tichenor may, within 60 days after the expiration of the 60-day period, file a petition in any court of competent jurisdiction in Dallas County, Texas, asking for a finding and determination of the fair value of such shares. Tichenor presently intends to file such a petition under these circumstances. The court will thereupon conduct certain proceedings, including the appointment of one or more appraisers, the procedural aspects of which are described in Article 5.12.
The judgment of the court determining the fair value of the shares is payable upon the surrender to Tichenor of the certificates representing the Tichenor Common Stock and/or Tichenor Junior Preferred Stock. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in such shares, or in Tichenor. All court costs, including a reasonable fee allowed to the appraisers, will be allotted between the parties in such manner as the court determines to be fair and equitable.

     Any Tichenor shareholder who has demanded payment for his or her shares will not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his or her shares pursuant to the provisions of Article 5.12, and the respective shares for which payment has been demanded will not thereafter be considered outstanding for the purposes of any subsequent vote of Tichenor shareholders. A written demand for payment for shares in accordance with Article 5.12 may be withdrawn at any time before payment is made for such shares or before any petition has been filed pursuant to Article 5.12 asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless Tichenor shall consent thereto, after any such petition has been filed.

     At the time of filing the written demand for payment, or within 20 days thereafter, each dissenting shareholder shall submit the certificates representing his or her Tichenor Common Stock and/or Tichenor Junior Preferred Stock to Tichenor for notation thereon that such demand has been made. The failure of any

Tichenor shareholder to submit his certificates for such notation shall, at the option of Tichenor, terminate such shareholder's dissenters' rights, unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

     TICHENOR SHAREHOLDERS WHO SEEK TO EXERCISE DISSENTERS' RIGHTS SHOULD NOT ASSUME THAT TICHENOR WILL INITIATE ANY NEGOTIATIONS WITH RESPECT TO THE "FAIR VALUE" OF TICHENOR COMMON STOCK AND TICHENOR JUNIOR PREFERRED STOCK.

     If any Tichenor shareholder who demands payment for his or her Tichenor Common Stock and Tichenor Junior Preferred Stock under Article 5.12 effectively withdraws or loses his or her right to dissent, the shares of such holder will be converted into shares of Heftel Class A Common Stock in accordance with the Merger Agreement.

     Failure to follow steps required by Article 5.12 for perfecting appraisal rights may result in the loss of such rights.


                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following is a brief summary of the material provisions of the Merger Agreement, the full text of which is attached hereto and incorporated herein by reference as Annex A. The following discussion is qualified in its entirety by reference to the Merger Agreement.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective immediately when a Certificate of Merger is issued by the Secretary of State of Texas or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"). The closing of the Merger shall take place on the business day immediately following the day on which all conditions precedent to the Merger have been satisfied or waived, or such later date as is agreed upon by the parties (the "Closing Date").

MANNER AND BASIS OF CONVERTING SHARES

     At the Effective Time, the 3,000 shares of Tichenor Senior Preferred Stock will be converted into the right to receive an aggregate of $3.0 million plus approximately $379,000 of accrued and unpaid dividends, and each outstanding share of Tichenor Common Stock and Tichenor Junior Preferred Stock (other than shares of Tichenor Common Stock held by Clear Channel or its affiliates, which shares will be converted into shares of Heftel New Class B Common Stock, and shares held by dissenting Tichenor shareholders who properly exercise their dissenters' rights and shares of Tichenor Common Stock or Tichenor Junior Preferred Stock held in the treasury of Tichenor, which shares will be canceled at the Effective Time) will be converted into 7.8261 shares and 4.3478 shares of Heftel Class A Common Stock, respectively. At the Effective Time, each outstanding share of Tichenor Common Stock owned by Clear Channel or its affiliates will be converted into 7.8261 shares of Heftel New Class B Common Stock and each share of Heftel Class A Common Stock owned by Clear Channel or its affiliates will be converted into one share of Heftel New Class B Common Stock.

     No fractional shares of Heftel Class A Common Stock will be issued in the Merger. In lieu of the issuance of fractional shares, a stockholder otherwise entitled to a fractional share will receive an amount in cash (without interest) determined by multiplying such fractional share amount by the closing sales price of the Heftel Class A Common Stock on the Nasdaq National Market on the trading day immediately preceding the Closing Date.

     Until such time as a holder of Tichenor Common Stock, Tichenor Senior Preferred Stock or Tichenor Junior Preferred Stock surrenders his or her outstanding stock certificates to the Exchange Agent, together with the letter of transmittal, the shares of Tichenor Common Stock, Tichenor Senior Preferred Stock or Tichenor Junior Preferred Stock represented thereby will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive a certificate representing the number of newly issued shares of Heftel Class A Common Stock or Heftel New Class B Common Stock to be issued therefor or in the case of the Tichenor Senior Preferred Stock, the right to receive the cash into which such stock has been converted.

CONDITIONS OF THE MERGER

     The obligation of Heftel Sub to consummate the Merger and the obligation of Tichenor to consummate the Merger are subject to satisfaction in all material respects of the following conditions, unless waived in writing by Tichenor and Heftel: (a) the holders of Heftel Class A Common Stock shall have duly approved the proposals submitted for their approval at the Heftel Meeting in accordance with applicable law; (b) the Merger Agreement and the transactions related thereto, including the Merger, shall have been duly and validly approved by the shareholders of Tichenor; (c) the waiting periods under the HSR Act applicable to the consummation of the Merger, and any extensions thereof, shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from the FCC or any other governmental authority in connection with the Merger Agreement and the consummation of the transactions contemplated therein shall have been made or obtained, except where the failure to do so would not be reasonably likely to result in a material adverse effect on Heftel (assuming the Merger has taken place) or to materially adversely effect the consummation of the Merger; (d) all FCC licenses, approvals and authorizations contemplated by the Merger Agreement shall have been granted and shall have become final (except that the requirement that such licenses, approvals and authorizations be final may be waived by Heftel and Tichenor); (e) an S-4 Registration Statement shall have been declared effective by the Commission under the Securities Act and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or the trading of the Heftel Class A Common Stock to be issued in the Merger shall have been received; (f) at the Effective Time no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and (g) Heftel and Tichenor shall have received a letter from a nationally recognized firm of independent public accountants, immediately prior to the Effective Time, in form and substance reasonably satisfactory to Heftel, dated as of the Effective Time and addressed to Heftel and Tichenor, which letter shall address matters as are customary for transactions similar to those contemplated in the Merger Agreement.

     The obligations of Tichenor to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following additional conditions: (a) the representations and warranties of Clear Channel, Heftel and Heftel Sub contained in the Merger Agreement shall be true and correct as of the Closing Date as though made on and as of that time, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Clear Channel to such effect with regard to the representations and warranties of Clear Channel and of Heftel to such effect with regard to the representations and warranties of Heftel and Heftel Sub; provided, however, that such representations and warranties shall be deemed to be true and correct so long as the failure of any such representations and warranties to be so true and correct would not have a material adverse effect on Heftel; (b) Clear Channel shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Clear Channel to such effect; (c) Heftel and Heftel Sub shall have performed in all material respects all covenants and agreements required to be performed by them under the Merger Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or chief financial officer of Heftel to such effect; (d) from July 9, 1996, the date the original Merger Agreement was executed (the "Original Agreement Date") through the Closing Date, there shall not have occurred any change in the condition (financial or otherwise), operations or business of Heftel that would have or would be reasonably likely to result in a material adverse effect on Heftel; and (e) the shares of Heftel Class A Common Stock issuable pursuant to the Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

     The obligations of Heftel to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time of the following additional conditions: (a) the representations and warranties of Tichenor contained in the Merger Agreement shall be true and correct as of the Closing Date as though made on and as of that time and Heftel shall have received a certificate signed by the chief executive officer or the chief financial officer of Tichenor to such effect; provided, however, that such representations and warranties shall be deemed to be true and correct so long as the failure of any such representations and warranties to be so true and correct would not have a material adverse effect on Tichenor; (b) Tichenor shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Heftel shall have received a certificate signed by the chief executive officer or the chief financial officer of Tichenor to such effect; (c) Heftel shall have received executed affiliate letters from each person who, at the time of the approval the Merger Agreement and the Merger by the shareholders of Tichenor, may be deemed to be "affiliates" of Tichenor as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act; (d) from the date of the Merger Agreement through the Closing Date, there shall not have occurred any change in the condition (financial or otherwise), operations or business of Tichenor that would have or would be reasonably likely to result in a material adverse effect on Tichenor; (e) the Alex. Brown Opinion shall have not been withdrawn, revoked, or modified; (f) the Stockholders Agreement (as hereinafter described) shall be in full force and effect on the Closing Date; (g) McHenry T. Tichenor, Jr. shall have executed the Employment Agreement which shall be in full force and effect on the Closing Date; (h) the holder of the Tichenor Warrant and Tichenor shall have executed an agreement dated as of the Original Agreement Date, pursuant to which such holder shall, among other things agree (i) neither to exercise (except as set forth in such agreement) nor transfer the Tichenor Warrant at any time or prior to the Effective Time and (ii) to exchange such Tichenor Warrant pursuant to the Merger Agreement, and such agreement shall be in full force and effect on the Closing Date; (i) Prime II Management L.P., a Delaware limited partnership and PrimeComm, L.P., a Delaware limited partnership (together "PrimeComm"), shall have executed an agreement, dated the Original Agreement Date, pursuant to which PrimeComm, among other things, consents to the Merger and the Merger Agreement and agrees (a) not to transfer its Tichenor Common Stock and (b) that its rights and obligations under certain agreements with Tichenor shall not terminate at the Effective Time, and such agreement shall be in full force and effect on the Closing Date; (j) holders of not more than three percent (3%) of any outstanding class of Tichenor capital stock (Tichenor Common Stock, Tichenor Junior Preferred Stock and Tichenor Senior Preferred Stock) shall have exercised their right to dissent from the Merger under the TBCA; and (k) at least six months and one day shall have elapsed subsequent to the consummation of the closing of the Tender Offer by Clear Channel.

REPRESENTATIONS AND WARRANTIES OF HEFTEL AND TICHENOR

Representations and Warranties of Tichenor

     The Merger Agreement contains various representations and warranties of Tichenor relating to: (a) its corporate organization; (b) its authority to enter into and deliver the Merger Agreement; (c) governmental consents and approvals; (d) customary FCC matters; (e) its financial statements and accounting practices; (f) its capital structure; (g) the absence of certain changes or events; (h) litigation matters; (i) customary environmental matters;
(j) the involvement of brokers; and (k) the required vote for approval of the Merger Agreement and the Merger.





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
Representations and Warranties of Clear Channel, Heftel and Heftel Sub

     The Merger Agreement contains various representations and warranties of Clear Channel, Heftel and Heftel Sub relating to: (a) their corporate organization; (b) their authority to enter into and deliver the Merger Agreement and the enforceability of the Merger Agreement; (c) governmental consents and approvals; (d) the involvement of brokers; (e) the capitalization of Heftel and Heftel Sub; (f) the financial statements of Heftel; and (g) the required vote to approve the Merger Agreement and the Merger.

ACCESS TO ASSETS, PERSONNEL AND INFORMATION

     Through the Effective Time, Tichenor is required to give Clear Channel and its representatives reasonable access to any of the assets, books and records, contracts, executive officers, management employees, representatives, agents and facilities of Tichenor and, upon request, shall promptly furnish to Clear Channel (at Clear Channel's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning Tichenor, subject to and in accordance with the Merger Agreement.

     From the date of consummation of the Assignment Agreement until the Effective Time, Heftel shall, upon reasonable notice, provide Tichenor and its representatives, at Tichenor's sole risk and expense, reasonable access to any of the assets, books and records, contracts, management and employees, representatives, agents and facilities of Heftel and Heftel subsidiaries and shall, upon request, furnish promptly to Tichenor (at Tichenor's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning Heftel, subject to and in accordance with the Merger Agreement.

NO SOLICITATION OF COMPETING TRANSACTIONS

     Immediately following the Original Agreement Date, Tichenor agreed to terminate any and all existing activities, discussions and negotiations with third parties (other than Clear Channel) with respect to any possible transaction involving the acquisition of Tichenor Common Stock or the Merger or other business combination of Tichenor with or into any such third party. Furthermore, Tichenor agreed not to solicit, initiate or knowingly encourage the submission of any offer or proposal to acquire all or any part of the Tichenor Common Stock or all or any material portion of the assets or business of Tichenor whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

     Immediately following the consummation of the Assignment Agreement, Heftel will terminate any and all existing activities, discussions and negotiations with third parties with respect to any possible transaction involving the acquisition of the Heftel Class A Common Stock or the Merger or other business combination of Heftel with or into any such third party. Until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Heftel will not solicit, initiate or knowingly encourage the submission of any offer or proposal to acquire all or any part of the Heftel Class A Common Stock or all or any material portion of the assets or business of Heftel whether by merger, purchase of assets, tender offer, exchange offer or otherwise.





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
CONDUCT OF BUSINESS OF HEFTEL AND TICHENOR PRIOR TO THE MERGER

Conduct of Tichenor's Business Prior to the Effective Time

     Pursuant to the Merger Agreement, prior to the Effective Time, except as may be required or expressly permitted pursuant to the Merger Agreement or in the schedules thereto, or as may be consented to in writing by Heftel or Clear Channel, Tichenor: (a) will conduct its business only in the ordinary and usual course consistent with past practices; (b) will not amend its articles of incorporation or bylaws; split, combine or reclassify any of its outstanding capital stock; declare, set aside or pay any dividends or other distributions with respect to its capital stock; issue, sell, or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock; purchase, cancel, retire, redeem, or otherwise acquire any of its outstanding capital stock or other securities; merge or consolidate with, or transfer all or substantially all of its assets to another corporation or other business entity; or liquidate, wind up or dissolve; (c) will not acquire any corporation, partnership or any other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $10.0 million; dispose of or encumber any assets that have a value at the time of such disposition in excess of $400,000 individually, or $2.0 million in the aggregate; dispose or encumber any securities; make any material loans, advances, capital contributions or investments in excess of $5.0 million in the aggregate (other than loans or advances made to Tichenor subsidiaries, or made in the ordinary course of business and consistent with past practices); apply to the FCC for any construction permit that would have a material adverse effect on the current operations of any of the radio stations owned by Tichenor; terminate or fail to renew any FCC licenses for any radio station owned by Tichenor; fail to operate any radio station owned by Tichenor in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the FCC licenses; fail to file in a timely manner any applications to renew an FCC license; enter into any agreement or transaction, or modify the terms of any existing agreement, with any affiliate; (d) will not permit to be outstanding at any time indebtedness for borrowed money in excess of an aggregate of $50.0 million, incur any indebtedness for borrowed money other than under the Tichenor Credit Facility or the loan provided under the Loan Agreement; or assume, endorse, guarantee or otherwise become liable or responsible for the liabilities or obligations of any person other than a Tichenor subsidiary; (e) will operate and maintain property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations; (f) will refrain from becoming obligated under or pursuant any employee benefit, pension or other plan, or any other stock option, stock purchase, incentive or deferred compensation plan or otherwise becoming liable for any severance or termination payments, bonuses or increases in compensation or benefits, or forgiving any indebtedness of any employee or consultant; (g) will refrain from creating, incurring, assuming or permitting to exist any lien on any of its assets except in the ordinary course of business; (h) will pay all taxes, assessments and other governmental charges, all claims that have become due and payable and otherwise comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority;
(i) will maintain adequate insurance consistent with industry practices; (j) will preserve and keep in full force and effect its corporate existence and the rights and franchises material to its performance under the Merger Agreement;
(k) will refrain from engaging in any practice or taking any action that would cause, or permit by an action, any of the representations and warranties made by it to become untrue; and (l) will use its reasonable best efforts to obtain all necessary lender approvals required under the Tichenor Credit Facility to the consummation of the Merger, or with the cooperation of Heftel, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that the parties determine that it is reasonably foreseeable that such approval will not be forthcoming.

Conduct of Business by Heftel Pending Closing

     Pursuant to the Merger Agreement, prior to the Effective Time, except as may be required or expressly permitted pursuant to the Merger Agreement or in the schedules thereto, or as may be consented to in writing by Tichenor, Heftel: (a) will conduct its business only in the ordinary and usual course consistent with past practices; (b) will not amend its certificate of incorporation or bylaws; split, combine or reclassify any of its outstanding capital stock; declare, set aside or pay any dividends or other distributions with respect to its capital stock; issue, sell, or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock; purchase, cancel, retire, redeem, or otherwise acquire any of its outstanding capital stock or other securities; merge or consolidate with, or transfer all or substantially all of its assets to another corporation or other business entity; or liquidate, wind up or dissolve; (c) will not acquire any corporation, partnership or any other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $15.0 million; dispose of or encumber any assets that have a value at the time of such disposition in excess of $600,000 individually, or $3.0 million in the aggregate; dispose or encumber any securities; make any material loans, advances, capital contributions, or investments in excess of $7.5 million in the aggregate (other than loans or advances made to Tichenor subsidiaries, or made in the ordinary course of business and consistent with past practices); apply to the FCC for any construction permit that would have a material adverse effect on the current operations of any of the radio stations owned by Heftel; terminate or fail to renew any FCC licenses for any radio station owned by Heftel; fail to operate any radio station owned by Heftel in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the FCC licenses; fail to file in a timely manner any applications to renew an FCC license; or enter into any agreement or transaction, or modify the terms of any existing agreement, with any affiliate; (d) will not permit to be outstanding at any time indebtedness for borrowed money in excess of an aggregate of $175.0 million; incur any indebtedness for borrowed money other than under the Heftel Credit Agreement or the loan provided under the Loan Agreement; or assume, endorse, guarantee or otherwise become liable or responsible for the liabilities or obligations of any person other than a Heftel subsidiary; (e) will operate and maintain property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations; (f) will refrain from becoming obligated under or pursuant any employee benefit, pension or other plan, or any other stock option, stock purchase, incentive or deferred compensation plan or otherwise becoming liable for any severance or termination payments, bonuses or increases in compensation or benefits, or forgiving any indebtedness of any employee or consultant; (g) will refrain from creating, incurring, assuming or permitting to exist any lien on any of its assets except in the ordinary course of business; (h) will pay all taxes, assessments and other governmental charges, all claims that have become due and payable and otherwise comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority;
(i) will maintain adequate insurance consistent with industry practices; (j) will preserve and keep in full force and effect the corporate existence the rights and franchises material to its performance under the Merger Agreement;
(k) will refrain from engaging in any practice or taking any action that would cause, or permit by an action, any of the representations and warranties made by it to become untrue; and (l) will use its reasonable best efforts to obtain all necessary lender approvals required under the Heftel Credit Agreement to the consummation of the Merger, or with the cooperation of Tichenor, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that the parties determine that it is reasonably foreseeable that such approval will not be forthcoming.

Conduct by Clear Channel Pending Closing

     Pursuant to the Merger Agreement, prior to the Effective Time or until the termination of the Merger Agreement, whichever occurs first, except as may be required or expressly permitted pursuant to the Merger Agreement or in the schedules thereto, or as may be consented to in writing by Tichenor, Clear
Channel: (a) will use its reasonable efforts to cause Heftel to approve and execute the Assignment Agreement and obtain all required approvals from the FCC in connection with the Merger Agreement; (b) will not waive the performance by Heftel of any covenants of Heftel contained in the Tender Offer Agreement dated June 1, 1996 pursuant to which Clear Channel made the Tender Offer (the "Tender Offer Agreement"), or amend any of the covenants, conditions, or termination provisions contained in the Tender Offer Agreement; and (c) will not engage in any practice or take any action that would cause or permit by inaction, any of the representations and warranties made by Clear Channel to become untrue.

MANAGEMENT OF HEFTEL FOLLOWING THE MERGER

     The Merger Agreement provides that Heftel will take such actions necessary such that immediately after the Effective Time, five designees of Tichenor shall constitute the entire Heftel Board. The Merger Agreement also provides that at or prior to the effective time of the Merger, Heftel will enter into the Employment Agreement with McHenry T. Tichenor, Jr. pursuant to which Mr. Tichenor will serve as President and Chief Executive Officer of Heftel for a five year term. See "Post-Merger Profile--Management of Heftel Following the Merger."

INDEMNIFICATION AND INSURANCE

Insurance

     Heftel shall cause the Surviving Corporation to, at or immediately prior to the Effective Time, maintain a six year director and officer liability insurance run-off policy from the same carrier as the carrier providing such coverage to Tichenor at the Effective Time and not to terminate such policy prior to the sixth anniversary of the Effective Time. Heftel shall use its reasonable best efforts to maintain the director and officer liability insurance policy for directors and officers of Heftel as in effect as of the Original Agreement Date or such other director and officer liability insurance policy containing terms and coverage reasonably acceptable to Tichenor and Heftel and such policy shall remain in full force and effect immediately following the Effective Time.

Indemnification by Clear Channel

     Clear Channel shall indemnify and hold harmless Tichenor, each person who is, has been at any time prior to the Original Agreement Date, or becomes prior to the Effective Time, an officer or director of Tichenor, and each person who is, has been at any time prior to the Original Agreement Date, or becomes prior to the Effective Time a shareholder of Tichenor against all losses, claims, damages, liabilities, cost or expenses (including attorneys' fees) judgments and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation by any person other than any party to the Merger Agreement, or any party indemnified under the Tender Offer Agreement or their respective Affiliates arising out of or pertaining to acts, omissions, misstatements, or omissions of material facts, or alleged acts or omissions, or alleged misstatements or omissions of material facts, by Tichenor or by such officer, director or shareholder of Tichenor, which acts, omissions, misstatements or omissions of material facts, relate to the Heftel acquisition.

Indemnification by Heftel

     From and after the Effective Time, Heftel shall indemnify and hold harmless each person who is, has been at any time prior to the date of the Merger Agreement, or becomes prior to the Effective Time, an officer or director of Tichenor, and each person who is, has been at any time prior to the Original Agreement Date or becomes prior to the Effective Time, a shareholder of Tichenor and the parties indemnified pursuant to the Tender Offer Agreement against all costs in connection with any claim, action, suit, proceeding or investigation by any person other than any party to the Merger Agreement, any party indemnified pursuant to the Tender Offer Agreement or their respective affiliates arising out of or pertaining to acts, omissions, misstatements or omissions of material facts, or alleged acts or omissions or alleged misstatements or omissions of material facts, by him acting in his capacity as an officer, director or shareholder of Tichenor, which acts, omissions, misstatements or omissions of material facts, relate to the Merger Agreement or this Joint Proxy Statement/Prospectus.





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
TERMINATION OR AMENDMENT OF MERGER AGREEMENT

     The Merger Agreement may be amended by the parties at any time before or after approval of the Merger Agreement by the Tichenor shareholders; provided, however, that after approval by such Tichenor shareholders, no amendment shall be made that by law requires further approval by such shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (a) should the board of directors or stockholders of Heftel reject the Merger, the Share Issuance or the Charter Amendment; (b) by mutual written consent of Heftel and Tichenor; (c) by either Tichenor or Clear Channel (or Heftel after consummation of the Assignment Agreement) if (i) the Merger has not been consummated by March 31, 1997, or
(ii) any governmental authority shall have taken action permanently prohibiting the Merger and such action shall have become final and nonappealable; (d) by Heftel if (i) there has been a breach of the representations and warranties made by Tichenor which will have a material adverse effect on Tichenor and which has not been cured upon 30 days prior notice of such breach, or (ii) Tichenor has failed to comply in any material respect with any of its covenants or agreement contained in the Merger Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof; (e) by Tichenor if (i) there has been a breach of the representations and warranties made by Clear Channel which will have a material adverse effect on Tichenor and which has not been cured upon 30 days prior notice of such breach, (ii) there has been a breach of the representations and warranties made by Heftel and Heftel Sub which has not been cured upon 30 days prior notice of such breach, or (iii) any of Clear Channel, Heftel or Heftel Sub has failed to comply in any material respect with any of its covenants or agreement contained in the Merger Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof; and (f) by Tichenor if, after the close of the Tender Offer, Clear Channel and its affiliates own more than 90% of the outstanding Heftel Class A Common Stock.

     If the Merger Agreement is terminated by either Tichenor, Clear Channel or Heftel pursuant to the provisions of the Merger Agreement, the Merger Agreement shall become void except for certain provisions relating to the allocation of expenses, indemnification and confidentiality.

THE REGISTRATION RIGHTS AGREEMENTS

Clear Channel Registration Rights Agreement

     In connection with the consummation of the Merger, Clear Channel and Heftel will enter into a Registration Rights Agreement (the "Clear Channel Registration Rights Agreement") pursuant to which Heftel will grant to Clear Channel demand registration rights in the event Clear Channel makes a distribution of Heftel Class A Common Stock to its stockholders, as well as certain piggyback registration rights. Pursuant to the Clear Channel Registration Rights Agreement, Clear Channel will agree to not make a public sale or other distribution of Heftel Common Stock during the 14 days prior to and the 180 days following any firm commitment underwritten public offering by Heftel.

Tichenor Registration Rights Agreement

     In connection with the consummation of the Merger, the Major Tichenor Stockholders (who will receive an aggregate of 5,180,827 shares of Heftel Class A Common Stock in the Merger) will enter into the Tichenor Registration Rights Agreement pursuant to which Heftel will grant to the Major Tichenor Stockholders the following demand registration rights: (i) at any time during the three year period following the date on which Clear Channel beneficially owns a greater number of shares of Heftel Class A Common Stock than the number of shares owned by the Major Tichenor Stockholders (the "Conversion Date"), up to two demand registrations, and (ii) prior to the Conversion Date, during any period (a) in which less than 2.0 million shares of Heftel Class A Common Stock are held by public stockholders, one demand registration or (b) after the first anniversary of the Effective Time, until the earlier of (1) such time as Heftel consummates a qualified public offering or (2) the exercise of the demand registration right under clause (a), one demand registration. Any demand registration must be made by the holders of at least 25% of the registrable securities held by the Major Tichenor Stockholders and the size of proposed registered offering must be at least $20.0 million. Heftel will also grant the Major Tichenor Stockholders certain piggyback registration rights. Pursuant to the Tichenor Registration Rights Agreement, the Major Tichenor Stockholders will agree to not make a public sale or other distribution of Heftel Class A Common Stock during the 14 days prior to and the 180 days following any firm commitment underwritten public offering by Heftel.

THE STOCKHOLDERS AGREEMENT

     In connection with the consummation of the Merger, Clear Channel, the Major Tichenor Stockholders and Heftel will enter into the Stockholders Agreement whereby such stockholders will agree to certain restrictions on the transfer of their respective Heftel Common Stock. Each of the stockholders who is a party to the Stockholders Agreement, other than McHenry T. Tichenor, Jr., will agree not to transfer its shares of Heftel Common Stock for a period of 180 days following the Effective Time, subject to certain exceptions. McHenry
T. Tichenor, Jr. will agree not to transfer any of his shares of Heftel Common Stock for a period of two years following the Effective Time, subject to certain exceptions. In addition, certain of the stockholders who are subject to the Stockholders Agreement will grant certain "tag-along" rights and rights of first refusal with respect to the sale of any shares of Heftel Common Stock owned by them. The Stockholders Agreement will terminate upon the written consent of (i) the stockholders who are subject to the Stockholders Agreement who hold at least 75% of all of the Heftel Common Stock under the Stockholders Agreement other than Clear Channel (if Clear Channel and its affiliates then hold 25% or more of the outstanding Heftel Common Stock) and (ii) Clear Channel (if Clear Channel and its affiliates own 25% or more of the outstanding Heftel Common Stock).


                               BUSINESS OF HEFTEL

INTRODUCTION

     Heftel was incorporated under the laws of the State of Delaware in 1992, as the successor to a radio broadcasting company which began operations in 1974. Heftel is the largest Spanish language radio broadcasting company in the United States and currently owns and programs 17 radio stations, 16 of which are in five of the ten largest Hispanic markets in the United States, including Los Angeles, New York, Miami, Chicago and Dallas/Fort Worth. Upon completion of the Merger, Heftel will own or program 37 radio stations in 11 markets, including stations in each of the top ten Hispanic markets in the United States.

     Heftel's strategy is to own and program top performing radio stations, principally in the largest Spanish language radio markets in the United States. The top ten Hispanic markets account for approximately 17.2 million Hispanics, representing approximately 63% of the total Hispanic population in the United States.





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     Heftel intends to acquire or develop additional Spanish language stations in the leading Hispanic markets. When evaluating a potential acquisition, Heftel considers the following factors: (i) the ability to generate satisfactory rates of return on its investment, (ii) the ability to increase operating cash flow at the station, (iii) the strategic importance of the station to Heftel's overall business objectives, (iv) the size and projected rates of growth of the market's broadcasting revenues, Hispanic population and consumer spending and (v) the number of competitive stations in the market.

SPANISH LANGUAGE RADIO

     Heftel believes Spanish language radio broadcasting has significant growth potential for the following reasons:

     o The Hispanic population is the fastest growing population segment in the United States and is expected to grow from an estimated 27.2 million (approximately 10.3% of the total United States population) at the end of 1995 to an estimated 30.7 million (approximately 11.3% of the total United States population) by the year 2000. These estimates imply a growth rate of approximately five times the expected growth rate for the total U.S. population during the same period. Heftel estimates that by the end of 1996 approximately 26% of the overall population of the ten largest Hispanic markets will be of Hispanic origin.

     o Advertisers have substantially increased their use of Spanish language media in recent years. Total advertising revenues from advertising in Spanish language media rose from $166 million in 1983 to $1.06 billion in 1995. This represents a compound annual growth rate of 16.7%, which is more than double the growth rate of total advertising over the same period. Although Hispanic consumers will spend an estimated $340 billion in 1997, or 6.5% of the total consumer spending in the United States, Spanish language advertising currently represents less than 0.7% of the total advertising expenditures.

     o Advertisers have begun to target Hispanic households because they are younger and spend a greater percentage of their household income on consumer products than non-Hispanic households. Hispanic households in the United States average 3.5 persons, compared to an average of
         2.5 persons for non-Hispanic households. In addition, 82% of Hispanic households in the United States are family units, compared to 71% of all households in the United States. During the 1990's, one in four new households in the United States is expected to be headed by a person of Hispanic origin.

     o Hispanics have maintained strong social and cultural ties to their countries of origin, particularly in their continued use of the Spanish language. An estimated 78% of Hispanics speak at least some Spanish and approximately 40% speak it exclusively. Spanish is expected to continue to be the language of preference for Hispanics.

     o The number of Spanish language media outlets is disproportionately lower than the number of similar English language outlets. In the radio segment, there are currently approximately 465 Spanish language commercial stations, which constitute only approximately 4% of all commercial radio stations in the United States, although the Hispanic population comprises approximately 10.3% of the United States population.

PROGRAMMING

     Due to differences in origin, Hispanics are not a homogeneous group. The music, culture, customs and Spanish dialects vary from one radio market to another. Consequently, Heftel programs its stations in a manner responsive to the local preferences of a target demographic audience in each of the markets its serves.





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A well researched mix of music and on-air programming at an individual station can attract a wide audience targeted by Spanish language advertisers. Programming is consistently monitored to maintain its quality and relevance to the target audience. Most music formats are primarily variations of Regional Mexican, Tropical, Tejano and Contemporary music styles. The local program director will select music from the various music styles that best reflect the music preferences of the local Hispanic audiences. A brief description of each follows:

     Regional Mexican. Regional Mexican consists of various types of music played in different regions of Mexico. Ranchera music, originating in Jalisco, Mexico, is a traditional folkloric sound commonly referred to as Mariachi music. Mariachi music features acoustical instruments and is considered the music indigenous to Mexicans who have lived in the country towns. Nortena means northern, and is representative of Northern Mexico. Featuring an accordion, Nortena has a Polka sound with a distinct Mexican flavor. Banda is a regional format from the state of Sinoloa, Mexico and is popular in California. Banda resembles up-tempo marching band music with synthesizers. Regional Mexican also includes Cumbia music, which originates from Colombia.

     Contemporary. The Contemporary format includes pop, Latin rock, and ballads. This format is similar to English adult contemporary and contemporary hit radio stations.

     Tropical. The Tropical format primarily consists of Salsa, Merengue, and Cumbia music. Salsa is dance music combining Latin Caribbean rhythms with jazz. Salsa symbolizes music from Puerto Rico, Cuba, and the Dominican Republic and is popular with Hispanics living in New York, Miami and Chicago. Merengue music is also up-tempo dance music originating from the Dominican Republic.

     Tejano. Tejano music originated in Texas and is based on Mexican themes but is indigenous to Texas. It is a combination of contemporary rock, Ranchera, and country music. The lyrics are primarily sung in Spanish. The on-air talent speak in Spanish and English.

     Full service. The Full Service format includes all the traditional radio services: music, news, sports, traffic reports, special information programs and weather.

     News/Talk. News includes local, national, international reports and weather, business, traffic and sports. Talk includes commentary, analysis, discussion, interviews, call-ins and information shows.





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RADIO STATIONS

     The following table sets forth information regarding Heftel's radio stations:

  MARKET (HISPANIC                                                PRIMARY DEMO-               FCC
    MARKET RANK)        STATION (1)       STATION FORMAT(2)       GRAPHIC TARGET           FREQUENCY
  ----------------      -----------       -----------------       --------------           ---------
   Los Angeles(1)         KLVE-FM           Contemporary             A 25-54               107.5 MHZ
                          KTNQ-AM             News/Talk              A 25-54               1020 kHz

     New York(2)          WADO-AM             News/Talk               A 25+                1280 kHz
                          WPAT-AM(3)          Brokered                 n/a                  930 kHz
                          WZZU-AM                n/a                   n/a                    n/a

      Miami(3)            WAMR-FM           Contemporary             A 25-54               107.5 MHZ
                          WRTO-FM             Tropical               A 18-34               98.3 MHZ
                          WAQI-AM             News/Talk               A 35+                 710 kHz
                          WQBA-AM         News/Talk/Sports            A 35+                1140 kHz

     Chicago(5)           WLXX-AM(4)          Tropical               A 18-49                1200 kHz

  Dallas/Fort Worth       KESS-AM           Full Service              A 18+                1270 kHz
         (9)              KHCK-FM              Tejano                A 18-49               99.1 MHZ
                          KMRT-FM           Contemporary             A 18-49               106.7 MHZ
                          KINF-AM           Full Service             A 18-49               1440 kHz
                          KICI-FM              Tejano                A 18-49               107.9 MHZ
                          KMRT-AM           Contemporary             A 18-49               1480 kHz

   Las Vegas (33)         KLSQ-AM         Regional Mexican           A 18-49                870 kHz

---------------

(1)  Actual city of license may differ from the metropolitan market served.
(2)  See "--Programming"
(3) Heftel sells airtime on this station to third parties for broadcast of specialty programming.
(4)  Application for renewal of license pending with the FCC.


     Statistical information contained herein regarding the radio industry, population, consumer spending and advertising expenditures are taken from the Arbitron Company 1995-1996 radio metro ratings; 1990 U.S. Census; the Hispanic Consumer Market Report (DRI/McGraw Hill, June 1992); SRDS -- Standard Rate & Data Services (August 1996); Advertising Age (September 30, 1996); Sales and Marketing Management's Survey of Buying Power; Strategy Research Corporation -- 1996 U.S. Hispanic Market Study; Duncan's Radio Market Guide (1996 Edition); Hispanic Business (December 1995); Market Segment Research, Inc., and Paul Kagan Associates, Inc.

     KSCA Option. Clear Channel and Golden West Broadcasters, a California corporation ("Golden West"), have entered into an Option Agreement, dated as of December 23, 1996 (the "Option Agreement"), pursuant to which Golden West granted to Heftel (as assignee of Clear Channel), the option to purchase all of the assets used or held for use in connection with the operation of KSCA (FM), Glendale, California ("KSCA"), including, without limitation, all FCC licenses for such station (the "KSCA Assets"), on the terms and conditions of an Asset Purchase Agreement attached as an exhibit to the Option Agreement (the "Purchase Agreement"). Clear Channel assigned its rights under the Option Agreement to Heftel pursuant to an Assignment and Assumption Agreement, dated as of January 2, 1997, among Heftel, Clear Channel and Tichenor (the "KSCA Assignment Agreement"). The option is exercisable upon the death of Gene Autry, the indirect principal stockholder of Golden West. The Option Agreement has an initial term which expires on December 30, 1997. However, the Option Agreement terminates if Heftel fails to pay to Golden West $10.0 million within five business days after termination or expiration of the waiting period under the HSR

Act. The Option Agreement is renewable for additional one year terms provided Heftel pays to Golden West an additional $3.0 million on or before the expiration date for the one-year option period then in effect. Once the option under the Option Agreement is exercised, the Option Agreement remains in effect without the need to make any further $3.0 million payments. The $10.0 million payment and any additional $3.0 million payments (the "Option Payments") will be applied against the purchase price for the KSCA Assets, if the sale of the KSCA Assets is consummated. If the sale of the KSCA Assets is not consummated, Golden West is obligated to refund to Heftel a portion of the Option Payments only under certain circumstances.

     Under the Purchase Agreement, the purchase price for the KSCA Assets is the greater of (a) $112.5 million, or (b) the sum of (i) $105.0 million, plus
(ii) an amount equal to $13,698.63 per day during the term of the KSCA Time Brokerage Agreement, which daily amount is subject to reduction if Heftel is unable to broadcast its programming on KSCA under the KSCA Time Brokerage Agreement. Consummation of the sale of the KSCA Assets under the Purchase Agreement will be subject to a number of conditions, including the FCC's approval of the transfer of the FCC licenses for KSCA to Heftel.

     Concurrently with the execution of the Option Agreement, Clear Channel and Golden West entered into the KSCA Time Brokerage Agreement. Clear Channel assigned its rights under the KSCA Time Brokerage Agreement to Heftel pursuant to the KSCA Assignment Agreement. Heftel will begin providing programming under the KSCA Time Brokerage Agreement no later than 14 days after the $10.0 million payment under the Option Agreement is due.

     Pursuant to the requirements of the HSR Act, on January 6, 1997, the ultimate parent entity of each of Golden West and Heftel filed a Notification and Report Form with respect to the Option Agreement, the purchase of the KSCA Assets under the Purchase Agreement and the KSCA Time Brokerage Agreement with the Antitrust Division and the FTC. A request for early termination of the waiting period under the HSR Act was made.

MANAGEMENT OF HEFTEL

     The directors and executive officers of Heftel are as follows:

                NAME                   AGE                      POSITION
                ----                   ---                      --------
 L. Lowry Mays(1) ................     61     President, Chief Executive Officer and Director

 John T. Kendrick ................     44     Senior Vice President and Chief Financial Officer

 Ernesto Cruz(1) .................     42     Director

 B. J. McCombs ...................     68     Director

 James M. Raines(1)(2) ...........     56     Director

 John H. Williams(2) .............     62     Director

--------------

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

     All directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. Officers are elected annually by the Heftel Board and serve at the discretion of the Heftel Board. Pursuant to the Merger Agreement, all officers and directors will be replaced by Tichenor designees immediately following the Merger. See "Post-Merger Profile--Management of Heftel Following the Merger."

     The Heftel Board has two committees, the Compensation Committee and the Audit Committee. The basic function of the Compensation Committee is to determine stock option grants to executive officers and other key employees, as well as to review salaries, bonuses, and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors. The basic function of the Audit Committee is to review the financial statements of Heftel, to consult with Heftel's independent auditors and to consider such other matters with respect to the internal and external audit of the financial affairs of Heftel as may be necessary or appropriate in order to facilitate accurate financial reporting.

     Information with respect to the business experience and affiliations of the directors and executive officers of Heftel is set forth below.

     Mr. Mays became President, Chief Executive Officer and director of Heftel on August 5, 1996. Mr. Mays is also President, Chief Executive Officer and director of Clear Channel and has served as such since 1972.

     Mr. Kendrick joined Heftel as Vice President, Finance in September 1993. In December 1993, he was promoted to Senior Vice President and Chief Financial Officer. From October 1992 through September 1993, Mr. Kendrick provided financial consulting to the entertainment and computer software industries. From June 1988 through October 1992, Mr. Kendrick served as Senior Vice President and Chief Financial Officer of Skouras Pictures, Inc.

     Mr. Cruz became a director of Heftel on August 5, 1996. Mr. Cruz is a Managing Director of Credit Suisse First Boston Corp., and has served in this position for more than five years.

     Mr. McCombs became a director of Heftel on August 5, 1996. Mr. McCombs also serves as a director Clear Channel. Mr. McCombs is and has been a private investor for more than five years.

     Mr. Raines became a director of Heftel on August 5, 1996. Mr. Raines also serves as a director of 50-OFF Stores, Inc. Mr. Raines is the President of James M. Raines & Company and has served in such a position for more than five years.

     Mr. Williams became a director of Heftel on August 5, 1996. Mr. Williams also serves as a director of Clear Channel and of GAINSCO, Inc. Mr. Williams is Senior Vice President of Everon Securities, Inc., and has served in such a position for more than five years.

RECENT CHANGE OF CONTROL

     On August 5, 1996, Clear Channel Radio, Inc., a Nevada corporation and an indirect wholly-owned subsidiary of Clear Channel ("Clear Channel Radio") closed the transactions contemplated by a Tender Offer Agreement dated June 1, 1996 (the "Tender Offer Agreement") between Clear Channel Radio and Heftel. Pursuant to the Tender Offer Agreement, Clear Channel Radio made an offer to purchase all outstanding shares of Heftel Class A Common Stock and Heftel Class B Common Stock at $23.00 per share (the "Offer"). The Offer expired on August 5, 1996 and a total of 269,309 shares of Heftel Class A Common Stock were validly tendered and purchased pursuant to the Offer. In addition, pursuant to the Tender Offer Agreement, a total of 1,355,184 shares of Heftel Class A Common Stock underlying convertible securities were tendered in the Offer and accepted for payment by Clear Channel Radio.

     Concurrently with the execution of the Tender Offer Agreement, Clear Channel Radio also entered into a Stockholder Purchase Agreement dated June 1, 1996 (the "Purchase Agreement"), pursuant to which certain affiliated stockholders of Heftel agreed to sell, and Clear Channel Radio agreed to purchase, all shares of Heftel Common Stock owned by such stockholders at $23.00 per share. Following the expiration of the Offer on August 5, 1996, Clear Channel Radio purchased a total of 3,516,529 shares of Heftel Common Stock at $23.00 per share pursuant to the Purchase Agreement.

     Pursuant to the Offer and the Purchase Agreement, Clear Channel Radio purchased a total of 5,141,022 shares of Heftel Common Stock for a total of $118,243,506. Such amount was obtained by Clear Channel Radio through a capital contribution made by Clear Channel. Clear Channel obtained such funds through borrowings under its revolving credit facility with a group of banks (the "Clear Channel Credit Agreement"). The Clear Channel Credit Agreement has been filed as an exhibit to the Schedule 14D-1 filed with the Commission by Clear Channel Radio and Clear Channel in connection with the Offer.

     Prior to the Tender Offer, Clear Channel owned 2,156,799 shares of Heftel Class A Common Stock representing approximately 21.3% of the shares of Heftel Common Stock then outstanding. As a result of the Tender Offer, Clear Channel and Clear Channel Radio currently own 7,297,821 shares of Heftel Class A Common Stock representing approximately 63.2% of the outstanding shares of Heftel Common Stock.

     In December 1993, Heftel entered into ten-year employment agreements with Cecil Heftel, who was then the Chairman of the Board and Co-Chief Executive Officer of Heftel, and Carl Parmer, who was then the President and Co-Chief Executive Officer of Heftel, under which each of them was entitled to receive a base annual salary of $500,000 and bonuses based on the performance of Heftel. Under those Employment Agreements, if the Company terminated the employment of either Mr. Heftel or Mr. Parmer without cause, he would be entitled to receive a lump sum payment equal to the present value of all amounts remaining to be paid by Heftel to him under his employment agreement. For purposes of calculating future bonuses, the Company would be deemed to have achieved the performance level necessary to pay the maximum bonus. Clear Channel Radio informed Mr. Heftel and Mr. Parmer that it intended to cause Heftel to terminate their employment, without cause, immediately following the purchase of shares pursuant to the Purchase Agreement.

     Concurrently with the execution of the Purchase Agreement, Mr. Heftel and Mr. Parmer each entered into an Agreement Not to Compete (each, an "Agreement Not to Compete") and a Settlement Agreement (each, a "Settlement Agreement") with Heftel. Pursuant to the respective Settlement Agreements, the employment by Heftel of Mr. Heftel and Mr. Parmer terminated immediately following the purchase of shares pursuant to the Purchase Agreement and Heftel paid Mr. Heftel $11,861,069 and Mr. Parmer $6,941,960 in exchange for releases by Mr. Heftel and Mr. Parmer from any claims resulting from termination of their respective employment agreements with Heftel. Pursuant to the Agreements Not to Compete, Heftel paid Mr. Heftel $2,500,000 and Mr. Parmer $4,500,000 upon closing of the Purchase Agreement in exchange for their respective agreements not to compete with Heftel in certain specified markets for a period of five years from the date of closing of the Purchase Agreement. Clear Channel Radio guaranteed the obligations of Heftel under the Settlement Agreements and the Agreements Not to Compete. The total amount paid to each of Mr. Heftel and Mr. Parmer under his respective Settlement Agreement and Agreement Not to Compete did not exceed the present value of all amounts remaining to be paid to him by Heftel under his respective employment agreement.

     Pursuant to the Tender Offer Agreement, concurrently with the closing of the transactions caused thereby, the Heftel Board was replaced with the current directors, all of whom were designated by Clear Channel.

OWNERSHIP OF HEFTEL COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 8, 1997, information concerning the beneficial ownership of Heftel Common Stock by (i) each person known to Heftel to be the beneficial owner of more than 5% of the outstanding shares of Heftel Class A Common Stock, (iii) each current director and executive officer of Heftel, and (iii) each person designated by Tichenor to serve as an executive officer or director of Heftel following the Merger.

                                                                  CLASS A COMMON STOCK
                                               -----------------------------------------------------     TOTAL COMMON STOCK
                                               BEFORE MERGER AND OFFERING  AFTER MERGER AND OFFERING  AFTER MERGER AND OFFERING
                                               --------------------------  -------------------------  -------------------------
                                                  NUMBER       PERCENT     NUMBER    PERCENT OF        NUMBER OF
NAME AND ADDRESS                                 OF SHARES    OF CLASS    OF SHARES   OF CLASS          SHARES        PERCENT
----------------                                ----------   ---------    ---------  ----------       ------------    -------
Clear Channel Communications, Inc.              7,297,821      63.2%        --          --           7,078,235(1)      34.1%
and Clear Channel Radio, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216-6940

Ronald Baron                                      987,000(2)    8.8%     987,000         7.2%          987,000(2)       4.8%
767 Fifth Avenue, 24th Floor
New York, New York 10153

CURRENT EXECUTIVE OFFICERS AND DIRECTORS:

L. Lowry Mays                                        --        --           --          --                --           --
John T. Kendrick                                     --        --           --          --                --           --
Ernesto Cruz                                         --        --           --          --                --           --
B.J. McCombs                                         --        --           --          --                --           --
James M. Raines                                      --        --           --          --                --           --
John H. Williams                                     --        --           --          --                --           --
All current executive officers
and directors as group (6 persons)                   --        --           --          --                --           --

POST-MERGER EXECUTIVE OFFICERS AND DIRECTORS:

McHenry T. Tichenor, Jr                              --        --        986,122(3)      7.2%          986,122(3)       4.8%
David L. Lykes                                       --        --        242,494         1.8%          242,494          1.2%
Jeffrey T. Hinson                                    --        --        103,456           *           103,456            *
Ricardo del Castillo                                 --        --         65,118           *            65,118            *
McHenry T. Tichenor, Sr                              --        --        125,362(3)        *           125,362(3)         *
Robert W. Hughes                                     --        --           --          --                --           --
James M. Raines                                      --        --           --          --                --           --
Ernesto Cruz                                         --        --           --          --                --           --
All post-Merger executive officers
and directors as a group (8 persons)                 --        --      1,522,552        11.1%        1,522,552          7.3%

--------------
*    Less than 1%.

(1) Consists of 7,078,235 shares of Heftel New Class B Common Stock which will be convertible into Heftel Class A Common Stock.

(2) Includes 20,000 shares owned by Baron Investment Partners, L.P., of which Mr. Baron is the general partner, 870,000 shares owned by Baron Asset Fund and Baron Growth & Income Fund (collectively the "Funds"), which are registered investment companies advised by BAMCO, Inc., and 97,000 shares owned by Baron Capital Management, Inc. ("BCMI"). Mr. Baron controls BAMCO, Inc. and BCMI. Mr. Baron disclaims beneficial ownership of the shares owned by the Funds and BCMI.

(3) These shares will be subject to a voting agreement pursuant to which such shares shall be voted in accordance with the instructions of the holders of a majority of the 4,345,718 shares of Heftel Class A Common Stock that will be subject to the voting agreement.


                              BUSINESS OF TICHENOR

GENERAL

     Tichenor is a national radio broadcasting company engaged in the business of acquiring, developing and operating Spanish language radio stations in major Hispanic markets located in the United States. Currently, Tichenor owns or programs 20 radio stations serving six of the top ten Hispanic markets in the United States, including San Francisco/San Jose, Chicago, Houston, San Antonio, McAllen/Brownsville/Harlingen and El Paso. Individually or through AM-FM station combinations, Tichenor operates the top-rated radio station in any format in three of the top ten Hispanic markets (San Antonio, McAllen/Brownsville/Harlingen, and El Paso), as measured by the Arbitron four book average adults 25-54 demographic. Tichenor operates the top-rated Spanish language radio station in five of its six markets as measured by the same audience share statistics. Tichenor recently entered the San Francisco/San Jose market, the fourth largest Hispanic market, by purchasing KSOL-FM and KZOL-FM (formerly KYLZ-FM) for approximately $40 million. These two stations, previously programmed in English, were converted to a Spanish format in August 1996. The two stations will be simulcast under one Spanish format, representing the first full signal Spanish FM stations to cover the San Francisco/San Jose market.

TICHENOR STATIONS

     The following table sets forth information regarding Tichenor's radio stations:

  MARKET (HISPANIC                                                      PRIMARY DEMO-             FCC
    MARKET RANK)            STATION(1)          STATION FORMAT(2)      GRAPHIC TARGET          FREQUENCY
    --------------          ----------          -----------------      --------------          ---------
    San Francisco/            KSOL-FM           Regional Mexican           A 25-54             98.9 MHZ
      San Jose(4)             KZOL-FM           Regional Mexican           A 25-54             99.1 MHZ

      Chicago (5)             WOJO-FM           Regional Mexican           A 25-54             105.1 MHZ
                              WIND-AM             Full Service              A 35+               560 kHz

      Houston(6)              KLNT-FM           Regional Mexican           A 18-49             93.3 MHZ
                              KLTO-FM(3)        Regional Mexican           A 25-54             104.9 MHZ
                              KLTP-FM           Regional Mexican           A 25-54             104.9 MHZ
                              KRTX-FM                Tejano                A 25-54             100.7 MHZ
                              KLAT-AM             Full Service             A 25-54             1010 kHz
                              KMPQ-AM(4)               n/a                   n/a                980 kHz

    San Antonio(7)            KXTN-FM                Tejano                A 25-54             107.5 MHZ
                              KXTN-AM                Tejano                A 25-54             1310 kHz
                              KROM-FM           Regional Mexican           A 25-54             92.9 MHZ
                              KCOR-AM           Regional Mexican            A 35+              1350 kHz

    McAllen/Browns-           KQXX-FM           Regional Mexican           A 25-54             98.5 MHZ
  ville/Harlingen (8)         KGBT-AM           Regional Mexican           A 25-54             1530 kHz
                              KIWW-FM                Tejano                A 25-54             96.1 MHZ

      El Paso(10)             KBNA-FM           Regional Mexican           A 25-54             97.5 MHZ
                              KBNA-AM           Regional Mexican           A 25-54              920 kHz
                              KAMA-AM                Tejano                A 25-54              750 kHz

---------------

(1)  Actual city of license may differ from the metropolitan market served.
(2)  See "Business of Heftel -- Programming."
(3)  Tichenor programs this station under a local marketing agreement.
(4) Tichenor has entered into a local marketing agreement with Kidstar Interactive Media, Inc., which provides children's programming.

PROPERTIES

     As of September 30, 1996, Tichenor leased office and studio locations in Texas, California and Illinois, including its executive offices in Dallas, Texas. Tichenor also owns or leases tower space in approximately six locations and owns or leases transmitters in approximately five locations, all of which are in Texas, California, Illinois and Indiana. Tichenor's lease payment obligations for office and studio space, tower sites and transmitters for the year ended December 31, 1996 were approximately $1.2 million.

     Tichenor believes that its facilities are adequate for its current needs and that it will be able to obtain additional space as needed in the future.


                              POST-MERGER PROFILE

BUSINESS OF HEFTEL AFTER THE MERGER

     Following the Merger, Heftel will own or operate 37 radio stations in 11 markets, including stations in each of the top ten Hispanic markets in the United States. Upon consummation of the Merger, Heftel will have the largest Spanish language radio station combination, as measured by audience and revenue share, in eight of the top ten Hispanic markets, and will have the highest rated radio station in any format in four of the top ten Hispanic markets.

     The following table sets forth certain information regarding Heftel's radio stations following the acquisition of Tichenor:

      RANKING OF
      MARKET BY                                                      NO. OF
       HISPANIC                                                     STATIONS
                                                                    --------
    POPULATION(1)      MARKET                                        AM   FM
    -------------      ------                                        --   --
          1          Los Angeles                                      1   1
          2          New York (2)                                     3   0
          3          Miami                                            2   2
          4          San Francisco/San Jose                           0   2
          5          Chicago                                          2   1
          6          Houston                                          2   4
          7          San Antonio                                      2   2
          8          McAllen/Brownsville/Harlingen                    1   2
          9          Dallas/Fort Worth                                3   3
          10         El Paso                                          2   1
          33         Las Vegas                                        1   0
                                                                    ---  --

                           Total                                    19   18

---------------

(1) Ranking of the principal radio market served by the Company's station(s) among all U.S. radio markets by Hispanic population as reported by Strategy Research Corporation--1996 U.S. Hispanic Market Study.
(2)  Includes WZZU-AM serving New York which is currently not broadcasting.

     Following the Merger, Heftel plans to relocate and combine its corporate office with Tichenor's corporate office in Dallas.

MANAGEMENT OF HEFTEL FOLLOWING THE MERGER

     Chief Executive Officer. Upon consummation of the Merger, Heftel will enter into the Employment Agreement with McHenry Tichenor, Jr. to serve as President and Chief Executive Officer. Mr. Tichenor, 41, has been the President and Chief Executive Officer, and a director of Tichenor since 1981. The Employment Agreement provides for a five year term at an annual salary of $260,000 plus incentive compensation as determined by the Compensation Committee of Heftel's Board of Directors. Upon termination by Heftel without cause or by Mr. Tichenor for good reason, Heftel shall be obligated to pay to Mr. Tichenor a lump sum amount equal to the estimated payments of salary and bonus remaining through the end of the term of the agreement. Furthermore, the Employment Agreement provides that Mr. Tichenor agrees not to compete with Heftel for a period of one year following the date the Employment Agreement is terminated.

     Other Executive Officers. Tichenor has indicated to Heftel that, in addition to McHenry Tichenor, Jr., the following individuals will serve as executive officers of Heftel following the consummation of the Merger:

         David L. Lykes. Mr. Lykes, 61, will serve as the Executive Vice President and Chief Operating Officer of Heftel following the Merger. Mr. Lykes is currently Senior Vice President of Operations and a director of Tichenor. Mr. Lykes began his career at Tichenor in 1958. Mr. Lykes is responsible for the day-to-day operation of Tichenor's stations.

         Jeffrey T. Hinson. Mr. Hinson, 41, will serve as the Chief Financial Officer and Treasurer of Heftel following the Merger. Mr. Hinson joined Tichenor as Chief Financial Officer, Treasurer and a director in October 1995. From October 1991 to October 1995, Mr. Hinson was President of Alliance Investors Holdings, Ltd., a privately-held merchant bank located in Houston, Texas. For two years prior to joining Tichenor, Mr. Hinson acted as a consultant for Tichenor.

         Ricardo del Castillo. Mr. Castillo, 50, will serve as Vice President of Heftel following the Merger. Mr. Castillo has been Vice President of Operations of Tichenor since 1988 and became a director of Tichenor in February 1989.

     Directors. The Merger Agreement also provides that following the consummation of the Merger, five designees of Tichenor shall constitute the entire Heftel Board. Tichenor has informed Heftel that its designees are:

         McHenry T. Tichenor, Jr. Mr. Tichenor, 41, has been the President and Chief Executive Officer and a director of Tichenor since 1981.

         McHenry T. Tichenor, Sr. Mr. Tichenor, 64, is the Vice Chairman and a director of Tichenor and has served as the Vice Chairman and a director of Tichenor since 1981. McHenry T. Tichenor, Sr. is the father of McHenry T. Tichenor, Jr.

         Robert W. Hughes. Mr. Hughes, 61, is Chairman of the Prime Management Group, Austin, Texas. In that capacity, he also serves as Chairman of Prime Cable, Prime Video, Prime Venture I, and Prime New Ventures Management. Mr. Hughes serves on the Board of Directors of Atlantic Cellular, Providence, RI, and Hawaiian Wireless, Honolulu, Hawaii. For the past 28 years, he has primarily been involved in the cable television industry. He served as Chairman of the National Cable Television Association in 1978-79.

         James M. Raines. Mr. Raines became a director of Heftel on August 5, 1996. Mr. Raines also serves as a director of 50-OFF Stores, Inc. Mr. Raines is the President of James M. Raines & Company and has served in such a position for more than five years.

         Ernesto Cruz. Mr. Cruz became a director of Heftel on August 5, 1996. Mr. Cruz is a Managing Director of Credit Suisse First Boston Corp., and has served in this position for more than five years.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information presents Heftel's balance sheet at September 30, 1996 as if at such date, the following transactions (collectively, the "Transactions") had been completed: (i) the Tichenor Acquisitions (as defined herein); (ii) the Merger and (iii) the Offering (at an assumed offering price of $32.625 per share) and application of the estimated net proceeds therefrom to pay down outstanding long-term debt. The following unaudited pro forma condensed consolidated statement of operations presents Heftel's results of operations for the year ended September 30, 1996 and Tichenor's results of operations for the twelve months ended September 30, 1996, as if the Transactions and the Tender Offer had been completed at October 1, 1995. The pro forma condensed consolidated financial statements also give effect to various acquisitions completed by Tichenor (the "Tichenor Acquisitions") during the periods presented, as more fully described in the Notes hereto.

     The purchase price of the Merger approximates $256.1 million, assuming the issuance of 5,689,878 shares of Heftel's Common Stock (with a per share value equal to $31.75, which was the closing price for the Heftel Class A Common Stock on July 9, 1996, the day the Merger was announced), Heftel's assumption of Tichenor's outstanding debt, which was approximately $71.3 million at September 30, 1996 (on a pro forma basis), plus the redemption of 3,000 shares of the Tichenor Senior Preferred Stock for $3.0 million, plus approximately $379,000 of accrued and unpaid dividends. Such purchase price will change based on the actual debt of Tichenor on the closing date for the Merger. The Merger will be accounted for using the purchase method of accounting. The purchase price will be allocated primarily to FCC licenses and other intangible assets and amortized over 40 years. The pro forma condensed consolidated financial information does not purport to present the actual financial position or results of operations of Heftel had the Transactions and the Tender Offer actually occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. See "The Merger," and the Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus or incorporated herein by reference.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(1)
                        YEAR ENDED SEPTEMBER 30, 1996
                (dollars in thousands, except per share data)




                                      Heftel          Tender              Heftel           Tichenor         Tichenor
                                   as Reported         Offer           as Adjusted      as Reported(2)   Acquisitions(3)
                                   ------------    ------------       ------------       ------------    ------------
Net broadcasting revenues ......   $     71,732    $       --         $     71,732       $     44,467    $      3,548

Station operating expenses .....         48,896            --               48,896             32,417           4,166
Corporate expenses .............          5,072          (2,500)(5)          2,572              3,578             345
Depreciation and amortization ..          5,140           1,400(6)           6,540              3,018             496
                                   ------------    ------------       ------------       ------------    ------------
    Total operating expenses ...         59,108          (1,100)            58,008             39,013           5,007
                                   ------------    ------------       ------------       ------------    ------------

Operating income (loss) ........         12,624           1,100             13,724              5,454          (1,459)

Interest income (expense), net .        (11,034)           --              (11,034)            (3,063)         (2,331)
Other income (expense), net ....         (1,671)           --               (1,671)              (197)             (7)
Loss on retirement of debt .....         (7,461)           --               (7,461)              --              --
Restructuring charges ..........        (29,011)           --              (29,011)              --              --
                                   ------------    ------------       ------------       ------------    ------------
    Total other ................        (49,177)           --              (49,177)            (3,260)         (2,338)
                                   ------------    ------------       ------------       ------------    ------------

Income (loss) before provision
    for income taxes ...........        (36,553)          1,100            (35,453)             2,194          (3,797)
Income tax (expense) benefit ...            (65)           --                  (65)            (2,457)           --
                                   ------------    ------------       ------------       ------------    ------------

Income (loss) from continuing
    operations .................   $    (36,618)   $      1,100       $    (35,518)      $       (263)   $     (3,797)
                                   ============    ============       ============       ============    ============

Income (loss) from continuing
    operations per common
    and common equivalent
    share ......................   $      (3.56)                      $      (3.45)       $     (0.98)(7)
                                   ============                       ============       ============


Weighted average shares
    outstanding ................     10,294,967                         10,294,967            683,857
                                   ============                       ============       ============


Other Operating Data:
Broadcast cash flow ............   $     22,836                       $     22,836       $     12,050
                                   ============                       ============       ============

                                                                                                                           Heftel
                                                                        Tichenor           Heftel/                       Condensed
                                                       Tichenor         Merger            Tichenor      As Adjusted    Consolidated
                                    Pro Forma         Pro Forma        Pro Forma         Pro Forma        for the        Pro Forma
                                   Adjustments       as Adjusted      Adjustments       as Adjusted      Offering(4)    as Adjusted
                                   ------------      ------------    ------------       ------------    ------------   ------------
Net broadcasting revenues ......   $       --        $     48,015    $       --         $    119,747    $         --   $    119,747

Station operating expenses .....                           36,583            --               85,479              --         85,479
Corporate expenses .............           --               3,923           6,495               --             6,495
Depreciation and amortization ..            784(8)          4,298           5,555(11)         16,343            --           16,393
                                   ------------      ------------    ------------       ------------    ------------   ------------
    Total operating expenses ...            784            44,804           5,555            108,367            --          108,367
                                   ------------      ------------    ------------       ------------    ------------   ------------

Operating income (loss) ........           (784)            3,211          (5,555)            11,380            --           11,380

Interest income (expense), net .         (1,766)(9)        (7,160)           --              (18,194)          8,697         (9,497)
Other income (expense), net ....           --                (204)           --               (1,875)           --           (1,875)
Loss on retirement of debt .....           --                --              --               (7,461)           --           (7,461)
Restructuring charges ..........           --                --              --              (29,011)           --          (29,011)
                                   ------------      ------------    ------------       ------------    ------------   ------------
    Total other ................         (1,766)           (7,364)           --              (56,541)          8,697        (47,844)
                                   ------------      ------------    ------------       ------------    ------------   ------------

Income (loss) before provision
    for income taxes ...........         (2,550)           (4,153)         (5,555)           (45,161)          8,697        (36,464)
Income tax (expense) benefit ...          2,412(10)           (45)          3,800(12)          3,690            --            3,690
                                   ------------      ------------    ------------       ------------    ------------   ------------

Income (loss) from continuing
    operations .................   $       (138)     $     (4,198)   $     (1,755)      $    (41,471)   $      8,697   $    (32,774)
                                   ============      ============    ============       ============    ============   ============

Income (loss) from continuing
    operations per common
    and common equivalent
    share ......................                     $      (6.73)(7)                          (2.59)                  $      (1.68)
                                                     ============                       ============                   ============

Weighted average shares
    outstanding ................                          683,857                         15,984,845                     19,484,845
                                                     ============                       ============                   ============

Other Operating Data:
Broadcast cash flow ............                     $     11,432                       $     34,268                   $     34,268
                                                     ============                       ============                   ============

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET(1)
                            As of September 30, 1996
                             (dollars in thousands)



                                                                                       Tichenor
                                                                                        Merger
                                                       Heftel         Tichenor         Pro Forma
                                                     as Reported     as Reported     Adjustments(13)
                                                     ------------    ------------    ---------------
ASSETS
Cash and cash equivalents ........................   $      5,132    $      5,066    $     (3,988)(14)
Accounts receivable, net .........................         17,015           9,851            --
Other current assets .............................          1,012             868            --
                                                     ------------    ------------    ------------
   Total current assets ..........................         23,159          15,785          (3,988)

Property and equipment, net ......................         19,836           9,436            --
Intangibles assets, net ..........................        121,742          74,786         222,194(15)
Other assets .....................................          1,014           1,506            --
                                                     ------------    ------------    ------------
   Total assets ..................................   $    165,751    $    101,513    $    218,206
                                                     ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ..............................   $     14,132    $      6,837    $       --
Current portion of long-term debt ................          1,859              42            --
                                                     ------------    ------------    ------------
                                                           15,991           6,879            --

Notes payable and credit agreements ..............        135,000          71,248            --
Other long-term debt .............................          2,659               3            --
                                                     ------------    ------------    ------------
   Total long-term debt, net of current portion ..        137,659          71,251            --

Deferred income taxes ............................           --             3,818          49,598(16)
Senior preferred stock ...........................           --             3,379          (3,379)(17)
Common stock purchase warrant ....................           --             4,140          (4,140)(18)
                                                     ------------    ------------    ------------
   Total liabilities .............................        153,650          89,467          42,079

Junior preferred stock ...........................           --               368            (368)(18)

Class A common stock .............................             11            --                (2)(18)
Class B common stock .............................           --              --             8(18)
Common stock (Tichenor) ..........................           --               744            (744)(18)
Additional paid-in capital .......................        102,578           4,357         183,810(18)
Notes receivable from stockholders ...............           --              (158)            158(18)
(Accumulated deficit) Retained earnings ..........        (90,488)          8,130          (8,130)(19)
Less treasury stock, at cost .....................           --            (1,395)          1,395(18)
                                                     ------------    ------------    ------------
   Total stockholders' equity ....................         12,101          12,046         176,127
                                                     ------------    ------------    ------------
   Total liabilities and stockholders' equity ....   $    165,751    $    101,513    $    218,206
                                                     ============    ============    ============
                                                                                        Heftel
                                                       Heftel/                         Condensed
                                                      Tichenor       As Adjusted     Consolidated
                                                      Pro Forma        for the         Pro Forma
                                                     as Adjusted      Offering        as Adjusted
                                                     ------------    ------------    ------------
ASSETS
Cash and cash equivalents ........................   $      6,210             $--    $      6,210
Accounts receivable, net .........................         26,866            --            26,866
Other current assets .............................          1,880            --             1,880
                                                     ------------    ------------    ------------
   Total current assets ..........................         34,956            --            34,956

Property and equipment, net ......................         29,272            --            29,272
Intangibles assets, net ..........................        418,722            --           418,722
Other assets .....................................          2,520            --             2,520
                                                     ------------    ------------    ------------
   Total assets ..................................   $    485,470             $--    $    485,470
                                                     ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ..............................   $     20,969             $--    $     20,969
Current portion of long-term debt ................          1,901            --             1,901
                                                     ------------    ------------    ------------
                                                           22,870            --            22,870

Notes payable and credit agreements ..............        206,248        (108,718)         97,530
Other long-term debt .............................          2,662            --             2,662
                                                     ------------    ------------    ------------
   Total long-term debt, net of current portion ..        208,910        (108,718)        100,192

Deferred income taxes ............................         53,416            --            53,416
Senior preferred stock ...........................           --              --              --
Common stock purchase warrant ....................           --              --              --
                                                     ------------    ------------    ------------
   Total liabilities .............................        285,196        (108,718)        176,478

Junior preferred stock ...........................           --              --              --

Class A common stock .............................              9               4              13
Class B common stock .............................              8            --                 8
Common stock (Tichenor) ..........................           --              --              --
Additional paid-in capital .......................        290,745         108,714         399,459
Notes receivable from stockholders ...............           --              --              --
(Accumulated deficit) Retained earnings ..........        (90,488)           --           (90,488)
Less treasury stock, at cost .....................           --              --              --
                                                     ------------    ------------    ------------
   Total stockholders' equity ....................        200,274         108,718         308,992
                                                     ------------    ------------    ------------
   Total liabilities and stockholders' equity ....   $    485,470    $       --      $    485,470
                                                     ============    ============    ============

   Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

     (1) Heftel is the acquiring entity for accounting purposes in the Merger for the following reasons: (i) Heftel's relative size as compared to Tichenor,
(ii) Clear Channel's relationship with Heftel and Tichenor both before and after the consummation of the Merger, and (iii) Clear Channel's ability in the future to convert its Heftel New Class B Common Stock into Heftel Class A Common Stock and comply with the FCC's cross-interest policy without substantial economic hardship.

     (2) Represents the historical operating results of Tichenor for the twelve months ended September 30, 1996 obtained by adding Tichenor operating results for the three months ended December 31, 1995 to operating results for the nine months ended September 30, 1996. Net revenues and net loss for the three months ended December 31, 1995 were $11,354,882 and ($622,892), respectively.

     (3) Represents the historical operating results of the Tichenor Acquisitions for the period of October 1, 1995 to the respective dates on which Tichenor began operating the acquired stations as a result of the purchase of station assets or entering into time brokerage agreements as follows:

                                                               KSOL-FM KYLZ-FM
                                                 -------------------------------------------
                                                    Three            Six           Period
                                   KQXX-FM          months          months         July 1,
                                  Year ended         ended           ended         1996 to
                                 September 30,   December 31,      June 30,       August 15,
                                     1996            1995            1996            1996          Subtotal          Total
                                 ------------    ------------    ------------    ------------    ------------    ------------
Revenues .....................   $    133,804    $    979,412    $  1,946,686    $    487,683    $  3,413,781    $  3,547,585
Station operating expenses
   excluding depreciation
   and amortization ..........        129,100       1,091,720       2,368,525         576,708       4,036,953       4,166,053
Corporate expense ............           --            88,497         206,986          49,247         344,730         344,730
Depreciation and
   amortization ..............          5,600         132,610         287,805          70,069         490,484         496,084
Interest expense .............           --           701,528       1,296,502         333,005       2,331,035       2,331,035
Other expense ................           --            14,630          (8,787)            974           6,817           6,817
                                 ------------    ------------    ------------    ------------    ------------    ------------
       Total expense .........        134,700       2,028,985       4,151,031       1,030,003       7,210,019       7,344,719
                                 ------------    ------------    ------------    ------------    ------------    ------------
       Net loss ..............   $       (896)   $ (1,049,573)   $ (2,204,345)   $   (542,320)   $ (3,796,238)   $ (3,797,134)
                                 ============    ============    ============    ============    ============    ============

     (4) Reflects the application of the estimated net proceeds from the Offering, assuming an offering price of $32.625 per share, toward the paydown of debt outstanding under the Credit Agreement and the related effects on interest expense and the effect of the Offering on Heftel's Common Stock and additional paid-in capital.

     (5) Reflects the elimination of executive compensation and related benefits of approximately $2,500,000 for the year ended September 30, 1996, relating to the termination of contractual employment agreements with two former officers of Heftel terminated in connection with the consummation of the Tender Offer. The two former officers will be replaced by the existing executive officers of Tichenor. The historical compensation of such officers is included in corporate expense in Tichenor's financial statements under the column "Tichenor as Reported."

     (6) Reflects the amortization over five years of two non-compete agreements totaling $7,000,000 paid to two former officers of Heftel in connection with the termination of their employment.

     (7) Net income (loss) per common and common equivalent share for Tichenor is calculated by deducting from net income (loss) senior preferred stock dividends and accretion of stock warrant totaling $404,304 for the twelve months ended September 30, 1996 and dividing such result by the weighted average shares outstanding for the respective period. As a result of the Merger, the senior preferred stock and stock warrant will be retired and the related dividend and accretion requirements will be eliminated.

     (8) Represents incremental depreciation and amortization expense for the twelve months ended September 30, 1996 resulting from the Tichenor Acquisitions for the period of October 1, 1995 through the respective dates of purchase as follows:

                                                                      KSOL-FM/
                           KRTX-FM       KQXX-FM        KLTP-FM       KYLZ-FM         TOTAL
                         -----------   -----------    -----------   -----------    -----------
Depreciation .........   $      --     $    33,085    $    18,589   $   206,877    $   258,551
Amortization .........        36,458       156,282         14,551       814,460      1,021,751
Less historical ......          --          (5,600)          --        (490,484)      (496,084)
                         -----------   -----------    -----------   -----------    -----------
   Total .............   $    36,458   $   183,767    $    33,140   $   530,853    $   784,218
                         ===========   ===========    ===========   ===========    ===========

     The estimated weighted average useful lives of fixed assets, FCC licenses, going concern and other intangibles are assumed to be five, forty, fifteen and five years, respectively.

     (9) Represents incremental interest expense for the twelve months ended September 30, 1996 associated with borrowings in connection with the Tichenor Acquisitions as if such borrowings were outstanding for the entire periods presented. The purchases of KRTX-FM, KQXX-FM and KLTP-FM were funded with cash from operations and borrowings under Tichenor's credit facility. The purchase of KSOL-FM/KYLZ-FM was funded with a note payable issued to Clear Channel with a weighted average interest rate of 11%. The weighted average interest rate under Tichenor's credit facility during the respective periods is 8% based on historical borrowing costs.

                                                                                    LESS
                                                                     KSOL-FM/     HISTORICAL
                           KRTX-FM       KQXX-FM       KLTP-FM       KYLZ-FM       BALANCES        TOTAL
                         -----------   -----------   -----------   -----------   -----------    -----------
Interest expense .....   $   120,000   $    86,667   $    40,000   $ 3,850,000   $(2,331,035)   $ 1,765,632
                         ===========   ===========   ===========   ===========   ===========    ===========

     (10) Represents the incremental income tax effect of the pro forma adjustments at an estimated effective income tax rate of 38%.

     (11) Reflects incremental amortization expense of approximately $5,555,000 for the year ended September 30, 1996, consisting of the amortization over forty years of additional intangible assets allocated and recorded as a result of the Merger.

     (12) Reflects the tax benefit assuming the utilization of Heftel's net operating losses to offset Tichenor's deferred tax liability.

     (13) Summary of purchase price components and allocation to assets and liabilities acquired:

Purchase price:
   Number of shares of Class A Common Stock to be issued .....................       5,689,878
   Per share price ...........................................................   $       31.75
                                                                                 -------------
   Purchase price paid in stock ..............................................   $ 180,653,627
   Amount payable for Tichenor Senior Preferred Stock and related dividends ..       3,379,000
   Estimated legal and other transaction costs ...............................         767,373
                                                                                 -------------
   Total cash to be paid .....................................................       4,146,373
                                                                                 -------------
   Purchase price excluding assumed Tichenor debt ............................     184,800,000
   Assumption of Tichenor debt ...............................................      71,293,000
                                                                                 -------------
       Total purchase price ..................................................   $ 256,093,000
                                                                                 =============
Allocation of purchase price:
   Tangible net assets, excluding intangible assets ..........................   $  12,204,000
   FCC licenses and other intangible assets ..................................     222,194,000
   Deferred income tax liability .............................................     (49,598,000)
   Assumption of Tichenor debt ...............................................      71,293,000
                                                                                 -------------
       Total purchase price ..................................................   $ 256,093,000
                                                                                 =============

    (14)     Reflects adjustments to cash as follows:

         Payment of Tichenor Senior Preferred Stock and related dividends ..   $(3,379,000)
         Payment of estimated legal and other transaction costs ............   $  (767,000)
         Cash received in collection of notes receivable from Tichenor
            stockholders ...................................................       158,000
                                                                               -----------
               Net cash paid ...............................................   $(3,988,000)
                                                                               ===========

     (15) Represents the allocation of the purchase price to intangible assets acquired in connection with the Merger. For purposes of the preliminary allocation of the purchase price, the carrying amounts of net working capital, tangible assets and long-term liabilities (excluding deferred tax liabilities) are assumed to approximate their fair value.

     (16) Represents the deferred tax liability resulting from the Merger. The deferred tax liability is calculated by applying an assumed effective tax rate of 38% to the difference between the pro forma book and tax bases of the combined entities. Deferred tax assets are recognized to the extent that such assets are expected to be utilized in the carryforward period.

     (17) Represents the retirement of the Tichenor Senior Preferred Stock at its carrying value with cash of approximately $3,379,000.

     (18) Represents the conversion of the Tichenor Warrant and Tichenor Junior Preferred Stock to Tichenor Common Stock, the retirement of Tichenor's notes receivable from stockholders and the exchange of each outstanding share of Tichenor Common Stock into 7.8261 shares of the Class A Common Stock with a per share value of $31.75 in connection with the Merger. Also reflects the conversion of 7,078,235 shares of Heftel Class A Common Stock ($.001 par value) held by Clear Channel into an equal number of shares of Heftel New Class B Common Stock.

     (19) Represents the elimination of the historical retained earnings of Tichenor.

              HEFTEL SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain summary historical consolidated financial data for Heftel. The summary financial data for the five year period ended September 30, 1996 are derived from Heftel's consolidated financial statements incorporated by reference into this Joint Proxy
Statement/Prospectus.

                                                                                  Year ended September 30,
                                                     ----------------------------------------------------------------------------
                                                         1992            1993           1994(1)         1995(2)         1996(2)
                                                     ------------    ------------    ------------    ------------    ------------
                                                                 (dollars in thousands, except per share data)
  STATEMENT OF OPERATIONS DATA:
  Net broadcasting revenues ......................   $     19,134    $     20,932    $     27,433    $     64,160    $     71,732
  Revenues relating to Mi CASA ...................            581             399            --              --              --
                                                     ------------    ------------    ------------    ------------    ------------
   Total net revenues ............................         19,715          21,331          27,433          64,160          71,732
  Station operating expenses .....................         10,520          10,479          15,345          43,643          48,896
  Expenses relating to Mi CASA ...................            768           1,470            --              --              --
  Corporate expenses .............................          3,671           2,530           3,454           4,720           5,072
  Depreciation and amortization ..................          2,050           1,760           1,906           3,344           5,140
                                                     ------------    ------------    ------------    ------------    ------------
   Total operating expenses ......................         17,009          16,239          20,705          51,707          59,108
                                                     ------------    ------------    ------------    ------------    ------------
  Operating income ...............................          2,706           5,092           6,728          12,453          12,624
  Other income (expense):
   Interest expense, net .........................         (2,192)         (2,312)         (2,997)         (6,389)        (11,034)
   Income (loss) in equity of joint venture(3) ...           (991)            746             616            --              --
   Loss on retirement of debt ....................         (1,936)           --            (1,738)           --            (7,461)
   Restructuring charges .........................           --              --              --              --           (29,011)
   Other expenses, net ...........................           (921)           (533)         (1,407)           (428)         (1,671)
                                                     ------------    ------------    ------------    ------------    ------------
   Total other income (expense) ..................         (6,040)         (2,099)         (5,526)         (6,817)        (49,177)
                                                     ------------    ------------    ------------    ------------    ------------
  Income (loss) before minority interest
   and provision for income taxes ................         (3,334)          2,993           1,202           5,636         (36,553)

  Minority interest in Viva Media(3) .............           --              --              (351)         (1,167)           --

  Provision for income tax .......................           --              (272)           (100)           (150)            (65)
                                                     ------------    ------------    ------------    ------------    ------------
  Income (loss) from continuing operations .......         (3,334)          2,721             751           4,319         (36,618)

   Loss from discontinued operations(4) ..........           --              --              (285)           (626)         (9,988)
                                                     ------------    ------------    ------------    ------------    ------------
   Net income (loss) .............................   $     (3,334)   $      2,721    $        466    $      3,693    $    (46,606)
                                                     ============    ============    ============    ============    ============
  Income (loss) from continuing operations per
   common and common equivalent share ............   $       (.90)   $        .65    $        .14    $        .40    $      (3.56)
                                                     ============    ============    ============    ============    ============
  Net income (loss) per common share and common
   equivalent share ..............................   $       (.90)   $        .55    $        .05    $        .34    $      (4.53)
                                                     ============    ============    ============    ============    ============
  Weighted average common shares and common
   share equivalents outstanding .................      4,046,360       4,638,019       5,384,678      10,805,346      10,294,967
                                                     ============    ============    ============    ============    ============

OTHER OPERATING DATA:
  Broadcast cash flow(5) .........................   $      8,614    $     10,453    $     12,088    $     20,517    $     22,836


                                                                     September 30,
                                                ------------------------------------------------------
                                                  1992        1993        1994       1995       1996
                                                --------    --------    --------   --------   --------
                                                                 (dollars in thousands)
BALANCE SHEET DATA:
  Working capital ...........................   $   (716)   $    715    $ 18,366   $ 14,967   $  7,168
  Net intangible assets .....................     10,387       8,727      70,528    109,253    121,742
  Total assets ..............................     23,347      25,770     113,353    151,637    165,751
  Long-term debt, less current portion(6) ...     24,995      25,779      58,472     95,937    136,126
  Stockholders' equity (deficiency) .........    (11,018)    (10,164)     44,436     43,581     12,101


(1) During August 1994, Heftel completed three separate business acquisitions and began consolidating its previously unconsolidated investment in Viva Media Group, a Florida general partnership ("Viva Media"). Total net revenues and net income (loss), adjusted for interest expense on retired debt, relating to these acquisitions and transaction from the respective dates of these transactions to September 30, 1994 were approximately $5,488,000 and $(80,000), respectively.

(2) During fiscal 1995, Heftel completed several radio station acquisitions. Due to the financial effects of these transactions, the results of operations for 1996 reflect a full fiscal year of operations for these radio stations compared to a partial fiscal year in 1995. Consequently, the results of operations for the years ended September 30, 1995 and 1996 are not entirely comparable.

(3) Effective August 20, 1994, Heftel began accounting for its 49% interest in Viva Media on a consolidated basis. Accordingly Viva Media's results of operations are included in the consolidated financial statements for the period from August 20, 1994 through September 30, 1994 and for the fiscal years ended September 30, 1995 and September 30, 1996. Prior to August 20, 1994, the accounts and results of operations of Viva Media were accounted for using the equity method of accounting.

(4) Heftel's Board of Directors approved a plan to discontinue the operations of the radio network owned by CRC, effective August 5, 1996. The total loss relating to the discontinued operations of CRC for fiscal 1996 was approximately $10 million, and has been accounted for as discontinued operations. Accordingly, the results of operations for CRC for prior years have been reclassified to conform to the current year presentation. CRC intends to fulfill its contractual program obligations and is expected to cease operating by early 1997.

(5) Data on station operating income excluding corporate expenses, depreciation and amortization (commonly referred to as "broadcast cash flow"), although not calculated in accordance with generally accepted accounting principles, is widely used in the broadcast industry as a measure of a broadcast company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measures for determining Heftel's operating performance or liquidity, which are calculated in accordance with generally accepted accounting principles.

(6) Long-term debt, less current portion, excludes other non-current obligations of Heftel ($1,533,000 at September 30, 1996).

            TICHENOR SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain summary historical consolidated financial data for Tichenor. The summary financial data for the three year period ended December 31, 1995 are derived from Tichenor's consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. The summary consolidated balance sheet data as of September 30, 1996 and the consolidated statements of operations data for the nine months ended September 30, 1996 and 1995 have been derived from Tichenor's unaudited consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus, which, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of financial conditions and results of operations. Operating results for the nine months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                                                                                                               Nine months
                                                          Year Ended December 31,                           ended September 30,
                                        --------------------------------------------------------------   -----------------------
                                           1991         1992        1993(2)       1994        1995(3)       1995         1996
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                   (dollars in thousands, except per share data)
RESULTS OF OPERATIONS DATA:
Net revenues .........................  $   20,772   $   22,071   $   31,799   $   36,861   $   41,601   $   30,246   $   33,112
Station operating expenses ...........      16,766       18,834       23,783       27,842       29,744       21,117       23,789
Corporate expenses ...................       1,206        1,454        2,238        2,484        2,686        1,852        2,745
Depreciation and amortization ........       1,787        1,412        1,931        2,368        2,467        1,821        2,372
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total operating expenses ...........      19,759       21,700       27,952       32,694       34,897       24,790       28,906
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Operating income .....................       1,013          371        3,847        4,167        6,704        5,456        4,206
Other income (expense):
  Interest expense ...................      (1,624)      (1,286)      (2,146)      (2,594)      (2,230)      (1,426)      (2,450)
  Other income (expense), net(1) .....      (8,197)        (417)         (86)       2,422          229          180          (55)
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total other income (expense) .....      (9,821)      (1,703)      (2,232)        (172)      (2,001)      (1,246)      (2,503)
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes and
  extraordinary loss .................      (8,808)      (1,332)       1,615        3,995        4,703        4,210        1,701
Income taxes .........................        --            (21)         125        1,293        2,780        1,664        1,341
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before
  extraordinary loss .................      (8,808)      (1,353)       1,490        2,702        1,923        2,546          360
Extraordinary loss ...................        --           --           --           (382)        --           --           --
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss) ....................      (8,808)      (1,353)       1,490        2,320        1,923        2,546          360
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Preferred stock dividends ............        --           --            229          431          439          329         --
Accretion of stock warrant to
  redemption value ...................        --           --          1,516          715        1,434          414          311
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss) applicable to common
  shareholders .......................  $   (8,808)  $   (1,353)  $     (255)  $    1,174   $       50   $    1,803   $       49
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss) per
  common share .......................  $   (13.43)  $    (2.08)  $    (0.39)  $     1.51   $     0.07   $     2.44   $     0.07
                                        ==========   ==========   ==========   ==========   ==========   ==========   ==========
Weighted average common and common
  equivalent shares outstanding ......     654,856      650,777      654,651      778,211      740,150      738,431      747,523
                                        ==========   ==========   ==========   ==========   ==========   ==========   ==========

OTHER OPERATING DATA:
  Broadcast cash flow ................  $    4,005   $    3,237   $    8,016   $    9,019   $   11,857   $    9,129   $    9,323


                                                               December 31,
                                      ---------------------------------------------------------- September 30,
                                         1991        1992        1993        1994        1995        1996
                                      ----------  ----------  ----------  ----------  ---------- ------------
BALANCE SHEET DATA:
  Working capital ..................  $    5,034  $    3,326  $    3,003  $    5,315  $    7,487  $    8,906
  Total assets .....................      30,361      29,603      46,860      49,710      52,971     101,513
  Long-term debt, less
    current portion ................      15,656      14,249      23,472      18,541      25,382      71,251
  Senior redeemable cumulative
    preferred stock ................        --          --         3,229       3,360       3,379       3,379
  Stockholders' equity (deficit) ...      12,450      11,092      10,575      11,789      11,959      12,045

---------------
(1) In 1991, Tichenor had investments in Spanish Radio Network ("SRN") which owned and operated radio stations and an investment in a manufacturer of canned Mexican food. Tichenor valued its investments in SRN and the food manufacturer at zero due to permanent declines in value. SRN and the food manufacturer had not sustained an earnings capacity which justified the carrying amount of the investments using the equity and cost methods, respectively. Included in other income (expense) net in 1991 are losses from SRN of $3,565 using the equity method and losses from the valuation of the investments in SRN and the food manufacturer of $4,418.
(2) On June 15 and June 16, 1993, the assets of radio stations KSRR-FM and KZVE-AM/KXTN-FM were acquired for $3,800,000 and $9,000,000, respectively. A four year non-competition agreement with the seller of KZVE-AM/KXTN-FM was purchased for $2,000,000. The intangible assets acquired are amortized using the straight line method over 4 to 40 years. The call letters for these stations were subsequently changed to KROM-FM and KXTN-AM/FM, respectively. To effect the KSRR-FM acquisition, Tichenor issued 3,000 shares of senior preferred stock, $1,000 par value, for $2,678,164 in cash net of issuance costs. The KZVE-AM/KXTN-FM acquisition was financed by increased borrowings obtained as a result of amending and restating Tichenor's senior credit facility.
(3) See Note 2 to Tichenor's consolidated financial statements included elsewhere herein for a description of acquisitions of certain radio stations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TICHENOR

GENERAL

     The performance of a radio station group is customarily measured by its ability to generate broadcast cash flow. Although not a measure of performance in accordance with generally accepted accounting principles, broadcast cash flow is accepted by the broadcasting industry as a generally recognized measure of performance and is used by securities industry analysts to report on the performance of broadcasting companies. This measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure of determining Tichenor's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow does not take into account Tichenor's debt service requirements and income taxes. Accordingly, broadcast cash flow is not necessarily indicative of amounts that may be available for dividends, reinvestment in Tichenor's business or other discretionary uses.

     The two components of broadcast cash flow are net revenues (gross revenues net of agency commissions) and operating expenses (excluding depreciation and amortization and corporate expenses). The primary source of revenues is the sale of broadcasting time for advertising. Tichenor's revenues are generally affected by advertising rates charged by the stations. Advertising rates are based in part on each station's ability to attract audiences in the demographic group targeted by advertisers, as principally measured by Arbitron Metro Area Ratings Surveys. Most of Tichenor's revenue is generated from local advertising. In 1994 and 1995, approximately 74% and 75%, respectively, of Tichenor's gross revenue was generated from local advertising, either directly from local advertisers or from a local advertising agency acting on behalf of the local advertiser. In 1994 and 1995, Tichenor generated approximately 26% and 25%, respectively, of gross revenues from national advertising sales. National advertising sales are conducted in coordination with Tichenor's national sales managers and an independent advertising sales representative company.

     Tichenor's revenues vary throughout the year. As is typical in the radio broadcasting industry, Tichenor's first calendar quarter generally produces the lowest revenues. English-formatted stations generally produce the highest revenues in the fourth quarter. Tichenor produces the highest revenues in either the second or third quarters due to business generated at Hispanic special events, Cinco de Mayo and Diez y Seis.

     Tichenor's most significant operating expenses for computing broadcast cash flow are salaries, sales commissions, programming, engineering, advertising and promotion. Tichenor controls these expenses by working closely with local station management.

     Historically, the number of Spanish language radio stations, and particularly FM radio stations, has not been proportional to the number of Hispanic listeners on a per capita basis. In order to serve the Hispanic community, Tichenor's growth has been determined in part by its ability to purchase English-formatted stations and convert the stations to Spanish language formats. Since Tichenor's inception, 9 of its 20 stations have been acquired and converted to Spanish language formats. With regard to FM stations, 7 of Tichenor's 12 FM stations represent Spanish format conversions. In converting stations to Spanish language formats, revenue and cash flow from station operations generated prior to the conversion may not be indicative of future financial performance. Furthermore, such conversions may result in significant operating losses for an undetermined period of time.

     On March 25, 1996, Tichenor acquired KRTX-FM (formerly KMIA-FM), serving Houston, Texas, for $3.5 million. This station was previously off the air. Operations commenced with a Spanish-language (Tejano) format in June 1996.

     On May 3, 1996, Tichenor entered into an agreement with Crescent Communications, L.P. to acquire the FCC broadcast licenses and substantially all of the assets associated with KSOL-FM and KZOL-FM (formerly KYLZ-FM), serving the San Francisco/San Jose market, for approximately $40 million. Both of these stations were programmed in an English format prior to the acquisition. The purchase closed on August 16, 1996, and Tichenor expects to incur operating losses for at least one year following the format conversion date.

     On July 31, 1996, Tichenor purchased KLTP-FM (formerly KRTX-FM), serving Houston for $900,000. Also, Tichenor purchased KQXX-FM, serving
McAllen/Brownsville/Harlingen, for $2.1 million on August 1, 1996.

     As a result of the acquisitions of KRTX-FM (formerly KMIA-FM), KSOL-FM, KZOL-FM (formerly KYLZ-FM), KLTP-FM (formerly KRTX-FM), and KQXX-FM, the financial information presented herein is not indicative of the results that would have been reported had such transactions and events actually occurred during the time periods specified below, nor is it indicative of Tichenor's future results.

THE NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995

     Net Revenues, representing gross revenues less agency commissions, for the nine months ended September 30, 1995, were $30.2 million and increased 9.6% to $33.1 million for the nine months ended September 30, 1996. Tichenor benefited from strong same station sales growth compared to overall market growth.

     Operating Expenses, excluding depreciation, amortization and corporate expenses, were $21.1 million during the first nine months of 1995 and increased 12.8% to $23.8 million during the first nine months of 1996. Operating expenses increased at a faster rate than revenues due to higher operating expenses associated with the new start-up stations, KRTX-FM (formerly KMIA-FM) and KSOL/KZOL-FM, the start up of Sign Pro, a radio-related sign making business, and operating losses at TC Television, Inc. ("TCTV"), a subsidiary which produces a Spanish language television program named Tejano Country.

     Station Operating Income, excluding depreciation, amortization, and corporate expenses ("Broadcast Cash Flow"), for the first nine months of 1995 was $9.1 million and increased 2.2% or $0.2 million to $9.3 million during the comparable period in 1996.

     Corporate Expenses for the first nine months of 1995 were $1.9 million and increased 42.1% to $2.7 million during the first nine months of 1996. The reasons for the increase are higher staffing at the corporate level and legal and other out-of-pocket expenses associated with Tichenor's acquisition activities and the Merger.

     Depreciation and Amortization for the first nine months of 1995 were $1.8 million and increased 33.3% to $2.4 million during the first nine months of 1996. The net increase is due to the tangible and intangible assets acquired since September 1995.

     Operating Income for the first nine months of 1995 was $5.5 million and decreased 23.6% to $4.2 million during the first nine months of 1996.

     Interest Expense was $1.6 million during the first nine months of 1995 and increased to $2.5 million during the first nine months of 1996. The increase in interest expense was due to increased acquisition activity financed with debt.

     Other Income (Expense), comprised of interest income, gain on disposition of assets, costs relating to unconsummated acquisitions and other income (expense), was $0.4 million during the first nine months of

1995 compared to $0.01 million during the first nine months of 1996. In June of 1995, a parcel of vacant land not used by the radio stations was sold for a gain of $0.27 million.

     Dividends on the Tichenor Senior Preferred Stock which were accrued and unpaid were $0.3 million and zero for the nine months ended September 30, 1995 and 1996, respectively.

     Accretion of a stock warrant was $0.4 million and $0.3 million for the nine months ended September 30, 1995 and 1996, respectively. The accretion for the nine months ended September 30, 1995 was larger than the amount for the nine months ended September 30, 1996 due to a lower rate of increase in the estimated value of the common equity. The estimated value of common equity is calculated based on a multiple of broadcast cash flow less long-term debt and preferred shareholder obligations. The accretion is 4% of the increase in the estimated value of common equity.

COMPARISON OF 1994 VERSUS 1995

     Tichenor's results of operations for the year ended December 31, 1995 were affected by the purchase of three stations in 1995, the formation of TCTV and the purchase of the television rights to the Tejano Country television program, and the full year impact of the time brokerage agreements of KLTO-FM (formerly KMPQ-FM) and KMPQ-AM, both serving Houston.

     Net Revenues for the year ended December 31, 1994 were $36.9 million and increased 12.9% to $41.6 million for the year ended December 31, 1995. Tichenor benefitted both from strong growth from start-up stations and on a same station basis.

     Operating Expenses, excluding depreciation, amortization and corporate expenses for 1994, were $27.8 million and increased 6.8% to $29.7 million in 1995. Tichenor benefited from the elimination of one-time expenses incurred in 1994 associated with restructuring its Chicago stations. In addition, operating losses from start-up stations and stations which underwent format conversions were lower than in 1993.

     Broadcast Cash Flow for 1994 was $9.0 million and increased 31.5% or $2.8 million to $11.9 million in 1995.

     Corporate Expenses for 1994 were $2.5 million and increased 8.1% to $2.7 million in 1995. Salaries and profit sharing bonuses increased in 1995 by approximately $0.15 million. Additional fees of approximately $0.181 million were incurred in 1995 for marketing research and various financial matters. Revenues of approximately $0.157 million were recognized in 1995 due to the premiums being greater than the claims on Tichenor's self insurance plan and the cash surrender value on key man life insurance policies increasing by more than the premiums paid.

     Depreciation and amortization for 1994 was $2.4 million and increased 4.2% to $2.5 million in 1995. The net increase is due to the tangible and intangible assets acquired in 1995.

     Operating Income for 1994 was $4.2 million and increased 60.9% to $6.7 million in 1995.

     Interest Expense was $2.6 million in 1994 compared to $2.2 million in 1995. The decrease in interest expense was due to a $0.46 million IRS interest charge in 1994.

     Other Income (Expense) comprised of interest income, gain on disposition of assets, and other expense was $2.42 million in 1994 compared to $0.2 million in 1995. Other Income declined in 1995 because 1994 included interest income associated with a tax refund from the IRS.

     Dividends on the Senior Preferred Stock which were accrued and paid were $0.4 million in 1994 and 1995.

     Accretion of stock warrant was $0.7 million in 1994 compared to $1.4 million in 1995.

     Net Income for 1994 was $2.3 million compared to $1.9 million in 1995. In addition to the operating performance, net income in 1994 was affected by the IRS tax refund and the related interest income.

COMPARISON OF 1993 VERSUS 1994

     Tichenor's results of operations for the year ended December 31, 1994 were affected by the restructuring charges and expenses incurred to reposition Tichenor's stations in Chicago, start-up losses and format changes on two stations in San Antonio, which were offset in part by the revenue growth from its start-up station in Houston.

     Net Revenues for the year ended December 31, 1993, were $31.8 million and increased 15.9% to $36.9 million for the year ended December 31, 1994. Net revenues increased primarily due to start-up stations in Houston and San Antonio as well as revenue growth in Chicago.

     Operating Expenses, excluding depreciation and amortization for 1993 were $23.8 million and increased 17.1% to $27.8 million in 1994. Tichenor incurred one-time expenses of $0.49 million in 1994 associated with restructuring its Chicago stations. Operating expenses increased $1.4 million primarily due to start-up costs at stations located in San Antonio.

     Broadcast Cash Flow for 1993 was $8.0 million and increased 12.5% or $1.0 million to $9.0 million in 1994.

     Corporate Expenses for 1993 were $2.2 million and increased 11.0% to $2.5 million in 1994. In 1994, the premiums on key man life insurance policies increased approximately $0.175 million. Also, salary expense and performance bonuses increased by approximately $0.061 million in 1994.

     Depreciation and Amortization for 1993 was $1.9 million and increased 22.7% to $2.4 million in 1994. The net increase was due to a full year's expense on station acquisitions that closed in June of 1993.

     Operating Income for 1993 was $3.8 million and increased 8.3% to $4.2 million in 1994.

     Interest Expense was $2.1 million in 1993 compared to $2.6 million in 1994. The increase in interest expense was due primarily to interest costs relating to acquisitions completed in mid-year 1993.

     Other Income (Expense) comprised of interest income, gain on disposition of assets, and other expense was a loss of approximately $0.09 million in 1993 compared to a gain of $2.4 million in 1994. In 1994, interest income included the interest related to a tax refund from the IRS.

     Dividends on the Senior Preferred Stock were zero in 1993 compared to $0.3 million in 1994.

     Accretion of stock warrant was $1.5 million for 1993 compared to $0.7 in 1994.

     An extraordinary loss of $0.4 million was incurred in 1994 resulting from the write-off of unamortized costs associated with Tichenor's 1993 bank credit facility which was replaced in August 1994 by Tichenor's existing credit facility which is described below.

     Net Income (Loss) for 1993 was $1.5 million compared to $2.3 million in 1994. In addition to the operating performance, net income in 1994 was affected by the IRS tax refund and the related interest income.

LIQUIDITY AND CAPITAL RESOURCES

Overview

     Tichenor historically has generated sufficient cash flow from operations to finance on-going operational requirements, debt service, preferred stock dividends, start-up losses on stations acquired and converted to Spanish language formats, and capital expenditures. Tichenor raises debt and equity capital primarily to finance station acquisitions.

     Tichenor funds most acquisitions under an original $50 million Senior Credit Facility (the "Tichenor Facility"). As of September 30, 1996, the Tichenor Facility commitment was reduced to $48.75 million. The $40 million of cash required to purchase the assets of KSOL-FM and KZOL-FM (formerly KYLZ-FM) was funded with a term loan provided by Clear Channel (the "Loan"). Tichenor expects to fund any new acquisitions through the Tichenor Facility.

Clear Channel Loan

     On July 9, 1996, TMS Assets California, Inc. ("TMS California"), a subsidiary of Tichenor, entered into a one-year term Loan with Clear Channel. The rate was initially fixed at 9% per annum and increases 1% per quarter at the end of each calendar quarter from the closing date. The maturity of the Loan is January 1, 1998. At the time of the Loan, Tichenor amended the Tichenor Facility to allow for up to $8.0 million of borrowings from Tichenor to TMS California to fund start-up losses, working capital requirements, capital expenditures and to pay interest. Tichenor believes that availability under the Tichenor Facility is adequate to support the on-going financing requirements of TMS California.

The Tichenor Facility

     In August 1994, Tichenor entered into the Tichenor Facility with a group of banks. At June 30, 1996, the commitment under the Tichenor Facility was $48.75 million and Tichenor had drawn $28.35 million under the Tichenor Facility. Tichenor's ability to make additional borrowings under the Tichenor Facility is subject to compliance with certain financial ratios and other conditions set forth in the Tichenor Facility. Substantially all of the assets and common stock of Tichenor and its subsidiaries are pledged to secure performance of Tichenor's obligations under the Tichenor Facility.

     Borrowings under the Tichenor Facility bear interest at a rate based, at the option of Tichenor, on the participating bank's base rate or Eurodollar rate, plus an incremental rate. At June 30, 1996, the blended rate on all borrowings of $28.35 million under the Tichenor Facility was approximately 7.9%.

     The Tichenor Facility commitment reduces quarterly commencing September 30, 1996 and ending March 31, 2001.

     Subsequent to June 30, 1996, Tichenor borrowed $2.9 million under the Tichenor Facility to purchase KRTX-FM (formerly KMIA-FM) and KQXX-FM and to fund the working capital requirements of TMS California.

                      DESCRIPTION OF HEFTEL CAPITAL STOCK

CURRENT CAPITAL STOCK

     As set forth in Heftel's existing Restated Certificate of Incorporation (the "Current Charter"), Heftel's authorized capital stock presently consists of 30,000,000 shares of Class A Common Stock, $.001 par value, (the "Heftel Class A Common Stock"), 7,000,000 shares of Class B Common Stock, $.001 par value (the "Heftel Class B Common Stock"), and 5,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"). As of September 30, 1996, there were 11,547,731 shares of Class A Common Stock outstanding, no shares of Heftel Class B Common Stock outstanding and no shares of Preferred Stock outstanding. If the Charter Amendment is approved, the authorized amount of shares of Heftel Class A Common Stock and Heftel Class B Common Stock will be increased and the terms of the Heftel Class B Common Stock as described below will be replaced with the terms of the Heftel New Class B Common Stock. See "-- Charter Amendment."

     Common Stock. All of the outstanding shares of Heftel Class A Common Stock are validly issued, fully paid and nonassessable. The rights of holders of shares of Heftel Class A Common Stock and Heftel Class B Common Stock are identical except for voting rights and for conversion rights.

     Under the current Charter, holders of shares of Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Heftel Class A Common Stock entitled to one vote and each share of Heftel Class B Common Stock generally entitled to ten votes. However, each share of Heftel Class A Common Stock and Heftel Class B Common Stock is entitled to one vote with respect to a Going Private Transaction Vote (as defined in the following paragraph) or when required by law. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

     With respect to any going private transaction between Heftel and certain specified members of the Cecil Heftel family and related parties (individually, a "Principal Stockholder"), an affiliate of a Principal Stockholder, or a Permitted Transferee (as defined in the Charter), the holders of shares of Common Stock vote as a single class, with each share of Heftel Class A Common Stock and each share of Heftel Class B Common Stock entitled to one vote (a "Going Private Transaction Vote").

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of Common Stock which is entitled to vote is required to approve any amendment to the Certificate of Incorporation of the Company which would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely.

     The Heftel Class B Common Stock is automatically convertible into Heftel Class A Common Stock when transferred to any person other than a Permitted Transferee (as defined in the Charter) and is voluntarily convertible into Heftel Class A Common Stock at the option of its holder.

     Subject to the rights of any Preferred Stock, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, and upon liquidation, dissolution or winding up of the affairs of Heftel are entitled to receive all assets available for distribution to the common stockholders to the exclusion of the holders of Preferred Stock after such holders are paid the Preferred Stock Preference (as defined below) in full. The holders of the Common Stock have no preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such shares.

     Preferred Stock. The shares of Preferred Stock may be issued in series with such designations, preferences, limitations and relative rights as Heftel's Board of Directors may determine; provided, however, the Current Charter designates 2,600,000 of the shares of Preferred Stock as the Series A Preferred Stock and sets forth the preferences, limitations and relative rights thereof. If approved, the Charter Amendment will eliminate the designation of the Series A Preferred Stock.

     Under the Current Charter, holders of shares of Series A Preferred Stock are entitled to receive dividends at an annual rate of $.08 per share, payable in cash quarterly on the first day of October, January, April and July of each year; provided, however, if the Board of Directors does not declare and pay a quarterly dividend by the applicable payment date, the amount not paid shall cumulate and shall be fully paid or declared and set aside for payment before Heftel may make any distribution to holders of any other shares of capital stock (including the Common Stock) of Heftel.

     Under the Current Charter, upon the liquidation, dissolution or winding-up of the affairs of Heftel, the holders of each share of Series A Preferred Stock are entitled to be paid out of the assets of Heftel available for distribution to such holders an amount equal to $1.00 plus cumulative unpaid dividends (the "Preferred Stock Preference") prior to Heftel making any distributions to holders of the Common Stock. If the assets of Heftel available for distribution to holders of the Series A Preferred Stock are insufficient to make the foregoing distributions, such assets shall be distributed pro-rata to holders of the Series A Preferred Stock based on the distribution which each would have received if the assets were sufficient to make the distribution described in the previous sentence. Any additional series of Preferred Stock may have liquidation rights superior to the Series A Preferred Stock.

     Heftel, at its option, may redeem all or any portion of the shares of Series A Preferred Stock for a per share amount equal to the Preferred Stock Preference. Holders of shares of Series A Preferred Stock have no voting rights, except as required by Delaware law.

CHARTER AMENDMENT

     If the Charter Amendment is approved, Heftel's existing Restated Certificate of Incorporation will be amended and restated by means of a Second Amended and Restated Certificate of Incorporation (the "Charter Amendment"). Approval of the Charter Amendment is a condition to consummation of the Merger. As provided in such Charter Amendment, Heftel's authorized capital stock shall consist of 50,000,000 shares of Heftel Class A Common Stock, with the terms described below, 50,000,000 shares of Class B Common Stock, $.001 par value (the "Heftel New Class B Common Stock"), and 5,000,000 shares of Preferred Stock, $.001 par value. Set forth below is a brief description of the differences between the Current Charter and the Charter Amendment. A copy of the Charter Amendment is attached as Exhibit 1.1(a) to the Merger Agreement which is included in this Joint Proxy Statement/Prospectus as Annex A.

Heftel Class A Common Stock

     The Charter Amendment will increase the number of authorized shares of Heftel Class A Common Stock from 30,000,000 to 50,000,000. The Charter Amendment will not otherwise materially alter the terms of the Heftel Class A Common Stock.

Heftel New Class B Common Stock

     The Charter Amendment will increase the number of authorized shares of Heftel Class B Common Stock from 7,000,000 to 50,000,000 and replace all of the terms of the Heftel Class B Common Stock with the terms described below (as so amended, the Heftel Class B Common Stock is herein defined as the Heftel New Class B Common Stock).

     Holders of the Heftel New Class B Common Stock will not have any voting rights except as required by law and except as follows: so long as Clear Channel and its affiliates collectively own 20% of the outstanding





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Common Stock, Heftel shall not, and shall not permit any subsidiary to, without the vote or written consent of a majority of the Heftel New Class B Common
Stock voting as a single class, with each share of Heftel New Class B Common Stock entitled to one vote, take the following actions: (i) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of Heftel, or any merger or consolidation involving Heftel where the stockholders of Heftel immediately prior to such merger or consolidation do not own at least 50% of the capital stock of the surviving entity immediately thereafter, or any reclassification or any recapitalization or any dissolution, liquidation, or winding up of Heftel, (ii) authorize, issue, or obligate itself to issue, any shares of preferred stock, (iii) make or permit any amendment to Heftel's Certificate of Incorporation, as amended from time to time, that adversely affects the rights of the holders of the Heftel New Class B Common Stock, (iv) declare or pay any non-cash dividends on or declare or make any other non-cash distribution, direct or indirect, on account of the Common Stock or set apart any amount other than cash for any such purpose, or (v) make or permit any amendment or modification to any Article of Heftel's Certificate of Incorporation, as amended from time to time, concerning the capital stock of Heftel.

     The Heftel New Class B Common Stock that Clear Channel and its affiliates will receive in the Merger will convert into shares of fully paid and nonassessable Heftel Class A Common Stock automatically upon sale, gift or other transfer to a person or entity other than Clear Channel or an affiliate of Clear Channel. Each share of the Heftel New Class B Common Stock will also be convertible into Heftel Class A Common Stock at the option of its holder. In addition, Clear Channel and its affiliates may convert shares of Heftel Class A Common Stock held by them into shares of Heftel New Class B Common Stock at their option.

     Holders of Heftel New Class B Common Stock may pledge their shares of Heftel New Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion into Heftel Class A Common Stock. In the event of foreclosure or other similar action by a pledgee, such pledged shares of Heftel New Class B Common Stock shall be converted automatically into shares of Heftel Class A Common Stock unless the foreclosure or other similar action taken is by Clear Channel or its affiliate.

     Subject to the rights of any Preferred Stock, upon liquidation, dissolution or winding up of the affairs of Heftel, the holders of Common Stock are entitled to receive all assets available for distribution to the common stockholders. The Charter Amendment deletes the requirement in the current Charter that such distribution will be to the exclusion of the holders of Preferred Stock after such preferred stockholders are paid an amount equal to $1.00 for each share plus cumulative unpaid dividends.

     The Charter Amendment also deletes a provision in the Charter which provided for a Going Private Transaction Vote. This provision is no longer considered necessary since the Principal Stockholders (as defined in the Charter) and their affiliates and Permitted Transferees (as defined in the Charter) sold all of their Heftel Common Stock in the Tender Offer.

     The Charter Amendment also deletes a requirement that so long as any of the Heftel Common Stock is listed and quoted on the Nasdaq National Market, Heftel's Board would include such number of "Independent Directors" (as such term is defined in part III, Section 5(c) of Schedule D to the Bylaws of the
NASD) as required by the Bylaws of the NASD for the Heftel Common Stock to be listed and quoted on the Nasdaq National Market, or if the Heftel Common Stock should no longer be listed on and quoted on the Nasdaq National Market, that membership of Heftel's Board be consistent with any rules and regulations of any subsequent trading system.

Preferred Stock

     The Charter Amendment eliminates the designation of the Series A Preferred Stock as there are no longer any shares of Series A Preferred Stock outstanding. The Charter Amendment does not otherwise materially





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change any of the terms of the Preferred Stock.  It does, however, clarify that the Preferred Stock may be issued in one or more series and that the Heftel Board may increase or decrease the number of shares within each such series; provided that the number of shares within a series may not be decreased to less than the number of shares within a series that are then outstanding and such number of shares within a series may not be increased above the total number of authorized shares of Preferred Stock for which the powers, designations, preferences and rights have been set forth.

CERTAIN ANTITAKEOVER EFFECTS OF CHARTER AMENDMENT AND DELAWARE LAW

     Certain provisions of the Charter Amendment and the DGCL may have the effect of impeding the acquisition of control of Heftel by means of a tender offer, proxy fight, open market purchases or otherwise.

     As provided in the Charter Amendment, holders of Heftel New Class B Common Stock will have the right to vote separately as a class on certain matters, including a merger of Heftel or sale of all or substantially all of its assets. In addition, shares of Heftel New Class B Common Stock are convertible into shares of Heftel Class A Common Stock at the holder's option.

     Delaware law also limits certain transactions that would cause a change of control of a Delaware corporation such as Heftel. Section 203 of the DGCL restricts a wide range of "business combinations" between a corporation and an "interested stockholder". An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Section 203 broadly defines "business combinations" to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) or any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (i) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder; (ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are officers and also directors and shares owned by certain employee stock plans); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

ALIEN OWNERSHIP

     Heftel's Current Charter restricts the ownership and voting of Heftel's capital stock, including its Class A Common Stock, in accordance with the Communications Act and the rules of the FCC to prohibit ownership of more than 25% of Heftel's outstanding capital stock (or control of more than 25% of the voting power it represents) by or for the account of aliens, foreign governments, non-U.S. corporations or corporations otherwise subject to control by such persons or entities. The Current Charter also prohibits any transfer of Heftel's capital stock which would cause Heftel to violate this prohibition. In addition, the Current Charter authorizes the Heftel Board to adopt such provisions as it deems necessary to enforce these prohibitions. The Charter Amendment does not amend these provisions.

     The Charter Amendment also retains the provision in the Current Charter that no alien or aliens shall be entitled to vote or direct or control the vote of more than 25% of (a) the total number of shares of capital stock of Heftel outstanding and entitled to vote, or (b) the total voting power of all shares of capital stock of Heftel outstanding and entitled to vote, generally in the election of directors.





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     The Charter Amendment, however, deletes a restriction in the Current
Charter that no alien shall be qualified to act as an officer of Heftel, and that no more than one-fourth of the total number of directors of Heftel at any time may be aliens.



TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Heftel Class A Common Stock is Harris Trust Company of California.


               COMPARISON OF RIGHTS OF HOLDERS OF TICHENOR STOCK
                        AND HEFTEL CLASS A COMMON STOCK

     As a result of the Merger, holders of Tichenor Common Stock (other than Clear Channel and its affiliates) and holders of Tichenor Junior Preferred Stock will become holders of Heftel Class A Common Stock. Tichenor is a Texas corporation and Heftel is a Delaware corporation. Following the Merger, the rights of all former holders of such Tichenor securities will be governed by the Heftel Charter Amendment, the Amended and Restated Bylaws of Heftel (the "Heftel Bylaws") and the laws of Delaware. The following is a summary comparison of the material differences between the rights of holders of Heftel Class A Common Stock and holders of Tichenor Common Stock and Tichenor Junior Preferred Stock and more particularly certain material differences between the Heftel Charter Amendment and the Articles of Incorporation of Tichenor, as amended (the "Tichenor Charter"), the Heftel Bylaws and the Bylaws of Tichenor (the "Tichenor Bylaws"), and between certain provisions of the DGCL and the TBCA. This summary is qualified in its entirety by reference to the full text of the Heftel Charter Amendment, the Heftel Bylaws, the Tichenor Charter and the Tichenor Bylaws. For information on how to obtain copies of such documents, see "Incorporation of Documents by Reference." Furthermore, the description of the differences between the DGCL and the TBCA is a summary only and does not purport to be a complete description of the differences between the corporation laws of Texas and Delaware.

AUTHORIZED STOCK

     The total number of authorized shares of capital stock of Tichenor is 10,000,000 shares, of which 3,000 shares are Tichenor Senior Preferred Stock, 100,000 shares are Tichenor Junior Preferred Stock and 9,897,000 shares are Tichenor Common Stock. The authorized capital of Heftel is set forth under "Description of Heftel Capital Stock."

DIRECTORS

     The Tichenor Bylaws provide that the number of directors of Tichenor shall be four unless increased by the vote of the holders of a majority of the shares entitled to vote. The Tichenor Charter provides that one of Tichenor's directors shall be elected by the holders of Tichenor Senior Preferred Stock. The Heftel Bylaws authorize no less than 3 and no more than 15 directors, with the exact number to be determined by Heftel's board of directors or a majority of the voting shares of Heftel Common Stock.

REQUIRED VOTE FOR CERTAIN TRANSACTIONS

     Extraordinary Transactions. Except as provided below, and in certain other limited circumstances, under the TBCA, a merger, a sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, must be approved by at least two-thirds of the shares entitled to vote thereon,





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unless the charter requires the vote of a different number of shares which may not be less than a majority of the shares entitled to vote thereon. If the holders of any class of shares are entitled to vote as a class thereon, such a transaction must be approved by two-thirds of the outstanding shares of such class and at least two-thirds of the outstanding shares otherwise entitled to vote thereon. The Tichenor Charter requires the approval of only a majority of the shares entitled to vote thereon, or of any class or series thereof, to take any action by the Tichenor shareholders.

     Except as provided below, and in certain other limited circumstances, under the DGCL, such transactions are required to be approved by the holders of a majority of the shares entitled to vote thereon, unless the charter provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Such class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. The Heftel Charter Amendment does not otherwise so provide, except as described in "Description of Heftel Capital Stock."

     Absence of Required Vote for Certain Mergers. Under the TBCA, no vote of the shareholders of a corporation surviving a merger is required to approve the merger if (i) such corporation is the sole surviving corporation in the merger,
(ii) the articles of incorporation of such corporation will not differ from its articles of incorporation before the merger, (iii) each shareholder of such corporation whose shares are outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger, (iv) the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the number of voting shares of such corporation to be issued in the merger, if any, does not exceed 20% of the voting power of the total number of voting shares outstanding immediately before the merger, (v) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) of such corporation to be issued in the merger, if any, does not exceed 20% of the number of such shares outstanding immediately before the merger, and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger.

     Under the DGCL no vote of the stockholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the charter of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     Under the TBCA, in general, a shareholder has (i) the right to dissent from any plan of merger or consolidation or Disposition to which such corporation is a party where a stockholder vote is required and (ii) the right to demand payment of the fair value of his shares ("appraisal rights") upon compliance with the statutory procedures. However, under Texas Law, a shareholder of a corporation does not have the right to dissent or to assert appraisal rights if (i) the shares held by such stockholder are part of a class or series of shares which are listed on a national securities exchange, or held of record by not less than 2,000 holders, on the record date fixed to determine the stockholders entitled to vote on the plan of merger or consolidation or Disposition and (ii) the shareholder is not required by the terms of the plan of merger or consolidation or Disposition to accept for his shares any consideration other than (a) shares of the corporation that,immediately after the effective date of the merger, will be part of a class the shares of which are (x) listed or authorized for listing upon official notice of issuance, on a national securities exchange, or (y) held of record by not less than 2,000 holders or (b) cash in lieu of fractional shares otherwise entitled to be received. The appraisal rights of a shareholder of a Texas corporation are summarized herein under "The Merger--Dissenters' Rights" and Annex C.





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     Similarly, under the DGCL, a stockholder does not have appraisal rights in connection with a merger or consolidation or in the case of a Disposition if
(i) the shares of such corporation are listed on a national securities exchange, designated as a national market system security by the NASD or held of record by more than 2,000 stockholders or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger pursuant to Section
251 of the DGCL; provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation, if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for his shares anything other than (a) shares of stock of the corporation surviving or resulting form such merger or consolidation, (b) shares of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security by the NASD or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or (d) any combination of the foregoing.

STOCKHOLDER CONSENT TO ACTION WITHOUT MEETING

     Under the TBCA, any action that may be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by all of the holders of shares entitled to vote thereon. In addition, a Texas corporation's articles of incorporation may provide that the shareholders may take action without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The Tichenor Charter has no such provision.

     Under the DGCL, unless otherwise provided in the charter, any action that can be taken at such meeting can be taken without a meeting if a written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. The Heftel Charter Amendment does not otherwise so provide.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the TBCA, special meetings of shareholders may be called (i) by the president, the board of directors or such other person or persons as may be authorized in the charter or bylaws or (ii) by shareholders who own at least 10% of the outstanding voting shares, unless the charter provides for a lesser or greater number, which may not exceed 50%. The Tichenor Bylaws provide that a special meeting may be called by the majority of the Tichenor Board of Directors, the Chairman of the Board or the President, or by stockholders who own 10% of the outstanding shares.

     Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the charter or the bylaws. The Heftel Bylaws provide that special meetings may be called by the board of directors or a special committee of the board designated for that purpose.

VACANCIES ON BOARD OF DIRECTORS

     Under the TBCA, a vacancy on a board of directors may be filled by the vote of a majority of directors then in office, although less than a quorum, or by election at a meeting of shareholders. A newly created directorship resulting from an increase in the number of directors may be filled by election at a meeting of shareholders or may be filled by the board for a term continuing only until the next election of directors by shareholders, but not more than two such directorships may be so filled during the period between any two successive annual meetings of shareholders.





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     Under the DGCL, a vacancy and newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the charter or bylaws. The Heftel Charter Amendment and the Heftel Bylaws do not otherwise provide.

REMOVAL OF DIRECTORS

     Under the TBCA, the bylaws or charter may provide that at any meeting of shareholders called expressly for that purpose, any director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to further restrictions on removal which may be contained in the bylaws. No further restriction is contained in the Tichenor Bylaws. The Tichenor Bylaws provide that a director may also be removed by unanimous written consent of the shareholders.

     Under the DGCL, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at any election of directors (or in the case of class voting, the holders of a majority of the shares of that class), except in the case of a corporation with a classified board. If a Delaware corporation has a classified board, stockholders may remove a director or directors only for cause, unless the charter otherwise provides. Neither the Board of Directors of Tichenor nor the Board of Directors of Heftel is classified.

AMENDMENT OF CHARTER

     Under the TBCA, a corporation's charter may be amended if: (i) the board of directors sets forth the proposed amendment in a resolution and directs that it be submitted to a vote at a meeting of shareholders and (ii) the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment approve it by affirmative vote, unless the charter otherwise requires the vote of a different number of shares, which if lesser, must be at least a majority. In addition, if the holders of any class or series of shares are entitled to vote as a class or series thereon, such an amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares within each class or series of outstanding shares entitled to vote thereon, unless the charter otherwise requires the vote of a different number of shares, which, if lesser, must be at least a majority. The Tichenor Charter requires the vote of only a majority of the shares entitled to vote thereon to take any action by the Tichenor shareholders, including amendment of the Tichenor Charter.

     Under the DGCL, the charter may be amended if (i) the board sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and
(ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the charter requires the vote of a greater number of shares. The Heftel Charter Amendment does not require the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment. The Heftel Charter Amendment may not be amended to adversely affect the rights of the Heftel Class B Common Stock so long as Clear Channel and its affiliates collectively own 20% of the outstanding Heftel Common Stock.

AMENDMENT OF BYLAWS

     Under the TBCA, a board of directors may amend or repeal a corporation's bylaws, or adopt new bylaws, unless (i) the charter reserves such power exclusively to shareholders, or (ii) the shareholders, in amending, repealing or adopting a particular bylaw provision, expressly provide that the board may not amend or repeal that bylaw. In addition, unless the charter or a bylaw adopted by the shareholders provides otherwise as to all or some portion of a corporation's bylaws, shareholders may amend the bylaws even though such bylaws may also be amended by the board. The Tichenor Charter and the Tichenor Bylaws do not otherwise so provide.





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     Under the DGCL, a board of directors may amend a corporation's bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws. The Heftel Bylaws authorize the Heftel Board of Directors or the stockholders to amend the Heftel Bylaws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Texas law and Delaware law have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents.

     Scope. Under the TBCA, a corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement, security arrangement or otherwise against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under the TBCA is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct. The Tichenor Charter requires that Tichenor indemnify directors and officers except in relation to matters in which such director or officer is determined to be liable for negligence or misconduct in performance of duty to the corporation.

     Under the DGCL, indemnification rights are expressly nonexclusive. A corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, no indemnification shall be made with respect to any matter as to which such person is adjudged to be liable to the corporation, unless the court shall determine that such person is entitled to indemnity.

     The Heftel Charter Amendment requires indemnification on the part of the corporation for its officers and directors to the fullest extent permitted by law.

     Advancement of Expenses. Under the TBCA, reasonable court costs and attorneys' fees incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under the TBCA.

     The DGCL provides for the advancement of expenses for such proceedings upon receipt of a similar undertaking, such undertaking, however, need not be in writing. The DGCL does not require that such director give an affirmation regarding his conduct in order to receive an advance of expenses.

     Procedure for Indemnification. the TBCA provides that a determination that indemnification is appropriate under Texas Law shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a special committee of the board of directors consisting of at least two directors not party to the proceeding, (iii) by special legal counsel, or (iv) by stockholder vote.

     Similar to the TBCA, the DGCL provides that a determination that indemnification is appropriate under the DGCL shall be made (i) by a majority vote of directors who are not party to the proceeding even though





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less than a quorum, (ii) if there are no such directors, or if such directors so direct, by special legal counsel or (iii) by stockholder vote.

     Mandatory Indemnification. Under the TBCA, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding. Delaware Law requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

     Insurance. The TBCA and the DGCL both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. Under Texas Law, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement. As noted above, indemnification rights under Delaware Law are expressly nonexclusive.

     Persons Covered. The TBCA expressly and separately deals with the protection available for officers, employees and agent. Such protections are similar to those provided to directors. The DGCL provides substantially the same indemnification rights to officers, employees and agents as it provides for directors.

     Standard of Care. The standard of care required under both Texas Law and Delaware Law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.

     Continuity of Indemnification. the TBCA does not have a provision that expressly provides indemnification after a directorship has terminated for acts or omissions which took place prior to such termination. The DGCL contains a provision that expressly provides that the statutory indemnification provisions
(i) apply to a director after he leaves the corporation for acts he performed while a director and (ii) apply to the estate and personal representatives of the director.

     Stockholder Report. The TBCA requires a report to the stockholders upon indemnification or advancement of expenses. The DGCL does not have a similar reporting requirement.

LIMITED LIABILITY OF DIRECTORS

     Under Article 1302-7.06 ("Article 1302") of the Texas Miscellaneous Corporation Laws Act, a corporation's charter may eliminate all monetary liability of each director to the corporation or its stockholders for conduct in the performance of such director's duties other than certain conduct specifically excluded from protection. The Tichenor Charter and the Tichenor Bylaws are silent on limitation of liability. Article 1302 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith,
(iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) violating applicable statues which expressly provide for the liability of a director.

     The DGCL permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of fiduciary duty as a director. The DGCL does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) paying a dividend or approving a stock repurchase that was illegal under Delaware Law. The Heftel Charter Amendment eliminates the monetary liability of Heftel's directors to the fullest extent permitted by law.

DELAWARE ANTI-TAKEOVER STATUTE

     The TBCA does not contain an anti-takeover provision. Section 203 of the DGCL makes it more difficult to effect certain "business combinations" between a Delaware corporation (or its majority-owned subsidiaries) and an "interested stockholder." See "Description of Heftel Capital Stock--Certain Effects of Charter Amendment and Delaware Law."

                          FUTURE STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, Heftel stockholders may present proper proposals for inclusion in Heftel's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to Heftel in a timely manner. As noted in Heftel's proxy statement relating to the 1996 annual meeting of Heftel stockholders, in order to be so included for the 1997 annual meeting stockholder proposals must have been received by Heftel no later than October 15, 1996.

                                    EXPERTS

     The consolidated financial statements of Heftel Broadcasting Corporation appearing in Heftel's Annual Report (Form 10-K) for the year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Tichenor Media System, Inc. and subsidiaries as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995, are included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants included herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of KSOL-FM and KYLZ-FM (Divisions of Crescent Communications, L.P.) as of December 31, 1994 and 1995 and for the period April 1, 1994 to December 31, 1994 and for the year ended December 31, 1995 are incorporated herein, in reliance upon the report of Miller, Kaplan, Arase & Co., independent certified public accountants incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         The validity of the securities to be issued in connection with the Merger will be passed upon for Heftel by Akin, Gump, Strauss, Hauer & Feld, L.L.P., (a partnership including professional corporations), San Antonio, Texas. The Federal income tax consequences in connection with the Merger will be passed upon for Tichenor by Vinson & Elkins L.L.P.

                         INDEX TO FINANCIAL STATEMENTS

TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES
  Independent Auditors' Report........................................................   F-2
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
     (unaudited)......................................................................   F-3
  Consolidated Statements of Income for the Years Ended December 31, 1993, 1994 and
     1995 and the Nine Months Ended September 30, 1995 and 1996 (unaudited)...........   F-4
  Consolidated Statements of Changes in Stockholders' Equity for the Years Ended
     December 31, 1993, 1994 and 1995 and for the Nine Months Ended September 30, 1996
     (unaudited)......................................................................   F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994
     and 1995 and for the Nine Months Ended September 30, 1995 and 1996 (unaudited)...   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)
  Independent Auditor's Report........................................................  F-16
  Combined Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996
     (unaudited)......................................................................  F-17
  Combined Statements of Operations and Partners' Deficiency for the Nine Months Ended
     December 31, 1994, the Year Ended December 31, 1995 and for the Six Months Ended
     June 30, 1995 and 1996 (unaudited)...............................................  F-18
  Combined Statements of Cash Flows for the Nine Months Ended December 31, 1994, the
     Year Ended December 31, 1995 and for the Six Months Ended June 30, 1995 and 1996
     (unaudited)......................................................................  F-19
  Notes to Combined Financial Statements..............................................  F-20

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Tichenor Media System, Inc.:

     We have audited the accompanying consolidated financial statements of Tichenor Media System, Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tichenor Media System, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
May 6, 1996

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                          DECEMBER 31
                                                                  ---------------------------   SEPTEMBER 30,
                                                                     1994            1995           1996
                                                                  -----------     -----------   -------------
                                                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents...................................    $ 2,331,014     $ 3,593,955   $   5,065,872
  Accounts receivable, net of allowance of $228,282 in 1994,
    $756,808 in 1995 and $443,001 in 1996.....................      7,465,380       8,275,427       9,851,274
  Income tax receivable, including accrued interest...........      5,156,081              --              --
  Amounts receivable from officers and stockholders...........         54,930          99,168         121,451
  Prepaid expenses and other current assets...................        241,547         358,640         746,827
                                                                  -----------     -----------    ------------
         Total current assets.................................     15,248,952      12,327,190      15,785,424
                                                                  -----------     -----------    ------------
Investments, at equity........................................        249,892         221,458         206,583
                                                                  -----------     -----------    ------------
Property and equipment, at cost:
  Land........................................................      1,541,152       2,095,690       2,093,190
  Buildings and improvements..................................      2,823,251       2,553,595       2,794,970
  Broadcast and other equipment...............................     10,985,817      12,075,807      14,296,563
  Furniture and fixtures......................................      2,136,571       2,253,794       2,474,034
                                                                  -----------     -----------    ------------
                                                                   17,486,791      18,978,886      21,658,757
  Less accumulated depreciation...............................     11,107,206      11,449,267     (12,222,272)
                                                                  -----------     -----------    ------------
                                                                    6,379,585       7,529,619       9,436,485
                                                                  -----------     -----------    ------------
Intangible assets:
  Broadcast licenses..........................................     26,792,702      31,981,514      76,339,610
  Cost in excess of fair value of net assets acquired.........        363,100         363,100         363,100
  Other intangible assets.....................................      4,667,207       6,098,796       6,615,466
                                                                  -----------     -----------    ------------
                                                                   31,823,009      38,443,410      83,318,176
  Less accumulated amortization...............................      5,417,195       6,975,960       8,532,480
                                                                  -----------     -----------    ------------
                                                                   26,405,814      31,467,450      74,785,696
                                                                  -----------     -----------    ------------
Other noncurrent assets:
  Deferred charges, net.......................................        847,164         853,730         731,938
  Notes receivable from related parties.......................        578,439         571,439         566,439
                                                                  -----------     -----------    ------------
                                                                    1,425,603       1,425,169       1,298,377
                                                                  -----------     -----------    ------------
         Total assets.........................................    $49,709,846     $52,970,886   $ 101,512,565
                                                                  ===========     ===========    ============
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................    $ 1,872,925     $ 1,213,979   $   1,836,280
  Accrued expenses............................................      1,656,247       2,743,274       4,200,855
  Income taxes payable........................................        584,931         565,574         615,081
  Amounts payable to officers and stockholders................        211,152         270,184         184,419
  Current portion of long-term obligations....................      5,608,823          47,611          42,468
                                                                  -----------     -----------    ------------
         Total current liabilities............................      9,934,078       4,840,622       6,879,103
                                                                  -----------     -----------    ------------
Long-term obligations, less current portion...................     18,541,055      25,381,706      71,251,200
                                                                  -----------     -----------    ------------
Deferred income taxes.........................................      3,691,480       3,582,421       3,818,064
                                                                  -----------     -----------    ------------
14% senior redeemable cumulative preferred stock and accrued dividends, $1,000 par value; authorized, issued and
  outstanding 3,000 shares....................................      3,359,680       3,378,749       3,378,749
                                                                  -----------     -----------    ------------
Common stock purchase warrant subject to mandatory redemption,
  at accreted value...........................................      2,394,520       3,828,520       4,140,000
                                                                  -----------     -----------    ------------
Commitments and contingencies
Stockholders' equity:
  10.5% junior noncumulative preferred stock, $10 par value;
    authorized 100,000 shares; issued 42,829 shares;
    outstanding 35,919 shares in 1994 and 35,772 shares in
    1995 and 1996 (liquidation preference of $3,682,950)......        368,295         368,295         368,295
  Common stock, $1 par value; authorized 9,897,000 shares;
    issued 743,704 shares; outstanding 678,897 shares in 1994,
    684,420 shares in 1995 and 684,169 shares in 1996.........        743,704         743,704         743,704
  Additional paid-in capital..................................      4,212,814       4,357,038       4,357,038
  Retained earnings...........................................      8,031,391       8,081,638       8,130,477
  Less treasury stock at cost.................................     (1,470,073)     (1,379,263)     (1,395,535)
  Receivables for stock purchases.............................        (97,098)       (212,544)       (158,530)
                                                                  -----------     -----------    ------------
         Stockholders' equity.................................     11,789,033      11,958,868      12,045,449
                                                                  -----------     -----------    ------------
         Total liabilities and stockholders' equity...........    $49,709,846     $52,970,886   $ 101,512,565
                                                                  ===========     ===========    ============

          See accompanying notes to consolidated financial statements.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                         NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                           ---------------------------------------   -------------------------
                                              1993          1994          1995          1995          1996
                                           -----------   -----------   -----------   -----------   -----------
                                                                                            (UNAUDITED)
Revenues.................................. $35,349,367   $41,099,785   $46,377,676   $33,745,932   $37,202,302
Agency commissions........................  (3,550,029)   (4,238,805)   (4,776,415)   (3,499,553)   (4,090,677)
                                           -----------   -----------   -----------   -----------   -----------
         Net revenues.....................  31,799,338    36,860,980    41,601,261    30,246,379    33,111,625
                                           -----------   -----------   -----------   -----------   -----------
Operating expenses:
  Selling.................................  10,968,783    13,203,789    13,864,947     9,609,062    10,096,635
  Programming.............................   3,998,801     4,866,974     5,452,060     3,978,874     4,896,413
  Promotion and market research...........   1,143,868     1,701,147     1,730,225     1,286,512     1,793,533
  Engineering.............................     906,199       983,014     1,038,024       760,617       935,986
  General and administrative..............   6,765,544     7,087,274     7,659,303     5,481,595     6,066,585
  Corporate expenses......................   2,238,115     2,484,121     2,685,541     1,852,179     2,744,737
  Depreciation and amortization...........   1,930,783     2,368,113     2,467,056     1,821,191     2,371,824
                                           -----------   -----------   -----------   -----------   -----------
         Total operating expenses.........  27,952,093    32,694,432    34,897,156    24,790,030    28,905,713
                                           -----------   -----------   -----------   -----------   -----------
Operating income..........................   3,847,245     4,166,548     6,704,105     5,456,349     4,205,912
                                           -----------   -----------   -----------   -----------   -----------
Other income (expense):
  Interest income.........................     113,358     2,852,011       190,390       214,747        61,480
  Interest expense........................  (2,145,519)   (2,594,590)   (2,230,009)   (1,641,038)   (2,511,031)
  Costs relating to unconsummated
    acquisitions..........................          --            --      (123,300)      (10,569)         (358)
  Other, net..............................    (199,920)     (429,492)      161,814       190,780       (54,641)
                                           -----------   -----------   -----------   -----------   -----------
                                            (2,232,081)     (172,071)   (2,001,105)   (1,246,080)   (2,504,550)
                                           -----------   -----------   -----------   -----------   -----------
Income before income taxes and
  extraordinary loss......................   1,615,164     3,994,477     4,703,000     4,210,269     1,701,362
Income taxes..............................     125,000     1,292,647     2,779,684     1,664,061     1,341,043
                                           -----------   -----------   -----------   -----------   -----------
         Income before extraordinary
           loss...........................   1,490,164     2,701,830     1,923,316     1,588,046     1,237,312
Extraordinary loss on retirement of debt,
  net of income tax benefit of $224,030...          --      (381,456)           --            --            --
                                           -----------   -----------   -----------   -----------   -----------
         Net income.......................   1,490,164     2,320,374     1,923,316     2,546,208       360,319
Preferred stock dividends.................    (228,667)     (431,013)     (439,069)     (329,245)           --
Accretion of stock warrant to redemption
  value...................................  (1,516,000)     (715,000)   (1,434,000)     (414,000)     (311,480)
                                           -----------   -----------   -----------   -----------   -----------
         Net income (loss) applicable to
           common shareholders............ $  (254,503)  $ 1,174,361   $    50,247   $ 1,802,963   $    48,839
                                           ===========   ===========   ===========   ===========   ===========
Net income (loss) per share:
  Income before extraordinary loss........ $      (.39)  $      2.00   $       .07   $      2.44   $       .07
                                           ===========   ===========   ===========   ===========   ===========
  Net income.............................. $      (.39)  $      1.51   $       .07   $      2.44   $       .07
                                           ===========   ===========   ===========   ===========   ===========
  Weighted average common and common
    equivalent shares outstanding.........     654,651       778,211       740,150       738,431       747,523
                                           ===========   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 JUNIOR PREFERRED
                                      STOCK               COMMON STOCK                                  RECEIVABLES
                               --------------------   --------------------   ADDITIONAL                     FOR
                                NUMBER                 NUMBER                 PAID-IN      TREASURY        STOCK       RETAINED
                               OF SHARES    AMOUNT    OF SHARES    AMOUNT     CAPITAL        STOCK       PURCHASES     EARNINGS
                               ---------   --------   ---------   --------   ----------   -----------   -----------   -----------
Balance at December 31,
  1992.......................    42,829    $428,295    726,523    $726,523   $4,447,765   $(1,681,180)   $  (2,052)   $ 7,170,163
Accretion of stock warrant to
  redemption value...........        --          --         --          --          --             --           --     (1,516,000)
Senior redeemable preferred
  stock dividends............        --          --         --          --          --             --           --       (228,667)
Issuance costs of senior
  redeemable preferred
  stock......................        --          --         --          --    (321,836)            --           --             --
Sale of treasury stock.......        --          --         --          --          --        181,129      (91,250)       (58,630)
Collection of stock purchase
  receivables................        --          --         --          --          --             --       30,514             --
Net income...................        --          --         --          --          --             --           --      1,490,164
                                 ------    --------    -------    --------   ----------   -----------    ---------    -----------
Balance at December 31,
  1993.......................    42,829     428,295    726,523     726,523   4,125,929     (1,500,051)     (62,788)     6,857,030
Conversion of junior
  preferred stock to common
  stock......................    (6,000)    (60,000)    17,181      17,181      42,819             --           --             --
Accretion of stock warrant to
  redemption value...........        --          --         --          --          --             --           --       (715,000)
Senior redeemable preferred
  stock dividends............        --          --         --          --          --             --           --       (431,013)
Purchase of treasury stock...        --          --         --          --          --        (36,957)          --             --
Sale of treasury stock.......        --          --         --          --      44,066         66,935      (81,000)            --
Collection of stock purchase
  receivables................        --          --         --          --          --             --       46,690             --
Net income...................        --          --         --          --          --             --           --      2,320,374
                                 ------    --------    -------    --------   ----------   -----------    ---------    -----------
Balance at December 31,
  1994.......................    36,829     368,295    743,704     743,704   4,212,814     (1,470,073)     (97,098)     8,031,391
Accretion of stock warrant to
  redemption value...........        --          --         --          --          --             --           --     (1,434,000)
Senior redeemable preferred
  stock dividends............        --          --         --          --          --             --           --       (439,069)
Purchase of treasury stock...        --          --         --          --          --        (41,467)          --             --
Sale of treasury stock.......        --          --         --          --     144,224        132,277     (219,000)            --
Collection of receivables for
  stock......................        --          --         --          --          --             --      103,554             --
Net income...................        --          --         --          --          --             --           --      1,923,316
                                 ------    --------    -------    --------   ----------   -----------    ---------    -----------
Balance at December 31,
  1995.......................    36,829     368,295    743,704     743,704   4,357,038     (1,379,263)    (212,544)     8,081,638
Accretion of stock warrant to
  redemption value
  (unaudited)................        --          --         --          --          --             --           --       (311,000)
Purchase of treasury stock
  (unaudited)................        --          --         --          --          --        (16,272)       2,376             --
Collection of stock purchase
  receivables (unaudited)....        --          --         --          --          --             --       51,630             --
Net income (unaudited).......        --          --         --          --          --             --           --        360,319
                                 ------    --------    -------    --------   ----------   -----------    ---------    -----------
Balance at September 30, 1996
  (unaudited)................    36,829    $368,295    743,704    $743,704   $4,357,038   $(1,395,535)   $(158,530)   $ 8,130,477
                                 ======    ========    =======    ========   ==========   ===========    =========    ===========

          See accompanying notes to consolidated financial statements.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                               ----------------------------------------   -------------------------
                                                   1993          1994          1995          1995          1996
                                               ------------   -----------   -----------   -----------   -----------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Net income................................ $  1,490,164   $ 2,320,374   $ 1,923,316   $ 2,546,208   $   360,319
    Provision for bad debts...................      330,727       491,750       767,614       397,950       344,992
    Depreciation and amortization.............    1,930,783     2,368,113     2,467,056     1,821,191     2,371,824
    Barter transactions, net..................     (214,222)     (312,926)      (34,450)      163,559      (131,514)
    Amortization of debt facility fee included
      in interest expense.....................      201,158       112,565       134,608       101,956       100,956
    Loss (gain) from unconsolidated
      partnership interests...................       55,291      (109,624)       19,834        14,874        14,875
    Loss (gain) from sale of investments......           --            --        (6,081)           --            --
    Valuation adjustments on notes receivable,
      investments and other noncurrent
      assets..................................      691,978        12,600            --            --            --
    Loss (gain) on disposition of assets......     (223,348)      325,676      (260,619)     (270,845)        5,608
    Deferred income taxes.....................           --     3,691,480      (109,059)      (81,794)      235,643
    Loss on retirement of debt................           --       605,486            --            --            --
    Changes in operating assets and
      liabilities:
      Accounts receivable, net................   (1,919,735)   (1,459,841)   (1,543,211)   (2,254,953)   (1,789,325)
      Income tax receivable...................           --    (5,156,081)    5,156,081     5,156,081            --
      Amounts receivable from officers and
         stockholders.........................        6,261       105,120       (44,238)      (25,138)      (22,283)
      Prepaid expenses and other current
         assets...............................      (68,199)      263,534      (117,093)     (239,677)     (388,187)
      Accounts payable........................    1,298,235      (438,554)     (658,946)     (931,037)      622,301
      Accrued expenses........................      714,089      (259,329)    1,087,027     1,722,811     1,457,581
      Income taxes payable....................      125,000       459,931       (19,357)     (192,245)       49,507
      Amounts payable to officers and
         stockholders.........................       43,390       138,898        59,032       (81,964)      (85,765)
                                               ------------   -----------   -----------   -----------   -----------
         Net cash provided by operating
           activities.........................    4,461,572     3,159,172     8,821,514     7,846,977     3,146,532
                                               ------------   -----------   -----------   -----------   -----------
Cash flows from investing activities:
  Investment sales, distributions and
    additions.................................      (31,277)       25,000        14,681         8,526            --
  Acquisitions of radio stations..............  (14,800,000)           --    (6,740,000)   (6,250,000)  (46,500,000)
  Property and equipment acquisitions.........     (600,350)     (899,762)   (1,279,915)     (969,747)   (1,167,019)
  Dispositions of property and equipment......      339,529       652,080       644,737       643,682         2,950
  Increase in intangible assets...............     (437,706)     (303,223)   (1,042,929)     (924,219)       61,525
  Decrease (increase) in other noncurrent
    assets....................................      (65,789)     (150,362)     (134,174)     (146,316)       25,836
                                               ------------   -----------   -----------   -----------   -----------
         Net cash used in investing
           activities.........................  (15,595,593)     (676,267)   (8,537,600)   (7,638,074)  (47,576,708)
                                               ------------   -----------   -----------   -----------   -----------
Cash flows from financing activities:
  Borrowings on long-term obligations.........   26,803,922            --     7,150,000     6,650,000    45,900,000
  Payments on long-term obligations...........  (16,119,907)   (3,014,894)   (5,870,561)   (5,857,941)      (35,649)
  Dividends on senior preferred stock.........           --      (300,000)     (420,000)     (420,000)           --
  Net proceeds from issuance of senior
    preferred stock...........................    2,678,164            --            --            --            --
  Payment of deferred financing costs.........     (717,742)     (897,389)           --            --            --
  Proceeds from issuance of common stock
    purchase warrant..........................      163,520            --            --            --            --
  Sales of treasury stock.....................       31,249        30,001        57,501            --            --
  Note payments from stockholders.............       28,462        46,690       103,554        48,384        51,638
  Purchases of treasury stock.................           --       (36,957)      (41,467)      (41,466)      (13,896)
                                               ------------   -----------   -----------   -----------   -----------
         Net cash provided by (used in)
           financing activities...............   12,867,668    (4,172,549)      979,027       378,977    45,902,093
                                               ------------   -----------   -----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents.................................    1,733,647    (1,689,644)    1,262,941       587,880     1,471,917
Cash and cash equivalents at beginning of
  period......................................    2,287,011     4,020,658     2,331,014     2,331,014     3,593,955
                                               ------------   -----------   -----------   -----------   -----------
Cash and cash equivalents at end of period.... $  4,020,658   $ 2,331,014   $ 3,593,955   $ 2,918,894   $ 5,065,872
                                               ============   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Tichenor Media System, Inc. was formed on August 17, 1982 for the purpose of owning and operating a group of Spanish language broadcast radio stations. The Company's radio stations are located in San Antonio, McAllen-Brownsville, Houston and El Paso, Texas and Chicago, Illinois.

  Basis of Consolidation

     The accompanying consolidated financial statements include the accounts of Tichenor Media System, Inc. and its wholly-owned subsidiaries, Tichenor License Corporation ("TLC"), WADO Radio, Inc. ("WRI") and TC Television, Inc. ("TCTV") (collectively, the "Company"). The Company consolidates the accounts of subsidiaries when it has a controlling financial interest (over 50%) in the outstanding voting shares of the subsidiary.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

     Debt instruments with original maturities of three months or less are considered to be cash equivalents. Cash equivalents at December 31, 1994 and 1995 are comprised of treasury bills, other government securities and money market funds and totalled $1,813,793 and $461,029, respectively.

  Investments

     The Company uses the equity method to account for investments when it does not have a controlling interest but has the ability to exercise significant influence over the operating and/or financial decisions of the investee. Investments where the Company does not exert significant influence are accounted for using the cost method. Investments at December 31, 1994 and 1995 are comprised primarily of a 50% interest in a general partnership which owns a transmission tower that is leased to the Company.

  Property, Equipment and Land

     Property, equipment and land are recorded at cost. Expenditures for significant renewals and betterments are capitalized. Repairs and maintenance are charged to expense as incurred.

     Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (five to forty years) on a straight-line basis. Leasehold improvements are amortized over the life of the lease or the estimated service life of the asset, whichever is shorter. Gains or losses from disposition of property and equipment is recognized in the statement of operations.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

  Intangible Assets

     Intangible assets are recorded at cost. Amortization of intangible assets is provided in amounts sufficient to relate the asset cost to operations over the estimated useful lives (two to forty years) on a straight-line basis.

  Advertising Costs

     Advertising costs are charged to operations in the year incurred and totaled $779,582, $894,982 and $1,232,255 for the years ended December 31, 1993,
1994 and 1995, respectively.

  Barter Transactions

     Barter transactions are recorded at the estimated fair value of the goods or services received. Revenues from barter transactions are recognized as income when advertisements are broadcast. Expenses are recognized when goods or services are received or used. Barter amounts are not significant to the Company's financial statements.

  Income Taxes

     The Company follows Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Earnings Per Share

     Net income or loss per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of common and dilutive common equivalent shares (junior preferred stock) outstanding during each year. The stock warrant has been excluded from the computation as its effect would be antidilutive.

  Financial Instruments

     The carrying amounts of financial instruments including cash and cash equivalents, trade receivables and accounts payable approximated fair value as of December 31, 1994 and 1995, because of the relatively short maturity of these instruments. The carrying value of long-term obligations, including the current portion, approximated fair value as of December 31, 1994 and 1995, based upon quoted market prices for the same or similar debt issues.

  Interim Financial Statements

     In the opinion of management, the accompanying unaudited consolidated financial statements as of June 30, 1996 and for the six-month periods ended June 30, 1995 and 1996 reflect all adjustments (none of which were other than normal recurring accruals) necessary to a fair presentation of the Company's financial position and results of operations for such periods. The results of operations for the six-month period ended June 30, 1996 are not necessarily indicative of

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

results to be achieved for the full year. The unaudited interim financial statements do not include all disclosures required by generally accepted accounting principles.

2. ACQUISITIONS OF RADIO STATIONS

     On June 1, 1995, certain tangible and intangible assets of radio station KMPQ-AM in Rosenberg-Richmond (Houston), Texas were acquired for $2,500,000. The intangible assets acquired are amortized using the straight line method over 15 to 40 years. This acquisition, along with a deposit for $500,000 related to the KMIA-FM acquisition, was funded with bank financing.

     On June 16, 1995, the Company purchased certain tangible and intangible assets of KLTN-FM in Port Arthur (Houston), Texas for $3,650,000. The intangible assets acquired are amortized using the straight line method over 15 to 40 years. Bank financing was used to fund this acquisition.

     On June 23, 1995, TCTV purchased certain tangible and intangible assets associated with the television program known as "Tejano Country." The purchase price was $100,000 and was funded from operations.

     The Company acquired certain tangible and intangible assets of radio station KAMA-AM in El Paso, Texas on October 11, 1995. The purchase price was $300,000. In addition, a two-year non-competition agreement was acquired for $190,000. The intangible assets acquired are amortized using the straight line method over 2 to 40 years. These assets together with $10,000 in working capital were funded with bank financing.

     Prior to the acquisitions of KMPQ-AM, KLTN-FM and KAMA-AM, the Company operated the stations under time brokerage agreements. The time brokerage agreements provided that the Company retain all revenues associated with advertising time and pay certain operating expenses. These agreements were effective December 1, 1994, April 27, 1992, and June 23, 1995, for KMPQ-AM, KLTN-FM and KAMA-AM, respectively. Time brokerage agreement fees related to these stations for the years ended December 31, 1994 and 1995 are $579,404 and $91,463, respectively.

     Unaudited consolidated condensed pro forma results of operations as if all acquisitions occurred as of the beginning of the periods presented are as follows:

                                                                1994            1995
                                                             -----------     -----------
    Net revenues...........................................  $34,294,803     $38,229,370
    Operating income.......................................    2,988,834       6,251,306
    Net income.............................................      562,712       1,204,873
    Net loss per common share..............................         (.83)           (.91)

3. ACCRUED EXPENSES

     The following is a summary of accrued expenses:

                                                      DECEMBER 31,
                                                -------------------------     SEPTEMBER 30,
                                                   1994           1995            1996
                                                ----------     ----------     -------------
                                                                               (UNAUDITED)
    Commissions payable.......................  $1,200,128     $1,431,253      $ 2,032,314
    Accrued interest..........................          --        796,933        1,334,184
    Other accrued expenses....................     456,119        515,088          834,357
                                                ----------     ----------     -------------
              Total accrued expenses..........  $1,656,247     $2,743,274      $ 4,200,855
                                                ==========     ==========     ============

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

4. LONG-TERM OBLIGATIONS

     The following is a summary of long-term obligations outstanding as of December 31, 1994 and 1995:

                                                                1994            1995
                                                             -----------     -----------
    Bank loans, aggregate commitment of $50 million,
      interest rate based on LIBOR and prime plus an
      applicable margin as determined by the Company's
      total leverage ratio; interest rates ranging from
      7.44% to 9.25% at December 31, 1995; interest rates
      ranged from 7.32% to 9.75% during 1995; payable
      through 2001; collateralized by all of the Company's
      assets (including the stock of TLC, WRI, and TCTV)
      excluding FCC licenses; the Company is required to
      comply with certain financial and nonfinancial
      covenants............................................  $23,616,033     $25,348,217
    Loans from related parties, interest at 10%, payable on
      demand...............................................      404,263              --
    Various loans, interest ranging from 11.75% to 12.38%,
      payable through 1997.................................       58,203          38,456
    Obligations under capital leases, implicit interest
      rates of 5.8% to 12.2%, payable through 1997.........       71,379          42,644
                                                             -----------     -----------
                                                              24,149,878      25,429,317
    Less current portion...................................   (5,608,823)        (47,611)
                                                             -----------     -----------
                                                             $18,541,055     $25,381,706
                                                             ============    ============

     Maturities of long-term obligations for the five years subsequent to December 31, 1995 and thereafter are as follows:

                                    YEAR                          AMOUNT
                --------------------------------------------    -----------
                1996........................................    $    47,611
                1997........................................         33,490
                1998........................................             --
                1999........................................      4,098,216
                2000........................................     13,750,000
                Thereafter..................................      7,500,000

     After April 30, 1997, the bank loan agreement requires principal reductions in the loan equal to 50% of excess cash flow, as defined.

     On August 9, 1994, the Company refinanced its bank loan. An extraordinary loss of $605,486 has been recognized due to the write-off of the unamortized deferred financing costs of the loan.

     To reduce the impact of changes in interest rates on its floating rate long-term bank loan, the Company entered into an interest rate swap agreement. As of December 31, 1994, $10,370,000 of the notional amount of the agreement was outstanding. The outstanding swap agreement matured in December 1995 and effectively fixed the interest rate on the corresponding amount of the loan at 7.31%, which was based on the 90 day LIBOR plus an incremental rate. Amounts receivable or

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

payable under the agreement were recognized currently in interest expense. Interest expense (income) recognized under the agreement totalled $279,309, $140,767 and ($57,241) for the years ended December 31, 1993, 1994 and 1995, respectively. The bank loan agreement requires the Company to enter into an interest rate swap agreement covering 50% of the outstanding obligation by December 31, 1996.

     Interest paid for the years ended December 31, 1993, 1994 and 1995 amounted to $1,478,879, $2,221,643 and $2,091,919, respectively.

5. STOCKHOLDERS' EQUITY

     The senior preferred stock has a preference as to dividends and assets in the event of a partial or complete liquidation. Dividends are cumulative and accrue at 14% per annum, compounded annually, on the sum of the par value of the stock and all accrued and unpaid dividends. As of December 31, 1994 and 1995, accrued and unpaid dividends were $359,680 and $378,749, respectively. In the event of a partial or complete liquidation, the senior preferred stock is entitled to receive the sum of the par value of the stock and all accrued and unpaid dividends ("Redemption Price") before payment of the preferential amount owed with respect to the junior preferred stock.

     The senior preferred stock has no voting rights; however, the holders of the senior preferred stock are entitled to elect one director of the Company. Each director is entitled to one vote, but if certain covenants to the investment agreement with the preferred shareholders are not met, the senior preferred stock director is entitled to 100 votes, whereas other directors will have one vote. The preferred stock director in this situation will have the power to cause the Company to sell certain assets to satisfy first the bank obligation in full and then redeem the senior preferred stock and repurchase the stock warrant discussed in the following paragraph.

     The senior preferred shareholders were issued a warrant to purchase common stock for $38,000 on or before June 15, 2003. The stock warrant is for the purchase of common stock in an amount up to 4% of the Company's total common stock outstanding at the time of exercise of the warrant, computed on a fully diluted basis. The difference between the carrying value of the warrant and its estimated fair value, as determined by management on an annual basis, is being accreted over the term of the warrant through charges to retained earnings.

     The Company has the option to redeem all the senior preferred stock at the Redemption Price and repurchase the stock warrant after December 31, 1996. The stock warrant would be repurchased at a value which approximates 4% of the sum of the fair market value of the Company's net assets. The mandatory redemption date for the senior preferred stock is June 30, 2001. Both the option to redeem the senior preferred stock and the mandatory redemption provision require the Company to simultaneously repurchase the stock warrant.

     The junior preferred stock has a preference as to dividends and assets in the event of a partial or complete liquidation. The payment of dividends on this class of stock is restricted by the bank credit agreement. In the event of a partial or complete liquidation, holders of the junior preferred stock are entitled to receive $100 per share after full payment of amounts owed to holders of the senior preferred stock and before any distribution on the common stock.

     The holders of the junior preferred stock have the right to convert their shares into common stock. The conversion rate for each share of junior preferred stock is the quotient of $100 divided by the fair market value of one share of common stock on the date of conversion. The number of shares to be converted is multiplied by such quotient.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

     The holders of the junior preferred stock have voting rights equal in the aggregate to 45% of the voting rights of all outstanding voting shares. The holders of the common stock have voting rights equal to the remaining 55%.

     As of December 31, 1995, treasury stock is comprised of 59,284 shares of common stock at an aggregate cost of $1,273,563 and 1,057 shares of junior preferred stock at an aggregate cost of $105,700. Except for the purchase of 147 shares of junior preferred stock at a cost of $14,700 in 1995, all other treasury stock transactions during the three years ended December 31, 1995 and the six months ended June 30, 1996 represent purchases and sales of common stock.

6. INCOME TAXES

     The provision (benefit) for income taxes on earnings before extraordinary item for the years ended December 31, 1993, 1994, and 1995 consists of the following:

                                                      1993          1994          1995
                                                    --------     -----------   ----------
    Current:
      Federal.....................................  $125,000     $(2,481,971)  $2,532,002
      State.......................................        --          83,138      356,741
                                                    ----------   -----------   ----------
              Total current tax expense
                (benefit).........................   125,000      (2,398,833)   2,888,743
                                                    ----------   -----------   ----------
    Deferred:
      Federal.....................................        --       3,392,171     (219,425)
      State.......................................        --         299,309      110,366
                                                    ----------   -----------   ----------
              Total deferred tax expense
                (benefit).........................        --       3,691,480     (109,059)
                                                    ----------   -----------   ----------
              Total income tax expense............  $125,000     $ 1,292,647   $2,779,684
                                                    ==========   ===========   ==========

     In 1994, an income tax benefit of $224,030 was allocated to the extraordinary charge discussed in note 3.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1995 are as follows:

                                                                1994            1995
                                                             -----------     -----------
    Deferred tax assets:
      Intangible assets....................................  $   280,654     $   444,800
      Allowance for doubtful accounts receivable...........       84,464         290,540
      Other................................................       60,976          68,000
                                                             -----------     -----------
              Total deferred tax assets....................      426,094         803,340
                                                             -----------     -----------
    Deferred tax liabilities:
      Broadcast licenses...................................   (4,107,838)     (4,356,131)
      Other................................................       (9,736)        (29,630)
                                                             -----------     -----------
              Total deferred tax liabilities...............   (4,117,574)     (4,385,761)
                                                             -----------     -----------
              Net deferred tax liabilities.................  $(3,691,480)    $(3,582,421)
                                                             ===========     ===========

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

     The reconciliation of income tax expense computed at the federal statutory tax rate to the Company's actual income tax expense for the years ended December 31, 1993, 1994, and 1995 is as follows:

                                                    1993           1994           1995
                                                  ---------     ----------     ----------
    Federal income tax at statutory rate........  $ 549,156     $1,358,122     $1,599,020
    State income taxes, net of federal
      benefit...................................         --        252,415        308,291
    Nondeductible intangible asset
      amortization..............................         --         33,150        140,927
    Use of net operating loss carryforwards.....   (424,156)      (288,600)            --
    Other.......................................         --        (62,440)       731,446
                                                  ---------     ----------     ----------
                                                  $ 125,000     $1,292,647     $2,779,684
                                                  =========     ==========     ==========

     Income taxes paid for the years ended December 31, 1993, 1994, and 1995 amounted to $0, $21,958, and $2,908,100, respectively.

7. COMMITMENTS AND CONTINGENCIES

     The Company is the lessor of office space, transmitter towers, and parcels of land. Included in buildings and equipment as of December 31, 1994 and 1995 is $2,186,261 and $2,005,433 of assets leased to others under operating leases and the related accumulated depreciation of $617,571 and $623,711. Included in land as of December 31, 1994 and 1995 is $52,396 representing a parcel of land which is leased to another party under an operating lease.

     The Company operates certain radio stations and the corporate offices from leased facilities. Terms of the office space leases vary from three to ten years. None of the leases contain contingent rent clauses; however, certain leases contain five year renewal options. Other leases have terms which vary from a month-to-month term to ten years. Certain leases have contingent rent clauses providing for increases based on the Consumer Price Index. These leases have renewal options of one to ten years.

     Future minimum rental payments under noncancellable operating leases in effect at December 31, 1995 are summarized as follows:

                                      YEAR                          AMOUNT
                ------------------------------------------------  ----------
                1996............................................  $1,103,301
                1997............................................   1,080,089
                1998............................................     998,124
                1999............................................     898,354
                2000............................................     831,457
                Thereafter......................................   3,873,064

     Rent expense for the years ended December 31, 1993, 1994 and 1995 was $933,685, $936,128 and $1,075,400, respectively.

     In December 1994, the Company entered into a time brokerage agreement to provide programming to, and sell advertising time on, radio station KMPQ-FM in Rosenberg-Richmond (Houston), Texas, and acquired an option to purchase the station. The time brokerage agreement provides that the Company will retain all revenues associated with advertising time and pay certain operating expenses effective December 1, 1994. The KMPQ-FM time brokerage agreement provides for

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

payments of $12,500 a month to the licensee until the earlier of November 30, 1997 or the Company exercises its option to purchase the station. If the grantor obtains an upgrade of the station's broadcast authorization status and relocates the transmitter site, the purchase price of the station's assets would be $14,000,000. If this upgrade is not accomplished, the purchase price is the fair market value as defined in the agreement. If the upgrade of KMPQ-FM is not completed at the expiration of the initial term of the time brokerage agreement, the agreement may be extended for two, two-year periods with payments to the licensee of $15,000 per month. If the upgrade becomes final, as defined in the agreement, during the initial term or any extension of the agreement, the fee paid to the licensee can increase to $150,000 per month.

     On December 15, 1995, the Company entered into a time brokerage agreement to provide programming to, and sell advertising time on, radio station KRTX-FM in Galveston (Houston), Texas. Also, on December 15, 1995, the Company entered into an asset purchase agreement related to this station. The time brokerage agreement provides that the Company will retain all revenues associated with advertising time and pay certain operating expenses effective December 15, 1995. The KRTX-FM time brokerage agreement provides for payments of $13,000 per month to the licensee until the earlier of the closing of the transactions contemplated by the asset purchase agreement or the termination of such agreement. The asset purchase agreement for KRTX-FM provides for the purchase of certain tangible and intangible assets. The purchase price is $900,000. As of December 31, 1995, the Company was waiting for approval from the Federal Communications Commission ("FCC") before it could close on the purchase.

     Time brokerage agreement fees for the years ended December 31, 1994 and 1995 were $12,500 (KMPQ-FM) and $155,000 (KMPQ-FM and KRTX-FM), respectively.

     Spanish Radio Network ("SRN"), a partnership in which the Company was previously a partner, was examined by the Internal Revenue Service ("IRS") for the tax years ended December 31, 1992 and 1993. SRN owned and operated radio stations. The IRS disagrees with SRN's radio station purchase price allocations and has allocated a portion of the purchase price of certain amortizable intangible assets to nonamortizable going concern value. The tax effect of these adjustments to the Company, before interest, is approximately $326,000. The Company intends to protest the adjustments through the appeals process of the IRS and believes these adjustments will be reduced.

     The IRS audited the Company's federal income tax returns for the tax years ended February 29, 1984, and February 28, 1985, 1986 and 1987 and the Company petitioned the United States Tax Court related to certain proposed adjustments. The Company reached an agreement with the IRS on June 16, 1994, and all issues were settled. At December 31, 1994, the Company accrued a tax refund receivable of approximately $5,794,000 for the aforementioned tax years which includes net interest income of approximately $2,671,000. The refund was received on April 24, 1995.

     The Company is subject to other legal proceedings and claims which have arisen in the ordinary course of its business and have not been fully adjudicated. These actions, when ultimately concluded, will not, in the opinion of management, have a material adverse effect upon the financial position or results of operations of the Company.

8. SUBSEQUENT EVENTS

     The Company closed on the purchase of the assets of KMIA-FM (subsequently renamed KRTX-FM) in Jasper (Houston), Texas on March 25, 1996. The purchase price was $3,500,000. A $3,000,000 bank loan was used to finance this acquisition of assets.

                  TICHENOR MEDIA SYSTEM, INC. AND SUBSIDIARIES

          (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE-MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

     On March 31, 1996, the Company entered into a time brokerage agreement to provide programming to, and sell advertising time on, radio station KQXX-FM in McAllen, Texas. The Company also entered into an asset purchase agreement related to this radio station. The time brokerage agreement provides that the Company will retain all revenues associated with advertising time and pay certain operating expenses effective April 1, 1996. The Company pays $12,500 monthly to the licensee of KQXX-FM until the earlier of the closing date or termination of the asset purchase agreement.

9. OTHER SUBSEQUENT EVENTS (UNAUDITED)

     The Company closed on the purchase of the assets of KLTP-FM (formerly KRTX-FM) in Galveston (Houston), Texas on July 31, 1996. The purchase price was $900,000. A $600,000 bank loan was used to finance this acquisition.

     The Company closed on the purchase of the assets of KQXX-FM in McAllen, Texas on August 1, 1996. The purchase price of KQXX-FM was $1,300,000. Also, a five year non-competition agreement from the seller was purchased for $800,000. A $1,300,000 bank loan was used to finance this acquisition.

     On August 16, 1996, the Company purchased the assets of KSOL-FM and KYLZ-FM in San Francisco and Santa Cruz (San Jose), California. The purchase price was $40,000,000. The acquisition was financed with a $40,000,000 loan from Clear Channel Communications, Inc. The interest rate on the loan escalates from 9% to 13% over the loan term. The loan matures on January 1, 1998.

     The Company has entered into an Agreement and Plan of Merger whereby it will merge with a wholly owned subsidiary of Heftel Broadcasting Corporation ("Heftel"). In connection with the merger, management of the Company will assume management responsibilities of Heftel. Upon consummation of the merger, the Company's senior preferred stock will be redeemed and the common stock warrant will be repurchased. The senior preferred stock will be redeemed for $3,378,749 and 23,000 shares of common stock will be issued to repurchase the warrant. The merger is expected to become effective in early 1997.

                          INDEPENDENT AUDITOR'S REPORT

KSOL-FM and KYLZ-FM (Divisions of Crescent
  Communications, L.P.)
San Francisco, California

To the Partners:

     We have audited the accompanying combined balance sheets of KSOL-FM and KYLZ-FM (Divisions of Crescent Communications, L.P.) as of December 31, 1994 and 1995 and the related combined statements of operations and partners' deficiency, and cash flows for the nine months ended December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of KSOL-FM and KYLZ-FM (Divisions of Crescent Communications, L.P.) as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the nine months ended December 31, 1994 and the year ended December 31, 1995 in accordance with generally accepted accounting principles.

MILLER, KAPLAN, ARASE & CO.

North Hollywood, California

March 1, 1996 (Except for Note 11 as to
which the date is August 16, 1996).

                                                                     EXHIBIT "A"

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)
                            COMBINED BALANCE SHEETS

                                                           DECEMBER 31,
                                                    --------------------------     JUNE 30,
                                                       1994           1995           1996
                                                    -----------    -----------    -----------
                                                                                  (UNAUDITED)
ASSETS:
  Cash............................................. $       500    $       500    $       500
  Accounts receivable (net of allowance for
     doubtful accounts of $65,869, $95,537 and
     $105,411).....................................     443,840        643,752        722,446
  Trade receivable.................................          --          4,156         11,391
  Other receivables................................       1,537          9,759         14,802
  Other prepaid expenses...........................     154,320        410,990         35,903
                                                    -----------    -----------    -----------
          Total current assets.....................     600,197      1,069,157        785,042
Property and equipment, net of accumulated
  depreciation (Note 2)............................      50,840        554,502        496,604
Intangible assets, net of accumulated amortization
  (Note 3).........................................      84,805     15,428,597     15,210,071
                                                    -----------    -----------    -----------
          Total assets............................. $   735,842    $17,052,256    $16,491,717
                                                    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and accrued expenses............ $   109,178    $   199,497    $   121,416
  Accrued wages and commissions....................     108,681         52,300         76,074
  Trade liability..................................      90,931        285,356        285,356
  Deferred income..................................      16,192          6,928          5,272
                                                    -----------    -----------    -----------
          Total current liabilities................     324,982        544,081        488,118
Interdivisional payable (Note 4)...................   2,811,206     22,740,589     24,440,358
                                                    -----------    -----------    -----------
          Total liabilities........................   3,136,188     23,284,670     24,928,476

Commitments and contingencies (Notes 5 and 6)
  Partners' deficiency.............................  (2,400,346)    (6,232,414)    (8,436,759)
                                                    -----------    -----------    -----------
          Total liabilities and partners'
            deficiency............................. $   735,842    $17,052,256    $16,491,717
                                                    ===========    ===========    ===========

            (Attached notes are an integral part of this statement)

                                                                     EXHIBIT "B"

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)
           COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIENCY

                                                                         SIX MONTHS ENDED
                                      NINE MONTHS                            JUNE 30,
                                         ENDED       YEAR ENDED             (UNAUDITED)
                                      DECEMBER 31,  DECEMBER 31,    --------------------------
                                         1994           1995           1995           1996
                                      -----------   ------------    -----------    -----------
Net Revenues......................... $ 1,796,162    $ 3,411,596    $ 1,631,085    $ 1,946,686
                                      -----------    -----------    -----------    -----------
Operation Expenses:
  Operating expenses excluding
     Depreciation and amortization,
     General and administrative, and
     Corporate expenses..............   2,249,380      2,886,877      1,342,712      1,729,652
  Depreciation and amortization......       6,942        430,609        146,035        287,805
  General and administrative
     expense.........................     704,309      1,082,252        474,054        638,873
  Corporate expense..................   1,235,877        755,573        543,727        206,986
                                      -----------    -----------    -----------    -----------
          Total operating expenses...   4,196,508      5,155,311      2,506,528      2,863,316
                                      -----------    -----------    -----------    -----------
          Loss from operations.......  (2,400,346)    (1,743,715)      (875,443)      (916,630)
                                      -----------    -----------    -----------    -----------
Other income (expense):
  Interest expense...................          --     (2,104,583)      (547,049)    (1,296,502)
  Other income.......................          --         16,230          9,140          8,787
                                      -----------    -----------    -----------    -----------
          Net other (expense)........          --     (2,088,353)      (537,909)    (1,287,715)
                                      -----------    -----------    -----------    -----------
Net loss.............................  (2,400,346)    (3,832,068)    (1,413,352)    (2,204,345)
Partners' deficiency -- beginning of
  period.............................          --     (2,400,346)    (2,400,346)    (6,232,414)
                                      -----------    -----------    -----------    -----------
Partners' deficiency -- end of
  period............................. $(2,400,346)   $(6,232,414)   $(3,813,698)   $(8,436,759)
                                      ===========    ===========    ===========    ===========

            (Attached notes are an integral part of this statement)

                                                                     EXHIBIT "C"

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                           SIX MONTHS ENDED
                                      NINE MONTHS                              JUNE 30,
                                         ENDED         YEAR ENDED            (UNAUDITED)
                                      DECEMBER 31,    DECEMBER 31,    --------------------------
                                          1994            1995           1995           1996
                                      ------------    ------------    -----------    -----------
Cash Flows From Operating
  Activities:
  Net loss..........................  $ (2,400,346)   $ (3,832,068)   $(1,413,352)   $(2,204,345)
  Adjustments to reconcile net loss
     to net cash provided by
     operating activities:
     Depreciation...................         6,942         102,570         29,275         69,279
     Amortization...................            --         328,039        116,760        218,526
     (Increase) decrease in:
       Accounts receivable..........      (443,840)       (199,912)      (258,457)       (78,695)
       Trade receivable.............            --          (4,156)      (103,133)        (7,235)
       Other receivables............        (1,537)         (8,222)       (18,899)        (5,043)
       Other prepaid expenses.......      (154,320)       (171,865)       206,766        375,087
     Increase (decrease) in:
       Accounts payable and accrued
          expenses..................       109,178          90,319         68,501        (78,081)
       Accrued wages and
          commissions...............       108,681         (56,381)       (55,386)        23,774
       Trade liability..............        90,931         194,425         57,285             --
       Deferred revenue.............        16,192          (9,264)       (16,192)        (1,656)
       Interdivisional payable......     2,811,206       3,929,383      1,726,966      1,699,769
                                       -----------     -----------    -----------    -----------
          Net cash provided by
            operating activities....       143,087         362,868        340,134         11,380
                                       -----------     -----------    -----------    -----------
Cash Flows From Investing
  Activities:
  Purchase of property and
     equipment......................       (57,782)        (59,942)       (37,208)       (11,380)
  Purchase of intangibles...........       (84,805)       (302,926)      (302,926)            --
                                       -----------     -----------    -----------    -----------
          Net cash used by investing
            activities..............      (142,587)       (362,868)      (340,134)       (11,380)
                                       -----------     -----------    -----------    -----------
Net increase (decrease) in cash.....           500              --             --             --
Cash, beginning of period...........            --             500            500            500
                                       -----------     -----------    -----------    -----------
Cash, end of period.................  $        500    $        500    $       500    $       500
                                       ===========     ===========    ===========    ===========

Supplemental Disclosure of Non-Cash Activity:

     The Partnership purchased KSOL-FM and KYLZ-FM on March 22, 1995 by incurring approximately $16,000,000 in additional debt. This transaction was recorded on the station's books through the interdivisional payable account.

            (Attached notes are an integral part of this statement.)

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A. Nature of Business and Basis of Presentation

     Radio stations KSOL-FM and KYLZ-FM ("the stations"), licensed to San Francisco, California and Santa Cruz, California, respectively, are divisions of Crescent Communications, L.P. ("the Partnership"). The Partnership was established as a limited partnership for the purpose of acquiring and operating radio stations and commenced operations on November 19, 1993. The Partnership purchased radio stations KSOL-FM and KYLZ-FM on March 22, 1995 which it had been operating on a contract basis since April 1, 1994. KYLZ-FM was simulcast with another station owned by the Partnership since April 1, 1994. The accompanying combined financial statements present only the accounts of KSOL-FM and KYLZ-FM, after eliminating all significant interdivisional accounts and transactions between the stations.

  B. Unaudited Interim Information

     In the opinion of management, the combined financial statements for the six month periods ended June 30, 1995 and 1996 (unaudited) include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles consisting solely of normal recurring accruals and adjustments. The results of operations and cash flows for the six months ended June 30, 1995 and 1996 are not necessarily indicative of results which would be expected for a full year.

  C. Revenue Recognition

     Revenue is recognized when commercial spot announcements are aired. Unbilled commercial air time is accrued at year end and included in accounts receivable. Payments received in advance are included in deferred revenue.

  D. Property and Equipment

     Property and equipment are stated at cost. Amounts expended for improvements which increase the useful life or replace major units of property and equipment are capitalized, while expenditures for repairs, maintenance and minor renewals are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in current year earnings.

  E. Depreciation

     Depreciation of property and equipment is computed using the straight-line method over the estimated economic lives of the assets as follows:

        Broadcasting Equipment.............................................  5 years
        Furniture and Fixtures.............................................  7 years
        Music Library......................................................  5 years
        Vehicles...........................................................  3 years
        Computers..........................................................  3 years

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

  F. Amortization

     Amortization of intangible assets is computed using the straight-line method over the estimated lives of the assets as follows:

        FCC License.......................................................  40 years
        Goodwill..........................................................  40 years
        Going Concern Value...............................................  40 years
        Acquisition Costs.................................................  5 years

  G. Trades

     Under trade agreements with certain advertisers, the Partnership provides commercial spot announcements in exchange for goods and services, as is customary in the broadcasting industry. These transactions are recorded at the estimated fair market value of the goods and services received. Trade sales are recognized when commercial spot announcements are broadcast and the value of goods or services is recorded when received or utilized. The value of air time provided and goods or services received are reflected in the balance sheet as a trade receivable and a trade liability until they are paid for and earned, respectively.

  H. Concentration of Risk

     Financial instruments that potentially subject the Partnership to credit risk consist of accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the large number of diversified customers and the geographic diversification of KSOL-FM and KYLZ-FM's national customer base.

  I. Allowance for Doubtful Accounts

     The allowance for doubtful accounts is based on management's estimate of the collectability of accounts receivable.

  J. Income Taxes

     As a Limited Partnership, all income and losses of Crescent Communications, L.P. are passed directly to the partners for federal and state income tax purposes. Accordingly, income tax expense is not reflected on the statements of operations and partners' deficiency.

  K. Accounting Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires that management use estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

     Corporate and interest expenses were allocated among the individual radio station divisions of Crescent Communications, L.P. on a pro rata basis. Corporate expenses were allocated based on

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

revenues and interest expenses were allocated based on station purchase price. The amounts allocated to KSOL-FM and KYLZ-FM have been reflected in these financial statements.

     The accounting records of KYLZ-FM were combined with those of another station also owned by Crescent Communications, L.P. Approximately 12.7% of the combined revenues and expenses were allocated to KYLZ-FM based on a combination of wattage, sales price and spot rate.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and Equipment consist of the following at December 31,:

                                                                    1994         1995
                                                                   -------     ---------
    Broadcasting Equipment........................................ $20,671     $ 438,922
    Furniture and Fixtures........................................     618        88,768
    Music Library.................................................      --        47,600
    Vehicles......................................................  22,181        38,881
    Computers.....................................................  14,312        49,842
                                                                   -------     ---------
                                                                    57,782       664,013
    Accumulated Depreciation......................................  (6,942)     (109,511)
                                                                   -------     ---------
                                                                   $50,840     $ 554,502
                                                                   =======     =========

NOTE 3 -- INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31,:

                                                                  1994          1995
                                                                 -------     -----------
    FCC Licenses................................................ $    --     $15,000,000
    Goodwill....................................................      --         409,004
    Going Concern Value.........................................      --         100,000
    Acquisition Costs...........................................  84,805         247,632
                                                                 -------     -----------
                                                                  84,805      15,756,636
    Accumulated Amortization....................................      --        (328,039)
                                                                 -------     -----------
                                                                 $84,805     $15,428,597
                                                                 =======     ===========

     The majority of the intangibles were acquired in the March 22, 1995 purchase of KSOL-FM and KYLZ-FM.

NOTE 4 -- INTERDIVISIONAL PAYABLE

     As discussed in Note 1A, these combined financial statements present only the accounts of KSOL-FM and KYLZ-FM. The interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in an interdivisional payable to those entities which have not been included herein.

     This payable consists primarily of KSOL-FM and KYLZ-FM station acquisition debt recorded on the books of the Partnership, and interdivisional allocations of Corporate and interest expenses.

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

Since KSOL-FM and KYLZ-FM do not maintain significant cash balances, all of the receipts and disbursements of the stations are also recorded through this account.

NOTE 5 -- COMMITMENTS

  A. Long-Term Debt

     The secured long-term debt of the Partnership is not reflected in these financial statements although interest expense has been allocated to the stations as discussed in Note 1K. This long-term debt is secured by a lien on all tangible and intangible assets of the Partnership, including KSOL-FM and KYLZ-FM. This secured long-term debt outstanding of the Partnership totaled $8,800,000 and $40,755,000 at December 31, 1994 and 1995, respectively. On
August 16, 1996, immediately subsequent to the sale of KSOL-FM and KYLZ-FM to Tichenor Media System, Inc. (see Note 11) the debt mentioned above was retired and all liens on the Stations were released. At December 31, 1995, loan covenant violations had been waived by certain Partnership lenders concerning outstanding debt totaling $40,755,000.

  B. Lease Commitments

     The Partnership is committed to four KSOL-FM and KYLZ-FM operating lease agreements for office space, transmitter facilities and equipment, which expire in various years through February, 2000. Payments on these leases range from $600 to $10,200 per month. One of the leases includes a renewal option and calls for an annual rental increase ranging from $270 to $2,290 per year as provided in the lease agreement. KSOL-FM and KYLZ-FM rental expense for the nine months ended December 31, 1994 and the year ended December 31, 1995 was $159,103 and $206,359, respectively.

     Future KSOL-FM and KYLZ-FM minimum rental payments under these lease agreements for each of the years ending December 31 are as follows:

                1996.............................................  $204,746
                1997.............................................   116,026
                1998.............................................   108,533
                1999.............................................   104,157
                2000.............................................    14,400

NOTE 6 -- COMMITMENTS -- RELATED PARTY

  A. Management Agreements

     The Partnership entered into a two year management agreement with a series of one year automatic renewals with Crescent Communications Corporation. Two key management members of this corporation are also related party stockholders of S&W LP Corporation (Note 7). During the year ended December 31, 1995, the Partnership paid $520,000 to Crescent Communications Corporation for 1995 management fees which included a bonus of $89,874 based on 1994's operating cash flow. During the nine months ended December 31, 1994 and the year ended December 31, 1995, $386,714 and $476,207 was charged to corporate expenses of which $90,491 and $136,195 has been allocated to KSOL-FM and KYLZ-FM on a pro rata basis.

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

     Crescent Communications Corporation incurs certain costs on behalf of the Partnership, which are periodically reimbursed. These reimbursable expenses totalled $113,626 and $132,581 during the nine months ended December 31, 1994 and the year ended December 31, 1995 of which $26,588 and $32,918 have been allocated to KSOL-FM and KYLZ-FM on a pro rata basis, respectively.

  B. Capital Bonus Plan

     During the nine months ended December 31, 1994 and the year ended December 31, 1995, the Partnership implemented a Capital Bonus Plan as an incentive for certain key employees of the Partnership whereby the Board of Directors may award "units" representing the right to receive a percentage of the net equity growth of the stations owned by the Partnership including KSOL-FM and KYLZ-FM. No bonuses were awarded under the plan for the year ended December 31, 1995.

NOTE 7 -- OTHER RELATED PARTY ACTIVITY

     During the nine months ended December 31, 1994 and the year ended December 31, 1995, the Partnership incurred reimbursable expenses to a related party stockholder of S&W LP Corporation (a partner of Crescent Communications, L.P.) for expenses paid on behalf of the Partnership totalling $7,013 and $22,887, of which $1,642 and $6,546 has been allocated to KSOL-FM and KYLZ-FM on a pro rata basis, respectively.

NOTE 8 -- EMPLOYEE BENEFIT PLAN

     The Partnership has adopted a Savings Retirement Program (the "Program") under Section 401(k) of the Internal Revenue Code. The Program allows all employees who are at least 21 years of age and have been employed with the Company for a minimum of three months with a full time status to defer up to 15% of their income on a pretax basis through contributions to the Program, limited to an annual maximum ($9,240 in 1994 and 1995). The Program does not provide for any matching of contributions, but the Partnership pays the annual administration fee which was $1,700 and $2,226 for the nine months ended December 31, 1994 and the year ended December 31, 1995, respectively.

NOTE 9 -- RADIO STATION PURCHASE

     On March 22, 1995, Crescent Communications L.P. purchased substantially all the assets of radio stations KSRY-FM (operating as KSOL-FM under a Program Service and Time Brokerage Agreement since April 1, 1994) licensed to San Francisco, California and KSRI-FM (operating as KYLZ-FM under LMA since April 1,
1994) licensed to Santa Cruz, California for an aggregate price of $16,000,000.

        KSOL-FM AND KYLZ-FM (DIVISIONS OF CRESCENT COMMUNICATIONS, L.P.)

                 NINE MONTHS ENDED DECEMBER 31, 1994 (AUDITED)
                     YEAR ENDED DECEMBER 31, 1995 (AUDITED)
              SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

NOTE 10 -- LOCAL MARKETING AGREEMENTS

     As mentioned in Note 9, the Partnership entered into a Program Service and Time Brokerage Agreement (the "LMA") with the sellers of KSRY-FM and KSRI-FM under which the Partnership operated the Stations until the purchase closed (March 22, 1995). During this time, the Partnership retained all the revenues and paid virtually all the expenses related to the Stations' operations. In addition, the Partnership paid the sellers the following monthly fees while the LMA was in effect:

    April - July, 1994.......................................................  $100,000
    August - November, 1994..................................................   125,000
    December, 1994 - March, 1995.............................................   150,000

     During the nine months ended December 31, 1994 and the year ended December 31, 1995, an aggregate amount of $1,050,000 and $401,613 was paid under the above agreement and is included in corporate expenses.

NOTE 11 -- SUBSEQUENT EVENTS

  Sale of Stations

     On May 3, 1996, the Partnership entered into an Asset Purchase Agreement to sell substantially all the assets of radio stations KSOL-FM and KYLZ-FM for $40,000,000 in cash pending FCC approval. On August 15, 1996, subsequent to the FCC approval the sale closed transferring ownership of KSOL-FM and KYLZ-FM to Tichenor Media System, Inc.

                                                                         ANNEX A



                              AMENDED AND RESTATED

                                   AGREEMENT

                                      AND

                                 PLAN OF MERGER





                                    BETWEEN



                 CLEAR CHANNEL COMMUNICATIONS, INC. ("PARENT")


                                      AND


                    TICHENOR MEDIA SYSTEM, INC. ("TICHENOR")





                                OCTOBER 10, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . .    2
       1.1    Defined Terms.  . . . . . . . . . . . . . . . . . . . . . . .    2
       1.2    References and Titles   . . . . . . . . . . . . . . . . . . .   11

ARTICLE 2     THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . .   11
       2.1    The Merger.   . . . . . . . . . . . . . . . . . . . . . . . .   11
       2.2    Effect of the Merger  . . . . . . . . . . . . . . . . . . . .   11
       2.3    Governing Instruments, Directors and Officers of the Surviving
              Corporation.  . . . . . . . . . . . . . . . . . . . . . . . .   11
       2.4    Effect on Securities.   . . . . . . . . . . . . . . . . . . .   12
       2.5    Exchange of Certificates.   . . . . . . . . . . . . . . . . .   15
       2.6    Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       2.7    Effective Time of the Merger.   . . . . . . . . . . . . . . .   19
       2.8    Taking of Necessary Action; Further Action.   . . . . . . . .   20

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF TICHENOR  . . . . . . . . .   20
       3.1    Organization.   . . . . . . . . . . . . . . . . . . . . . . .   20
       3.2    Authority and Enforceability  . . . . . . . . . . . . . . . .   20
       3.3    Consents and Approvals.   . . . . . . . . . . . . . . . . . .   20
       3.4    FCC Matters   . . . . . . . . . . . . . . . . . . . . . . . .   21
       3.5    Financial Statements.   . . . . . . . . . . . . . . . . . . .   22
       3.6    Capital Structure.  . . . . . . . . . . . . . . . . . . . . .   22
       3.7    Absence of Certain Changes or Events.   . . . . . . . . . . .   23
       3.8    Litigation.   . . . . . . . . . . . . . . . . . . . . . . . .   25
       3.9    Environmental Matters.  . . . . . . . . . . . . . . . . . . .   25
       3.10   Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       3.11   Vote Required   . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF PARENT,
              HEFTEL AND HEFTEL SUB   . . . . . . . . . . . . . . . . . . .   27
       4.1    Representations and Warranties of Parent  . . . . . . . . . .   27
       4.2    Representations and Warranties of Heftel and Heftel Sub   . .   28

ARTICLE 5     COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .   30
       5.1    Conduct by Parent Pending Closing.  . . . . . . . . . . . . .   30
       5.2    Conduct of Business by Tichenor Pending Closing.  . . . . . .   31
       5.3    Conduct of Business by Heftel Pending Closing.  . . . . . . .   33
       5.4    Access to Assets, Personnel and Information.  . . . . . . . .   36
       5.5    No Solicitation.  . . . . . . . . . . . . . . . . . . . . . .   38
       5.6    Heftel Stockholders Meeting   . . . . . . . . . . . . . . . .   38
       5.7    Tichenor Shareholders Meeting   . . . . . . . . . . . . . . .   39
       5.8    Registration Statement and Proxy Statement/Prospectus.  . . .   39
       5.9    Stock Exchange Listing.   . . . . . . . . . . . . . . . . . .   41
       5.10   Additional Arrangements.  . . . . . . . . . . . . . . . . . .   41
       5.11   Agreements of Affiliates.   . . . . . . . . . . . . . . . . .   41
       5.12   Public Announcements  . . . . . . . . . . . . . . . . . . . .   41
       5.13   Notification of Certain Matters   . . . . . . . . . . . . . .   42
       5.14   Payment of Expenses.  . . . . . . . . . . . . . . . . . . . .   42

                                                                            Page
                                                                            ----
       5.15   Registration Rights Agreement   . . . . . . . . . . . . . . .   42
       5.16   Employment Agreement  . . . . . . . . . . . . . . . . . . . .   42
       5.17   Stockholders Agreement  . . . . . . . . . . . . . . . . . . .   42
       5.18   Indemnity Agreement   . . . . . . . . . . . . . . . . . . . .   42
       5.19   Insurance; Indemnification  . . . . . . . . . . . . . . . . .   43
       5.20   Parent Registration Rights Agreement  . . . . . . . . . . . .   45
       5.21   FCC Approval  . . . . . . . . . . . . . . . . . . . . . . . .   45
       5.22   Composition of the Board of Directors   . . . . . . . . . . .   46

ARTICLE 6     CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   46
       6.1    Conditions to Each Party's Obligation to Effect the Merger.     46
       6.2    Conditions to Obligations of Parent, Heftel and Heftel Sub.     47
       6.3    Conditions to Obligation of Tichenor  . . . . . . . . . . . .   49

ARTICLE 7     TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . .   49
       7.1    Termination Rights  . . . . . . . . . . . . . . . . . . . . .   49
       7.2    Effect of Termination   . . . . . . . . . . . . . . . . . . .   51

ARTICLE 8     MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . .   52
       8.1    Nonsurvival of Representations and Warranties.    . . . . . .   52
       8.2    Amendment.    . . . . . . . . . . . . . . . . . . . . . . . .   52
       8.3    Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       8.4    Counterparts.   . . . . . . . . . . . . . . . . . . . . . . .   52
       8.5    Severability.   . . . . . . . . . . . . . . . . . . . . . . .   52
       8.6    Entire Agreement; No Third Party Beneficiaries.   . . . . . .   53
       8.7    Applicable Law.   . . . . . . . . . . . . . . . . . . . . . .   53
       8.8    No Remedy in Certain Circumstances.   . . . . . . . . . . . .   53
       8.9    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . .   53
       8.10   Indemnification for Negligence  . . . . . . . . . . . . . . .   54
       8.11   Confidentiality Agreements  . . . . . . . . . . . . . . . . .   54
       8.12   Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       8.13   Incorporation.  . . . . . . . . . . . . . . . . . . . . . . .   55

Disclosure Letter

EXHIBITS
       1.1(a) -      Form of Heftel's Second Amended and Restated Certificate
                     of Incorporation
       5.11   -      Form of Affiliate Letter
       5.15   -      Registration Rights Agreement
       5.16   -      Employment Agreement
       5.17   -      Stockholders Agreement
       5.18   -      Indemnity Agreement
       5.20   -      Parent Registration Rights Agreement
       8.9    -      Assignment Agreement

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

       THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of the 10th day of October 1996, by and between CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("PARENT"), and TICHENOR MEDIA SYSTEM, INC., a Texas corporation ("TICHENOR").


                                    Recitals

       A. Parent has acquired a majority interest in Heftel Broadcasting Corporation ("HEFTEL"), a Delaware corporation, by way of a concurrent stock purchase and tender offer (the "HEFTEL ACQUISITION").

       B. The board of directors of each of Parent and Tichenor determined that it was in the best interests of its respective shareholders to approve the merger of Heftel and Tichenor by means of the merger of a to-be-named wholly owned subsidiary of Heftel, to be formed under the laws of the State of Texas immediately following the completion of the Heftel Acquisition ("HEFTEL SUB"), with and into Tichenor upon the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "ORIGINAL AGREEMENT") made and entered into as of the 9th day of July 1996, by and between Parent and Tichenor.

       C. To facilitate such merger, upon completion of the Heftel Acquisition, Parent agrees to propose to Heftel and Heftel Sub that such entities agree to be bound by the terms of this Agreement as they relate to such entities and use its reasonable efforts to cause the execution of the documentation reflecting such agreement to be bound hereby.

       D. For federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

       E. Parent and Tichenor desire to make certain modifications to the terms of the Original Agreement relating to certain covenants and agreements in connection with such merger.

       NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                             Statement of Agreement

                                   ARTICLE 1

                                  DEFINITIONS

       1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

       "AFFILIATE" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person.

       "AGREEMENT" means this Agreement and Plan of Merger, as amended, supplemented or modified from time to time.

       "ALIEN" means (a) a person who is a citizen of a country other than the United States; (b) any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (c) a government other than the government of the United States or of any state, territory or possession of the United States; and (d) a representative of, or an individual or entity controlled by, any of the foregoing.

       "ARTICLES OF MERGER" means the articles of merger, prepared and executed in accordance with the applicable provisions of the TBCA, filed with the Secretary of State of Texas to reflect the consummation of the Merger.

       "ASSIGNMENT AGREEMENT" has the meaning specified in Section 8.9(b).

       "BANK CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of August 9, 1994, as amended through the date of the Original Agreement, among Tichenor and the other parties thereto.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

       "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

       "CLOSING" means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.

       "CLOSING DATE" means the date on which the Closing occurs, which date shall be the business day immediately following the day on which all conditions precedent have been fully satisfied or waived (or such later date as is agreed upon by the parties).

       "CLOSING MATERIAL ADVERSE EFFECT" means (a) when used with respect to Tichenor, (i) the loss of any Tichenor FCC License or the inability of Tichenor to operate any Tichenor Station due to the failure to obtain the consent of any person other than the FCC or any other Governmental Authority (in either case for which reinstatement or waiver within 90 days is not reasonably likely) accounting for, in the aggregate, 10% of Tichenor's consolidated gross revenue stated on Tichenor's consolidated income statement for the prior quarter, (ii) the failure of Tichenor to either (A) refinance the outstanding indebtedness under the Bank Credit Agreement or any successor credit facility at or prior to the Effective Time or (B) obtain appropriate waivers so that, in either case, no defaults will exist thereunder as of the Effective Time arising out of the transactions contemplated by this Agreement or (iii) any other event, liability, obligation, judgment or consequence having an adverse economic impact on Tichenor and its Affiliates, taken as a whole, in excess of $20 million; and (b) when used with respect to Heftel, (i) the loss of any Heftel FCC License or the inability of Heftel to operate any Heftel Station due to the failure to obtain the consent of any person other than the FCC or any other Governmental Authority (in either case for which reinstatement or waiver within 90 days is not reasonably likely) accounting for, in the aggregate, 10% of Heftel's consolidated gross revenue stated on Heftel's consolidated income statement for the prior quarter, (ii) the failure of Heftel to either (A) refinance the outstanding indebtedness under the Heftel Credit Agreement or any successor credit facility at or prior to the Effective Time or (B) obtain appropriate waivers so that, in either case, no defaults will exist thereunder as of the Effective Time arising out of the Heftel Acquisition or the Merger or
(iii) any other event, liability, obligation, judgment or consequence having an adverse economic impact on Heftel and its Affiliates, taken as a whole, in excess of $40 million. With respect to clauses (a) and (b) above, a Closing Material Adverse Effect shall not be deemed to have occurred based upon any change in the financial condition of Tichenor or Heftel, as the case may be, resulting from (a) increased competition, (b) events or conditions that affect the radio broadcasting industry generally and affect all other similarly situated companies in the radio broadcasting industry or (c) general economic conditions.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

       "CONVERSION NUMBER" means 7.8261.

       "COSTS" has the meaning specified in Section 5.19(b).

       "DGCL" means the Delaware General Corporation Law.

       "DISCLOSURE LETTER" means the DISCLOSURE LETTER attached hereto and any documents listed on such DISCLOSURE LETTER and expressly incorporated therein by reference.

       "DISSENTING SHAREHOLDER(S)" means holder(s) of Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred who have validly perfected dissenters' rights under Article 5.12 of the TBCA.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "EFFECTIVE TIME" has the meaning specified in Section 2.7.

       "EMPLOYMENT AGREEMENT" has the meaning specified in Section 5.16.

       "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date of the Original Agreement or at a previous time applicable to Tichenor's operations relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, or operation or reclamation of oil and gas operations or mines.

       "EXCHANGE AGENT" means the transfer agent for shares of Heftel Common Stock or such other entity selected by Heftel and consented to by Tichenor, which consent shall not be unreasonably withheld.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCHANGE FUND" has the meaning specified in Section 2.5(a).

       "FCC" means the Federal Communications Commission.

       "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

       "GOVERNMENTAL ACTION" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

       "GOVERNMENTAL AUTHORITY" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the Tichenor Companies, Parent, the Heftel Companies or any of their respective properties or assets, including the FCC.

       "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "HAZARDOUS MATERIAL" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof.

       "HEFTEL" means Heftel Broadcasting Corporation, a Delaware corporation.

       "HEFTEL CERTIFICATE" means a certificate representing shares of Heftel Common Stock.

       "HEFTEL COMMON STOCK" means the Class A Common Stock, par value $.001 per share, of Heftel.

       "HEFTEL COMPANIES" means Heftel and the Heftel Subsidiaries.

       "HEFTEL CREDIT AGREEMENT" means that certain Credit Agreement, dated August 19, 1994, among Heftel, its subsidiaries and The Chase Manhattan Bank (National Association), on its own behalf and as agent.

       "HEFTEL DESIGNEES" has the meaning specified in Section 5.22.

       "HEFTEL DISCLOSURE DOCUMENTS" means Heftel's Annual Report on Form 10-K for the fiscal years ended September 30, 1994 and 1995, and Quarterly Reports for the quarters ended December 31, 1995 and March 31, 1996, and all other forms, reports, registration statements and other statements and documents filed by Heftel with the SEC from July 27, 1994 to the date of this Agreement.

       "HEFTEL FCC LICENSES" has the meaning specified in Section 5.3(b).

       "HEFTEL MATERIAL AGREEMENT(S)" means (a) any written or oral agreement, contract, commitment or understanding to which Heftel is a party, by which Heftel is directly or indirectly bound, or to which any asset of Heftel may be subject, involving total value or consideration in excess of $600,000 and/or,
(b) the Heftel Credit Agreement, as amended and supplemented as of the date hereof.

       "HEFTEL MEETING" means the meeting of the stockholders of Heftel called for the purpose of voting on the Heftel Proposal.

       "HEFTEL PROPOSAL" means, collectively, (a) the proposal to amend and restate the Restated Certificate of Incorporation of Heftel to read as set forth in EXHIBIT 1.1(A) hereto, (b) the proposal to approve the issuance of Heftel Common Stock and New Heftel Class B Common Stock in connection with the Merger and (c) such other proposals as may be necessary or desirable, including without limitation, such proposals to approve further amendments of Heftel's certificate of incorporation to facilitate the transactions contemplated in this Agreement, which proposals are to be presented to the stockholders of Heftel in the Proxy Statement/Prospectus.

       "HEFTEL STATION" has the meaning specified in Section 5.3(b).

       "HEFTEL SUB" means a to-be-named wholly owned subsidiary of Heftel to be formed under the laws of the State of Texas.

       "HEFTEL SUB COMMON STOCK" means the common stock, par value $.001 per share, of Heftel Sub.

       "HEFTEL SUBSIDIARIES" means Broadcast Investment, Inc., a Florida corporation; HBC Florida, Inc., a Delaware corporation; HBC Texas, Inc., a Delaware corporation; KESS-AM License Corp., a Delaware corporation; KICI-AM License Corp., a Delaware corporation; KLVE-FM License Corp., a Delaware corporation; KMRT-AM License Corp., a Delaware corporation; KTNQ/KLVE, Inc., a California corporation; KTNQ-AM License Corp., a Delaware corporation; Mi Casa Publications, Inc., a California corporation; Radio WADO, Inc., a New Jersey corporation; Rodriguez Broadcasting, Inc., a Texas corporation; Rodriguez-Heftel-Texas, Inc., a Texas corporation; Spanish Coast to Coast, Ltd., a Delaware corporation; Spanish Radio Network, a Florida general partnership; SRN Texas, Inc., a Texas corporation; The Tower Company, Inc., a Hawaii corporation; Viva Acquisition Corporation, a Florida corporation; Viva Broadcasting Corporation, a Florida corporation; WADO-AM License Corp., a Delaware corporation; WGLI-AM License Corp., a Delaware corporation; WQBA-AM License Corp., a Delaware corporation; WQBA-FM License Corp., a Delaware corporation; Heftel Broadcasting Texas, L.P.; Heftel GP Texas, Inc.; HBC Broadcasting Texas, Inc.; HBC Chicago, Inc.; HBC-Las Vegas, Inc.; HBC New York, Inc.; KCYT-FM License Corp.; KECS-FM License Corp.; KESS-AM License Corp.; KESS-TV License Corp.; KHCK-FM License Corp.; KICI-FM License Corp; KLSQ-AM License Corp.; La Oferta, Inc.; License Corp. No. 1; License Corp. No. 2; Viva America Media Group; WLXX-AM License Corp.; and WPAT-AM License Corp.

       "INDEMNIFIED PARTIES" has the meaning specified in Section 5.19(c).

       "INDEMNIFYING PARTY" has the meaning specified in Section 5.19(d).

       "INDEMNITY AGREEMENT" has the meaning specified in Section 5.18.

       "LIEN" means any lien, mortgage, security interest, pledge, deposit, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

       "MAJOR TICHENOR SHAREHOLDER" means, collectively, McHenry T. Tichenor, Sr., McHenry T. Tichenor, Jr., McHenry T. Tichenor, Jr., as Custodian for David
T. Tichenor, Warren W. Tichenor, William E. Tichenor, Jean T. Russell, David Lykes, Jeffrey T. Hinson, Ricardo A. del Castillo, Alta Subordinated Debt Partners III, L.P., Prime II Management, L.P. and PrimeComm, L.P.

       "MATERIAL ADVERSE EFFECT" means (a) when used with respect to Tichenor, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of the Tichenor Companies (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Tichenor Companies (taken as a whole) to own, hold, develop and operate their assets, or would impair Tichenor's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Heftel, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of Heftel and its subsidiaries (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Heftel Companies (taken as a whole) to own, hold and operate their assets, or would impair Heftel's or Heftel Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

       "MERGER" has the meaning specified in Section 2.1.

       "MERGER CONSIDERATION" means the product of the Conversion Number and the Share Price.

       "MERGER INDEMNIFIED PARTIES" has the meaning specified in Section
5.19(c).

       "NASDAQ" means the National Market System of The Nasdaq Stock Market,
Inc.

       "NEW HEFTEL CLASS B COMMON STOCK" means the Class B Common Stock, par value $.001 per share, of Heftel having the terms, rights and privileges set forth in EXHIBIT 1.1(A) hereto.

       "PARENT" means Clear Channel Communications, Inc., a Texas corporation.

       "PARENT REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
Section 5.20.

       "PARENT REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate (including Heftel and Heftel Sub) or other representative of Parent or its subsidiaries.

       "PERMITTED ENCUMBRANCES" means (a) with respect to Tichenor, (i) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if any of the Tichenor Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the DISCLOSURE LETTER;
(ii) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date of the Original Agreement and necessary or incident to the proper operation of such Person's business, properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any of the Tichenor Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the DISCLOSURE LETTER; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation (other than ERISA) which would not, individually or in the aggregate, result in a Material Adverse

Effect on the Tichenor Companies; (iv) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (v) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of any of Tichenor Companies or interfering with the ordinary conduct of the business of any of the Tichenor Companies or rights to any of their assets;
(vi) Liens arising under or created pursuant to the Bank Credit Agreement or the Term Loan; and (vii) Liens described on the DISCLOSURE LETTER and (b) with respect to Heftel, (i) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if any of the Heftel Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the Heftel Disclosure Documents; (ii) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date of the Original Agreement and necessary or incident to the proper operation of such Person's business, properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any of the Heftel Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the Heftel Disclosure Documents; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation (other than ERISA) which would not, individually or in the aggregate, result in a Material Adverse Effect on the Heftel Companies; (iv) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (v) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of any of Heftel Companies or interfering with the ordinary conduct of the business of any of the Heftel Companies or rights to any of their assets;
(vi) Liens arising under or created pursuant to the Heftel Credit Agreement; and (vii) Liens described on the Heftel Disclosure Documents.

       "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

       "PROXY STATEMENT/PROSPECTUS" means a proxy statement of Heftel in definitive form relating to the Heftel Meeting, which proxy statement will be included as a prospectus in the Registration Statement.

       "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in Section
5.15.

       "REGISTRATION STATEMENT" means the Registration Statement to be filed with the SEC by Heftel in connection with the issuance of Heftel Common Stock and New Heftel Class B Common Stock pursuant to the Merger.

       "RESPONSIBLE OFFICER" means, with respect to any Tichenor Company, McHenry T. Tichenor, Jr. or Jeffrey T. Hinson, and with respect to any other corporation, the Chief Executive Officer, President or any Vice President of such corporation.

       "SEC" means the Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SHARE PRICE" means the per share closing sales price of the Heftel Common Stock on Nasdaq (as reported by The Wall Street Journal, or if not so reported, by another authoritative source) on the trading day immediately preceding the Closing Date.

       "STOCKHOLDERS AGREEMENT" has the meaning specified in Section 5.17.

       "SURVIVING CORPORATION" has the meaning specified in Section 2.2.

       "TBCA" means the Texas Business Corporation Act.

       "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any federal, state, local or foreign returns, declarations, reports, estimates, information returns or statements required to be filed by a Person with respect to any Taxes.

       "TENDER OFFER AGREEMENT" means the Tender Offer Agreement, dated June 1, 1996, between Parent and Heftel relating to the Heftel Acquisition, as amended through the date hereof.

       "TENDER OFFER INDEMNIFIED PARTIES" has the meaning specified in Section 5.19(b).

       "TERM LOAN" means that certain Loan Agreement, dated as of the date of the Original Agreement, between TMS Assets California, Inc., a Delaware corporation, and Parent, as in effect on the date hereof.

       "THIRD-PARTY CONSENT" means the consent or approval of any Person other than Tichenor, Parent or any Governmental Authority.

       "TICHENOR" means Tichenor Media System, Inc., a Texas corporation.

       "TICHENOR CERTIFICATE" means a certificate representing shares of Tichenor Common Stock, shares of Tichenor Junior Preferred or shares of Tichenor Senior Preferred, or documents or agreements representing the Tichenor Warrant.

       "TICHENOR COMMON STOCK" means the common stock, par value $1.00 per share, of Tichenor.

       "TICHENOR COMPANIES" means Tichenor and the Tichenor Subsidiaries.

       "TICHENOR FCC LICENSES" has the meaning specified in Section 5.2(b).

       "TICHENOR FINANCIAL STATEMENTS" means the audited and unaudited consolidated financial statements of Tichenor and its subsidiaries (including the related notes with respect to such audited financial statements) for the years ended December 31, 1994 and 1995, and for the five months ended May 31, 1996.

       "TICHENOR JUNIOR PREFERRED" means the Junior Preferred Stock, par value $10 per share, of Tichenor.

       "TICHENOR MATERIAL AGREEMENT(S)" means (a) any written or oral agreement, contract, commitment or understanding to which any of the Tichenor Companies is a party, by which any of the Tichenor Companies is directly or indirectly bound, or to which any asset of any of the Tichenor Companies may be subject, involving total value or consideration in excess of $400,000, (b) the Bank Credit Agreement and/or (c) the Term Loan, in each case as amended and supplemented as of the date of the Original Agreement.

       "TICHENOR REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of any of the Tichenor Companies.

       "TICHENOR SENIOR PREFERRED" means the 14% Senior Redeemable Cumulative Preferred Stock, par value $1,000 per share, of Tichenor.

       "TICHENOR STATION" has the meaning specified in Section 5.2(b).

       "TICHENOR SUBSIDIARIES" means WADO Radio, Inc., a Texas corporation; Tichenor License Corporation, a Texas corporation; TC Television, Inc., a Texas corporation; Tichenor Assets California, Inc., a Delaware corporation; Tichenor License California, Inc., a Delaware corporation; Tall Tower Partnership, a Texas general partnership; and KDOS Limited Partnership, a Texas limited partnership.

       "TICHENOR WARRANT" means that certain Warrant Agreement, dated June 15, 1993, entitling Alta Subordinated Debt Partners III, L.P. to purchase such number of shares of Tichenor Common Stock as shall equal 4% of the total number of shares of Tichenor Common Stock of all classes outstanding on a fully diluted basis after giving effect to the exercise of all other warrants, options and rights to acquire any shares of Tichenor Common Stock and the conversion of any convertible securities issued by Tichenor (including without limitation the Tichenor Junior Preferred).

       1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER" and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "THIS ARTICLE," "THIS SECTION" and "THIS SUBSECTION," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

       As used in the representations and warranties contained in this Agreement, the phrase "TO THE KNOWLEDGE" of the representing party shall mean that Responsible Officers of such representing party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.


                                   ARTICLE 2

                                   THE MERGER

       2.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement and assuming the consummation of the Assignment Agreement pursuant to Section 8.9, at the Effective Time, Heftel Sub shall be merged with and into Tichenor in accordance with the provisions of this Agreement. Such merger is referred to herein as the "MERGER."

       2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Heftel Sub shall cease and Tichenor, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effects specified in this Agreement and the TBCA.

       2.3 GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

              (a) The articles of incorporation of Tichenor, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

              (b) The bylaws of Tichenor, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

              (c) The directors and officers of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable law shall be the directors and officers of Tichenor.

       2.4    EFFECT ON SECURITIES.

              (a) HEFTEL SUB COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Heftel Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid share of Tichenor Common Stock.

              (b)    TICHENOR SECURITIES.

                     (i) TICHENOR COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Tichenor Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Tichenor Common Stock held by Dissenting Shareholders and Tichenor Common Stock held by Parent or any Affiliate of Parent) shall be converted into the right to receive shares of validly issued, fully paid and nonassessable Heftel Common Stock, with each such share of Tichenor Common Stock being converted into the number of shares of Heftel Common Stock equal to the Conversion Number. Each share of Tichenor Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

                     (ii) TICHENOR SENIOR PREFERRED. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Tichenor Senior Preferred (other than shares of Tichenor Senior Preferred held by Dissenting Shareholders) that is issued and outstanding shall be converted into the right to receive cash in the amount of $1,000 per share plus all accrued and unpaid dividends through December 31, 1995. Each share of Tichenor Senior Preferred, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the cash to be paid in exchange therefor, without interest, upon the surrender of such certificate in accordance with Section 2.5.

                     (iii) TICHENOR JUNIOR PREFERRED. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Tichenor Junior Preferred (other than shares of Tichenor Junior Preferred held by Dissenting Shareholders) that is issued and outstanding prior to the Effective Time shall be converted into the right to receive shares of validly issued, fully paid and nonassessable Heftel Common Stock, with each such share being converted into 4.3478 shares of Heftel Common Stock. Each share of Tichenor Junior Preferred, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

                     (iv) TICHENOR TREASURY STOCK. At the Effective Time, by virtue of the Merger, all shares of Tichenor Common Stock and Tichenor Junior Preferred that are issued and held as treasury stock shall be cancelled and retired and shall cease to exist, and no shares of Heftel Common Stock or other consideration shall be paid or payable in exchange therefor.

                     (v) TICHENOR COMMON STOCK HELD BY PARENT. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Tichenor Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Parent or any Affiliate of Parent shall be converted into the right to receive shares of validly issued, fully paid and nonassessable New Heftel Class B Common Stock, with each such share of Tichenor Common Stock being converted into the number of shares of New Heftel Class B Common Stock equal to the Conversion Number. Each share of Tichenor Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Heftel Class B Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of New Heftel Class B Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of New Heftel Class B Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

                     (vi) TICHENOR WARRANT. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the Tichenor Warrant, if outstanding as of the Effective Time, shall be converted into the right to receive 180,000 shares of validly issued, fully paid and nonassessable Heftel Common Stock. The Tichenor Warrant, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of the Tichenor Warrant shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c), without interest, upon the surrender of such warrant in accordance with Section 2.5.

                     (vii)  NO ADDITIONAL RIGHTS.  Except as provided in this
       Section 2.4(b) or as otherwise agreed to by the parties, (A) the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Tichenor Companies shall become null and void, and (B) the Tichenor Companies shall use all reasonable efforts to ensure that, following the Effective Time, no holder of options or rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of the Tichenor Companies, Parent, Heftel, Heftel Sub or any direct or indirect subsidiary thereof.

                     (viii) SHARES OF DISSENTING SHAREHOLDERS. Any issued and outstanding shares of Tichenor Common Stock, Tichenor Senior Preferred or Tichenor Junior Preferred held by a Dissenting Shareholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the TBCA; provided, however, shares of Tichenor Common Stock, Tichenor Senior Preferred or Tichenor Junior Preferred outstanding at the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw his demand for payment or lose his dissenters' right as provided in the TBCA, shall be deemed to be converted, as of the Effective Time, into the right to receive the shares of Heftel Common Stock or cash specified in Section 2.4(b)(i), (ii) and (iii), respectively, in accordance with the procedures specified in Section 2.5(b). Tichenor shall give Parent (or, if after consummation of the Assignment Agreement, Heftel) (A) prompt notice of any written demands for such payment, withdrawals of demands for such payment and any other instruments served pursuant to the TBCA received by Tichenor, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for such payment under the TBCA. Tichenor will not voluntarily make any payment with respect to any demands for dissenters' rights and will not, except with the prior written consent of Parent (or, if after consummation of the Assignment Agreement, Heftel), settle or offer to settle any such demands.

                     (ix) HEFTEL COMMON STOCK HELD BY PARENT. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or any Affiliate of Parent (but subject to the provisions of Section 2.5(e)), each share of Heftel Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Parent or any Affiliate of Parent shall be converted into the right to receive one (1) share of validly issued, fully paid and nonassessable New Heftel Class B Common Stock. Each share of Heftel Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Heftel Class B Common Stock to be issued in exchange therefor (along with any unpaid dividends and distributions with respect to such shares of New Heftel Class B Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

       2.5    EXCHANGE OF CERTIFICATES.

              (a) EXCHANGE FUND. At or prior to the Effective Time, Heftel shall deposit with the Exchange Agent: (i) for the benefit of the holders of
(A) shares of Tichenor Common Stock (other than Parent and Affiliates of Parent), (B) shares of Tichenor Junior Preferred and (C) the Tichenor Warrant, if outstanding as of the Effective Time, and for exchange in accordance with this Agreement, certificates representing the shares of Heftel Common Stock to be issued in exchange for such Tichenor securities pursuant to Section 2.4(b)(i), (iii) and (vi), respectively; (ii) for the benefit of the holders of Tichenor Senior Preferred, cash in the amount of $3,000,000; (iii) for the benefit of Parent and Affiliates of Parent, certificates representing shares of New Heftel Class B Common Stock to be issued pursuant to Section 2.4(b)(v) and
(ix); and (iv) cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of Heftel Common Stock or New Heftel Class B Common Stock as provided in Section 2.5(e). Additionally, subject to the provisions of Section 2.5(f), Heftel shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject of such dividend or distribution) equal to the dividend or distribution per share of Heftel Common Stock times the number of shares of Heftel Common Stock evidenced by Tichenor Certificates theretofore representing Tichenor Common Stock, Tichenor Junior Preferred and the Tichenor Warrant that have not theretofore been surrendered for exchange in accordance with this Section 2.5. The cash to be paid in conversion of the Tichenor Senior Preferred, such shares of Heftel Common Stock and New Heftel Class B Common Stock, together with any dividends or distributions with respect thereto (as provided in Section 2.5(c)), are referred to herein as the "EXCHANGE FUND." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Heftel Common Stock to be issued pursuant to
Section 2.4(b)(i), (iii) and (vi), respectively, the New Heftel Class B Common Stock to be issued pursuant to Section 2.4(b)(v) and (ix), the cash to be paid pursuant to Section 2.4(b)(ii), and cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of Heftel Common Stock or New Heftel Class B Common Stock as provided in Section 2.5(e) out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose whatsoever. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Heftel Common Stock or the New Heftel Class B Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

              (b)    EXCHANGE PROCEDURES.

                     (i) As soon as reasonably practicable after the Effective Time, Heftel shall cause the Exchange Agent to mail to each holder of record of a Tichenor Certificate that, immediately prior to the Effective Time, represented (A) shares of Tichenor Common Stock, (B) shares of Tichenor Junior Preferred, (C) the Tichenor Warrant, if outstanding as of the Effective Time, or (D) Tichenor Senior Preferred, which was converted pursuant to Section 2.4(b), a letter of transmittal to be used to effect the exchange of such Tichenor Certificate, along with instructions for using such letter of transmittal to effect such exchange. As soon as reasonably practicable after the Effective Time, Heftel shall cause the Exchange Agent to mail to Parent and each Affiliate of Parent that holds Heftel Common Stock that immediately prior to the Effective Time was converted into the right to receive New Heftel Class B Common Stock pursuant to Section 2.4(b)(ix), a letter of transmittal to be used to effect the exchange of such Heftel Common Stock, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Tichenor Certificate or Heftel Common Stock, as applicable, shall be effected, and risk of loss and title thereto shall pass, only upon delivery of thereof to the Exchange Agent and shall be in such form and have such other provisions as Heftel may reasonably specify.

                     (ii) Upon surrender to the Exchange Agent of a Tichenor Certificate for cancellation, together with a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Person constituting an "affiliate" of Tichenor for purposes of Rule 145(c) and (d) under the Securities Act, a written agreement from such Person as described in Section 5.11, if not theretofore delivered to Heftel), (A) (x) the holder (other than Parent and Affiliates of Parent) of such Tichenor Certificate (other than Tichenor Certificates representing Tichenor Senior Preferred) shall be entitled to receive in exchange therefor a Heftel Certificate representing the number of whole shares of Heftel Common Stock that such holder has the right to receive pursuant to Section 2.4(b)(i), (iii), or
       (vi), as the case may be, any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes), (y) Parent and Affiliates of Parent holding a Tichenor Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New Heftel Class B Common Stock that such holder has the right to receive pursuant to
       Section 2.4(b)(i)(v), any cash in lieu of fractional shares of New Heftel Class B Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes), and (z) the holder of such Tichenor Certificate representing Tichenor Senior Preferred shall be entitled to receive in exchange therefor cash pursuant to Section 2.4(b)(ii); and (B) the Tichenor Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Tichenor Certificates. Upon surrender to the Exchange Agent by Parent or an Affiliate of Parent of a certificate representing Heftel Common Stock for cancellation, together with a duly completed and executed letter of transmittal and any other required documents, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New Heftel Class B Common Stock that such holder has the right to receive pursuant to Section 2.4(b)(ix), and any unpaid dividends and distributions that such holder has the right to receive pursuant to
       Section 2.5(c) (after giving effect to any required withholding of taxes) and the certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the unpaid dividends and distributions, if any, payable to holders of the certificates representing Heftel Common Stock surrendered for cancellation.

                     (iii) In the event of a transfer of ownership of Tichenor Common Stock, Tichenor Junior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, that is not registered in the transfer records of Tichenor, a Heftel Certificate representing the appropriate number of shares of Heftel Common Stock (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive) may be issued or paid to a transferee if the Tichenor Certificate representing such Tichenor securities is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or similar taxes have been paid.

                     (iv) Until surrendered as contemplated by this Section 2.5(b), (A) each Tichenor Certificate (other than Tichenor Certificates representing Tichenor Senior Preferred and Tichenor Certificates representing Heftel Common Stock owned by Parent and Affiliates of Parent) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Heftel Certificate representing shares of Heftel Common Stock as provided in
       Section 2.4(b)(i), (iii) or (vi), as the case may be (along with any cash in lieu of fractional shares and any unpaid dividends and distributions), (B) each Tichenor Certificate representing Tichenor Senior Preferred shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender cash as provided in Section 2.4(b)(ii), (C) each certificate representing Heftel Common Stock held by Parent and any Affiliate of Parent shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of New Heftel Class B Common Stock as provided in Section 2.4(b)(ix) (along with any unpaid dividends and distributions), and (D) each Tichenor Certificate held by Parent and Affiliates of Parent shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing New Heftel Class B Common Stock as provided in Section 2.4(b)(v) (along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

              (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Heftel Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Tichenor Certificate. Subject to the effect of applicable laws, (i) at the time of the surrender of a Tichenor Certificate for exchange in accordance with the provisions of this
Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Heftel Common





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
Stock or New Heftel Class B Common Stock, as applicable, that such holder receives (less the amount of any withholding taxes that may be required with respect thereto). Subject to the effect of applicable laws, (i) at the time Parent or an Affiliate of Parent surrenders Heftel Common Stock for exchange in accordance with the provisions of Section 2.4(b)(ix) and this Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of New Heftel Class B Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of New Heftel Class B Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

              (d) NO FURTHER OWNERSHIP RIGHTS IN TICHENOR SECURITIES. All shares of Heftel Common Stock and New Heftel Class B Common Stock, as applicable, issued upon the surrender for exchange of (i) shares of Tichenor Common Stock, (ii) shares of Tichenor Junior Preferred and (iii) the Tichenor Warrant, if outstanding as of the Effective Time, in accordance with the terms hereof (including any cash paid pursuant to Section 2.5(c) or (e)) and the cash paid upon the surrender for exchange of Tichenor Senior Preferred shall be deemed to have been issued in full satisfaction of all rights pertaining to such Tichenor securities. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books or other records of the shares of Tichenor Common Stock, Tichenor Senior Preferred, Tichenor Junior Preferred or the Tichenor Warrant, in each case that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Tichenor Certificate is presented to the Surviving Corporation for any reason, it shall be cancelled and exchanged as provided in this Section 2.5.

              (e) TREATMENT OF FRACTIONAL SHARES. No Heftel Certificates or scrip representing fractional shares of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, shall be issued in the Merger and, except as provided in this Section 2.5(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of Heftel. In lieu of any fractional share of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, to which a holder of Tichenor Common Stock, Tichenor Junior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, would otherwise be entitled, such holder, upon surrender of a Tichenor Certificate as described in this Section, shall be paid an amount in cash (without interest) determined by multiplying (i) the Share Price by (ii) the fraction of a share of Heftel Common Stock or New Heftel Class B Common Stock to which such holder would otherwise be entitled, in which case Heftel shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash necessary to make such payments.

              (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this
Section 2.5 that remains unclaimed by the former shareholders of Tichenor for a period of one year following the





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
Effective Time shall be delivered to Heftel, upon demand. Thereafter, any former securityholders of Tichenor who have not theretofore complied with the provisions of this Section 2.5 shall look only to Heftel for payment of their claim for Heftel Common Stock or New Heftel Class B Common Stock, any cash in lieu of fractional shares of Heftel Common Stock or New Heftel Class B Common Stock and any dividends or distributions with respect to Heftel Common Stock or New Heftel Class B Common Stock (all without interest).

              (g) NO LIABILITY. Neither Parent, Heftel, Heftel Sub, Tichenor, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Tichenor securities for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by former holders of Tichenor Common Stock, Tichenor Junior Preferred, Tichenor Senior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Heftel, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

              (h) LOST, STOLEN, OR DESTROYED TICHENOR CERTIFICATES. If any Tichenor Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Tichenor Certificate to be lost, stolen or destroyed and, if required by Heftel, the posting by such Person of a bond, in such reasonable amount as Heftel may direct, as indemnity against any claim that may be made against it with respect to such Tichenor Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Tichenor Certificate the shares of Heftel Common Stock (along with any cash in lieu of fractional shares pursuant to Section 2.5(e) and any unpaid dividends and distributions pursuant to Section 2.5(c)) or cash (with respect to Tichenor Senior Preferred) deliverable with respect thereto pursuant to this Agreement.

              (i)    EXCHANGE AT CLOSING.  Notwithstanding the provisions of
Section 2.5(b), each record holder of a Tichenor Certificate who surrenders such Tichenor Certificate for cancellation to the Surviving Corporation at the Closing, together with a duly executed letter of transmittal (which shall be available at the Closing), shall be entitled to receive in exchange therefor
(i) cash in the amount such holder has the right to receive pursuant to Section 2.4(b)(ii), payable in cash or by wire transfer of immediately available funds on the Closing Date, or (ii) certificates representing Heftel Common Stock in the amount such holder has the right to receive pursuant to Section 2.4(b)(i),
(iii), (v) or (vi).

       2.6 CLOSING. The Closing shall take place on the Closing Date at such time and place as is agreed upon by Heftel and Tichenor.

       2.7 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately when a Certificate of Merger is issued by the Secretary of State of Texas or at such time thereafter as is provided in the Articles of Merger (the "EFFECTIVE TIME"). As soon as practicable after the Closing, the Articles of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Articles of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing.

       2.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. Subject to the provisions of Section 8.9, each of Parent, Heftel, Heftel Sub and Tichenor shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the TBCA as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Heftel Sub or Tichenor, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF TICHENOR

       Tichenor hereby represents and warrants to Parent (and upon consummation of the Assignment Agreement, to Heftel and Heftel Sub), as of the date of the Original Agreement, as follows:

       3.1 ORGANIZATION. Each of the Tichenor Companies (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign entity or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Tichenor). Copies of the certificate or articles of incorporation and bylaws, or partnership agreement of each of the Tichenor Companies have heretofore been delivered to Parent, and such copies are accurate and complete as of the date of the Original Agreement. Tichenor has no corporate or other subsidiaries other than the Tichenor Subsidiaries.

       3.2 AUTHORITY AND ENFORCEABILITY. Tichenor has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Tichenor, and no other corporate proceedings on the part of Tichenor are necessary to authorize the execution or delivery of this Agreement or, other than the approval of the Merger and this Agreement by the shareholders of Tichenor, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tichenor and (assuming that this Agreement constitutes a valid and binding obligation of Parent and, upon consummation of the Assignment Agreement, Heftel and Heftel Sub) constitutes a valid and binding obligation of Tichenor enforceable against Tichenor in accordance with its terms.





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
       3.3 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Tichenor Companies in connection with the execution and delivery of this Agreement by Tichenor or the consummation by Tichenor of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Tichenor; (b) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA; (c) the filing of a pre-merger notification report by Tichenor under the HSR Act and the expiration or termination of the applicable waiting period; (d) compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws;
(f) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation; and (g) such filings and approvals as may be required by the FCC and the Communications Act. Except as set forth in the DISCLOSURE LETTER, no Third-Party Consent is required by or with respect to any of the Tichenor Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       3.4    FCC MATTERS.

              (a) Tichenor holds the Tichenor FCC Licenses set forth and described in the DISCLOSURE LETTER. The Tichenor FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are necessary or required for and/or used in the business and operations of the Tichenor Stations, except where the failure to hold any such Tichenor FCC License would not have a Material Adverse Effect on Tichenor. The Tichenor FCC Licenses are valid and in full force and effect through the dates set forth in the DISCLOSURE LETTER unimpaired by any condition which could have a Material Adverse Effect on Tichenor. Except as set forth in the DISCLOSURE LETTER, no application, action or proceeding is pending for the renewal or modification of any of the Tichenor FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending or, to Tichenor's knowledge, threatened that may result in the (i) denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the Tichenor FCC Licenses,
(iii) the issuance of a cease-and-desist order or (iv) the imposition of any administrative or judicial sanction with respect to any of the Tichenor Stations.

              (b) There is not now issued or outstanding or, to Tichenor's knowledge, threatened any investigation, proceeding, notice of violation or material complaint against Tichenor at the FCC. Tichenor has no knowledge of any Person who has manifested an intention to contest the renewal of any Tichenor FCC License for any of the Tichenor Stations.

              (c) The Tichenor Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in all material respects in compliance with the specifications of the applicable Tichenor FCC Licenses.





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
Tichenor has complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of Tichenor's antenna structures, and "no hazard" determinations for each antenna structure have been obtained.

              (d) Tichenor and the Tichenor Stations are in compliance in all material respects with the Communications Act.

              (e) Tichenor knows of no facts, conditions or events relating to Tichenor or the Tichenor Stations that might cause the FCC to have a legally valid basis to refuse to approve the change of control of the Tichenor FCC Licenses as provided for in this Agreement or not to renew any of the Tichenor FCC Licenses in the ordinary course.

              (f) In accordance with the Communications Act, (i) Tichenor has not issued to Aliens, either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of Tichenor outstanding at any time and has not permitted the transfer on the books of Tichenor of any capital stock to any Alien that would result in Aliens holding in excess of 25% of the total number of shares of capital stock of Tichenor then outstanding and
(ii) no Alien or Aliens are entitled to vote or direct or control the vote of more than 25% of (A) the total number of shares of capital stock of Tichenor outstanding and entitled to vote generally for the election of directors, or
(B) the total voting power of all shares of capital stock of Tichenor outstanding and entitled to vote generally for the election of directors.

       3.5 FINANCIAL STATEMENTS. The Tichenor Financial Statements were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except the unaudited statements do not account for income taxes in conformity with GAAP and other items as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Tichenor and the Tichenor Subsidiaries as of their respective dates and for the periods then ended, and the consolidated results of their operations and, with respect to the audited Tichenor Financial Statements, their consolidated cash flows for the years then ended.

       3.6    CAPITAL STRUCTURE.

              (a) The authorized capital stock of Tichenor consists of 9,897,000 shares of Tichenor Common Stock, 100,000 shares of Tichenor Junior Preferred and 3,000 shares of Tichenor Senior Preferred.

              (b) There are issued and outstanding (i) 684,168.93 shares of Tichenor Common Stock, (ii) 35,772.48 shares of Tichenor Junior Preferred,
(iii) 3,000 shares of Tichenor Senior Preferred and (iv) the Tichenor Warrant relating to 28,161.70 shares of Tichenor Common Stock. 59,535.16 shares of Tichenor Common Stock and 1,057 shares of Tichenor Junior Preferred are held by Tichenor as treasury stock.

              (c) Except as set forth in Section 3.6(b), there are outstanding (i) no shares of capital stock or other voting securities of Tichenor, (ii) no securities of Tichenor or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Tichenor, and (iii) except as set forth in the DISCLOSURE LETTER, no





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subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Tichenor is a party or by which it is bound obligating Tichenor to issue, deliver, sell, purchase, redeem, acquire or register shares of capital stock or other voting securities of Tichenor (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Tichenor) or obligating Tichenor to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

              (d) All outstanding shares of Tichenor capital stock are validly issued, fully paid and nonassessable and, except as set forth in the DISCLOSURE LETTER, are not subject to any preemptive right.

              (e) Except as set forth in the DISCLOSURE LETTER, all outstanding shares of capital stock and other voting securities of each of the Tichenor Subsidiaries are owned, directly or indirectly, by Tichenor, free and clear of all Liens, claims and options of any nature (except for Permitted Encumbrances). Except as set forth in the DISCLOSURE LETTER, there are outstanding (i) no securities of the Tichenor Subsidiaries or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Tichenor Subsidiaries, and (ii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which any of the Tichenor Subsidiaries is a party or by which it is bound obligating any of the Tichenor Subsidiaries to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of any of the Tichenor Subsidiaries (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of any of the Tichenor Subsidiaries) or obligating any of the Tichenor Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

              (f) Except as otherwise set forth in the DISCLOSURE LETTER, there is no shareholder agreement, voting trust or other agreement or understanding to which Tichenor is a party or by which it is bound relating to the voting of any shares of the capital stock of any of the Tichenor Companies.

       3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in the DISCLOSURE LETTER or as contemplated by this Agreement, since May 31, 1996, the Tichenor Companies, taken as a whole, have not suffered any Material Adverse Effect resulting from any activities pursuant to which the Tichenor Companies:

              (a) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

              (b) Paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, stock or other securities from its shareholders, other securityholders or any other Person, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances or guaranties made to subsidiaries or in the ordinary course of business and consistent with past practices);

              (c) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

              (d) Cancelled, waived or released any rights or claims against, or indebtedness owed by, third parties in excess of $25,000;

              (e) Amended its certificate or articles of incorporation or bylaws;

              (f) Made or permitted any amendment, supplement, modification or termination of any Tichenor Material Agreement;

              (g) Sold, leased, transferred, assigned or otherwise disposed of any assets that, individually or in the aggregate, had a value at the time of such lease, transfer, assignment or disposition of $500,000 or more (and, in each case where a sale, lease, transfer, assignment or other disposition was made, it was made for fair consideration in the ordinary course of business);

              (h) Paid, loaned or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transactions with, any of its Affiliates, other than loans and advances to Tichenor Subsidiaries;

              (i) Made any material change in any of the accounting principles followed by it or the method of applying such principles;

              (j) Entered into any material transactions (other than as contemplated by this Agreement) except in the ordinary course of business and consistent with past practices;

              (k) Accelerated, terminated or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $100,000 to which any of the Tichenor Companies is a party or by which any of them is bound;

              (l) Issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $100,000 in the aggregate (other than pursuant to the Bank Credit Agreement or the Term Loan);

              (m) Delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

              (n) Issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

              (o) Expended or committed to expend capital in excess of $500,000;

              (p) Made any change in tax elections or the manner taxes are reported;





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
              (q)    Accelerated the vesting period of any option or warrant;
or

              (r) Agreed, whether in writing or otherwise, to do any of the foregoing.

       3.8 LITIGATION. Except as otherwise set forth in the DISCLOSURE LETTER, (a) no litigation, arbitration, investigation or other proceeding of any Governmental Authority is pending or, to the knowledge of Tichenor, threatened against any of the Tichenor Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Tichenor; (b) Tichenor has no knowledge of any facts that are likely to give rise to any litigation, arbitration, investigation or other proceeding of any Governmental Authority which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Tichenor; and (c) no Tichenor Company is subject to any outstanding injunction, judgment, order, decree or ruling. There is no litigation, proceeding or investigation pending or, to the knowledge of Tichenor, threatened against or affecting any of the Tichenor Companies that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Tichenor in connection with the transactions contemplated hereby.

       3.9 ENVIRONMENTAL MATTERS. Except as set forth in the DISCLOSURE LETTER, to the knowledge of Tichenor:

              (a) Each of the Tichenor Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all applicable Environmental Laws;

              (b) None of the Tichenor Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Tichenor Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

              (c) None of the Tichenor Companies and no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Tichenor Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or
(ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Tichenor Companies;

              (d) None of the Tichenor Companies has any material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by any of the Tichenor Companies, or (ii) the storage or disposal, of any Hazardous Material;

              (e) None of the Tichenor Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date of the Original Agreement with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Tichenor Companies;

              (f) No property now or previously owned, leased or operated by any of the Tichenor Companies is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

              (g) None of the Tichenor Companies is directly transporting, has directly transported, is directly arranging for the transportation of, or has directly arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for remedial work, damage to natural resources or personal injury, including claims under CERCLA;

              (h) There are no sites, locations or operations at which any of the Tichenor Companies is currently undertaking, or except as disclosed in the DISCLOSURE LETTER, has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

              (i) All underground storage tanks and solid waste disposal facilities owned or operated by the Tichenor Companies are used and operated in material compliance with Environmental Laws.

       3.10 BROKERS. Except as set forth on the DISCLOSURE LETTER, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Tichenor and for which Parent, Heftel, Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

       3.11 VOTE REQUIRED. The affirmative vote or written consent of the holders of a majority of the outstanding shares of each of the Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred and the affirmative vote of the Tichenor Common Stock and the Tichenor Junior Preferred voting together as a single class, as provided in Tichenor's articles of incorporation, as amended, are the only votes of the holders of any class or series of Tichenor capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.
As of the date hereof, the affirmative written consent of the Tichenor Senior Preferred to approve this Agreement and the Merger has been obtained.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PARENT,
                             HEFTEL AND HEFTEL SUB

       4.1 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Tichenor as follows:

              (a) ORGANIZATION. Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas,
(ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and
(iii) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a material adverse effect on Parent). Copies of the articles of incorporation and bylaws of Parent have heretofore been delivered to Tichenor, and such copies are accurate and complete as of the date of the Original Agreement.

              (b) AUTHORITY AND ENFORCEABILITY. Parent has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions applicable to Parent contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions applicable to Parent contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and, other than the approval of the Heftel Proposal by the board of directors and stockholders of Heftel, no other corporate proceedings on the part of Parent are necessary to authorize the execution or delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and (assuming that this Agreement constitutes a valid and binding obligation of Tichenor) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

              (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, except for the following: (i) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole; (ii) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA;
(iii) the filing of a pre-merger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period; (iv) compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (v) the filing with Nasdaq of a listing application relating to the shares of Heftel Common Stock to be issued pursuant to the Merger and the obtaining from Nasdaq of its approvals thereof;
(vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (vii) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation and (viii) such filings and approvals as may be required by the FCC and the Communications Act. No Third-Party Consent is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a material adverse effect on Parent, and (ii) the valid approval of the Heftel Proposal by the stockholders of Heftel.

              (d) BROKERS. No broker, finder, investment banker or other Person is or will be, in connection with the Merger, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Parent and for which Parent, Heftel or Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

       4.2 REPRESENTATIONS AND WARRANTIES OF HEFTEL AND HEFTEL SUB. Upon consummation of the Assignment Agreement pursuant to Section 8.9, Heftel and Heftel Sub shall be deemed to have jointly and severally represented and warranted to Tichenor as of such date as follows:

              (a) ORGANIZATION. Each of the Heftel Companies (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (iii) is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Heftel). Copies of the certificate or articles of incorporation and bylaws, or partnership agreement, of each of the Heftel Companies have heretofore been delivered to Tichenor, and such copies are accurate and complete as of the date of the Assignment Agreement.

              (b) AUTHORITY AND ENFORCEABILITY. Each of Heftel and Heftel Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Heftel has taken all necessary action to exempt the transactions contemplated herein from the provisions of Section 203 of the DGCL. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Heftel and Heftel Sub, including approval by the board of directors and stockholders of Heftel and Heftel Sub, and, other than the approval of the Heftel Proposal by the stockholders of Heftel and Heftel Sub, no other corporate proceedings on the part of Heftel or Heftel Sub are necessary to authorize the execution or delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Heftel and Heftel Sub and (assuming that this Agreement constitutes a valid and binding obligation of Tichenor) constitutes a valid and binding obligation of Heftel enforceable against Heftel in accordance with its terms.

              (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Heftel or Heftel Sub in connection with the execution and delivery of this Agreement by Heftel and Heftel Sub or the consummation by Heftel and Heftel Sub of the transactions contemplated hereby, except for the following: (i) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Heftel; (ii) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA;
(iii) the filing of a pre-merger notification report by Heftel under the HSR Act and the expiration or termination of the applicable waiting period; (iv) the filing with the SEC of the Registration Statement and such reports under
Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (v) the filing with Nasdaq of a listing application relating to the shares of Heftel Common Stock to be issued pursuant to the Merger and the obtaining from Nasdaq of its approvals thereof; (vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; (vii) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation; and (viii) such filings and approvals as may be required by the FCC and the Communications Act. No Third-Party Consent is required by or with respect to Heftel or Heftel Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) consent of the lenders pursuant to the Heftel Credit Agreement, (ii) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Heftel, and (iii) the valid approval of the Heftel Proposal by the stockholders of Heftel.

              (d) CAPITALIZATION. As of June 1, 1996, the authorized capital stock of Heftel and the number, class and/or series of the shares of the capital stock of Heftel outstanding or reserved as of the date thereof was as set forth below. All of the outstanding shares of the capital stock of Heftel are validly issued, fully paid, nonassessable and free of preemptive rights, and all outstanding securities convertible into Heftel Common Stock are duly authorized and validly issued. Except as set forth below, as of June 1, 1996, there were no shares of capital stock or other securities of Heftel outstanding and no outstanding options, warrants, rights (including any preemptive rights), calls or commitments of any character whatsoever to which Heftel is a party or is bound, requiring the issuance, sale, transfer or registration by Heftel of any shares of capital stock of Heftel or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Heftel.

                             HEFTEL CAPITALIZATION


       Class                      Authorized                   Outstanding
       -----                      ----------                   -----------
Class A Common Stock              30,000,000                     6,336,610
$0.001 par value

Class B Common Stock               7,000,000                     3,769,176
$0.001 par value

Preferred Stock                    5,000,000                       335,634
$0.001 par value                                              shares of Series A


As of June 1, 1996, Heftel has outstanding options to purchase 591,839 shares of Class A Common Stock and outstanding warrants to purchase 850,106 shares of Class B Common Stock.

              (e) FINANCIAL STATEMENTS OF HEFTEL. As of their respective dates, Heftel's Annual Report on Form 10-K for the fiscal years ended September 30, 1994 and 1995, and Quarterly Reports for the quarters ended December 31, 1995 and March 31, 1996, and all other forms, reports, registration statements and other statements and documents filed by Heftel with the SEC since July 27, 1994 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the consolidated financial statements of Heftel included or incorporated by reference in the Forms 10-K and 10-Q filed with the SEC prior to the date of the Original Agreement were prepared in accordance with generally accepted accounting principles consistently applied (except, as to the quarterly financials, for normal year-end adjustments), and present fairly the financial position, results of operations and changes in financial position of Heftel and its consolidated subsidiaries as of the dates and for the periods indicated. All of the consolidated financial statements of Heftel included or incorporated by reference in the Forms 10-K and 10-Q filed with the SEC between the date of the Original Agreement and the Closing Date will be prepared in accordance with generally accepted accounting principles consistently applied (except, as to the quarterly financials, for normal year-end adjustments), and will present fairly the financial position, results of operations and changes in financial position of Heftel and its consolidated subsidiaries as of the dates and for the periods indicated.

              (f) BROKERS. No broker, finder, investment banker or other Person is or will be, in connection with Merger, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Heftel or Heftel Sub and for which Parent, Heftel or Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

              (g) VOTE REQUIRED. The affirmative votes or written consents of the holders of a majority of the outstanding shares of Heftel Common Stock and Heftel Sub Common Stock are the only votes of the holders of any class or series of Heftel or Heftel Sub, respectively, capital stock or other voting securities necessary to approve the Heftel Proposal.


                                   ARTICLE 5

                                   COVENANTS

       5.1 CONDUCT BY PARENT PENDING CLOSING. Subject to Section 8.9(b), Parent covenants and agrees with Tichenor that, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to
Section 7 and the Effective Time, without the prior written consent of
Tichenor:

              (a) Parent will (i) use its reasonable efforts to cause Heftel to approve and execute the Assignment Agreement and (ii) use its reasonable best efforts to obtain all required approvals from the FCC in connection with this Agreement and the transactions contemplated herein.

              (b) Parent will not (i) waive the performance by Heftel of any covenants of Heftel contained in the Tender Offer Agreement, (ii) waive the satisfaction of any conditions precedent of Parent or Clear Channel Radio, Inc. to the obligation to close the transactions contemplated by the Tender Offer Agreement, or (iii) amend any of the covenants, conditions, or termination provisions contained in the Tender Offer Agreement, in each case without the prior consent of Tichenor, which consent shall not be unreasonably withheld.

              (c) Parent will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties contained in Section 4.1(a), (c) or (d) to become untrue.

       5.2 CONDUCT OF BUSINESS BY TICHENOR PENDING CLOSING. Tichenor covenants and agrees with Parent and, upon consummation of the Assignment Agreement pursuant to Section 8.9, with Heftel and Heftel Sub, that, from the date of this Agreement until the Effective Time, each of the Tichenor Companies will conduct its business only in the ordinary and usual course consistent with past practices, except as set forth in the DISCLOSURE LETTER. Notwithstanding the preceding sentence, Tichenor covenants and agrees with Parent and, upon consummation of the Assignment Agreement pursuant to Section 8.9, with Heftel and Heftel Sub, that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Parent (or Heftel subsequent to the consummation of the Assignment Agreement pursuant to Section 8.9):

              (a) None of the Tichenor Companies will (i) amend its certificate or articles of incorporation or bylaws; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) except as set forth in the DISCLOSURE LETTER, declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Tichenor Common Stock issued pursuant to the exercise of the Tichenor Warrant); (v) except as set forth in the DISCLOSURE LETTER, purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (b) None of the Tichenor Companies will (i) except as set forth in the DISCLOSURE LETTER, acquire any corporation, partnership or other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $15 million; (ii) except as set forth in the DISCLOSURE LETTER, sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $600,000, individually, or $3 million, in the aggregate; (iii) except as set forth in the DISCLOSURE LETTER, sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities in the Tichenor Subsidiaries);
(iv) except as set forth in the DISCLOSURE LETTER, make any material loans, advances or capital contributions to, or investments in, any Person in excess of $7.5 million in the aggregate (other than loans or advances made to Tichenor Subsidiaries, or made in the ordinary course of business and consistent with past practices); (v) apply to the FCC for any construction permit that would have a Material Adverse Effect on the current operations of any of the radio stations owned by any of the Tichenor Companies (individually, a "TICHENOR STATION"); (vi) terminate or fail to renew any FCC licenses for the Tichenor Stations (the "TICHENOR FCC LICENSES"); (vii) fail to operate any Tichenor Station in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the Tichenor FCC Licenses, which failure would result in a Material Adverse Effect on Tichenor; (viii) fail to file in a timely manner any applications to renew a Tichenor FCC License; (ix) enter into any agreement or transaction with any, or modify the terms of any existing agreement with any, Affiliate; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (c) None of the Tichenor Companies, other than with respect to intercompany transactions, will (i) permit to be outstanding at any time under the Bank Credit Agreement indebtedness for borrowed money in excess of an aggregate of $50 million; (ii) except as set forth in the DISCLOSURE LETTER, incur any indebtedness for borrowed money other than under the Bank Credit Agreement or the Term Loan; (iii) except as set forth in the DISCLOSURE LETTER, assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any Person other than another Tichenor Company; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (d) The Tichenor Companies will operate, maintain and otherwise deal with their property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations, except where any failure would not have a Material Adverse Effect on Tichenor.

              (e) None of the Tichenor Companies will (i) enter into, or otherwise become liable or obligated under or pursuant to, (A) any employee benefit, pension or other plan (whether or not subject to ERISA), or (B) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other fringe benefit plan (other than obligations that are mandated by the terms of agreements or plans existing as of the date of the Original Agreement); (ii) except for payments made pursuant to any employee benefit plan of Tichenor or any plan, agreement or arrangement described in the DISCLOSURE LETTER, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses or increases in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements or plans existing as of the date of the Original Agreement or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              (f) None of the Tichenor Companies will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances, and except in the ordinary course of business.

              (g) The Tichenor Companies will (i) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (ii) pay all claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (iii) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Tichenor Material Agreements, except where the failure to so comply, obtain, take or enforce will not have a Material Adverse Effect on Tichenor, including paying, when due, all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, that the Tichenor Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Tichenor Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Tichenor's board of directors.

              (h) The Tichenor Companies will maintain adequate insurance consistent with industry practice.

              (i) The Tichenor Companies will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement.

              (j) Tichenor will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties made by it in Article 3 to become untrue.

              (k) Tichenor shall use its reasonable best efforts to obtain all necessary lender approval required under the Bank Credit Agreement to the consummation of the Merger or, with the cooperation of Heftel, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that the parties determine that it is reasonably foreseeable that such approval will not be forthcoming. Tichenor shall keep Heftel fully informed of the status of obtaining such consent, or the likelihood of obtaining such refinancing, as the case may be, promptly upon the occurrence of any material developments relating thereto.

       5.3 CONDUCT OF BUSINESS BY HEFTEL PENDING CLOSING. Heftel covenants and agrees with Tichenor that, from the date of the consummation of the Heftel Acquisition until the Effective Time, each of the Heftel Companies will conduct its business only in the ordinary and usual course consistent with past practices, except as set forth in the Heftel Disclosure Documents. Notwithstanding the preceding sentence, Heftel covenants and agrees with Tichenor that, except as specifically contemplated in this Agreement, from the date of the consummation of the Heftel Acquisition until the Effective Time, without the prior written consent of Tichenor:

              (a) Heftel will not (i) amend its certificate of incorporation or bylaws, except as set forth in the Heftel Proposal; (ii) split, combine or reclassify any of its outstanding capital stock, except as contemplated by this Agreement; (iii) except as set forth in the Heftel Disclosure Documents, declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than securities issued pursuant to obligations disclosed in the Tender Offer Agreement); (v) except pursuant to obligations disclosed in the Tender Offer Agreement, purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

              (b) The Heftel Companies will not (i) except as set forth in the Heftel Disclosure Documents, acquire any corporation, partnership or other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $15 million; (ii) except as set forth in the Heftel Disclosure Documents, sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $600,000, individually, or $3 million, in the aggregate; (iii) except as set forth in the Heftel Disclosure Documents, sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities in the Heftel Subsidiaries); (iv) except as set forth in the Heftel Disclosure Documents, make any material loans, advances or capital contributions to, or investments in, any Person in excess of $7.5 million in the aggregate (other than loans or advances made to the Heftel Subsidiaries, or made in the ordinary course of business and consistent with past practices); (v) apply to the FCC for any construction permit that would have a material adverse effect on the current operations of any of the radio stations owned by Heftel (individually, a "HEFTEL STATION");

(vi) terminate or fail to renew any FCC licenses for the Heftel Stations (the "HEFTEL FCC LICENSES"); (vii) fail to operate any Heftel Station in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the Heftel FCC Licenses, which failure would result in a Material Adverse Effect on Heftel; (viii) fail to file in a timely manner any applications to renew a Heftel FCC License; (ix) enter into any agreement or transaction with any, or modify the terms of any existing agreement with any, Affiliate; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (c) Neither Heftel nor any Heftel Subsidiary will, other than with respect to intercompany transactions, (i) permit to be outstanding at any time under the Heftel Credit Agreement indebtedness for borrowed money in excess of an aggregate of $175 million; (ii) except as set forth in the Heftel Disclosure Documents, incur any indebtedness for borrowed money other than under the Heftel Credit Agreement; (iii) except as set forth in the Heftel Disclosure Documents, assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any Person other than another Heftel Company; or
(v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (d) Heftel and each Heftel Subsidiary will operate, maintain and otherwise deal with their property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations, except where any failure would not have a Material Adverse Effect on Heftel.

              (e) Neither Heftel nor any Heftel Subsidiary will (i) enter into, or otherwise become liable or obligated under or pursuant to, (A) any employee benefit, pension or other plan (whether or not subject to ERISA), or
(B) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other fringe benefit plan (other than obligations mandated by the terms of agreements or plans existing as of the date of the Original Agreement); (ii) except for payments made pursuant to any employee benefit plan of Heftel or any plan, agreement or arrangement in effect as of the date of the Assignment Agreement and described in the Heftel Disclosure Documents, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses or increases in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements or plans existing as of the date of the Assignment Agreement or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              (f) Neither Heftel nor any Heftel Subsidiary will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances, and except in the ordinary course of business.

              (g) Heftel and each Heftel Subsidiary will (i) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (ii) pay all claims





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
(including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (iii) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Heftel Material Agreements, except where the failure to so comply, obtain, take or enforce will not have a Material Adverse Effect on Heftel, including paying, when due, all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, the Heftel Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Heftel Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Heftel's board of directors.

              (h) The Heftel Companies will maintain adequate insurance consistent with industry practice.

              (i) Heftel and each Heftel Subsidiary will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement.

              (j) Heftel will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties made by it in Section 4.2 to become untrue.

              (k) Heftel shall use its reasonable best efforts to obtain all necessary lender approval required under the Heftel Credit Agreement to the consummation of the Merger or, with the cooperation of Tichenor, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that Heftel determines that it is reasonably foreseeable that such approval will not be forthcoming. Heftel shall keep Tichenor fully informed of the status of obtaining such consent, or the likelihood of obtaining such refinancing, as the case may be, promptly upon the occurrence of any material developments relating thereto.

       5.4    ACCESS TO ASSETS, PERSONNEL AND INFORMATION.

              (a) From the date of the Original Agreement until the Effective Time, Tichenor shall, upon reasonable notice, afford to Parent and the Parent Representatives, at Parent's sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, contracts, executive officers, management employees, representatives, agents and facilities of the Tichenor Companies and shall, upon request, furnish promptly to Parent (at Parent's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Tichenor Companies (or any of their respective assets) that is within the possession or control of Tichenor. During such period, upon reasonable notice, Tichenor will make available to a reasonable number of Parent Representatives adequate office space and facilities at the principal office facility of Tichenor in Dallas, Texas.





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
              (b) Upon request by Tichenor, Parent shall use its reasonable best efforts to cause Heftel to afford to Tichenor and the Tichenor Representatives prior to the consummation of the Assignment Agreement such access to Heftel and the Heftel Subsidiaries as described in Section 5.4(c) and
(e), subject to the execution of a mutually acceptable confidentiality agreement between Heftel and Tichenor.

              (c) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel shall, upon reasonable notice, afford to Tichenor and the Tichenor Representatives, at Tichenor's sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, contracts, management employees, representatives, agents and facilities of Heftel and the Heftel Subsidiaries and shall, upon request, furnish promptly to Tichenor (at Tichenor's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning Heftel (or any of its assets) that is within the possession or control of Heftel. During such period, upon reasonable notice, Heftel will make available to a reasonable number of Tichenor Representatives adequate office space and facilities at the principal office facility of Heftel in Las Vegas, Nevada.

              (d) From the date of the Original Agreement until the Effective Time, Tichenor will fully and accurately disclose, and will cause each of the Tichenor Subsidiaries to fully and accurately disclose, to Parent and the Parent Representatives all information that is (i) reasonably requested by Parent or any of the Parent Representatives, (ii) known to any of the Tichenor Companies and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Tichenor Companies.

              (e) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel will fully and accurately disclose, and will cause each of the Heftel Subsidiaries to fully and accurately disclose, to Tichenor and the Tichenor Representatives all information that is
(i) reasonably requested by Tichenor or any of the Tichenor Representatives,
(ii) known to Heftel and the Heftel Subsidiaries and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of Heftel and the Heftel Subsidiaries.

              (f) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel shall (i) furnish to Tichenor, promptly upon receipt or filing (as the case may be), a copy of each communication between Heftel and the SEC after such date relating to the Merger or the Registration Statement and each report, schedule, registration statement or other document filed by Heftel with the SEC after such date relating to the Merger and (ii) promptly advise Tichenor of the substance of any oral communications between Heftel and the SEC relating to the Merger or the Registration Statement.

              (g) Tichenor will (and will cause the Tichenor Subsidiaries and the Tichenor Representatives to) fully cooperate in all reasonable respects with Parent and the Parent Representatives in connection with Parent's examinations, evaluations and investigations described in this Section 5.4.





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
              (h) Heftel will (and will cause the Heftel Subsidiaries and the Heftel Representatives to) fully cooperate in all reasonable respects with Tichenor and the Tichenor Representatives in connection with Tichenor's examinations, evaluations and investigations described in this Section 5.4.

              (i) Tichenor agrees that it will not (and will cause the Tichenor Representatives not to), Parent agrees that it will not (and will cause the Parent Representatives not to), and Heftel agrees that it will not (and will cause the Heftel Representatives not to), use any confidential information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and will maintain the confidential nature of such information.

              (j) Notwithstanding anything in this Section 5.4 to the contrary, (i) Tichenor shall not be obligated under the terms of this Section
5.4 to disclose to Parent or the Parent Representatives, or grant Parent or the Parent Representatives access to, information that is within Tichenor's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Tichenor, to the extent reasonably requested by Parent, will use its reasonable best efforts to obtain any such consent, and (ii) Heftel shall not be obligated under the terms of this Section 5.4 to disclose to Tichenor or the Tichenor Representatives, or grant Tichenor or the Tichenor Representatives access to, information that is within Heftel's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Heftel, to the extent reasonably requested by Tichenor, will use its reasonable best efforts to obtain any such consent.

       5.5    NO SOLICITATION.

              (a)    TICHENOR.

                     (i) Immediately following the execution of this Agreement, Tichenor will (and will cause each of the Tichenor Representatives to) terminate any and all existing activities, discussions and negotiations with third parties (other than Parent) with respect to any possible transaction involving the acquisition of the Tichenor Common Stock or the merger or other business combination of Tichenor with or into any such third party.

                     (ii) Tichenor will not (and will cause the Tichenor Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Tichenor Common Stock or all or any material portion of the assets or business of Tichenor (other than the transactions contemplated by this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

              (b)    HEFTEL.

                     (i) Immediately following the consummation of the Assignment Agreement, Heftel will (and will cause each of the Heftel Representatives to)





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
              terminate any and all existing activities, discussions and negotiations with third parties (other than Parent and Tichenor) with respect to any possible transaction involving the acquisition of the Heftel Common Stock or the merger or other business combination of Heftel with or into any such third party.

                     (ii) Until the earlier to occur of the termination of this Agreement pursuant to Section 7 and the Effective Time, Heftel will not (and will cause the Heftel Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Heftel Common Stock or all or any material portion of the assets or business of Heftel (other than the transactions contemplated by the Heftel Acquisition or this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

       5.6 HEFTEL STOCKHOLDERS MEETING. Subject to Section 8.9(b), Parent shall use its reasonable best efforts to cause Heftel to take all action necessary in accordance with applicable law and Heftel's certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the successful completion of the Heftel Acquisition for the purpose of voting on the Heftel Proposal. Subject to the exercise of its fiduciary duties as described in Section 8.9(b), the board of directors of Heftel shall recommend approval of the Heftel Proposal and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Heftel. Notwithstanding the above, however, the following shall be conditions to the mailing of the Proxy Statement/Prospectus:

              (a) Heftel shall have received an opinion from a nationally recognized firm of investment bankers or financial advisors selected by Heftel (which opinion shall be acceptable in form and substance to Heftel) to the effect that the Merger consideration to be paid by Heftel is fair to the Heftel stockholders from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified.

              (b) Heftel and Tichenor shall have received a letter from a nationally recognized firm of independent public accountants, dated as of the date the Proxy Statement/Prospectus is first mailed to Heftel's stockholders, addressed to Heftel and Tichenor, in form and substance reasonably satisfactory to Heftel and Tichenor, in connection with such accountants' review of certain financial and accounting matters contained in the Proxy Statement/Prospectus and the Registration Statement.

       5.7 TICHENOR SHAREHOLDERS MEETING. Tichenor shall take all necessary action in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable after the date hereof for the purpose of voting on a proposal to approve this Agreement and the Merger.

       5.8    REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS.

              (a) Heftel and Tichenor shall cooperate and promptly prepare the Registration Statement, and Heftel shall file the Registration Statement with the SEC as soon as practicable





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
after the execution and delivery of the Assignment Agreement and in any event not later than 45 days after such date. Heftel shall use its reasonable best efforts, and Tichenor shall cooperate with Heftel (including furnishing all information concerning Tichenor and the holders of Tichenor Common Stock as may be reasonably requested by Heftel), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Heftel shall use its reasonable efforts, and Tichenor shall cooperate with Heftel to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Heftel Common Stock pursuant to the Merger.

              (b) Heftel and Tichenor will cause the Registration Statement (including the Proxy Statement/Prospectus), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

              (c) Tichenor hereby covenants and agrees with Parent and Heftel that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall apply only to information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Heftel, at the time of the Heftel Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall apply only to information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Tichenor, or with respect to other information supplied by Tichenor specifically for inclusion in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, Tichenor shall promptly notify Heftel of such occurrence and shall cooperate with Heftel in the preparation and filing of such amendment. If, at any time prior to the Effective Time, any event with respect to Tichenor, or with respect to other information included in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, such event shall be so described and such supplement shall be promptly prepared, filed and disseminated.

              (d) Heftel, upon consummation of the Assignment Agreement, covenants and agrees with Tichenor that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall not apply to any information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to shareholders of Heftel, at the time of the Heftel Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall not apply to any information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Heftel, or with respect to other information included in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, such event shall be so described and such amendment shall be promptly prepared and filed. If, at any time prior to the Effective Time, any event with respect to Heftel, or with respect to other information supplied by Heftel specifically for inclusion in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Heftel shall promptly notify Tichenor of such occurrence and shall prepare, file and disseminate such supplement.

              (e) Heftel shall use its reasonable efforts to advise Tichenor, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act, the issuance of any stop order with respect to the Registration Statement, the suspension of the qualification of the Heftel Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the Registration Statement.

       5.9 STOCK EXCHANGE LISTING. Heftel shall cause the shares of Heftel Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

       5.10 ADDITIONAL ARRANGEMENTS. Subject to the terms and conditions herein provided, each of Parent, Tichenor and Heftel shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under the HSR Act, the Communications Act and any other applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Parent and Tichenor agree to commence, within 15 days after the date of the Original Agreement, the filing and approval process with the FCC with respect to the transactions contemplated by this Agreement. Each of Parent, Tichenor and Heftel shall use reasonable best efforts to take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable, including all filings and approvals required by the FCC and the Communications Act. If Closing does not occur within 20 days after the date of the FCC's Final Order, each of Parent, Heftel and Tichenor agree to request approval from the FCC to extend the Closing so that the Closing contemplated hereunder will not violate any FCC rules or regulations. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of Tichenor and Heftel shall use its reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable. Nothing contained in this Agreement shall require Parent to take any action that would result in a violation of Section 203 of the DGCL.





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
       5.11 AGREEMENTS OF AFFILIATES. At least 30 days prior to the Effective Time, Tichenor shall cause to be prepared and delivered to Heftel a list identifying all Persons who, at the time of the approval of this Agreement and the Merger by the shareholders of Tichenor, may be deemed to be "affiliates" of Tichenor as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Tichenor shall use its best efforts to cause each Person who is identified as an affiliate of Tichenor in such list to execute and deliver to Heftel, on or prior to the Closing Date, a written agreement, in the form attached hereto as EXHIBIT 5.11 (if such Person has not executed and delivered an agreement substantially to the same effect contemporaneously with the execution of this Agreement). Heftel shall be entitled to place legends as specified in such agreements on the Heftel Certificates representing any Heftel Common Stock to be issued to such Persons in the Merger.

       5.12 PUBLIC ANNOUNCEMENTS. Prior to the Closing, Tichenor and Parent (and Heftel after consummation of the Assignment Agreement) will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any press release or make any such public statement prior to obtaining the approval of the other party; provided, however, that such approval shall not be required where such release or announcement is required by applicable law; and provided further, that Tichenor, Parent or Heftel may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such party's previously issued press releases.

       5.13 NOTIFICATION OF CERTAIN MATTERS. Tichenor shall give prompt notice to Parent (or Heftel after consummation of the Assignment Agreement) of
(a) any representation or warranty contained in Article 3 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date, or (c) any failure of Tichenor to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to Tichenor of (a) any representation or warranty made by Parent in Section 4.1 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty made by Parent in Section 4.1 to be untrue or inaccurate on the Closing Date, or (c) any failure of Parent to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Heftel shall give prompt notice to Tichenor of (a) any representation or warranty by Heftel contained in Section 4.2 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty by Heftel contained in Section 4.2 to be untrue or inaccurate on the Closing Date, or (c) any failure of Heftel to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

       5.14 PAYMENT OF EXPENSES. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that (a) the fee for filing the Registration Statement with the SEC shall be borne by Heftel; (b) the costs and expenses associated with printing the Proxy Statement/Prospectus shall be borne by Heftel; and (c) the costs and expenses associated with mailing the Proxy Statement/Prospectus





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
to the stockholders of Heftel, and soliciting the votes of the stockholders of Heftel, shall be borne by Heftel.

       5.15 REGISTRATION RIGHTS AGREEMENT. Heftel, Parent and the Major Tichenor Shareholders shall enter into a Registration Rights Agreement in the form attached hereto as EXHIBIT 5.15 (the "REGISTRATION RIGHTS AGREEMENT"), at the Closing.

       5.16 EMPLOYMENT AGREEMENT. Heftel and McHenry T. Tichenor, Jr. shall enter into an Employment Agreement, in the form attached hereto as EXHIBIT 5.16 (the "EMPLOYMENT AGREEMENT"), at the Closing.

       5.17 STOCKHOLDERS AGREEMENT. Heftel and Parent shall enter into a Stockholders Agreement, in the form attached hereto as EXHIBIT 5.17 (the "STOCKHOLDERS AGREEMENT").

       5.18 INDEMNITY AGREEMENT. Heftel shall enter into an Indemnity Agreement (each, an "INDEMNITY AGREEMENT") in the form of EXHIBIT 5.18 hereto, with each of Heftel Designees.

       5.19   INSURANCE; INDEMNIFICATION.

              (a) INSURANCE. Heftel shall cause the Surviving Corporation to, at or immediately prior to the Effective Time, maintain a six year director and officer liability insurance run-off policy from the same carrier as the carrier providing such coverage to Tichenor at the Effective Time and to not terminate such policy prior to the sixth anniversary of the Effective Time. Heftel shall use its reasonable best efforts to maintain the director and officer liability insurance policy for directors and officers of Heftel as in effect as of the date of the Original Agreement or such other director and officer liability insurance policy containing terms and coverage reasonably acceptable to Tichenor and Heftel, and such policy shall remain in full force and effect immediately following the Effective Time.

              (b) INDEMNIFICATION BY PARENT. Parent shall indemnify and hold harmless (i) Tichenor, (ii) each Person who is, has been at any time prior to the date of the Original Agreement, or becomes prior to the Effective Time, an officer or director of any of the Tichenor Companies, and (iii) each Person who is, has been at any time prior to the date of the Original Agreement or becomes prior to the Effective Time a shareholder of Tichenor (collectively, the "TENDER OFFER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments and amounts paid in settlement (collectively, "COSTS") in connection with any claim, action, suit, proceeding or investigation by any Person other than any party hereto, any Tender Offer Indemnified Party or their respective Affiliates arising out of or pertaining to acts, omissions, misstatements or omissions of material facts, or alleged acts or omissions, or alleged misstatements or omissions of material facts, by Tichenor or by such officer, director or shareholder acting in such capacity of any of the Tichenor Companies, which acts, omissions, misstatements or omissions of material facts, relate to the Heftel Acquisition; provided, however, that Parent shall be under no obligation to indemnify any Tender Offer Indemnified Party pursuant to this Section 5.19(b) for any Costs resulting from the gross negligence or willful misconduct of the Tender Offer Indemnified Party.

              (c) INDEMNIFICATION BY HEFTEL. From and after the Effective Time, Heftel shall indemnify and hold harmless (i) each Person who is, has been at any time prior to the date of the Original Agreement, or becomes prior to the Effective time, an officer or director of any of the Tichenor Companies, and (ii) each Person who is, has been at any time prior to the date of the Original Agreement or becomes prior to the Effective Time a shareholder of Tichenor (collectively, the "MERGER INDEMNIFIED PARTIES" and, together with the Tender Offer Indemnified Parties, the "INDEMNIFIED PARTIES") against all Costs in connection with any claim, action, suit, proceeding or investigation by any Person other than any party hereto, any Indemnified Party or their respective Affiliates arising out of or pertaining to acts, omissions, misstatements or omissions of material facts, or alleged acts or omissions or alleged misstatements or omissions of material facts, by him acting in his capacity as an officer, director or shareholder of any of the Tichenor Companies, which acts, omissions, misstatements or omissions of material facts, relate to the Merger or the Proxy Statement/Prospectus; provided, however, that Heftel shall be under no obligation to indemnify any Merger Indemnified Party pursuant to this Section 5.19(c) for any Costs resulting from the gross negligence or willful misconduct of the Merger Indemnified Party or (y) information provided by the Merger Indemnified Party for inclusion in the Proxy Statement/Prospectus.

              (d) INDEMNIFICATION PROCEDURES. The procedures associated with the indemnification set forth in Sections 5.19(b) and (c) shall be as follows:

                     (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or proceeding, such Indemnified Party shall, if a claim in respect of Section 5.19(b) or (c) is to be made against Parent or Heftel, as the case may be (the "INDEMNIFYING PARTY"), under this Agreement, notify the Indemnifying Party of the commencement thereof. With respect to any such action, suit or proceeding as to which an Indemnified Party notifies the Indemnifying Party of the commencement thereof:

                     (A) Except as otherwise provided below, to the extent that it may wish, the Indemnifying Party shall be entitled to assume the defense thereof and to employ counsel chosen by it. After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnified Party shall have the right to employ counsel of his or its own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Indemnifying Party of assumption by the Indemnifying Party of the defense thereof shall be at the expense of the Indemnified Party unless (x) the employment of counsel by the Indemnified Party has been specifically authorized by the Indemnifying Party, such authorization to be conclusively established by action by disinterested members of the board of directors of the Indemnifying Party; (y) representation by the same counsel of both the Indemnified Party and the Indemnifying Party





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
                     would, in the reasonable judgment of either of the Indemnified Party or the Indemnifying Party, be inappropriate due to an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to either the Indemnifying Party or the Indemnified Party to such effect; or (z) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Indemnifying Party. Notwithstanding the foregoing, if an insurance company has supplied directors' and officers' liability insurance covering an action, suit or proceeding, then such insurance company shall employ counsel to conduct the defense of such action, suit or proceeding unless the Indemnified Party and the Indemnifying Party reasonably concur in writing that such counsel is unacceptable.

                     (B) The Indemnified Party shall cooperate with the Indemnifying Party in all aspects of the conduct of the defense of any action and in connection therewith shall, among other things, make its books, records, executive officers, representatives and agents available as reasonably requested or required by the Indemnifying Party.

                     (C) The Indemnifying Party shall not be liable to indemnify the Indemnified Party under Section 5.19(b) or
                     (c) for any amounts paid in settlement of any action or claim effected without its written consent. The Indemnifying Party may settle any action or claim without the consent of the Indemnified Party provided that such settlement would not impose any liability, penalty or limitation on the Indemnified Party and that the parties bringing such claim release the Indemnified Party from all liability relating to such claim in connection with such settlement. Neither the Indemnifying Party nor the Indemnified Party shall unreasonably withhold consent to any proposed settlement.

                     (ii) The Indemnifying Party shall not be liable to make any payment under Sections 5.19(b) or (c) of this Agreement in connection with any action, suit or proceeding against the Indemnified Party to the extent the Indemnified Party has otherwise received payment of the amounts otherwise payable by the Indemnifying Party hereunder.

                     (iii) In the event the Indemnifying Party makes any payment under this Agreement, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights of recovery of the Indemnified Party with respect thereto, and the Indemnified Party shall execute all agreements, instruments, certificates or other documents and do or cause to be done all things necessary or appropriate to secure such recovery rights to the Indemnifying Party including, without limitation, executing such documents as shall enable the Indemnifying Party to bring an action or suit to enforce such recovery rights.





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
                     (iv) The provisions of this Section 5.19 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party and their respective Affiliates and each of their respective heirs and representatives.

       5.20 PARENT REGISTRATION RIGHTS AGREEMENT. Heftel and Parent shall enter into a Registration Rights Agreement in the form attached hereto as
EXHIBIT 5.20 (the "PARENT REGISTRATION RIGHTS AGREEMENT"), at or prior to Closing, and the Parent Registration Rights Agreement shall be in full force and effect on the Closing Date.

       5.21 FCC APPROVAL. Subject to the terms and conditions herein provided, Parent and Heftel will use their respective commercially reasonable efforts to comply with the cross-interest policy of the FCC upon consummation of the Merger, including taking commercially reasonable steps to reduce Parent's ownership of the Heftel Common Stock and the New Heftel Class B Common Stock to 33 1/3% or less of the total number of such shares outstanding at the Effective Time of the Merger or otherwise taking commercially reasonable steps to comply with or obtain a waiver from such cross-interest policy of the FCC, provided that it shall not be considered commercially reasonable efforts of Parent or Heftel for Parent to take action that would cause it to incur short-swing profit liability under Section 16(b) of the Exchange Act. In the event Parent and Heftel have not complied with such or obtained a waiver from such policy prior to the Effective Time, Parent may place any shares of New Heftel Class B Common Stock above 33 1/3% of the total number of shares of Heftel Common Stock and New Heftel Class B Common Stock outstanding at the Effective Time in a disposition trust for sale thereunder, the terms of which trust would be subject to FCC approval. Each party hereto agrees and consents to make certain changes and modifications to any certificate or document, including, but not limited to, the Second Amended and Restated Certificate of Incorporation of Heftel, the Registration Rights Agreement, the Employment Agreement, the Stockholders Agreement, the Indemnity Agreement, the Parent Registration Rights Agreement and the Assignment Agreement, in order to conform such documents to the provisions set forth in this Section 5.21.

       5.22 COMPOSITION OF THE BOARD OF DIRECTORS. Immediately prior to the Effective Time, Heftel will take such actions necessary such that five designees of Tichenor (such designees being herein referred to as the "HEFTEL DESIGNEES") shall constitute the entire Board of Directors of Heftel immediately after the Effective Time; provided, that each Heftel Designee shall consent to his designation and provide Heftel for inclusion in the Proxy Statement/Prospectus such information concerning himself as is required to comply with the Securities Act and the rules and regulations promulgated thereunder.

                                   ARTICLE 6

                                   CONDITIONS

       6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:





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
              (a) COMPLETION OF HEFTEL ACQUISITION. Parent shall have consummated the Heftel Acquisition.

              (b) HEFTEL AND HEFTEL SUB BOARD APPROVAL. The boards of directors of each of Heftel and Heftel Sub shall have approved the Merger and this Agreement and have executed the Assignment Agreement, and such approval shall be in full force and effect at the Closing.

              (c) SHAREHOLDER APPROVAL. The Merger and this Agreement shall have been duly and validly approved and adopted by the shareholders of Tichenor, and the Heftel Proposal shall have been duly and validly approved and adopted by the shareholders of Heftel and Heftel Sub, all as required by the TBCA, the DGCL (to the extent necessary to exempt such transactions from the provisions of Section 203 thereof), Nasdaq and the charter and bylaws of Tichenor, Heftel and Heftel Sub.

              (d) OTHER APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from the FCC or any other Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Tichenor, Parent, Heftel and Heftel Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Heftel (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

              (e) SECURITIES LAW MATTERS. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Heftel Common Stock to be issued in the Merger shall have been received.

              (f) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.9 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

              (g) ACCOUNTANTS' LETTER. Heftel and Tichenor shall have received a letter from a nationally recognized firm of independent public accountants, immediately prior to the Effective Date, in form and substance reasonably satisfactory to Heftel, dated as of the Effective Date and addressed to Heftel and Tichenor, which letter shall address matters as are customary for transactions similar to those contemplated in this Agreement.

              (h) FCC LICENSES. All FCC licenses, approvals and authorizations contemplated by this Agreement shall have been granted and shall have become final (except that the requirement that such licenses, approvals and authorizations be final may be waived by Heftel and Tichenor).

       6.2 CONDITIONS TO OBLIGATIONS OF PARENT, HEFTEL AND HEFTEL SUB. The obligations of Parent (or Heftel and Heftel Sub upon consummation of the Assignment Agreement pursuant to Section 8.9) to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent (or Heftel and Heftel Sub, as the case may be):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Tichenor set forth in Article 3 shall be true and correct as of the Closing Date as though made on and as of that time, and Heftel shall have received a certificate signed by the chief executive officer or chief financial officer of Tichenor to such effect; provided, however, that this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct, unless the failure of any such representations and warranties to be so true and correct would have a Material Adverse Effect on Tichenor.

              (b) PERFORMANCE OF COVENANTS AND AGREEMENTS BY TICHENOR. Tichenor shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Heftel shall have received a certificate signed by the chief executive officer or chief financial officer of Tichenor to such effect.

              (c) LETTERS FROM TICHENOR AFFILIATES. Heftel shall have received from each Person named in the list referred to in Section 5.11 an executed copy of the agreement described in Section 5.11.

              (d) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of any of the Tichenor Companies that would have or would be reasonably likely to result in a Closing Material Adverse Effect on Tichenor.

              (e)    FAIRNESS OPINION.  The fairness opinion described in
Section 5.6(a) shall not have been withdrawn, revoked, or modified.

              (f) STOCKHOLDERS AGREEMENT. The Major Tichenor Shareholders shall have executed the Stockholders Agreement, which shall be in full force and effect on the Closing Date.

              (g) EMPLOYMENT AGREEMENT. McHenry T. Tichenor, Jr. shall have executed the Employment Agreement, which shall be in full force and effect on the Closing Date.

              (h) WARRANT HOLDER AGREEMENT. The holder of the Tichenor Warrant and Tichenor shall have executed an agreement, dated as of the date of the Original Agreement, pursuant to which such holder shall, among other things, agree (i) neither to exercise (except as set forth in such agreement) nor transfer the Tichenor Warrant at any time on or prior to the Effective Time and (ii) to exchange such Tichenor Warrant pursuant to this Agreement, and such agreement shall be in full force and effect on the Closing Date.

              (i) AGREEMENT WITH SHAREHOLDER. Prime II Management, L.P., a Delaware limited partnership, and PrimeComm, L.P., a Delaware limited partnership (together, "PRIMECOMM"), shall have executed an agreement, dated the date of the Original Agreement, pursuant to which PrimeComm, among other things, consents to the Merger and the Merger Agreement and agrees (a) not to transfer its Tichenor Common Stock and (b) that its rights and obligations under certain agreements with Tichenor shall terminate at the Effective Time, and such agreement shall be in full force and effect on the Closing Date.

              (j) DISSENTING SHAREHOLDERS. Holders of not more than three percent (3%) of any outstanding class of Tichenor capital stock (Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred) shall have exercised their right to dissent from the Merger under the TBCA.

              (k) HEFTEL ACQUISITION. At least six months and one day shall have passed subsequent to the consummation of the Heftel Acquisition.

       6.3 CONDITIONS TO OBLIGATION OF TICHENOR. The obligation of Tichenor to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Tichenor:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Heftel and Heftel Sub set forth in Article 4 shall be true and correct as of the Closing Date as though made on and as of that time, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Parent to such effect with regard to the representations and warranties of Parent contained in Section 4.1 and of Heftel to such effect with regard to the representations and warranties of Heftel and Heftel Sub contained in Section 4.2; provided, however, that this
Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct, unless the failure of any such representations and warranties to be so true and correct would have a Material Adverse Effect on Heftel.

              (b) PERFORMANCE OF COVENANTS AND AGREEMENTS BY PARENT. Parent shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Parent to such effect.

              (c) PERFORMANCE OF COVENANTS AND AGREEMENTS BY HEFTEL AND HEFTEL SUB. Heftel and Heftel Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Heftel to such effect.

              (d) NO ADVERSE CHANGE. From the date of the Original Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of Heftel that would have or would be reasonably likely to result in a Closing Material Adverse Effect on Heftel.

              (e) NASDAQ LISTING. The shares of Heftel Common Stock issuable pursuant to the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.


                                   ARTICLE 7

                                  TERMINATION

       7.1 TERMINATION RIGHTS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

              (a)    Automatically pursuant to Section 8.9;

              (b) By mutual written consent of Parent and Tichenor prior to the consummation of the Assignment Agreement or of Heftel and Tichenor thereafter;

              (c) By either Tichenor or Parent (or Heftel after consummation of the Assignment Agreement) if (i) the Merger has not been consummated by March 31, 1997 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree); or (iii) if the Heftel Proposal shall fail to receive the requisite vote for approval at the Heftel Meeting;

              (d) By Parent (or Heftel after consummation of the Assignment Agreement) if (i) there has been a breach of the representations and warranties made by Tichenor in Article 3 of this Agreement which will have a Material Adverse Effect on Tichenor (provided, however, that Parent (or Heftel after consummation of the Assignment Agreement) shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Parent (or Heftel after consummation of the Assignment Agreement) has given Tichenor at least 30 days prior notice of such breach, Tichenor has failed to cure such breach within such 30-day period, and the condition described in Section 6.2(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Tichenor, would not be satisfied if the Closing were to occur on the day on which Parent (or Heftel after consummation of the Assignment Agreement) gives Tichenor notice of such termination); or
(ii) Tichenor has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

              (e) By Tichenor if (i) there has been a breach of the representations and warranties made by Parent in Section 4.1 of this Agreement which will have a Material Adverse Effect on Tichenor (provided, however, that Tichenor shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Tichenor has given Parent at least 30 days prior notice of such breach, Parent has failed to cure such breach within such 30-day period, and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Parent, would not be satisfied if the Closing were to occur on the day on which Tichenor gives Parent notice of such termination);
(ii) there has been a breach of the representations and warranties made by Heftel and Heftel Sub in Section 4.2 of this Agreement (provided, however, that Tichenor shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Tichenor has given Heftel at least 30 days prior notice of such breach, Heftel has failed to cure such breach within such 30-day period, and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Heftel, would not be satisfied if the Closing were to occur on the day on which Tichenor gives Heftel notice of such termination);
(iii) Parent, Heftel or Heftel Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof; or
(iv) if prior to the execution of the Assignment Agreement but subsequent to the consummation of the Heftel Acquisition, Heftel would have failed to comply in any material respect with any of its covenants or agreements under this Agreement had the Assignment Agreement been executed at the time of such failure to comply, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof;

              (f) By Tichenor if, subsequent to the consummation of the Heftel Acquisition, the aggregate number of shares of Heftel Common Stock owned by Parent and its Affiliates is more than 90% of the Heftel Common Stock then outstanding;

              (g) By Tichenor if, prior to consummation of the Assignment Agreement, Heftel breaches any covenant contained in the Tender Offer Agreement which will result in a Material Adverse Effect on Heftel; and

              (h) Automatically upon termination of the Tender Offer Agreement prior to the consummation of the Heftel Acquisition.

       7.2 EFFECT OF TERMINATION. If this Agreement is terminated by either Tichenor or Parent (or Heftel after consummation of the Assignment Agreement) pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or shareholders, except pursuant to, the provisions of Sections 5.4(i), 5.14, 5.19(b) and (d), Article 8 and any confidentiality agreement between any of the parties hereto (which shall continue pursuant to their terms). The parties acknowledge that the sole and exclusive remedy of any party to this Agreement with respect to a breach of a representation or warranty contained herein shall be the right to terminate this Agreement in accordance with and subject to the provisions of this Section 7; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its covenants hereunder occurring prior to such termination other than those covenants contained in Sections 5.1(c), 5.2(j) and 5.3(j), and the provisions of Section 5.13 regarding notification of inaccuracies with respect to representations and warranties and the occurrence events or developments that could cause (or could reasonably be expected to cause) any representation or warranty contained in this Agreement to be untrue or inaccurate on the Closing Date. Each party hereby covenants never to institute, directly or indirectly, any action or proceeding of any kind against any other party hereto based on or arising out of, or in any manner related to, the breach of a representation or warranty contained herein or the covenants contained in Sections 5.1(c), 5.2(j) or 5.3(j) or the provisions of Sections 5.13 referenced in the immediately preceding sentence.


                                   ARTICLE 8

                                 MISCELLANEOUS

       8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

       8.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger and this Merger Agreement by the shareholders of Tichenor; provided, however, that after any such approval, no amendment shall be made that by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

       8.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

              (a) If to Parent: 200 Concord Plaza, Suite 600, San Antonio, Texas 78216, Attention: Randall T. Mays (facsimile transmission number:
210-822-2299), with a copy (which shall not constitute notice) to Akin, Gump, Strauss, Hauer & Feld, L.L.P., NationsBank Plaza, 300 Convent Street, Suite 1500, San Antonio, TX 78205, Attention: Stephen C. Mount (facsimile transmission number: 210-224-2035).

              (b) If to Tichenor: 100 Crescent Court, Suite 1777, Dallas, Texas 75201, Attention: McHenry T. Tichenor, Jr. (facsimile transmission number: (214) 855-8881), with a copy (which shall not constitute notice) to Michael D. Wortley, Vinson & Elkins L.L.P., 3700

Trammel Crow Center, 2001 Ross Avenue, Dallas, TX 75201-2975 (facsimile transmission number: 214-220-7716).

       8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       8.5 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

       8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the confidentiality agreements and the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Article 2 and Section 5.19, is solely for the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns and does not confer on any other person any rights or remedies hereunder. Furthermore, Heftel and Heftel Sub shall have no rights or obligations under this Agreement until such time as the Assignment Agreement has been consummated.

       8.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

       8.8 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.9 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

       8.9    ASSIGNMENT.

              (a) ASSIGNMENT BY TICHENOR. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Tichenor (whether by operation of law or otherwise) without the prior written consent of the other parties.

              (b) ASSIGNMENT BY PARENT. Within ten (10) business days of the consummation of the Heftel Acquisition, Parent shall submit this Agreement to Heftel and Heftel Sub for approval and execution of an agreement in the form attached hereto as EXHIBIT 8.9 (the "ASSIGNMENT AGREEMENT") pursuant to which Heftel and Heftel Sub will agree that the terms and provisions of this Agreement relating to them shall be binding upon them as if Heftel and Heftel Sub were original parties to this Agreement. Promptly after such submission, the board of directors of each of Heftel and Heftel Sub shall, in their own independent exercise of their respective fiduciary obligations, either approve the Merger and submit the Heftel Proposal to the stockholders of Heftel for approval and the Merger and this Agreement to the shareholders of Heftel Sub for their approval, or reject the Merger, in which case this Agreement shall terminate without liability to any party hereto except to the extent expressly otherwise provided herein. Subject to the boards of directors of Heftel and Heftel Sub exercising their respective fiduciary obligations with respect to their approval or rejection of the Merger, the exercise of which shall be made solely by such boards of directors, Parent shall use its reasonable efforts to cause Heftel and Heftel Sub to consummate the Merger. Upon execution of the Assignment Agreement by Heftel and Heftel Sub, all parties hereto shall be deemed to have accepted the assumption of obligations and rights by Heftel and Heftel Sub and no other action on the part of any such party is intended to be required; provided that all parties hereto shall execute such instruments and otherwise provide such cooperation as shall reasonably be requested by Parent to implement such assignment. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

       8.10   INDEMNIFICATION FOR NEGLIGENCE.  THE INDEMNITIES CONTAINED IN
SECTION 5.19(B) AND (C) SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

       8.11 CONFIDENTIALITY AGREEMENTS. Any confidentiality agreement between any of the parties hereto shall remain in full force and effect following the execution of this Agreement until terminated as described in Section 7.2, is hereby incorporated herein by reference and shall constitute a part of this Agreement for all purposes; provided, however, that any standstill provisions contained therein will, effective as of the Closing, be deemed to have been waived to the extent necessary for the parties to consummate the Merger in accordance with the terms of this Agreement.

       8.12 WAIVERS. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

       8.13 INCORPORATION. Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.


"Tichenor"                            "Parent"

TICHENOR MEDIA SYSTEM, INC.           CLEAR CHANNEL COMMUNICATIONS, INC.



By: /s/ McHENRY T. TICHENOR, JR.      By: /s/ L. LOWRY MAYS
   ------------------------------        ------------------------------
Name: McHenry T. Tichenor, Jr.        Name: L. Lowry Mays
Title: President and Chief            Title: President and Chief
       Executive Officer                     Executive Officer

                                 EXHIBIT 1.1(A)

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HEFTEL BROADCASTING CORPORATION


       1.     Name. The name of the Corporation is Heftel Broadcasting
Corporation.

       2. Registered Office. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       3. Business. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4.     Capital Structure.

              4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of three classes of capital stock:

                     (a) 50,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Shares");

                     (b) 50,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Shares" and, together with the Class A Shares, the "Common Shares"); and

                     (c) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

              4.2    Designations, Preferences, etc.

                     (a) Preferred Stock. The Preferred Stock may be issued in one or more series. The provisions of this Paragraph 4.2 are subject to the provisions of Paragraph 5.10 hereof. The Corporation's Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock and may increase or decrease the number of shares within each such series; provided, however, that the Corporation's Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                     (i) The number of shares constituting that series and the distinctive designation of that series;

                     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                     (v) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

                     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

                     (b) Common Shares. The designations, preferences, powers, qualifications and privileges of the Common Shares shall be as set forth in Article Five below.

       5.     Common Shares.

              5.1 Identical Rights. Except as herein otherwise expressly provided in this Article Five, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

              5.2    Dividends.

                     (a) When, as, and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, property, securities or rights of the Corporation or any other entity, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares and in Class B Shares to holders of Class B Shares.

                     (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

              5.3 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

              5.4 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Second Restated Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors (for the purpose of fixing the designations, preferences, rights and restrictions of any series of Preferred Stock), the holders of Common Shares shall be entitled to share ratably in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus or earnings. For purposes of this Paragraph 5.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 5.4.

              5.5 Voting Rights. The holders of the Class A Shares shall vote on all matters submitted to a vote of the stockholders, with each Class A Share entitled to one vote. The holders of Class B Shares shall have no voting rights, except as provided in Paragraph 5.10 and as otherwise provided by law. The holders of Common Shares are not entitled to cumulate votes in the election of any directors.

              5.6 No Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

              5.7    Conversion Rights.

                     (a) Automatic Conversion of Class B Shares. Each Class B Share shall convert automatically into one fully paid and non-assessable Class A Share upon its sale, gift or other transfer to a person or entity other than Clear Channel Communications, Inc., a Texas corporation ("CCC") or an Affiliate of CCC (an "Event of Automatic Conversion"). For purposes of this
Article 5, an "Affiliate of CCC" shall mean (i) any corporation of which CCC is, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of all classes of equity securities, (ii) any partnership, joint venture or unincorporated organization for which CCC possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise or (iii) any person or other entity that controls, is controlled by, or is under common control with CCC.

                     Notwithstanding anything to the contrary set forth herein, any holder of Class B Shares may pledge his Class B Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion into Class A Shares. In the event of foreclosure or other similar action by a pledgee, such pledged Class B Shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into Class A Shares as provided in this Paragraph 5.7, unless such foreclosure or similar action is taken by CCC or an Affiliate of CCC.

                     (b) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion, the holder of Class B Shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 5.7(a), (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificate or certificates for the number of Class A Shares to which such transferee is entitled, registered in the name of such transferee.

                     To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Time, and the right of such person as a holder of Class B Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (b).

                     (c) Voluntary Conversion of Class B Shares. Each Class B Share shall be convertible, at the option of its holder, into one fully paid and non-assessable Class A Share at any time.

                     (d) Voluntary Conversion Procedure for Class B Shares. At the time of a voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or any transfer agent for the Class A Shares (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class B Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to the person set forth in the notice.

                     (e) Voluntary Conversion of Class A Shares. Each Class A Share held by CCC or any Affiliate of CCC shall be convertible, at the option of its holder, into one fully paid and non-assessable Class B Share at any time.

                     (f) Voluntary Conversion Procedure for Class A Shares. At the time of a voluntary conversion, the holder of Class A Shares shall deliver to the office of the Corporation or any transfer agent for the Class B Shares (i) the certificate or certificates representing the Class A Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class A Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class B Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class B Shares to the person set forth in the notice.

                     (g) Unconverted Shares. In the event of the conversion of less than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(b) or 5.7(d), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted. In the event of the conversion of less than all of the Class A Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(f), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class A Shares not converted.

                     (h) Reissue of Shares. Class B Shares that are exchanged for Class A Shares as provided herein shall continue to be authorized Class B Shares and available for reissue by the Corporation as determined by the Board of Directors. Class A Shares that are exchanged for Class B Shares as provided herein shall continue to be authorized Class A Shares and available for reissue by the Corporation as determined by the Board of Directors.

                     (i) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class B Shares, for the purposes of effecting conversions, such number of duly authorized Class B Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Shares. The Corporation covenants that all the Class A Shares or the Class B Shares, as the case may be, so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue.

              5.8 Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Shares and Class B Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares and the Class B Shares.

              5.9 Transfer of Class B Shares. If a holder of Class B Shares desires to transfer Class B Shares to CCC or an Affiliate of CCC, such holder shall deliver to the Secretary of the Corporation (a) the certificate or certificates representing the Class B Shares, duly endorsed in blank or accompanied by proper instruments of transfer and (b) written notice to the Corporation stating that such holder elects to transfer such shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Class B Shares shall not be transferred on the books of the Corporation until all of the conditions set forth in the foregoing clauses (a) and (b) are satisfied.

              5.10 Restrictions and Limitations. So long as CCC and any Affiliate of CCC collectively own 20% of the outstanding Class A Shares (calculated as if all Class B Shares owned, or deemed as owned, by CCC and any Affiliate of CCC had been converted to outstanding Class A Shares), the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of a majority of the Class B Shares voting as a single class, with each Class B Share entitled to one vote:

                     (a) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any merger or consolidation involving the Corporation where the stockholders of the Corporation immediately prior to such merger or consolidation do not own at least 50% of the capital stock of the surviving entity immediately thereafter, or any reclassification or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation;

                     (b) Authorize, issue, or obligate itself to issue, any shares of Preferred Stock;

                     (c) Make or permit any amendment to the Corporation's certificate of incorporation, as amended from time to time, that adversely affects the rights of the holders of Class B Shares;

                     (d) Declare or pay any non-cash dividends on or declare or make any other non-cash distribution, direct or indirect, on account of the Common Shares or set apart any amount other than cash for any such purpose; or

                     (e) Make or permit any amendment or modification to any Article of the Corporation's certificate of incorporation, as amended from time to time, concerning the Corporation's capital stock, including, but not limited to, Article Four or Article Five hereof.

       6.     Existence.  The Corporation is to have perpetual existence.

       7. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

       8. Elections, Meetings and Books. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

       9. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       10. Limitation on Director Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

       11.    Indemnification.

              11.1 General. Each person who was or is made a party to or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation (individually, a "Proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with the Proceeding (collectively, "Covered Expenses") and such indemnification shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph 11.2, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if required by the Delaware General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              11.2 Failure to Pay Claims. If a claim under Paragraph 11.1 is not paid in full by the Corporation within thirty (30) days after the Corporation has received a written claim, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              11.3 Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

              11.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any Covered Expenses, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

              11.5 Definition of the Corporation. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              11.6 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to any Covered Expenses to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

       12. Participation of Non-Citizens. The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

              12.1 The Corporation shall not issue to "Aliens" (which term shall include (a) a person who is a citizen of a country other than the United States; (b) any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (c) a government other than the government of the United States or of any state, territory or possession of the United States; and (d) a representative of, or an individual or entity controlled by, any of the foregoing), either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall seek not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in Aliens holding in excess of 25% of the total number of shares of capital stock of the Corporation then outstanding.

              12.2 Notwithstanding Paragraph 12.1, no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (a) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (b) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, generally, in the election of directors.

              12.3 The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article 12.

                                                                         ANNEX B

                           [ALEX. BROWN LETTERHEAD]

                                                                October 17, 1996

Heftel Broadcasting Corporation
6767 West Tropicana Avenue
Las Vegas, NV 89103

Dear Sirs:

     On July 9, 1996 Clear Channel Communications, Inc., a Texas corporation ("Clear Channel" or "Parent") and Tichenor Media System, Inc., a Texas corporation ("Tichenor") entered into an Agreement and Plan of Merger (the "Agreement") which, subject to the terms and conditions thereof, provides for the acquisition of Tichenor by Heftel Broadcasting Corporation, Inc., a Delaware corporation ("Heftel" or the "Company").

     Pursuant to the Agreement, a to-be-formed wholly-owned subsidiary of the Company will be merged (the "Merger") with and into Tichenor and the shares of Tichenor capital stock not owned by Parent or its affiliates outstanding immediately prior to the Merger (other than certain preferred stock) will be converted into shares of the Company's Class A Common Stock. Pursuant to the Agreement; (i) the 667,504.93 shares of outstanding Tichenor common stock not owned by Parent or its affiliates will be converted into an aggregate of approximately 5,223,936 shares of the Company's Class A Common Stock; (ii) the 35,772.48 shares of Tichenor's outstanding Junior Preferred Stock will be converted into an aggregate of approximately 155,528 shares of the Company's Class A Common Stock; (iii) the 3,000 shares of Tichenor's outstanding 14% Senior Redeemable Cumulative Preferred Stock will be converted into the right to receive an aggregate of $3,000,000, plus all accrued and unpaid dividends through December 31, 1995; and (iv) an existing warrant of Tichenor, or the shares received upon exercise thereof if the warrant is exercised prior to the effective time of the Merger, shall be converted into 180,000 shares of the Company's Class A Common Stock. As a result of the Merger, Tichenor will become a wholly-owned subsidiary of the Company.

     Prior to consummation of the Merger, Parent will purchase 16,664 shares of Tichenor common stock from certain shareholders of Tichenor for approximately $3,000,000. At the effective time of the Merger, each share of Tichenor common stock owned by Parent or any affiliate of Parent will be converted into 7.8261 shares of a new class of common stock of the Company that will not have any voting rights except in certain specified circumstances described in the amendment to the Certificate of Incorporation of Heftel and as required by law ("Nonvoting Common Stock") and each share of the Company's Class A Common Stock owned by Parent or any affiliate of Parent (including the Purchaser) will be converted into one share of Nonvoting Common Stock.

     You have requested our opinion as to whether the consideration to be paid by Heftel pursuant to the Agreement is fair, from a financial point of view, to Heftel.

     Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Alex. Brown acted as manager of a public offering of the Class A Common Stock of Heftel in July of 1994. In addition, we have acted as financial advisor to the Board of Directors of Heftel in connection with a tender offer by Clear Channel, in June 1996. We have also acted as a manager for two public offerings of common stock of Clear Channel in September 1993 and July 1996. Alex. Brown regularly publishes research reports regarding Clear Channel, Heftel, the broadcasting industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of business, we may actively trade the securities of Clear Channel and Heftel for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the securities of Clear Channel and Heftel.

     In connection with our opinion, we have reviewed certain publicly available financial information concerning Heftel and Tichenor and certain internal financial analyses and other information furnished to us by Clear Channel, Heftel and Tichenor. We have also held discussions with members of the senior management of Clear Channel, Heftel and Tichenor regarding the business and prospects of Heftel and Tichenor, as well as the joint prospects of a combined company. In addition, we have (i) reviewed the reported price and trading activity for the Company's Class A Common Stock; (ii) compared certain financial information for Heftel and Tichenor with similar financial and stock market information for certain broadcasting companies whose securities are publicly traded; (iii) reviewed the financial terms of certain recent business combinations in the broadcasting industry; (iv) reviewed the terms of the Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate. The above analyses and the information and discussions upon which they were based were as of a date on or prior to September 9, 1996.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of Heftel and Tichenor, we have assumed that such information reflects the best currently available estimates and judgments of the managements of Clear Channel, Heftel and Tichenor as to the likely future financial performance of Heftel and Tichenor and the combined company.

     In addition, we have not made an independent evaluation or appraisal of the assets of Heftel and Tichenor; nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     We have been retained by the Board of Directors of Heftel and the Special Committee of Heftel as financial advisor solely for the purpose of rendering this opinion and accordingly, we have not been requested to and have not provided any other services in connection with the Merger.

     Our opinion expressed herein was prepared for the use of the Board of Directors of Heftel and does not constitute a recommendation to the Company's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. Our opinion may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any filing made with the Securities and Exchange Commission and to any proxy or registration statement distributed to the stockholders of Heftel in connection with the Merger.

     At the September 9, 1996 meeting of the Heftel Board, representatives of Alex. Brown made a presentation with respect to the original Merger Agreement and rendered to the Board its oral opinion, subsequently confirmed in writing as of the same date, that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion, the consideration to be paid by Heftel pursuant to the original Merger Agreement was fair, from a financial point of view, to Heftel's shareholders. This opinion updates as of October 17, 1996, solely to consider the change in transaction structure pursuant to the amended and restated Agreement.

     Based upon and subject to the foregoing, it is our opinion, that, as of October 17, 1996, the consideration to be paid by Heftel pursuant to the Merger as contemplated in the amended and restated Agreement is fair, from a financial point of view, to Heftel.

                                            Very truly yours,

                                            ALEX. BROWN & SONS INCORPORATED

                                            By:    /s/ JEFFREY S. AMLING
                                               ---------------------------------
                                                      Jeffrey S. Amling
                                                      Managing Director

                           [ALEX. BROWN LETTERHEAD]

                                                               September 9, 1996

Heftel Broadcasting Corporation, Inc.
6767 West Tropicana Avenue
Las Vegas, NV 89103

Dear Sirs:

     On July 9, 1996 Clear Channel Communications, Inc., a Texas corporation ("Clear Channel" or "Parent") and Tichenor Media System, Inc., a Texas corporation ("Tichenor") entered into an Agreement and Plan of Merger (the "Agreement") which, subject to the terms and conditions thereof, provides for the acquisition of Tichenor by Heftel Broadcasting Corporation, Inc., a Delaware corporation ("Heftel" or the "Company").

     Pursuant to the Agreement, a to-be-formed wholly-owned subsidiary of the Company will be merged (the "Merger") with and into Tichenor and the shares of Tichenor capital stock not owned by Parent or its affiliates outstanding immediately prior to the Merger (other than certain preferred stock) will be converted into shares of the Company's Class A Common Stock. Pursuant to the Agreement, (i) the 667,504.93 shares of outstanding Tichenor common stock not owned by Parent or its affiliates will be converted into an aggregate of approximately 5,223,936 shares of the Company's Class A Common Stock; (ii) the 35,772.48 shares of Tichenor's outstanding Junior Preferred Stock will be converted into an aggregate of approximately 155,528 shares of the Company's Class A Common Stock; (iii) the 3,000 shares of Tichenor's outstanding 14% Senior Redeemable Cumulative Preferred Stock will be converted into the right to receive an aggregate of $3,000,000, plus all accrued and unpaid dividends through December 31, 1995; and (iv) an existing warrant of Tichenor, or the shares received upon exercise thereof if the warrant is exercised prior to the effective time of the Merger, shall be converted into 180,000 shares of the Company's Class A Common Stock. As a result of the Merger, Tichenor will become a wholly-owned subsidiary of the Company.

     Prior to consummation of the Merger, Parent will purchase 16,664 shares of Tichenor common stock from certain shareholders of Tichenor for approximately $3,000,000. At the effective time of the Merger, each share of Tichenor common stock owned by Parent or any affiliate of Parent will be converted into 7.8261 shares of a new class of common stock of the Company that will not have any voting rights except in certain specified circumstances described below and as required by law ("Nonvoting Common Stock") and each share of the Company's Class A Common Stock owned by Parent or any affiliate of Parent (including the Purchaser) will be converted into one share of Nonvoting Common Stock. On the closing date of the Merger, Parent will transfer a sufficient number of shares of Nonvoting Common Stock to the Company for $.01 per share so that Parent and its affiliates own 30% of the total number of shares of Class A Common Stock and Nonvoting Common Stock outstanding immediately following such transfer, and concurrently therewith, the Company will grant Parent an immediately exercisable option (the "Option") to acquire a number of shares of Nonvoting Common Stock equal to the amount so transferred to the Company for $.01 per share. Exercise of the Option may in certain circumstances require prior FCC consent.

     You have requested our opinion as to whether the consideration to be paid by Heftel pursuant to the Agreement is fair, from a financial point of view, to Heftel.

     Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Alex. Brown acted as manager of a public offering of the Class A Common Stock of Heftel in

July of 1994. In addition, we have acted as financial advisor to the Board of Directors of Heftel in connection with a tender offer by Clear Channel, in June 1996. We have also acted as a manager for two public offerings of common stock of Clear Channel in September 1993 and July 1996. Alex. Brown regularly publishes research reports regarding Clear Channel, Heftel, the broadcasting industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of business, we may actively trade the securities of Clear Channel and Heftel for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Clear Channel and Heftel.

     In connection with our opinion, we have reviewed certain publicly available financial information concerning Heftel and Tichenor and certain internal financial analyses and other information furnished to us by Clear Channel, Heftel and Tichenor. We have also held discussions with members of the senior management of Clear Channel, Heftel and Tichenor regarding the business and prospects of Heftel and Tichenor, as well as the joint prospects of a combined company. In addition, we have (i) reviewed the reported price and trading activity for the Company's Class A Common Stock; (ii) compared certain financial information for Heftel and Tichenor with similar financial and stock market information for certain broadcasting companies whose securities are publicly traded; (iii) reviewed the financial terms of certain recent business combinations in the broadcasting industry; (iv) reviewed the terms of the Agreement and certain related documents; and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of Heftel and Tichenor, we have assumed that such information reflects the best currently available estimates and judgments of the managements of Clear Channel, Heftel and Tichenor as to the likely future financial performance of Heftel and Tichenor and the combined company.

     In addition, we have not made an independent evaluation or appraisal of the assets of Heftel and Tichenor, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     We have been retained by the Board of Directors of Heftel as financial advisor solely for the purpose of rendering this opinion and accordingly, we have not been requested to and have not provided any other services in connection with the Merger.

     Our opinion expressed herein was prepared for the use of the Board of Directors of Heftel and does not constitute a recommendation to the Company's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. Our opinion may not be used for any other purposes without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any filing made with the Securities and Exchange Commission and to any proxy or registration statement distributed to the stockholders of Heftel in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be paid by Heftel pursuant to the Merger as contemplated in the Agreement is fair, from a financial point of view, to Heftel.

                                            Very truly yours,

                                            ALEX. BROWN & SONS INCORPORATED

                                            By:    /s/ JEFFREY S. AMLING
                                               ---------------------------------
                                                      Jeffrey S. Amling
                                                      Managing Director

                                                                         ANNEX C



ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

       A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

       (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten
(10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) days period shall be bound by the action.

       (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

       (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action as effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of share represented by certificates, upon the surrender of the certificates duly endorsed.

       (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

       B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty
(60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

       C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Master in Chancery by the Rules of Civil Procedure or by the order of their appointment.

       D. The appraisers shall determines the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall be its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

       E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

       F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of other corporations, domestic or foreign, that are parties to the merger.

       G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recover of the value of this shares or money damages to the shareholder with respect to the action.

                                                                         ANNEX D


                 ADDITIONAL INFORMATION PURSUANT TO RULE 14F-1
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

         This information is being furnished in connection with the designation by Tichenor, pursuant to the Merger Agreement, of persons to be elected to the Board of Directors of Heftel other than at a meeting of the stockholders of Heftel.

         All capitalized terms used herein without definition shall have the same meanings as in the Joint Proxy Statement/Prospectus to which this Annex is attached.


                        THE BOARD OF DIRECTORS OF HEFTEL

GENERAL

Voting Securities and Principal Holders Thereof

         Heftel had 11,547,731 shares of Class A Common Stock outstanding as of September 30, 1996. Holders of shares of Class A Common Stock are entitled to one vote for each such share held.

Security Ownership of Management and Certain Beneficial Owners

         For information concerning the beneficial ownership as of December 12, 1996, of Heftel Common Stock by (i) each person known to Heftel to be the beneficial owner of more than 5% of the outstanding shares of Heftel Class A Common Stock and (ii) each current director and executive officer of Heftel, see "Business of Heftel--Ownership of Heftel Common Stock by Management and Certain Beneficial Owners" in the Joint Proxy Statement/Prospectus.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

         The Heftel Board has an Audit Committee and a Compensation Committee, but it does not have a Nominating Committee. The basic function of the Audit Committee is to review the financial statements of Heftel, to consult with Heftel's independent auditors and to consider such other matters with respect to the internal and external audit of the financial affairs of Heftel as may be necessary or appropriate in order to facilitate accurate financial reporting. The members of the Audit Committee prior to August 5, 1996 were John Mason (Chairman), Madison Graves, II and Carl Parmer. The current members of the Audit Committee are James M. Raines and John H. Williams.

         The basic function of the Compensation Committee is to determine stock option grants to executive officers and other key employees, as well as to review salaries, bonuses, and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors. The members of the Compensation Committee prior to August 5, 1996 were Madison Graves, II (Chairman) and John Mason. The current members of the Compensation Committee are L. Lowry Mays, Ernesto Cruz and James
M. Raines. The Compensation Committee held two meetings during the last fiscal year.

         The Heftel Board held a total of thirteen meetings during the fiscal year ended September 30, 1996. Each incumbent director attended more than 75% of the aggregate number of meetings of the Heftel Board and meetings of all committees on which he served.

DIRECTOR COMPENSATION

         Each member of the Heftel Board of Directors who is not an employee of Heftel receives a fee of $2,500 for each board or committee meeting attended. Heftel also reimburses directors for expenses related to attending board or committee meetings.


TICHENOR'S DESIGNEES

         The Merger Agreement provides that following consummation of the Merger, five designees of Tichenor shall constitute the entire Heftel Board. Tichenor has designated McHenry T. Tichenor, Jr., McHenry T. Tichenor, Sr., Robert W. Hughes, James M. Raines and Ernesto Cruz as its designees. For information on these persons, see "Post-Merger Profile--Management of Heftel Following the Merger--Directors" in the Joint Proxy Statement/Prospectus.

CURRENT DIRECTORS

         The current directors of Heftel are L. Lowry Mays, Ernesto Cruz, B.J. McCombs, James M. Raines and John H. Williams. For information on these persons, see "Business of Heftel--Management of Heftel" in the Joint Proxy Statement/Prospectus.

                          EXECUTIVE OFFICERS OF HEFTEL

CURRENT EXECUTIVE OFFICERS

         For information on the current executive officers of Heftel, see "Business of Heftel--Management of Heftel" in the Joint Proxy
Statement/Prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the compensation of the Chief Executive Officer, the former Co-Chief Executive Officer and the other most highly compensated executive officers of Heftel for the fiscal years ended September 30, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                               Compensation
                                                     Annual Compensation          Awards
                                                ---------------------------  ----------------

                                                                             Securities Under-    All Other
   Name and Principal Position                     Salary         Bonus        lying Option     Compensation
----------------------------------              ------------  -------------  ----------------   -------------
L. Lowry Mays, President and Chief
    Executive Officer . . . . . .     1996        $     --         $     --                --       $     --

Cecil Heftel, former Chairman of the
    Board and Co-Chief Executive
    Officer . . . . . . . . . . .     1996        $428,205         $806,808           271,075       $     --(1)
                                      1995        $500,000         $170,002                --       $     --
                                      1994        $416,667(2)      $     --                --       $     --


H. Carl Parmer, former President
    and Co-Chief Executive
    Officer . . . . . . . . . . .     1996        $485,897         $471,224            48,264       $421,932(1)(3)
                                      1995        $500,000         $467,897           160,000       $     --
                                      1994        $452,985(2)      $300,000                --       $     --

John T. Kendrick, Senior Vice
    President and Chief Financial
    Officer . . . . . . . . . . .     1996        $183,194         $ 42,500            30,000       $     --
                                      1995        $160,615(4)      $ 14,754                --       $     --
                                      1994        $128,846         $ 25,000                --       $     --

---------------
(1) Does not include payments made to Messrs. Heftel and Parmer under the Settlement Agreements relating to the termination of their employment or the agreements not to compete entered into in connection with the completion of the Tender Offer. See "Business of Heftel -- Recent Change of Control" in the Joint Proxy Statement/Prospectus.

(2) Does not include amounts received by Messrs. Heftel and Parmer from Heftel Management Group, of which they were the sole beneficial owners during the applicable period, which received fees of $133,400 for management services rendered during the period from October 1, 1993 until December 1, 1993. Effective December 1, 1993, the Management Agreement was terminated and Heftel entered into employment agreements with Messrs. Heftel and Parmer.

(3) Includes bonuses paid of $384,849 to reimburse Mr. Parmer for interest paid to Heftel under loans made by Heftel to Mr. Parmer to pay the exercise price of certain warrants, the exercise of which was made at the request of and for the benefit of Heftel.

(4) On August 1, 1995, Heftel entered into an Employment Agreement with Mr. Kendrick.

Warrants and Options

    The following sets forth information concerning the grants of stock options to the executive officers named in the "Summary Compensation Table" under Heftel's Stock Option Plan. The vesting of all of these options was accelerated to the date of the closing of the Tender Offer. All of these options were exercised on such closing date and the shares acquired upon exercise were sold to Clear Channel in the Tender Offer.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                              % OF TOTAL                                   VALUE AT ASSUMED
                                 NUMBER OF      OPTIONS                                ANNUAL RATES OF STOCK
                                  SHARES      GRANTED TO                               PRICE APPRECIATION FOR
                                UNDERLYING     EMPLOYEES     EXERCISE                        OPTION TERM
                                  OPTION      IN FISCAL        PRICE    EXPIRATION     ----------------------
            NAME                  GRANTED        YEAR         ($/SH)       DATE           5%           10%
----------------------------    ----------    ----------     --------   ----------     ---------    ---------
Cecil Heftel  . . . . . .         271,075           53%        $15.25      12/14/05    2,599,784    6,588,362


H. Carl Parmer  . . . . .          48,264            9%        $15.25      12/14/05    $ 462,883    1,173,036


John T. Kendrick  . . . .          30,000            6%        $15.25      12/14/05    $ 287,719    $ 729,137


    The following table provides certain information concerning exercises of warrants and options in the last fiscal year, and unexercised options and warrants held as of September 30, 1996, by the executive officers named in the Summary Compensation Table.

                  AGGREGATE OPTION AND WARRANT EXERCISES IN
                 LAST FISCAL YEAR AND FISCAL YEAR END VALUES

                                                                                         VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY
                                  SHARES                       OPTIONS AND WARRANTS      OPTIONS AND WARRANTS
                                 ACQUIRED                     AT SEPTEMBER 30, 1996      AT SEPTEMBER 30, 1996
                                   UPON          VALUE     --------------------------- -------------------------
            NAME                 EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----------------------------    ---------      --------    -----------   ------------- ----------- -------------
L. Lowry Mays . . . . . .           --       $    --            --            --           --           --

Cecil Heftel  . . . . . .         806,678    11,454,828         --            --           --           --

Cecil Heftel  . . . . . .         271,075     2,100,831         --            --           --           --

H. Carl Parmer  . . . . .          48,264       374,046         --            --           --           --

John T. Kendrick  . . . .          16,667       216,671         --            --           --           --

John T. Kendrick  . . . .           8,333       133,328         --            --           --           --

John T. Kendrick  . . . .           5,000        55,000         --            --           --           --

John T. Kendrick  . . . .          25,000       193,750         --            --           --           --


Employment Agreements

    Heftel had ten-year Employment Agreements with each of Messrs. Cecil Heftel and Carl Parmer which were terminated in connection with the closing of the Tender Offer.

    On August 1, 1995, Heftel and Mr. John T. Kendrick entered into a three-year Employment Agreement pursuant to which Mr. Kendrick currently receives a yearly salary of $190,000 (subject to increases in the third year and each year thereafter) plus bonuses determined by Heftel subject to a minimum bonus of $45,000 for the second year (the minimum bonus is increased in the third year and each year thereafter). Heftel may terminate the Employment Agreement upon the occurrence of any of the following events: (i) fraud, negligence, wilful misconduct or embezzlement, (ii) Mr. Kendrick is indicted or convicted of a crime constituting a felony, (iii) any act or omission by Mr. Kendrick which causes a material adverse effect on Heftel's business or jeopardizes any FCC license for any of Heftel's radio stations, (iv) receipt of payments or gifts in excess of $250 from advertisers for Mr. Kendrick's own benefit, or (vii) commission of a crime of moral turpitude. If such a termination occurs, Mr. Kendrick will be entitled to receive all amounts payable by Heftel under his Employment Agreement to the date of termination.
If Heftel terminates the Employment Agreement for a reason other than the occurrence of the events set forth in the Employment Agreement, Mr. Kendrick will be entitled to receive his salary and minimum bonus through the later of the one year anniversary of the termination date or the end of the term of the Employment Agreement (the "Period") (which Heftel may pay in a lump sum payment equal to the present value of such amounts) and monthly premiums payable for allowing Mr. Kendrick and his family to participate in Heftel's health insurance for the shorter of the Period or the maximum COBRA continuation coverage period mandated by law. At the end of the initial three year term, the Employment Agreement is automatically extended for one year unless Heftel gives notice of non-renewal at least six months prior to the end of the initial three year period. If a change in control of Heftel occurs, the term of the Employment Agreement is automatically extended for three years from the date of the change of control. The Tender Offer was deemed a change of control, and therefore the term of the Employment Agreement has been automatically extended to August 4, 1999.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1996, Messrs. Jeffrey Amling, Madison Graves and John Mason, former directors of Heftel, and Messrs. L. Lowry Mays, James H. Raines, and Ernesto Cruz, current directors of Heftel, served on the Compensation Committee.

    During the year ended September 30, 1996, Heftel obtained legal services from the law firm of Jeffer, Mangels, Butler & Marmaro LLP. Mr. John Mason is of-counsel to this law firm.

    L. Lowry Mays is an executive officer and director of Heftel and is also a stockholder, director and member of the compensation committee of Clear Channel.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of Heftel's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, this report and the performance graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

    Prior to the Tender Offer, the former Co-Chief Executive Officers of Heftel were compensated pursuant to employment agreements. The salaries under the employment agreements for the Co-Chief Executive Officers were fixed and the bonuses payable thereunder were a percentage of broadcast cash flow of Heftel. The Compensation Committee had no discretion over the calculation of such bonuses. These employment agreements were terminated in connection with completion of the Tender Offer. After the Tender Offer, L. Lowry Mays was named as the President and Chief Executive Officer of Heftel. Mr. Mays will not receive any compensation for his services.

    The Senior Vice President and Chief Financial Officer of Heftel, the other executive officer of Heftel, receives his compensation pursuant to an employment agreement. Such agreement currently provides for a fixed salary and a bonus determined by Heftel, provided, however, the agreement provides for a minimum bonus for the current year. The Compensation Committee will review the performance of such officer and determine if any bonus greater than the minimum will be paid for the current year of the agreement. In such review, the Compensation Committee will review such officer's ability to meet individual performance objectives, to demonstrate job knowledge and skills and to work with others toward the achievement of Heftel's goals.

    After completion of the Merger, a new Compensation Committee will be appointed which will adopt new guidelines with respect to compensation of executive officers of Heftel.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The graph below compares the cumulative total stockholder return on the Heftel Class A Common Stock with the cumulative total return on the Standard & Poor's 500 Index and a Radio Station Component Peer Group Index for the period commencing on July 27, 1994 (the date trading of the Heftel Class A Common Stock commenced on the Nasdaq National Market) and ending on September 30, 1996. The data set forth below assumes the value of an investment in the Heftel Class A Common Stock and each Index was $100 on July 27, 1994.

                          COMPARISON OF TOTAL RETURN*
      SINCE THE INITIAL PUBLIC OFFERING OF HEFTEL BROADCASTING CORPORATION

----------------------------------------------------------------------------------
                                            7/27/94   9/30/94   9/30/95   9/30/96
----------------------------------------------------------------------------------
Heftel Broadcasting Corporation              100.00    135.90    197.44    447.44

Standard & Poor's 500 Index                  100.00    103.83    134.71    162.10

Radio Station Component Peer Group Index*    100.00    106.66    163.82    299.22
----------------------------------------------------------------------------------

---------------
* Radio Station Component Peer Group Index consists of Emmis Broadcasting, Inc., Evergreen Media Corporation, Infinity Broadcasting Company, Jacor Communications, Inc., EZ Communications, Inc., Broadcasting Partners, Inc., Clear Channel Communications, Inc., SFX Broadcasting, Inc. and Saga Communications, Inc.


    In calculating cumulative total stockholder return, reinvestment of dividends, if any, was assumed, and the returns of each member of the Radio Station Peer Group Index are weighted for market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Tower Company, Inc. ("TTC"), a wholly subsidiary of Heftel, previously loaned $293,303 to Mr. Christopher Heftel, the son of Mr. Cecil Heftel, the former Co-Chief Executive Officer and Chairman of the Board of Heftel. This loan accrued interest at 7% per annum, with principal and interest due on demand. All amounts owed were repaid on August 5, 1996.

    TTC previously loaned $100,000 to Mr. Cecil Heftel. This loan accrued interest at 7% per annum, with principal and interest due on demand. All amounts owed were repaid on August 5, 1996.

    On February 11, 1992, the predecessor-in-interest to Heftel granted to Mr. Carl Parmer, the former President and Co- Chief Executive Officer of Heftel, as part of his employment agreement the right to purchase 188,925 shares of Heftel Class B Common Stock at a per share price of $4.51. In connection with entering into Mr. Parmer's Employment Agreement in December 1993, Heftel issued to Mr. Parmer a warrant to purchase 188,925 shares of Heftel Class B Common Stock at the same exercise price as a replacement of the rights of Mr. Parmer to purchase the 188,925 shares of Class B Common Stock under his previous employment agreement. On August 3, 1994, Mr. Parmer exercised these warrants and in connection with such exercise, Heftel made a loan in the amount of $1.25 million, approximately $852,000 of which was used to pay the exercise price of the warrants and the remainder of which was used to pay income taxes payable by Mr. Parmer upon exercise of the warrants. The loan accrued interest at a rate of 7.67% per annum and was due on August 3, 2004. All amounts owed were repaid on August 5, 1996.

    On June 3, 1993, Messrs. Carl Parmer and Richard Heftel, a former director of Heftel and the current general manager of Heftel's Los Angeles stations, each borrowed $366,000 from Heftel and used the proceeds to purchase 94,462 shares of Heftel Class B Common Stock from a third-party stockholder. These loans accrued interest at a rate of 4.5% per annum. Interest and principal were due on June 1, 2002. On October 8, 1993, Mr. Carl Parmer borrowed $1 million from Heftel and used the proceeds to purchase 226,695 shares of Heftel Class B Common Stock. This loan accrued interest at 4.5% per annum. Interest and principal were due on October 8, 2003. All amounts owed were repaid on August 5, 1996.

    On December 30, 1993, Heftel repurchased 220,000 shares of Heftel Class B Common Stock from the daughter of Mr. Cecil Heftel. The purchase price for these shares was payable in 60 installments of $10,000 beginning in August 1994 and one installment of $1 million on the first day of the month after the month in which the 60th installment is paid. On August 5, 1996, Heftel prepaid this obligation in full.

    In the year ended September 30, 1996, Heftel advanced funds to Heftel Management Group, of which Mr. Cecil Heftel is the sole beneficial owner. These advances did not bear interest. On August 5, 1996, all of such advances were repaid.

    On January 10, 1995, Heftel granted to Mr. Carl Parmer a warrant to purchase 160,000 shares of Heftel Class A Common Stock at an exercise price of $10.50 per share (which was the closing price for Heftel Class A Common Stock on January 9, 1995). On January 24, 1995, Mr. Parmer exercised this warrant in full. The exercise price was payable on or before June 30, 1995. On June 30, 1995, Mr. Parmer borrowed $1,680,000 from Heftel to pay the exercise price and granted to Heftel a security interest in these shares to secure his obligation to repay the loan. This loan accrued interest at 8.75% per annum. All amounts owed were repaid on August 5, 1996.

    On January 10, 1996, pursuant to an Agreement of Purchase and Sale, dated September 7, 1995, between Heftel and Mambisa Broadcasting Corporation ("Mambisa"), Heftel purchased the entire parcel of real property on which the radio transmission towers for WAQI-AM (the "WAQI Towers") are located for approximately $1.5 million in cash and a note for approximately $1.5 million (the "Note"). Heftel has the right to subdivide such parcel and resell to Mambisa the portion of the parcel on which the WAQI Towers are not located for the same per acre price paid by Heftel to Mambisa. The parties currently are attempting to complete such a subdivision. The Note is due on the later of the date on which all rights to subdivide the parcel expire or the date on which the resale of the subdivided portion of the parcel is completed. Amancio Victor Suarez and Charles Fernandez, former directors of Heftel, own part of Mambisa.

    On December 3, 1995, Heftel, Marcos A. Rodriguez, Jr. ("Rodriguez") and Hispanic Coalition, Inc. ("HCI") entered into certain agreements relating to HCI and a new FM radio station in Haltom City, Texas (for which HCI was seeking a construction permit from the FCC) (the "Haltom Station") (the "Haltom City Agreements"). As a result of disputes relating to the Haltom City Agreements, Rodriguez and Heftel entered into a Settlement Agreement pursuant to which Heftel released all claims and rights it may have to acquire the construction permit for the Haltom Station, including all rights under the Haltom City Agreements. Mr. Cecil Heftel and Heftel entered into an agreement under which Mr. Heftel agreed to indemnify Heftel against any losses arising out of the Haltom City Agreements. Heftel has sent written demand to Mr. Heftel for indemnification of $1,383,187.

    In connection with the Tender Offer, each of Messrs. Cecil Heftel and Carl Parmer entered into Agreements Not to Compete and a Settlement Agreement relating to the termination of their employment. Heftel paid Messrs. Heftel and Parmer approximately $25.8 million under these agreements. See "Business of Heftel -- Recent Change of Control" in the Joint Proxy Statement/Prospectus.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities Exchange Act of 1934, as amended, requires Heftel's directors and executive officers and persons who own more than 10% of a registered class of Heftel's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to Heftel. Based solely on a review of the copies of such forms furnished to Heftel and written representations from its executive officers and directors, Heftel believes that during the fiscal year ended September 30, 1996, all such filing requirements applicable to its executive officers and directors and owners of more than 10% of a registered class of Heftel's equity securities were complied with, except Messrs. Lowry Mays, Ernest Cruz, B.J. McCombs, James Raines and John H. Williams failed to file a Form 3 on a timely basis after they were elected to Heftel's Board of Directors.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

     Pursuant to provisions of the DGCL, both the Current Charter and the Charter Amendment include a provision which eliminates the personal liability of its directors to the Company and its stockholders for monetary damage to the fullest extent permissible under Delaware law. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) in connection with payment of any illegal dividend or an illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. Further, this provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to Heftel's stockholders for any violation of a director's fiduciary duty to Heftel or its stockholders.

     Both Heftel's Current Charter and the Charter Amendment authorize Heftel to indemnify its officers, directors and other agents to the fullest extent permitted by Delaware law, exclusive of rights provided through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. The Current Charter and the Charter Amendment also both authorize Heftel to indemnify its officers, directors and agents for breach of duty to the corporation and its stockholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise permitted under Delaware law, subject to certain limitations. Heftel has entered into indemnification agreements with all of its directors and executive officers whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent the indemnitee has not already received payments in respect of such claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act of 1933.

     The Heftel Bylaws require Heftel to provide indemnification for directors and officers to the fullest extent permitted under Delaware law and the Heftel Charter.

     An insurance policy obtained by the registrant provides for indemnification of officers and directors of Heftel and certain persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The DGCL was amended in 1986 to provide that Delaware corporations may amend their certificates of incorporation to relieve directors of monetary liability for breach of their fiduciary duty, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law or any transaction from which the director derived improper personal benefit. Article 9 of the Heftel Certificate provides that, to the fullest extent permitted by the Delaware Act, Heftel's directors shall not be liable to Heftel or its stockholders for monetary damages for breach of their fiduciary duties as a director.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS.                          DESCRIPTION
                                   -----------
2.1.1    Amended and Restated Agreement and Plan of Reorganization, dated
         September 7, 1995, among Heftel, Viva Acquisition Corporation, Mambisa
         Broadcasting Corporation ("Mambisa"), SFS Management Corporation
         ("SFS"), Amancio Victor Suarez, Charles Fernandez and Amancio Jorge
         Suarez, Jr., (such three individuals are referred to herein collectively as the ("Stockholders") (the "Purchase Agreement")
         (Schedules omitted) (incorporated by reference to Exhibit 1.1.1 to
         Registrant's Form 8-K filed on September 22, 1995)

2.1.2    Escrow Agreement, dated September 7, 1995, among Heftel, Mambisa, the
         Stockholders and Citibank, N.A. (incorporated by reference to Exhibit
         1.1.2 to Registrant's Form 8-K filed on September 22, 1995)

2.1.3 Mutual Release, dated September 7, 1995, among the parties to the Purchase Agreement and other parties (incorporated by reference to Exhibit 1.1.3 to Registrant's Form 8-K filed on September 22, 1995)

2.1.4    Agreement of Purchase and Sale, dated September 7, 1995, among Heftel,
         Mambisa, Amancio Victor Suarez and Amancio Jorge Suarez, Jr.
         (incorporated by reference to Exhibit 1.1.4 to Registrant's Form 8-K filed on September 22, 1995)

2.1.5    Promissory Note dated January 9, 1996, executed by Heftel and HBC
         Florida, Inc. to the order of Mambisa Broadcasting Corporation
         (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.)

2.2.1    Tender Offer Agreement, dated June 1, 1996, between Heftel and Clear
         Channel Radio, Inc. ("Clear Channel") (incorporated herein by reference to Exhibit 99(c)(1) of Clear Channel's Schedule 14D-1 filed on June 7, 1996)

2.2.2    Amendment No. 1 to Tender Offer Agreement, dated June 6, 1996
         (incorporated herein by reference to Exhibit 99(c)(9) of Clear
         Channel's Schedule 14D-1 filed on June 7, 1996)

2.2.3    Amendment No. 2 to Tender Offer Agreement, dated June 20, 1996
         (incorporated by reference to Exhibit (c)(3) of the Registrant's
         Schedule 14D-9 dated June 20, 1996)

2.2.4    Amendment No. 3 to Tender Offer Agreement, dated July 2, 1996
         (incorporated by reference to Exhibit 99(c)(15) of Amendment No. 2 to the Schedule 14D-1 of Clear Channel filed on July 9, 1996)

2.3 Confidentiality Letter Agreement dated May 31, 1996, between Heftel and Clear Channel (incorporated herein by reference to Exhibit
         99(c)(12) of Clear Channel's Schedule 14D-1 filed on June 7, 1996)

2.4.1    Asset Purchase Agreement, dated November 1, 1995, between HBC New
         York, Inc. and Park Radio of Greater New York, Inc. (incorporated by reference to Exhibit 2.2 of Registrant's Form 10-K filed on December
         29, 1995)

2.4.2 First Amendment to Asset Purchase Agreement, dated March 25, 1996 between HBC New York, Inc. and Park Radio of Greater new York, Inc.
         (incorporated by reference to Exhibit 1.1.2 of Registrant's Form 8-K filed on March 28, 1996)

2.5.1    Agreement and Plan of Merger, dated July 9, 1996, between Clear
         Channel Communications, Inc. and Tichenor Media System, Inc. with
         Exhibits (Schedules omitted) (incorporated by reference to Exhibit
         99(c)(16) of Amendment No. 2 to Schedule 14D-1 of Clear Channel
         Communications, Inc., filed on July 9, 1996)

2.5.2    Stock Purchase Agreement dated as of July 9, 1996, by and among Clear
         Channel Communications, Inc., and McHenry T. Tichenor, Sr.
         (incorporated by reference to Exhibit 99(c)(17) of Amendment No. 2 to
         Schedule 14D-1 of Clear Channel Communications, Inc., filed on July 9,
         1996)

2.5.3    Stock Purchase Agreement dated as of July 9, 1996, by and among Clear
         Channel Communications, Inc., and McHenry T. Tichenor, Jr.
         (incorporated by reference to Exhibit 99(c)(18) of Amendment No. 2 to
         Schedule 14D-1 of Clear Channel Communications, Inc., filed on July 9,
         1996)

2.5.4    Stock Purchase Agreement dated as of July 9, 1996, by and among Clear
         Channel Communications, Inc., and Warren Tichenor (incorporated by reference to Exhibit 99(c)(19) of Amendment No. 2 to Schedule 14D-1 of
         Clear Channel Communications, Inc., filed on July 9, 1996)

2.5.5    Stock Purchase Agreement dated as of July 9, 1996, by and among Clear
         Channel Communications, Inc., and William Tichenor (incorporated by reference to Exhibit 99(c)(20) of Amendment No. 2 to Schedule 14D-1 of
         Clear Channel Communications, Inc., filed on July 9, 1996)

EXHIBITS.                          DESCRIPTION
                                   -----------
2.5.6    Stock Purchase Agreement dated as of July 9, 1996, by and among Clear
         Channel Communications, Inc., and Jean Russell (incorporated by reference to Exhibit 99(c)(21) of Amendment No. 2 to Schedule 14D-1 of
         Clear Channel Communications, Inc., filed on July 9, 1996)

2.5.7    Amended and Restated Agreement and Plan of Merger, dated October 10,
         1996, between Clear Channel Communications, Inc. and Tichenor Media
         System, Inc. without Exhibits (Schedules omitted) (incorporated by reference to the identically numbered exhibit to the Registrant's Form
         10-K filed on December 23, 1996.)

2.5.8    Assignment Agreement, dated October 10, 1996 by Heftel and Heftel
         Merger Sub, Inc. (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.)

2.5.9    Voting Agreement, dated October 10, 1996, by and among Heftel, McHenry
         T. Tichenor, Sr., McHenry T. Tichenor, Jr., and Warren W. Tichenor.

2.5.10 Voting Agreement by and among certain members of the Tichenor Family and Tichenor dated July 1, 1996.

2.5.11   Form of Registration Rights Agreement by and among Heftel, McHenry T.
         Tichenor, Sr., McHenry T. Tichenor, Jr., Warren W. Tichenor, William
         E. Tichenor, Jean T. Russell, McHenry T. Tichenor, Jr., as Custodian for David T. Tichenor, Alta Subordinated Debt Partners III, L.P.,
         Prime II Management, LP, PrimeComm, LP, Ricardo A. del Castillo,
         Jeffrey T. Hinson and David D. Lykes. (included in Exhibit 2.5.1)

2.5.12   Form of Employment Agreement by and between Heftel and McHenry T.
         Tichenor, Jr. (included in Exhibit 2.5.1)

2.5.13 Form of Stockholders Agreement by and among Heftel and each of the stockholders listed on the signature pages thereto. (included in Exhibit 2.5.1)

2.5.14   Form of Heftel's Indemnification Agreement. (included in Exhibit
         2.5.1)

2.5.15   Form of Registration Rights Agreement by and among Heftel and Clear
         Channel Communications, Inc. (included in Exhibit 2.5.1)

2.5.16   Option Agreement, dated as of December 23, 1996, among Clear Channel,
         Golden West Broadcasters ("GWB"), and Gene Autry and Stanley B.
         Schneider, as co-trustees of the Autry Survivor's Trust, with Exhibits
         (Schedules omitted) (incorporated by reference to Exhibit 2.5.14 to the Registrant's Registration Statement on Form S-3, as amended (Reg.
         No. 333-14207)).

2.5.17 Time Brokerage Agreement, dated as of December 23, 1996, between GWB and Clear Channel (Exhibits omitted) (incorporated by reference to Exhibit 2.5.15 to the Registrant's Registration Statement on Form S-3, as amended (Reg. No. 333-14207)).

2.5.18 Assignment and Assumption Agreement, dated as of January 2, 1997, among the Company, Clear Channel and Tichenor (incorporated by reference to Exhibit 2.5.16 to the Registrant's Registration Statement on Form S-3, as amended (Reg. No. 333-14207)).

4.1      Specimen certificate for the Class A Common Stock (a)

4.2      Article 4 of the Restated Certificate of Incorporation (b)

4.3      Credit Agreement, dated August 5, 1996, among Heftel, NationsBank of
         Texas, N.A. and the other lenders signatory thereto (incorporated by reference to Exhibit 1.0 of Registrant's Form 8-K filed on August 20,
         1996.)

4.4      Form of Second Amended and Restated Certificate of Incorporation of
         Heftel (included in Exhibit 2.5.7)

4.5      Loan Agreement, dated July 9, 1996, between Clear Channel
         Communications, Inc., as the lender, and TMS Assets California, Inc., as the borrower (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.) (c)

4.6 Guarantee, dated July 9, 1996, by Tichenor Media System, Inc., in favor of Clear Channel Communications, Inc. (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.) (c)

5        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

8        Opinion of Vinson & Elkins, L.L.P.

23.1.1   Consent of Ernst & Young LLP

23.1.2   Consent of KPMG Peat Marwick LLP

23.1.3   Consent of Miller, Kaplan, Arasse & Co.

EXHIBITS.                          DESCRIPTION
                                   -----------
23.2.1   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5)

23.2.2   Consent of Vinson & Elkins, L.L.P. (included in Exhibit 8)

24       Power of Attorney (included on signature pages)

99.1     Consent of McHenry T. Tichenor, Jr.

99.2     Consent of McHenry T. Tichenor, Sr.

99.3     Consent of Robert W. Hughes

99.4     Form of Proxy

---------------

(a) Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 33-78370).
(b) Incorporated by reference to Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 33-78370).
(c) Heftel is not a party to the agreement. Upon consummation of the Merger, a subsidiary of Heftel will be the obligor under this agreement.

     Heftel agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Commission upon request.

ITEM 22.  UNDERTAKINGS.

     1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Heftel being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 10, 1997.



                                          HEFTEL BROADCASTING CORPORATION

                                          By:/s/ L. Lowry Mays
                                             -----------------------------------
                                               L. LOWRY MAYS
                                               President and Chief Executive
                                               Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of L. Lowry Mays and John T. Kendrick, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, as amended, including any and all amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto and any regulatory authority, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                                  Date
            ---------                                    -----                                  ----
        /s/ L. Lowry Mays                      President, Chief Executive                January 10, 1997
----------------------------------                Officer and Director
          L. Lowry Mays

       /s/ John T. Kendrick                   Senior Vice President, Chief               January 10, 1997
----------------------------------               Financial Officer and
         John T. Kendrick                    Assistant Secretary (Principal
                                           Financial and Accounting Officer)

         /s/ Ernesto Cruz                               Director                         January 10, 1997
----------------------------------
           Ernesto Cruz

         /s/ B.J. McCombs                               Director                         January 10, 1997
----------------------------------
           B.J. McCombs

       /s/ James M. Raines                              Director                         January 10, 1997
----------------------------------
         James M. Raines


       /s/ John H. Williams                             Director                         January 10, 1997
----------------------------------
         John H. Williams

                               INDEX TO EXHIBITS

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                 EXHIBIT                                    PAGE
 ------                                 -------                                    ----
 2.1.1      Amended and Restated Agreement and Plan of Reorganization,
            dated September 7, 1995, among Heftel, Viva Acquisition
            Corporation, Mambisa Broadcasting Corporation ("Mambisa"), SFS
            Management Corporation ("SFS"), Amancio Victor Suarez, Charles
            Fernandez and Amancio Jorge Suarez, Jr., (such three
            individuals are referred to herein collectively as the
            ("Stockholders") (the "Purchase Agreement") (Schedules
            omitted) (incorporated by reference to Exhibit 1.1.1 to
            Registrant's Form 8-K filed on September 22, 1995)

 2.1.2      Escrow Agreement, dated September 7, 1995, among Heftel,
            Mambisa, the Stockholders and Citibank, N.A. (incorporated by reference to Exhibit 1.1.2 to Registrant's Form 8-K filed on September 22, 1995)
 2.1.3 Mutual Release, dated September 7, 1995, among the parties to the Purchase Agreement and other parties (incorporated by reference to Exhibit 1.1.3 to Registrant's Form 8-K filed on September 22, 1995)

 2.1.4      Agreement of Purchase and Sale, dated September 7, 1995, among
            Heftel, Mambisa, Amancio Victor Suarez and Amancio Jorge
            Suarez, Jr. (incorporated by reference to Exhibit 1.1.4 to
            Registrant's Form 8-K filed on September 22, 1995)

 2.1.5      Promissory Note dated January 9, 1996, executed by Heftel and
            HBC Florida, Inc. to the order of Mambisa Broadcasting
            Corporation (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.)

 2.2.1      Tender Offer Agreement, dated June 1, 1996, between Heftel and
            Clear Channel Radio, Inc. ("Clear Channel") (incorporated herein by reference to Exhibit 99(c)(1) of Clear Channel's
            Schedule 14D-1 filed on June 7, 1996)
 2.2.2      Amendment No. 1 to Tender Offer Agreement, dated June 6, 1996
            (incorporated herein by reference to Exhibit 99(c)(9) of Clear
            Channel's Schedule 14D-1 filed on June 7, 1996)

 2.2.3      Amendment No. 2 to Tender Offer Agreement, dated June 20, 1996
            (incorporated by reference to Exhibit (c)(3) of the Registrant's Schedule 14D-9 dated June 20, 1996)

 2.2.4      Amendment No. 3 to Tender Offer Agreement, dated July 2, 1996
            (incorporated by reference to Exhibit 99(c)(15) of Amendment
            No. 2 to the Schedule 14D-1 of Clear Channel filed on July 9,
            1996)

 2.3        Confidentiality Letter Agreement dated May 31, 1996, between
            Heftel and Clear Channel (incorporated herein by reference to Exhibit 99(c)(12) of Clear Channel's Schedule 14D-1 filed on
            June 7, 1996)
 2.4.1      Asset Purchase Agreement, dated November 1, 1995, between HBC
            New York, Inc. and Park Radio of Greater New York, Inc.
            (incorporated by reference to Exhibit 2.2 of Registrant's Form
            10-K filed on December 29, 1995)

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                 EXHIBIT                                    PAGE
 ------                                 -------                                    ----
 2.4.2      First Amendment to Asset Purchase Agreement, dated March 25,
            1996 between HBC New York, Inc. and Park Radio of Greater new
            York, Inc. (incorporated by reference to Exhibit 1.1.2 of
            Registrant's Form 8-K filed on March 28, 1996)

 2.5.1      Agreement and Plan of Merger, dated July 9, 1996, between
            Clear Channel Communications, Inc. and Tichenor Media System,
            Inc. with Exhibits (Schedules omitted) (incorporated by
            reference to Exhibit 99(c)(16) of Amendment No. 2 to Schedule
            14D-1 of Clear Channel Communications, Inc., filed on July 9,
            1996)
 2.5.2      Stock Purchase Agreement dated as of July 9, 1996, by and
            among Clear Channel Communications, Inc., and McHenry T.
            Tichenor, Sr. (incorporated by reference to Exhibit 99(c)(17)
            of Amendment No. 2 to Schedule 14D-1 of Clear Channel
            Communications, Inc., filed on July 9, 1996)

 2.5.3 Stock Purchase Agreement dated as of July 9, 1996, by and among Clear Channel Communications, Inc., and McHenry T.
            Tichenor, Jr. (incorporated by reference to Exhibit 99(c)(18) of Amendment No. 2 to Schedule 14D-1 of Clear Channel
            Communications, Inc., filed on July 9, 1996)

 2.5.4 Stock Purchase Agreement dated as of July 9, 1996, by and among Clear Channel Communications, Inc., and Warren Tichenor
            (incorporated by reference to Exhibit 99(c)(19) of Amendment
            No. 2 to Schedule 14D-1 of Clear Channel Communications, Inc., filed on July 9, 1996)

 2.5.5 Stock Purchase Agreement dated as of July 9, 1996, by and among Clear Channel Communications, Inc., and William Tichenor
            (incorporated by reference to Exhibit 99(c)(20) of Amendment
            No. 2 to Schedule 14D-1 of Clear Channel Communications, Inc., filed on July 9, 1996)
 2.5.6 Stock Purchase Agreement dated as of July 9, 1996, by and among Clear Channel Communications, Inc., and Jean Russell
            (incorporated by reference to Exhibit 99(c)(21) of Amendment
            No. 2 to Schedule 14D-1 of Clear Channel Communications, Inc., filed on July 9, 1996)

 2.5.7      Amended and Restated Agreement and Plan of Merger, dated
            October 10, 1996, between Clear Channel Communications, Inc.
            and Tichenor Media System, Inc. without Exhibits (Schedules omitted) (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.)

 2.5.8      Assignment Agreement, dated October 10, 1996 by Heftel and
            Heftel Merger Sub, Inc. (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.)

 2.5.9      Voting Agreement, dated October 10, 1996, by and among Heftel,
            McHenry T. Tichenor, Sr., McHenry T. Tichenor, Jr., and Warren
            W. Tichenor.
 2.5.10     Voting Agreement by and among certain members of the Tichenor
            Family and Tichenor dated July 1, 1996.

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                 EXHIBIT                                    PAGE
 ------                                 -------                                    ----
 2.5.11     Form of Registration Rights Agreement by and among Heftel,
            McHenry T. Tichenor, Sr., McHenry T. Tichenor, Jr., Warren W.
            Tichenor, William E. Tichenor, Jean T. Russell, McHenry T.
            Tichenor, Jr., as Custodian for David T. Tichenor, Alta
            Subordinated Debt Partners III, L.P., Prime II Management, LP,
            PrimeComm, LP, Ricardo A. del Castillo, Jeffrey T. Hinson and
            David D. Lykes. (included in Exhibit 2.5.1)

 2.5.12     Form of Employment Agreement by and between Heftel and McHenry
            T. Tichenor, Jr. (included in Exhibit 2.5.1)
 2.5.13 Form of Stockholders Agreement by and among Heftel and each of the stockholders listed on the signature pages thereto.
            (included in Exhibit 2.5.1)

 2.5.14     Form of Heftel's Indemnification Agreement. (included in
            Exhibit 2.5.1)

 2.5.15     Form of Registration Rights Agreement by and among Heftel and
            Clear Channel Communications, Inc. (included in Exhibit 2.5.1)

 2.5.16     Option Agreement, dated as of December 23, 1996, among Clear
            Channel, Golden West Broadcasters ("GWB"), and Owen Gene Autry and Stanley B. Schneider, as co-trustees of the Autry
            Survivor's Trust, with Exhibits (Schedules omitted)
            (incorporated by reference to Exhibit 2.5.14 to the Registrant's Registration Statement on Form S-3, as amended
            (Reg. No. 333-14207)).
 2.5.17 Time Brokerage Agreement, dated as of December 23, 1996, between GWB and Clear Channel (incorporated by reference to Exhibit 2.5.15 to the Registrant's Registration Statement on
            Form S-3, as amended (Reg. No. 333-14207)).

 2.5.18     Assignment and Assumption Agreement, dated as of January 2,
            1997, among the Company, Clear Channel and Tichenor
            (incorporated by reference to Exhibit 2.5.16 to the Registrant's Registration Statement on Form S-3, as amended
            (Reg. No. 333-14207)).

 4.1        Specimen certificate for the Class A Common Stock (a)

 4.2        Article 4 of the Restated Certificate of Incorporation (b)
 4.3        Credit Agreement, dated August 5, 1996, among Heftel,
            NationsBank of Texas, N.A. and the other lenders signatory thereto (incorporated by reference to Exhibit 1.0 of Registrant's Form 8-K filed on August 20, 1996.)

 4.4        Form of Second Amended and Restated Certificate of
            Incorporation of Heftel (included in Exhibit 2.5.7)

 4.5        Loan Agreement, dated July 9, 1996, between Clear Channel
            Communications, Inc., as the lender, and TMS Assets
            California, Inc., as the borrower (incorporated by reference to the identically numbered exhibit to the Registrant's Form
            10-K filed on December 23, 1996.) (c)

 4.6 Guarantee, dated July 9, 1996, by Tichenor Media System, Inc., in favor of Clear Channel Communications, Inc. (incorporated by reference to the identically numbered exhibit to the Registrant's Form 10-K filed on December 23, 1996.) (c)

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                 EXHIBIT                                    PAGE
 ------                                 -------                                    ----
 5          Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

 8          Opinion of Vinson & Elkins, L.L.P.

 23.1.1     Consent of Ernst & Young LLP

 23.1.2     Consent of KPMG Peat Marwick LLP

 23.1.3     Consent of Miller, Kaplan, Arasse & Co.

 23.2.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5)

 23.2.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 8)

 24         Power of Attorney (included on signature pages)

 99.1       Consent of McHenry T. Tichenor, Jr.

 99.2       Consent of McHenry T. Tichenor, Sr.

 99.3       Consent of Robert W. Hughes

 99.4       Form of Proxy

---------------

(a) Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 33-78370).
(b) Incorporated by reference to Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 33-78370).
(c) Heftel is not a party to this agreement. Upon consummation of the Merger, a subsidiary of Heftel will be the obligor under this agreement.